     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1999



                                                      REGISTRATION NO. 333-81061

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                         LUMINANT WORLDWIDE CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    7379                                   75-2783690
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                  Identification Number)

                         ------------------------------


                       4100 SPRING VALLEY ROAD, SUITE 750
                              DALLAS, TEXAS 75244
                                 (972) 404-5167
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------


                              GUILLERMO G. MARMOL
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         LUMINANT WORLDWIDE CORPORATION
                       4100 SPRING VALLEY ROAD, SUITE 750
                              DALLAS, TEXAS 75244
                                 (972) 404-5167
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:

               JOHN B. WATKINS, ESQUIRE                                R.W. SMITH, JR., ESQUIRE
              WILMER, CUTLER & PICKERING                                PIPER & MARBURY L.L.P.
                 2445 M STREET, N.W.                                   36 SOUTH CHARLES STREET
                WASHINGTON, D.C. 20037                                BALTIMORE, MARYLAND 21201
                    (202) 663-6000                                          (410) 539-2530

                         ------------------------------

    APPROXIMATE DATE THE REGISTRANT PROPOSES TO BEGIN SELLING SECURITIES TO THE
PUBLIC: From time to time after the effective date of this registration statement.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /CALCULATION OF REGISTRATION FEE


                                                                                             PROPOSED MAXIMUM
                                                                          PROPOSED MAXIMUM       AGGREGATE
                 TITLE OF SECURITIES                        AMOUNT         OFFERING PRICE        OFFERING            AMOUNT OF
                  TO BE REGISTERED                     TO BE REGISTERED     PER SHARE (1)          PRICE        REGISTRATION FEE (2)
Common Stock, par value $0.01 per share                  $190,000,000             $                  $                $52,820


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price includes amounts attributable to shares that may be purchased by the underwriters to cover over-allotments.


(2) The Company has previously paid to the Securities and Exchange Commission the registration fee.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT FILES A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT IS TO BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON THE DATE THE SEC, ACTING UNDER SECTION 8(A), DETERMINES.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          Subject to Completion,
                                                             Dated July 26, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              [LOGO]
 12,575,000 SHARES


 COMMON STOCK


  This is Luminant Worldwide Corporation's initial public offering. We are offering 12,575,000 shares of common stock.



  We expect that the public offering price will be between $11 and $13 per share.



  We have filed an application for the common stock to be quoted on the Nasdaq National Market under the symbol "LUMT."



  INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.



  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                                 PROCEEDS,
                                                                                 BEFORE
                                                                                 EXPENSES,
                                                     PRICE TO     UNDERWRITING   TO LUMINANT
                                                     PUBLIC       DISCOUNT       WORLDWIDE CORPORATION
  Public Offering Price                               $             $                   $
  Underwriting Discounts and Commissions              $             $                   $
  Proceeds, Before Expenses, to Luminant              $             $                   $



  Luminant has granted the underwriters the right to purchase up to 1,886,250 shares to cover any over-allotments, at any time until 30 days after the date of this prospectus.



 DEUTSCHE BANC ALEX. BROWN


                 HAMBRECHT & QUIST

                             SOUNDVIEW TECHNOLOGY GROUP

               THE DATE OF THIS PROSPECTUS IS              , 1999

                 [graphics showing old, digital business model
                  and new, Luminant integrated solution model]


     THIS PROSPECTUS INCLUDES TRADEMARKS AND TRADE NAMES OF OTHER PARTIES.

                                    SUMMARY


    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO LEARN ABOUT THIS OFFERING AND OUR BUSINESS YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1. WE WERE FORMED IN AUGUST 1998 TO ACQUIRE EIGHT INTERNET AND ELECTRONIC COMMERCE BUSINESSES WITH THE PROCEEDS OF THIS OFFERING. PRIOR TO THE CLOSING OF THIS OFFERING AND THE SIMULTANEOUS ACQUISITION OF THE EIGHT COMPANIES, WE HAVE NOT CONDUCTED ANY OPERATIONS. SIMULTANEOUSLY WITH THE COMPLETION OF THIS OFFERING, WE WILL ACQUIRE EIGHT BUSINESSES IN EXCHANGE FOR CASH AND SHARES OF OUR COMMON STOCK. WE WILL REFER TO THE EIGHT BUSINESSES WE ARE ACQUIRING AS THE "COMPANIES" OR THE "EIGHT COMPANIES". IN THIS PROSPECTUS, WE SPEAK AS IF WE HAVE ALREADY ACQUIRED THESE COMPANIES. UNLESS OTHERWISE
INDICATED:



    - ALL REFERENCES TO "LUMINANT WORLDWIDE CORPORATION," "LUMINANT," "US," "WE" AND "OUR" REFER TO LUMINANT WORLDWIDE CORPORATION AND THE EIGHT BUSINESSES THAT WE WILL ACQUIRE SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING:



    - THE INFORMATION PRESENTED ASSUMES:



        (1) THE UNDERWRITERS' OVERALLOTMENT IS NOT EXERCISED;



        (2) THE CLOSING OF THE ACQUISITIONS OF THE EIGHT COMPANIES SIMULTANEOUSLY WITH THE CLOSING OF THIS OFFERING; AND



        (3) THE COMPLETION OF A 71,387-FOR-ONE STOCK SPLIT.



                         LUMINANT WORLDWIDE CORPORATION


OUR BUSINESS


    We are a leading provider of professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations which use or want to use the Internet and electronic commerce in their business. We provide the following Internet and electronic commerce professional services:



    - strategy consulting, which helps clients understand how to use the Internet and electronic commerce to operate their businesses more competitively and interact with their customers and suppliers more effectively;



    - creative solutions, which involves the design of Internet sites and development of a "look and feel" that projects a client's identity and serves a client's business goals;



    - technology solutions, which involves the actual building and installation of the technological systems required to operate an Internet and electronic commerce business; and



    - value-added services, which are on-going services we provide that support and complement our clients' Internet and electronic commerce businesses, such as ongoing management of Internet site content.

    We perform services for more than 100 clients, including the following, each of which contributed at least $1.0 million to, and accounted for at least one percent of, our pro forma combined revenues for the 15 months ended March 31, 1999:



    - A&E Television Networks



    - Bell Atlantic Network Services, Inc.



    - International Business Machines Corporation



    - MasterCard International Incorporated



    - Mars, Incorporated



    - United Airlines, Inc.



    - Wells Fargo Bank, N.A.



Our clients are diversified across many industries, including technology, financial, retailing, media and communications. We also work with companies that do business primarily over the Internet.



    As of July 1, 1999, our 681 employees were located throughout the U.S. in:



    - California



    - Colorado



    - the District of Columbia



    - Florida



    - Georgia



    - Illinois



    - Maryland



    - Massachusetts



    - Missouri



    - Nebraska



    - New York



    - North Carolina



    - Pennsylvania



    - Texas



    - Virginia



    - Washington



    - Wisconsin



On a pro forma combined basis, we had $54.8 million of revenues for the 12 months ended December 31, 1998 and $18.4 million of revenues for the three months ended March 31, 1999. As of March 31, 1999, the total retained deficit of Luminant and the eight companies was $16.4 million, without considering any pro forma adjustments.


OUR MARKET OPPORTUNITY

    The Internet is continuing to develop as an interactive platform through which companies market, operate and manage their businesses and conduct transactions. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses present enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.


    The need for organizations to quickly and effectively act has led to the demand for coordinated strategic, creative and technology solutions. Many traditional professional services firms can provide expert services in strategy consulting, creative solutions or in technology solutions. The need to integrate these disciplines exceeds the capabilities of most traditional service firms, however, especially given the rapid time frames needed for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively and timely provide integrated services and client focus in all three disciplines.

OUR STRATEGY


    We intend to expand our position as a leading provider of Internet and electronic commerce professional services to Fortune 500 companies, Internet-based companies and other organizations. Our strategy for achieving this objective is to:


    - Leverage our three main practice areas;

    - Expand long-term client relationships;


    - Operate as a single, fully-integrated firm;



    - Maintain leading edge professional capabilities and technologies;


    - Expand our breadth of services and geographic scope; and

    - Provide value-added services.

OUR OFFICES AND HISTORY


    We have leased offices located in:



    - Atlanta, Georgia



    - Chicago, Illinois



    - Dallas, Texas



    - Houston, Texas



    - Herndon, Virginia



    - Larchmont, New York



    - New York, New York



    - San Francisco, California



    - Seattle, Washington



Our principal business office is currently located at 4100 Spring Valley Road, Suite 750, Dallas, Texas 75244, and our telephone number is 972-404-5167. We were incorporated in Delaware on August 21, 1998.

                                  THE OFFERING


    The following table presents a summary of this offering. Following this offering and the acquisition of the eight companies, there will be outstanding options to purchase 7,803,917 shares of common stock, including options to purchase 1,983,316 shares that will be exercisable immediately following this offering and the acquisition of the eight companies.



Stock offered by Luminant....................  12,575,000 shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option; or 14,461,250 shares,
                                               assuming the underwriters exercise their
                                               overallotment option in full.
Stock outstanding after this offering........  40,909,091 shares of common stock, assuming the underwriters do not exercise their over-
                                               allotment option; or 42,795,341 shares,
                                               assuming the underwriters exercise their
                                               over-allotment option in full.
Use of proceeds..............................  We will use the proceeds of this offering to pay the cash portion of the purchase prices
                                               payable in the acquisitions of eight
                                               companies, repay indebtedness and for general
                                               corporate purposes, including working
                                               capital, as well as future acquisitions.
Proposed Nasdaq symbol.......................  "LUMT"
Dividend policy..............................  We do not anticipate paying dividends on our common stock.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


    We were incorporated in August 1998 and have not conducted any operations as yet, except for negotiating and documenting the acquisitions of the eight companies we will acquire simultaneously with the closing of this offering, preparing this prospectus and the related documents for this offering and developing our management team and corporate structure. Each of our eight companies has been operating for at least 18 months. We present below our summary unaudited pro forma combined financial data based on historical data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999, considering our combined historical results and those of the companies we will acquire. We also present below the unaudited pro forma combined balance sheet data as of March 31, 1999 based on historical data and as adjusted for the eight acquisitions and this offering. The unaudited pro forma combined statement of operations data for the 12 months ended December 31, 1998 and the three months ended March 31, 1998 and 1999 assume that the eight acquisitions and this offering were closed on January 1, 1998. The unaudited pro forma combined balance sheet data assume that the eight acquisitions and this offering were closed on March 31, 1999.



    The unaudited summary pro forma financial data do not necessarily indicate the operating results or financial position that would have resulted from our operation on a combined basis during the period presented, nor do these unaudited pro forma data necessarily represent any future operating results or financial position. In addition to these unaudited summary pro forma combined financial data, you should also refer to the more complete financial information included elsewhere in this prospectus, including more complete historical results for the eight companies that we will acquire and our unaudited pro forma combined financial statements and the accompanying notes.



                                                                                  THREE MONTHS ENDED MARCH 31,
                                                                 YEAR ENDED       ----------------------------
                                                             DECEMBER 31, 1998        1998           1999
                                                            --------------------  -------------  -------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED PRO FORMA COMBINED
  STATEMENT OF OPERATIONS DATA:
  Revenues................................................     $       54,846     $      11,563  $      18,415
  Cost of services(1).....................................             36,268             7,673         11,245
                                                                  -----------     -------------  -------------
  Gross profit............................................             18,578             3,890          7,170
  Selling, general and administrative expenses(1)(2)......             26,014             6,148          7,394
  Equity based compensation expense(3)....................              8,186             7,361            284
  Intangibles amortization(4).............................             83,775            20,936         20,947
                                                                  -----------     -------------  -------------
  Loss from operations....................................            (99,397)          (30,555)       (21,455)
  Interest and other income, net..........................                149               (49)           (73)
                                                                  -----------     -------------  -------------
  Loss before income taxes................................            (99,248)          (30,604)       (21,528)
  Income taxes(5).........................................                 --                --             --
                                                                  -----------     -------------  -------------
  Net loss................................................     $      (99,248)    $     (30,604) $     (21,528)
                                                                  -----------     -------------  -------------
                                                                  -----------     -------------  -------------
  Net loss per share......................................     $        (2.43)    $       (0.75) $       (0.53)
  Shares used in computing pro forma net loss per
    share(6)..............................................         40,909,091        40,909,091     40,909,091



                                                                                            MARCH 31, 1999
                                                                                      ---------------------------
                                                                                       PRO FORMA     PRO FORMA
                                                                                       COMBINED    AS ADJUSTED(7)
                                                                                      -----------  --------------
                                                                                        (DOLLARS IN THOUSANDS)
UNAUDITED PRO FORMA COMBINED
 BALANCE SHEET DATA:
Cash and cash equivalents...........................................................  $     2,230   $     37,882
Working capital (deficit)...........................................................      (94,743 (8)        38,549
Total assets........................................................................      270,438        306,040
Long-term debt, net of current maturities...........................................        1,405          1,405
Stockholders' equity................................................................      158,424        291,716

------------------------


(1) Excludes compensation expense related to issuances of equity and equity appreciation rights of four of our companies. Compensation expense was reduced by $1.9 million for the year ended December 31, 1998, and $8.0 million for the three months ended March 31, 1999.



(2) Includes adjustments to increase expenses related to additional compensation expense to our new corporate management and the estimated incremental costs associated with being a public company. Selling, general and administrative expense was increased by $5.5 million for the year ended December 31, 1998, $1.4 million for the three months ended March 31, 1998 and $1.4 million for the three months ended March 31, 1999.



(3) Consists of compensation expense related to shares of common stock issued to the management of Luminant at less than fair market value, equity based compensation of Align Solutions Corp., the accounting acquiror, and the reclassification of compensation expense related to shares sold to Luminant management at less than fair market value in 1998.



(4) Consists of amortization over a three-year period of $243.6 million of goodwill and $7.5 million of other intangible assets to be recorded as a result of the acquisitions and the granting of options. The amortization is computed on the basis described in the notes to the unaudited pro forma combined financial statements. No amounts have been included for contingent consideration that may be payable to the former owners of our eight companies. None of this contingent consideration is expected to be compensatory.



(5) We have not demonstrated that we will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before income taxes has not been recognized.



(6) Includes:



    - 20,481,520 shares of common stock we will issue to the former owners of the eight companies we are acquiring;



    - 7,852,571 shares issued to our initial stockholder and an executive officer; and



    - 12,575,000 shares sold in this offering.



(7) Adjusted to reflect the sale of the 12,575,000 shares of common stock offered by this prospectus at an assumed initial public offering price of $12 per share and the application of the estimated net proceeds of this offering. See "Use of Proceeds."



(8) Includes the effect of liabilities in the amount of $97.6 million payable to the former owners of the eight companies we are acquiring for the acquisition of common equity, for other equity securities and the repayment of shareholder debt of a company representing the cash portion of the initial purchase prices to be paid from a portion of the net proceeds of this offering.

                                  RISK FACTORS


    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.


SOME OF OUR COMPANIES HAVE A HISTORY OF OPERATING LOSSES. IF THESE LOSSES CONTINUE, WE MAY NOT BE PROFITABLE IN THE FUTURE.


    If we do not consistently generate higher revenues, we may not be profitable in the future. Our companies incurred historical combined net losses of approximately $5.7 million for the 12 months ended December 31, 1998 and $11.0 million for the three months ended March 31, 1999. After this offering and closing of the acquisitions, we will have significantly increased expenses compared to those of the individual companies. We expect to incur increasing sales and marketing, infrastructure development and general and administrative expenses until we have integrated the companies. As a result, we will need to generate substantially higher revenues to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase it in the future. See "Selected Unaudited Pro Forma Combined Financial Data," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


IF WE ARE UNABLE TO SUCCESSFULLY INTEGRATE EACH OF THE COMPANIES WE ACQUIRE, OUR FINANCIAL RESULTS WILL SUFFER.


    We will combine eight independent Internet and electronic commerce professional services providers into a single company. Our future profitability will depend heavily on our ability to integrate the operations and management of our eight companies. Failure to successfully integrate any of the companies we acquire may cause significant operating inefficiencies and adversely affect our profitability. Our professional services providers have generally not worked together before and in some cases have previously served the same clients and provided duplicative services and may have competed against each other. We plan to spend substantial resources to integrate these businesses. In particular, to successfully integrate our newly acquired companies, we must:


    - install and standardize adequate operational, financial and control systems;

    - deploy common equipment and telecommunications facilities;

    - implement and integrate new and existing marketing and sales efforts; and

    - create a unified brand identity.


We have no current plans or agreements to acquire any specific companies or businesses other than the eight businesses to be acquired in connection with this offering. If we acquire additional companies in the future as expected, however, we will face integration risks similar to those described above.



    In addition, during our beginning stage of development and operation, we may encounter expenses and difficulties that we may not expect or are beyond our control. We may not be able to achieve or maintain profitability for any of the companies we are acquiring or for ourselves as a whole.


WE MAY NOT BE ABLE TO HIRE, TRAIN AND RETAIN SKILLED EMPLOYEES, WHICH COULD IMPEDE OUR ABILITY TO COMPETE SUCCESSFULLY.

    As a services company, our future profitability and growth depends in large part on our ability to hire, train and retain skilled consulting, creative, technical and other professionals. If we cannot hire, train and retain a sufficient number of qualified employees, we may not be able to adequately staff projects, our expenses could increase and we may be unable to expand our business as quickly as we would like. Skilled personnel are in short supply and competition for these people is intense. In addition, to maintain our competitive position and to grow our business, we must make sure our employees maintain and develop their technical expertise and business skills to satisfy the increasingly sophisticated needs of our clients. This process could be time consuming and expensive and may not be successful.


    We plan to grant stock options to attract and retain qualified employees. The trading price of our stock after this offering will affect the incentive value of these stock options. We cannot determine whether prospective employees will consider our stock options a valuable incentive. If they do not, we may face more difficulty and expense in hiring qualified personnel.

WE DEPEND ON THE SERVICES OF OUR SENIOR MANAGEMENT AND OTHER KEY PERSONNEL. THE LOSS OF SENIOR MANAGERS OR OTHER KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.


    The loss of management personnel, other key personnel or client relationships could seriously harm our business and adversely affect our growth. We believe that our ability to effectively serve our clients and expand our business in the future will depend on our continued employment of senior management and key strategic, creative and technical personnel. Competition for qualified management personnel and other key personnel is intense. In addition, personal relationships are critical in obtaining and maintaining client engagements in our industry. Our personnel could join with a competitor or start a new business and compete with us, which may result in the loss of client relationships or business opportunities.


IF WE HAVE TO PAY ADDITIONAL CONSIDERATION TO THE FORMER OWNERS OF OUR PROFESSIONAL SERVICES PROVIDERS, YOUR INVESTMENT IN US MAY BE DILUTED.


    We have agreed to pay the former owners of our professional services providers additional consideration upon satisfaction of certain financial and operational conditions. Payment of these obligations in cash may substantially deplete our cash reserves or require us to borrow funds. Payment of these obligations in our common stock will dilute the value of your investment in us. Regardless of the form of payment, the additional consideration will create additional goodwill and increase the related amortization expense. We cannot predict the amount of additional consideration that we will have to pay to the former owners of our eight companies, although the total amount of this additional consideration will not exceed $196.7 million. For a more detailed discussion of these contingent consideration arrangements, see "About Luminant Worldwide Corporation."


OUR REVENUES ARE DIFFICULT TO PREDICT AND WE MAY NOT BE ABLE TO REDUCE EXPENSES IF REVENUES DECLINE.


    Our operating expenses are relatively fixed and we incur costs based on our expectation of future revenues. We generally cannot reduce our expenses on short notice to compensate for unanticipated variations in the number or size of engagements in progress. As a result, our failure to accurately predict our revenues may result in unnecessary expenses and adversely affect our profitability and financial condition.


    Most of our client engagements are under short-term contracts. If a client defers, modifies or cancels an engagement or chooses not to retain us for additional phases of a project, we may not be able to rapidly redeploy our employees or other resources to other engagements. Under these engagements, the client can generally reduce the scope of or cancel our services without penalty and with little or no notice. A number of factors unrelated to our work product or the progress of the project, such as general business conditions or the client's financial state, could cause cancellations or delays.


WE MAY LOSE MONEY ON FIXED FEE CONTRACTS IF WE MISCALCULATE THE RESOURCES REQUIRED TO COMPLETE A PROJECT.


    We have generally entered into contracts with our clients on a fixed-fee, fixed timeframe, basis. A miscalculation of the resources or time needed to complete fixed-fee engagements could substantially reduce our profitability. The risk of these miscalculations for us is high because we work with complex technologies in compressed time frames.


UNDERUTILIZATION OF OUR EMPLOYEE RESOURCES MAY ALSO ADVERSELY AFFECT OUR OPERATING REVENUES.

    We generally establish our personnel levels based on our expectations of client demand. If we hire more employees than our engagements require, or if we are unable to effectively redeploy our employees from project to project, our operating margins may decline and we may suffer losses. We have hired a large number of administrative and support personnel to support our anticipated growth. These personnel costs and expenses constitute the substantial majority of our operating expenses.

WE MAY NOT SUCCESSFULLY DEVELOP BRAND AWARENESS OF OUR SERVICES, AND OUR BRAND REPUTATION MAY DEPEND UPON THE SUCCESS OR FAILURE OF OUR CLIENTS.


    Developing and maintaining widespread awareness of the "Luminant Worldwide Corporation" brand name is an important element of our business strategy. If we do not successfully promote and maintain our brand name without significant expense, our operating margins and growth may decline. We plan to increase our marketing expenses to promote our brand name, which may reduce our operating margins. In addition, our brand name will replace the current brand names of our eight companies, which may disrupt our business and adversely affect our revenues and profitability. The public may closely associate our brand with the business success or failure of some of our high-profile clients, many of whom are pursuing unproven business models in competitive markets. As a result, the failure or difficulties of one of our high-profile clients may damage our brand name.



OUR LACK OF COMBINED OPERATING HISTORY MAKES IT DIFFICULT TO PREDICT HOW THE COMBINED OPERATIONS OF OUR EIGHT COMPANIES WILL PERFORM IN THE FUTURE.



    We have no combined operating history upon which you can evaluate our business and prospects. We will combine the operations of eight businesses into a new company, and we may not be able to achieve or maintain profitability of any of our businesses or overall. The pro forma financial information included in this prospectus is based on the separate pre-acquisition financial information of the eight companies. As a result, our historical results of operations and pro forma financial information may not give you an accurate indication of our future results of operations or prospects. In addition, companies like us in an early stage of development frequently encounter risks, expenses and difficulties associated with starting a new business, many of which may be unexpected or beyond our control.


WE ARE AFFECTED BY SEASONAL FACTORS THAT COULD CAUSE OUR REVENUES TO FLUCTUATE FROM QUARTER TO QUARTER.

    Our industry is affected by seasonal factors. Our revenues and income are generally higher in the first and second calendar quarters, and lower during the third and fourth calendar quarters as a result of the summer and end-of-year holiday seasons. As a result of these factors, we believe that period-to-period comparisons of our results of operations will not reliably indicate our future performance. It is likely that in some future quarter or quarters our operating results will be below the expectations of public market analysts or investors. These shortfalls may significantly affect the market price of our common stock.


    Several other factors may cause our revenues and operating results to vary from quarter-to-quarter, including:

    - the number, size and type of client engagements we commence and complete during a quarter;

    - modification or termination of material contracts;

    - the amount and timing of expenditures by our clients for Internet and electronic commerce professional services;

    - our ability to adequately staff our projects and effectively utilize our employees;

    - the fixed personnel and other costs we incur in advance of the quarter;

    - the number, type, timing and costs of acquisitions completed during a quarter;

    - our ability to manage costs, including personnel costs and support services costs; and

    - our introduction of new services.


WE MAY INCUR UNEXPECTED OR UNQUANTIFIABLE LIABILITIES AND EXPENSES ARISING FROM THE OPERATION OF A COMPANY BEFORE WE ACQUIRED IT.



    When we acquire companies, we may acquire liabilities and expenses that we did not know about at the time we negotiated these acquisitions. We may also acquire contingent liabilities that become realized, or liabilities that prove to be larger than anticipated. Because our recourse against the former owners of the companies for these liabilities is limited as described below, the realization of any of these liabilities may increase our expenses and reduce our cash reserves.



THE INDEMNIFICATION PROVISIONS OF THE ACQUISITION AGREEMENTS MAY NOT FULLY PROTECT US AND MAY RESULT IN UNEXPECTED LIABILITIES.



    Some of the former owners of each company will be required to indemnify us against liabilities related to the operation of their company before we acquired it. These indemnities limit the liability of each former owner to the total amount of the purchase price, including contingent consideration, that each former owner receives. The liability of the former owners is also subject to a deductible equal to one percent of the aggregate purchase price, excluding contingent consideration, paid to the former owners. Additionally, in some cases these former owners may not have the financial ability to meet their indemnification responsibilities. The acquisition agreements include provisions for the indemnification of Luminant by the former owners of each company for breaches of their representations and warranties in the acquisition agreements, and inaccuracy of the information provided by them for use in this prospectus. We indemnify the former owners of each company for liabilities arising out of breaches of each other party's representations and warranties, and inaccuracy of information provided by any other party for use in this prospectus and other matters traditionally covered under the indemnification terms of similar contracts. There is no assurance that any party will meet its obligations to indemnify any other party. In addition, the Securities and Exchange Commission's position is that indemnification for securities law violations is against public policy.



WE INTEND TO EXPAND OUR BUSINESS ABROAD. INTERNATIONAL EXPANSION COULD RESULT IN FINANCIAL LOSSES DUE TO SEVERAL FACTORS, INCLUDING FAILURE TO COMPLY WITH FOREIGN REGULATORY REQUIREMENTS, CHANGES IN FOREIGN ECONOMIC CONDITIONS AND FLUCTUATIONS IN FOREIGN CURRENCIES.

    We intend to expand our business by providing Internet and electronic commerce professional services to companies operating outside of the U.S. An inability to successfully establish and expand our international operations could seriously harm our growth and place us at a competitive disadvantage. We intend to acquire existing companies and open offices in foreign markets and otherwise market our business abroad. We may be unable to successfully market, sell, deliver and support our services internationally. In addition to other risks described in this section, international expansion poses additional risks, including:


    - intense competition for qualified personnel outside of the U.S.;

    - international legal and regulatory requirements;

    - problems in collecting accounts receivable and longer payment cycles;

    - the impact of recessions in economies outside the U.S.;

    - higher marketing costs;

    - fluctuations in currency exchange rates;

    - restrictions on the import and export of certain technologies;

    - reduced protection for intellectual property rights in some countries;

    - potentially adverse tax consequences; and

    - increases in tariffs, duties, price controls, restrictions on foreign currencies and other trade barriers.


THE NATURE OF THE SERVICES WE PROVIDE COULD EXPOSE US TO SIGNIFICANT LIABILITY TO CLIENTS THAT ARE NOT SATISFIED WITH OUR SERVICES.


    We create, implement and maintain Internet and electronic commerce systems and other applications that are critical to our clients' businesses. Any defects or errors in these systems or applications or failure to meet clients' expectations could result in:

    - delayed or lost client revenues;

    - rendering additional services to a client at no charge;

    - negative publicity regarding us and our services; and

    - claims for substantial damages against us, regardless of fault.

    The successful assertion of a large claim against us could seriously harm our business, financial condition and operating results. Our contracts generally limit our damages arising from negligent acts, errors, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. Our general liability insurance coverage may not cover one or more large claims, or the insurer may disclaim coverage as to any future claim. In addition, our general liability insurance coverage may not continue to be available on reasonable terms or at all.


OUR FAILURE TO PROTECT OR MAINTAIN OUR INTELLECTUAL PROPERTY RIGHTS COULD COST US MONEY, PLACE US AT A COMPETITIVE DISADVANTAGE AND RESULT IN LOSS OF REVENUE AND HIGHER EXPENSES.



    The steps we have taken to protect our proprietary intellectual property rights may not prevent or deter someone else from using or claiming rights to our intellectual property. Third party infringement or misappropriation of our trade secrets, copyrights, trademarks or other proprietary information could seriously harm our business. We also cannot assure you that we will be able to prevent the unauthorized disclosure or use of our proprietary knowledge, practices and procedures if our senior managers or other key personnel leave us. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may claim that we have violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs and may distract our management.



WE CANNOT ASSURE YOU THAT WE CAN CONTINUE TO LICENSE IMPORTANT TECHNOLOGIES FROM THIRD PARTIES ON REASONABLE TERMS OR AT ALL.



    We license technologies from third parties. We cannot assure you that these licenses will continue on reasonable terms or at all, or that we will successfully license new technologies developed by third parties. Our failure to do so could result in loss of revenues and higher expenses. Under our acquisition agreement relating to the Brand Dialogue-New York business of Young & Rubicam, we have a limited license to use the name "Brand Dialogue" for a period of six months after the closing of this acquisition solely for the purpose of identifying "Brand Dialogue-New York" as the name of the business when it was owned by Young & Rubicam.



OUR MANAGEMENT HAS BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THIS OFFERING.



    Our management has significant flexibility in using the net proceeds we receive from this offering remaining after payment of the aggregate purchase price for the eight companies we will acquire. You cannot determine the propriety of management's use of the proceeds from this offering because the proceeds are not required to be allocated to any specific investment or transaction. See "Use of Proceeds" for a more detailed description of how management intends to apply the proceeds of this offering.


WE SOMETIMES AGREE NOT TO PERFORM SERVICES FOR OUR CLIENTS' COMPETITORS WHICH COULD REDUCE THE NUMBER OF OUR PROSPECTIVE CLIENTS.


    Many of the engagements we perform for clients are competitively sensitive. As a result, we sometimes agree not to perform services for our clients' competitors or in a particular field for limited periods of time. For example, Multimedia Resources, LLC has entered into (1) an agreement with MasterCard International Incorporated which prohibits Multimedia Resources from accepting assignments or conducting work for competitors of MasterCard and (2) an agreement with Societe Europrenne des Satellites S.A. which prohibits Multimedia Resources from providing consulting services to competing satellite-based network companies. Similarly, Interactive8, Inc. has entered into (1) an agreement with BFC, Inc. (dba GetSmart.com) which prohibits Interactive8 from providing consulting services to any other competitive mortgage, debt consolidation, credit card or auto financing search sites that provide access to multiple lenders and (2) an agreement with Mars, Incorporated which prohibits Interactive8 from providing web site development services to companies that compete with the confectionery, pet care and rice/sauces divisions of Mars that engaged Interactive8 for the provision of services. We may enter into similar agreements in the future. These agreements could preclude or reduce opportunities from prospective clients and reinforce the importance of our client selection.


WE MAY NEED, BUT NOT BE ABLE, TO OBTAIN ADDITIONAL FINANCING ON REASONABLE TERMS OR AT ALL.


    We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, which could adversely affect our ability to continue operations. We expect that the net proceeds from this offering, after paying the cash portion of the purchase price for our companies, will meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds. Our lack of combined operating history makes it difficult to predict whether our future financial condition, revenues and profitability will be sufficient to obtain financing on reasonable terms or at all. If we need additional capital and cannot raise it on acceptable terms, we may not be able to acquire additional companies, open or expand offices in the U.S. and abroad, make capital expenditures, hire and train additional personnel or otherwise expand our business.



A SIGNIFICANT PORTION OF OUR ASSETS ARE INTANGIBLE. WE MUST AMORTIZE OUR INTANGIBLE ASSETS OVER A FIXED PERIOD EVEN IF WE NEVER REALIZE THEIR FULL VALUE. THE AMORTIZATION CHARGES WE INCUR IN EACH PERIOD WILL REDUCE OUR NET INCOME.



    The acquisition of our companies simultaneously with the closing of this offering will create significant goodwill on our financial statements. We will amortize this goodwill over a period of three years, which will negatively affect our operating results in those periods. At March 31, 1999, after giving pro forma effect to the acquisition of our companies, we would have had goodwill net of accumulated amortization of approximately $243.3 million. We have agreed to pay the former owners of our companies additional consideration if specified conditions are met, payable in the form of cash and/or stock. Regardless of the form of payment, any additional consideration will create additional goodwill and increase the related amortization expense.


WE MAY EXPERIENCE PROBLEMS RELATED TO THE YEAR 2000 ISSUE THAT COULD ADVERSELY AFFECT OUR BUSINESS.


    Many currently installed computer systems and software products are coded to accept only two-digit year entries in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish 21st century dates from 20th century dates. Although we believe that our principal internal systems are Year 2000 compliant, some systems are not yet certified. We have relied on representations in the acquisition agreements for each of our eight companies for much of our assessment of our Year 2000 readiness. Because we depend substantially upon the proper functioning of our computer systems, a failure of our systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations and seriously harm our ability to compete.



    The Year 2000 problem could also adversely affect our business by causing the systems of our clients, potential clients, vendors or other business partners to fail. The Year 2000 problem could result in systemic failures or miscalculations. The Year 2000 problem may also affect third parties that license software products which we incorporate into the business systems that we create for our clients. We generally discuss Year 2000 issues with these suppliers and sometimes perform internal testing on their products, but we cannot guarantee that the software licensed by these suppliers is Year 2000 compliant. Any failure on our part to provide Year 2000 compliant systems to our clients could result in financial loss, harm to our reputation and liability to others and could seriously harm our business, financial condition and operating results. For information on our efforts to handle the Year 2000 issue, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure Statement."



PREPARATION FOR OR CORRECTION OF YEAR 2000 PROBLEMS COULD CAUSE CLIENTS TO DEFER OR REDUCE DEMAND FOR OUR SERVICES.



    Our clients and prospective clients may have to devote considerable time and resources in preparing for or correcting problems related to the Year 2000 issue. The demands posed by these Year 2000 problems may reduce the time and resources clients have to devote to the projects and services we offer and may reduce demand for our services.


THE SALE OR AVAILABILITY FOR SALE OF ADDITIONAL SHARES OF OUR COMMON STOCK AFTER THIS OFFERING COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.


    Sales of a substantial number of shares of common stock after this offering could adversely affect the market price of our common stock. A reduction in the price of our common stock could reduce the value of your investment in us, impair our ability to raise capital through the sale of additional equity securities or our ability to use shares as a currency to make acquisitions. For a description of the shares of our common stock that will be available for sale following this offering, see "Shares Eligible for Future Sales."



    Upon completion of this offering and the simultaneous acquisition of the eight companies, 40,909,091 shares of our common stock will be outstanding and will be tradeable as follows:



    - 28,334,091 of these shares will be "restricted securities." Additional shares that we may issue as contingent consideration in connection with the acquisitions of our companies and shares underlying the 1,000,000 options to be granted to Young & Rubicam at the closing of the acquisition of assets of Brand Dialogue-New York will also be "restricted securities." Holders of restricted securities may generally sell their shares in the public market without registration in accordance with the holding period, volume, and other restrictions of Rule 144 or under any other applicable exemption under the Securities Act. See "Shares Available For Future Sale--Rule 144." Most of these restricted shares are also subject to lock-up provisions under agreements with the underwriters. See "Shares Available For Future Sale--Lock-Up Agreements."



    - Except for shares purchased by our affiliates, the 12,575,000 shares of common stock sold in this offering will be freely tradeable without further restriction or registration under the Securities Act.



    - After the closing of this offering and the simultaneous acquisition of the eight companies, we intend to file one or more registration statements under the Securities Act to register 12,838,602 shares of common stock underlying stock options and reserved for issuance under our long-term incentive plan, options for 6,803,917 of which will be outstanding upon the closing. See "Shares Available For Future Sale--Common Stock and Options Issuable Under Our Equity Compensation Plans."



    Upon completion of this offering, holders of 28,334,091 shares of common stock and Young & Rubicam's 1,000,000 options to purchase shares of common stock will be entitled to piggyback registration rights to register their shares whenever we propose to register shares for our own or another's account under the Securities Act. Young & Rubicam will also have one demand registration right, exercisable no earlier than 18 months after the closing of the sale of the assets of Brand Dialogue-New York, to register any or all of the shares it receives in connection with the sale of Brand Dialogue-New York, including shares issued as contingent consideration and shares issued upon exercise of Young & Rubicam's option. See "Shares Available For Future Sale--Registration Rights."


    WE FACE INTENSE COMPETITION IN OUR INDUSTRY AND LOW BARRIERS TO ENTRY MAY ENCOURAGE ADDITIONAL COMPETITORS IN THE FUTURE, WHICH MAY NEGATIVELY IMPACT OUR OPERATING RESULTS.


    In light of the resources of our existing competitors and the likelihood that new competitors will enter the market, we cannot assure you that we will compete successfully in the Internet and electronic commerce services market. Our failure to compete successfully could reduce our revenues and our profitability.


    Competition in the Internet and electronic commerce professional services market is intense. We expect competition to persist and intensify in the future. We compete against companies selling Internet and electronic commerce software and services, and the in-house development efforts of companies seeking to engage in electronic commerce. Our current competitors include, and may in the future include, the following:

    - Internet consulting firms and online agencies, including AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;



    - general management consulting firms, including Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company, Inc.;



    - the professional services groups of computer equipment companies, including Compaq, Hewlett-Packard and IBM;



    - systems integrators, including Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and


    - internally developed solutions of current and potential clients.

Because barriers to entry in our market are low, we also expect other companies to enter our market. In addition, current and potential competitors have established, or may establish, cooperative relationships among themselves or with vendors. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.


    Most of our current competitors have longer operating histories than us. Many of our competitors have larger client bases, larger professional staffs, greater brand recognition and greater financial, technical, marketing and other resources than us. Many of our competitors also have well-established relationships with our current and potential clients and vendors and may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Each of these factors may place us at a disadvantage in responding to our competitors' pricing strategies, technological advances, marketing campaigns, strategic partnerships and other initiatives.



TECHNOLOGY IN THE INTERNET AND ELECTRONIC COMMERCE INDUSTRY CHANGES RAPIDLY. IF WE FAIL TO KEEP UP WITH THESE CHANGES, WE WILL NOT BE ABLE TO MEET OUR CLIENTS' NEEDS AND OUR BUSINESS WILL SUFFER.



    Rapid technological change and frequent introductions of new products and services characterize our market and the technologies our clients use. Our failure to successfully respond to these technological developments or to respond in a timely or cost-effective way could substantially reduce our revenues and adversely affect our profitability. Our success will depend on our ability to rapidly master and develop an evolving set of capabilities and to offer services that keep pace with continuing changes in technology, industry standards and client preferences.



OUR GROWTH AND PROFITABILITY DEPEND ON CONTINUED AND EXPANDING DEMAND FOR OUR SERVICES. THE DEMAND FOR OUR SERVICES DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET AND ELECTRONIC COMMERCE INDUSTRY.



    If a viable and sustainable market for our Internet and electronic commerce services does not continue to develop, or if we cannot differentiate our services from those of our competitors, our revenue and operating margins may decline and we may experience losses. We cannot be certain that the market for Internet and electronic commerce services will continue to grow. Consumers and businesses may reject the Internet or electronic commerce as viable commercial mediums for a number of reasons, including:


    - inadequate network infrastructure;

    - insufficiency of telecommunications services to support electronic commerce and the Internet;

    - delays in the development of technologies that facilitate use, and improve the security, of the Internet and electronic commerce;


    - delays in the development of new conventions to handle increased levels of Internet activity;


    - increased governmental regulation;

    - changes in sales tax laws; and


    - failure of companies to meet their customers' expectations and service requirements in delivering goods and services via electronic commerce and over the Internet.



NEW LAWS OR REGULATIONS AFFECTING THE INTERNET, ELECTRONIC COMMERCE OR COMMERCE IN GENERAL COULD REDUCE OUR REVENUES AND ADVERSELY AFFECT OUR GROWTH.


    Congress and other domestic and foreign governmental authorities have adopted and are considering legislation affecting use of the Internet, including laws relating to the use of the Internet for commerce and distribution. The adoption or interpretation of laws regulating the Internet, or of existing laws governing such things as consumer protection, libel, property rights and personal privacy, could hamper the growth of the Internet and its use as a communications and commercial medium. If this occurs, companies may decide not to use our services and our business and operating results would suffer.

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY NOT PROVE TO BE ACCURATE OR COMPLETE.

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results and do not intend to do so.

                      ABOUT LUMINANT WORLDWIDE CORPORATION



    We formed Luminant Worldwide Corporation in August 1998 for the purpose of acquiring a group of existing Internet and electronic commerce professional services businesses that provide a wide range of interactive services throughout the United States. Simultaneously with the closing of this offering, we will close the acquisitions of eight businesses as required by the terms of written agreements negotiated with the current owners of these businesses. Except in the case of Brand Dialogue-New York, the acquisitions have been structured as mergers with the companies surviving as our wholly-owned subsidiaries. We will acquire the assets of Brand Dialogue-New York at the closing of this offering and will immediately contribute those assets to a newly formed subsidiary. The acquisition consideration and the terms of the acquisition agreements have been negotiated at arms-length.



    The closings of the acquisitions of our eight companies are subject to customary closing conditions, including that:



    - this offering close by December 31, 1999;



    - the representations and warranties made by the parties in the acquisition agreements are accurate at the closing;



    - the parties perform all of their covenants and obligations under the terms of the acquisition agreements;



    - no material adverse change has occurred in the financial condition or business of the eight companies or in the financial condition, business or prospects of Luminant Worldwide Corporation;



    - employment agreements with the principal employees and owners of the eight companies have been entered into on terms acceptable to us; and



    - the initial public offering price is not less than $9.90 per share.



We cannot assure you that the conditions to the closing of the acquisition of all of the eight companies will be satisfied or waived or that each acquisition will close. If any of the acquisitions does not close for any reason, we will not close this offering on the terms described in this prospectus.


OUR COMPANIES

    The purchase price for the eight companies will consist of an initial payment at the time of closing and the ability to earn contingent payments, as follows:

PURCHASE PRICE


    The initial purchase price for each company we will acquire has been determined based upon a variety of factors, including that company's revenue and pre-tax income. The initial purchase price will consist of a fixed number of shares of common stock and a cash payment, except that the initial purchase price for Brand Dialogue-New York will consist entirely of stock. The purchase price for all of the eight companies, based on an assumed initial public offering price of $12.00 per share, will be $343.4 million. An aggregate of 20,481,520 shares of common stock will be issued for all of the eight companies. The number of shares of common stock payable for each company is fixed, except in the case of RSI Group, Inc. and its subsidiaries, or RSI, where the number of shares payable will increase if the initial public offering price is between $9.90 and $11.00. If Luminant Worldwide Corporation issues any additional shares to the stockholders of RSI, Commonwealth Principals II, LLC will forfeit an equal number of shares to Luminant Worldwide Corporation under a forfeiture agreement we expect to enter into with Commonwealth Principals II, LLC prior to the closing of this offering and the simultaneous acquisition of the eight companies. Commonwealth Principals II, LLC, a Virginia limited liability company, is one of our shareholders. Based on a $12.00 price per share, the aggregate cash consideration for all eight companies will be $97.6 million. The cash portion of the purchase price will adjust so that it will always equal approximately 39.7% of the market value of the share portion of the purchase price as of the closing of this offering.

CONTINGENT CONSIDERATION


    The former owners of each company will be eligible to receive two payments of contingent consideration: one based on the financial results of the individual company and one based on the consolidated financial results of the eight companies. The contingent consideration for each company will be based on a percentage of the amount, if any, by which the actual revenues and actual pre-tax income of the company for the period beginning July 1, 1999, and ending December 31, 1999, exceeds the targeted revenue and targeted pre-tax income, respectively, of the company for that period. The contingent consideration based on the financial results of the combined companies will be a percentage of the amount, if any, by which the combined actual revenue and combined actual pre-tax income of the eight companies for the period beginning January 1, 2000, and ending June 30, 2000, exceeds our targeted revenues and our targeted pre-tax income, respectively, for that same period. The targeted revenues for the six months ending December 31, 1999 for purposes of calculating the individual company contingent considerations vary from company to company and on average represent an increase over revenues for the six months ended December 31, 1998 of 134%. The targeted pre-tax incomes for the six months ending December 31, 1999 on average represent an increase over pre-tax incomes for the six months ended December 31, 1998 of 334%. For purposes of calculating the combined company contingent consideration, the targeted revenues for the combined companies for the six months ending June 30, 2000 represent an 88% increase over revenues for the six months ended June 30, 1999. The targeted pre-tax income for the combined companies for the six months ending June 30, 2000 represents an increase of 218% over the pre-tax income for the six months ended June 30, 1999 and does not take into consideration the impact of corporate overhead charges or the additional costs of being a public company.



    The maximum aggregate contingent consideration that each company can earn for individual company contingent consideration and combined company contingent consideration is 50% of the initial purchase price for that company or total contingent consideration of $171.7 million. In addition, the former owners of Potomac Partners Management Consulting, LLC will be eligible to earn up to an additional $25.0 million in contingent consideration as described below.



    The payment of the contingent consideration based on each company's performance and on combined company performance will be made within 30 days after the contingent consideration amount is finally determined, using a combination of cash and stock. The portion of the contingent consideration to be paid in stock will be determined by us, in our sole discretion, provided that cash will comprise no less than 25% and no more than 50% of the contingent consideration amount. The actual number of shares of common stock will be determined based on the average closing price of our common stock for the 30 trading days prior to the day before these shares are issued.



    In addition to the contingent consideration described above, former owners of Potomac Partners will be eligible to receive contingent consideration based on revenues derived from contracts entered into by us or Potomac Partners with one of its clients after the date of the Potomac Partners' acquisition agreement. The former owners of Potomac Partners will receive amounts equal to 150% of the revenues received for electronic commerce strategy, business planning and design services provided to this client, excluding such revenues generated between July 1, 1999 and December 31, 1999, and 40% of the revenues received for other services, rendered pursuant to contracts entered into between July 1, 1999 and June 30, 2002, up to a maximum amount of $25.0 million. We will pay the contingent consideration within 30 days after completion of our annual audit for each of our fiscal years ending December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002.

    For purposes of calculating the individual company contingent consideration as described above that may be earned by the former owners of Potomac Partners between July 1, 1999 and December 31, 1999, the revenues received by Potomac Partners for management consulting services pursuant to these contracts will be included in the actual revenue amounts used in that calculation. For purposes of calculating the portion of the combined company contingent consideration that may be earned by the former owners of Potomac Partners, we will not include any revenues earned from these contracts in determining Potomac Partners' portion of the combined company contingent consideration. In determining the portion of combined company contingent consideration that may be earned by the former owners of the other companies, we will include all revenues earned from these contracts.


INDIVIDUAL COMPANY INFORMATION


    The following shows the consideration to be paid in stock and cash for each company based on an assumed initial public offering price of $12.00 per share:


                                                                                                      MAXIMUM
                                                                                                     CONTINGENT
                                                              INITIAL PURCHASE PRICE               CONSIDERATION
                                                      --------------------------------------  ------------------------
                                                                    VALUE         TOTAL         COMPANY     COMBINED
NAME                                   HEADQUARTERS     CASH      OF STOCK    CONSIDERATION     PORTION      PORTION
-------------------------------------  -------------  ---------  -----------  --------------  -----------  -----------
                                                                           (DOLLARS IN THOUSANDS)

Align Solutions Corp.                   Houston, TX   $  36,917   $  73,702     $  110,619     $  27,655    $  27,655

Brand Dialogue-New York                 New York, NY         --      55,309         55,309        13,827       13,827

Free Range Media, Inc.                  Seattle, WA      10,156      23,007         33,163         8,291        8,291

Integrated Consulting, Inc. dba i.con    Dallas, TX       4,897       9,721         14,618         3,654        3,654
  interactive

InterActive8, Inc.                      New York, NY     11,920      21,244         33,164         8,291        8,291

MultiMedia Resources, LLC                Larchmont,       3,436       8,018         11,454         2,864        2,864
                                                 NY

Potomac Partners Management              Reston, VA      24,685      41,642         66,327        16,582       16,582
  Consulting, LLC

RSI Group, Inc. and subsidiaries         Dallas, TX       5,629      13,135         18,764         4,691        4,691
                                                      ---------  -----------  --------------  -----------  -----------

    Total                                             $  97,640   $ 245,778     $  343,418     $  85,855    $  85,855
                                                      ---------  -----------  --------------  -----------  -----------
                                                      ---------  -----------  --------------  -----------  -----------


                                          ASSUMED
                                           DEBT
                                        AS OF MARCH
NAME                                     31, 1999
-------------------------------------  -------------

Align Solutions Corp.                    $   2,054
Brand Dialogue-New York                         --
Free Range Media, Inc.                          --
Integrated Consulting, Inc. dba i.con          222
  interactive
InterActive8, Inc.                             997
MultiMedia Resources, LLC                       --

Potomac Partners Management                     --
  Consulting, LLC
RSI Group, Inc. and subsidiaries               873
                                       -------------
    Total                                $   4,146
                                       -------------
                                       -------------


    In addition, the former owners of Potomac Partners are eligible to receive up to $25.0 million in additional contingent consideration, as described above.

OPTION GRANTS

    Preceding the trading of our common stock, we will grant to Young & Rubicam Inc. an immediately exercisable ten year option to purchase 1,000,000 shares of common stock at an exercise price equal to the initial public offering price.


    In addition, immediately preceding the trading of our common stock, we intend to grant options for an aggregate of 2,205,000 shares of common stock exercisable at the initial public offering price to employees and officers of the companies who will become our employees at the closing of the acquisitions. One-sixth of the options will become exercisable every six months over 36 months from the date of grant. We also intend to grant options for an aggregate of 3,028,141 shares of common stock exercisable at the initial public offering price to our executive officers, directors and employees and a former officer, 983,316 of which options will be immediately exercisable, with one-sixth of the remainder becoming exercisable every six months over 36 months from the date of grant.


CONVERSION OF EXISTING OPTIONS

    At the closing of the acquisitions, we will grant to some former owners, employees and affiliates of one of our companies on conversion of outstanding options issued by that company, options for 1,570,776 shares of our common stock.

                                USE OF PROCEEDS


    We estimate that we will receive approximately $133.3 million in net proceeds, or $153.4 million net proceeds if the underwriters' over-allotment option is exercised in full, from this offering assuming an initial public offering price of $12.00 per share. This amount reflects deductions from the gross proceeds of the offering of approximately $10.6 million, which will be retained by the underwriters as discounts and commissions and $7.0 million, representing our estimated expenses for this offering and the acquisitions of our companies.



    We expect to use approximately $4.5 million of the proceeds to repay advances made to us prior to closing by Commonwealth Principals II, LLC to fund a portion of the estimated $7 million of expenses for this offering and the acquisition of the eight companies. These advances earn interest at the prime rate, which was 8% at July 1, 1999.



    We expect to use approximately $97.6 million of the net proceeds from the offering to pay the cash portion of the purchase prices payable for the acquisition of our companies based on an assumed initial public offering price of $12.00 per share, of which $4.1 million will be used to repay assumed notes payable to several former owners of our companies which are due on demand with open maturity dates and accrue interest at rates ranging from 9.25% to prime plus 1%. Prime plus 1% was equal to 9% at July 1, 1999. We will also assume another $4.1 million of indebtedness in connection with closing of the acquisition of the eight companies, which we do not expect to repay immediately after the closing.



    We will use the remainder of the net proceeds of approximately $35.7 million for general corporate purposes, which may include future acquisitions, working capital and the payment of any additional amounts payable to former owners of our eight companies under the contingent consideration provisions of the acquisition agreements. We have no current plans or agreements to acquire any specific companies or businesses, other than the eight businesses we are acquiring simultaneously with the closing of this offering. This use of proceeds does not include the net proceeds from the exercise of the underwriters' over-allotment option. Until we use the net proceeds of this offering, we intend to invest these net proceeds in short-term, interest-bearing, investment-grade securities.


                                DIVIDEND POLICY

    We have not paid, and do not intend to pay, dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes. Our Board of Directors will have the authority to declare and pay dividends on the common stock at any time, in its discretion, as long as there are funds legally available for that distribution.

                                 CAPITALIZATION


    The following table shows our capitalization at March 31, 1999 on an actual basis, a pro forma combined basis and on a pro forma as adjusted basis assuming an initial public offering price of $12.00 per share. The pro forma combined presentation considers the combined historical balance sheets for Luminant and the eight companies we will acquire simultaneously with the closing of this offering, and applies pro forma adjustments to the historical information. The pro forma as adjusted presentation reflects the pro forma adjustments and also the closing of this offering, the acquisition of the eight companies simultaneously with this offering and the application of the estimated net proceeds we will receive in this offering. The pro forma as adjusted column below assumes that we will issue 20,481,520 shares of common stock in connection with the acquisitions of our eight companies. See "Use of Proceeds," and "Selected Unaudited Pro Forma Combined Financial Data." For a description of the pro forma adjustments, you should refer to our unaudited pro forma combined financial statements and notes included elsewhere in this prospectus.



    The pro forma as adjusted column does not include 1,886,250 shares to be issued if the underwriters exercise their over-allotment option in full; 7,803,917 shares of common stock issuable on exercise of stock options to be outstanding at closing; and an indeterminable number of shares that may be issued in payment of contingent consideration under the acquisition agreements as described under "About Luminant Worldwide Corporation." See "Shares Available for Future Sale."


                                                                                          MARCH 31, 1999
                                                                               ------------------------------------
                                                                                           PRO FORMA    PRO FORMA
                                                                                ACTUAL     COMBINED    AS ADJUSTED
                                                                               ---------  -----------  ------------

                                                                                      (DOLLARS IN THOUSANDS)
Short-term debt and current portion of long-term debt........................  $      50  $     3,651   $    3,601
Due to affiliates/stockholders and other acquisition-related obligations.....         --       97,640           --
Long-term debt, less current portion.........................................         --        1,405        1,405

STOCKHOLDERS' EQUITY:

Preferred stock, $0.01 par value per share:
  10,000,000 shares authorized; no shares issued and outstanding on an actual basis; no shares issued and outstanding on a pro forma combined basis; no
    shares issued and outstanding on a pro forma as adjusted basis...........         --           --           --

Common stock, $0.01 par value per share:
  100,000,000 shares authorized; 7,852,571 shares issued and outstanding on an actual basis; 28,334,091 shares issued and outstanding on a pro forma combined basis; 40,909,091 shares issued and outstanding on a pro forma
    as adjusted basis........................................................         79          283          409
Additional paid-in capital...................................................        328      199,949      333,115
Retained earnings (deficit)..................................................       (477)     (41,808)     (41,808)
                                                                               ---------  -----------
  Total stockholders' equity.................................................        (70)     158,424      291,716
                                                                               ---------  -----------
    Total capitalization.....................................................  $     (20) $   261,120   $  296,722
                                                                               ---------  -----------
                                                                               ---------  -----------

                                    DILUTION


    Our pro forma net tangible book value at March 31, 1999 was a negative $92.3 million, or a negative $3.26 per share of common stock. Pro forma net tangible book value per share of common stock is calculated by dividing the pro forma net tangible book value of our company by the number of shares of common stock outstanding on a pro forma basis after giving effect to the acquisitions of our companies. Our pro forma as adjusted net tangible book value at March 31, 1999 would have been $41.0 million, or $1.00 per share of common stock, based on an assumed initial public offering price of $12.00 per share, no exercise of the underwriters' over-allotment option, no payments under the contingent consideration provisions of the acquisition agreements for our companies, no exercise of stock options outstanding at closing and no changes in the pro forma net tangible book value of our company, other than to give effect to the sale of the shares of common stock offered by this prospectus, and the application of the net offering proceeds as described under "Use of Proceeds."



    This pro forma as adjusted net tangible book value represents an immediate increase in net tangible book value of $3.89 per share to our existing stockholders, including the former owners of our companies who will receive shares of our common stock as partial payment for their equity interests in the companies upon completion of this offering, and an immediate dilution in pro forma as adjusted net tangible book value of $10.09 per share to new investors purchasing shares in this offering. The following table illustrates this pro forma per share dilution as of March 31, 1999:



Assumed initial public offering price per share.......             $   12.00
Pro forma net tangible book value per share at March
  31, 1999............................................  $   (3.26)
Pro forma increase per share attributable to investors
  who buy shares in this offering.....................       4.26
                                                        ---------
Pro forma as adjusted net tangible book value per
  share after the offering............................             $    1.00
                                                                   ---------
Pro forma dilution per share to investors who buy
  shares in this offering.............................             $   11.00
                                                                   ---------
                                                                   ---------



    If all our options to purchase 7,803,917 shares of common stock expected to be outstanding at closing of this offering and the simultaneous acquisition of the eight companies were exercised in accordance with their terms as of March 31, 1999, our pro forma net tangible book value, as adjusted, based on the assumptions described above, would have been $2.41 per share of common stock, representing immediate dilution of $9.59 per share to investors purchasing shares in this offering.



    The following table summarizes, as of March 31, 1999, on a pro forma as adjusted basis, based upon the above assumptions:



    - the number of shares of our common stock purchased by existing stockholders, including the former owners of the eight companies who will receive shares of common stock as a partial payment for their equity interests in the eight companies upon completion of this offering and the simultaneous acquisition of the eight companies;



    - the number of shares of common stock purchased by investors who buy shares in this offering;



    - the total consideration paid to us;



    - the average price paid to us; and

    - the percentage ownership held by existing stockholders, including the former owners of the eight acquired companies, and by new investors in this offering:



                                                         SHARES                       TOTAL
                                                        PURCHASED                 CONSIDERATION           AVERAGE
                                                -------------------------  ---------------------------     PRICE
                                                    NUMBER       PERCENT        AMOUNT        PERCENT    PER SHARE
                                                --------------  ---------  ----------------  ---------  -----------
Existing stockholders.........................       7,852,571      19.19% $        200,001        .05%  $     .03
Former owners of our companies................      20,481,520      50.07       245,778,240      61.93       12.00
Investors who buy shares in this offering.....      12,575,000      30.74       150,900,000      38.02       12.00
                                                --------------  ---------  ----------------  ---------
      Total...................................      40,909,091     100.00% $    396,878,241     100.00%
                                                --------------  ---------  ----------------  ---------
                                                --------------  ---------  ----------------  ---------

                       SELECTED HISTORICAL FINANCIAL DATA



    We will acquire eight companies simultaneously with and as a condition to the closing of this offering. Align Solutions Corp., or Align, one of the eight companies, has been identified as the accounting acquiror for financial statement presentation purposes.


    Our balance sheet data as of December 31, 1998 and the statement of operations data for the period from our inception on August 21, 1998 to December 31, 1998 have been derived from our audited financial statements included elsewhere in this prospectus.

    The selected historical financial data of our companies are derived in part from the more detailed historical financial statements and the related notes of our companies included elsewhere in this prospectus. The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the years ended December 31, 1996, 1997 and 1998 for Free Range Media, Inc.; Integrated Consulting, Inc. dba i.con interactive; InterActive8, Inc.; Multimedia Resources, LLC; and RSI Group, Inc. and subsidiaries have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on October 16, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Align Solutions Corp. have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on November 10, 1997 to December 31, 1997 and the year ended December 31, 1998 for Potomac Partners Management Consulting, LLC, have been derived from the audited financial statements included elsewhere in this prospectus.

    The balance sheet data as of December 31, 1997 and 1998 and the statement of operations data for the period from its inception on April 1, 1996 to December 31, 1996 and the years ended December 31, 1997 and 1998 for Brand Dialogue-New York have been derived from the audited financial statements included elsewhere in this prospectus.

    The following selected historical financial data should be read together with the historical financial statements and notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. All our companies have fiscal years ending December 31.


    The following table shows selected historical financial data for Luminant and our companies for the stated periods.



                                                                                       FOR THE THREE MONTHS
                                                      FOR THE YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                                      -------------------------------  --------------------
                                                        1996       1997       1998       1998       1999
                                                      ---------  ---------  ---------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  LUMINANT WORLDWIDE CORPORATION
    Revenues........................................  $      --  $      --  $      --  $      --  $      --
    Gross profit....................................         --         --         --         --         --
    Operating loss..................................         --         --       (245)        --       (232)

  ALIGN SOLUTIONS CORP.
    Revenues........................................  $     112  $   3,268  $   9,226  $   1,299  $   4,341
    Gross profit....................................         32      1,485      4,098        542      1,974
    Operating income (loss).........................       (201)      (149)         1       (152)    (3,318)

  BRAND DIALOGUE-NEW YORK
    Revenues........................................  $   1,922  $   4,011  $   7,237  $   1,410  $   2,701
    Operating income................................        577      1,171        964         24        441

  FREE RANGE MEDIA, INC.
    Revenues........................................  $   2,940  $   1,982  $   3,521  $     338  $   2,211
    Gross profit (loss).............................        924        341        272       (180)       749
    Operating loss..................................     (1,081)    (2,644)    (4,650)    (1,270)      (426)

  INTEGRATED CONSULTING, INC., DBA I.CON INTERACTIVE
    Revenues........................................  $     443  $     849  $   2,140  $     456  $     825
    Gross profit....................................        311        582      1,424        343        575
    Operating income (loss).........................         (4)        32         41        127        120

  INTERACTIVE8, INC.
    Revenues........................................  $   1,713  $   2,818  $   4,097  $     737  $   1,613
    Gross profit (loss).............................        657      1,184      2,064        304     (1,489)
    Operating income (loss).........................        197       (198)      (355)      (386)    (1,953)

  MULTIMEDIA RESOURCES, LLC
    Revenues........................................  $   1,928  $   3,476  $   2,068  $     652  $     742
    Gross profit....................................        943      1,039        312        213        428
    Operating income................................        523        502         37        132        336

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Revenues........................................  $      --  $     372  $   4,886  $     976  $   2,060
    Gross profit (loss).............................         --         82       (200)       322     (4,171)
    Operating income (loss).........................         --         (4)    (1,076)       142     (4,660)

  RSI GROUP, INC. AND SUBSIDIARIES
    Revenues........................................  $  16,133  $  15,724  $  16,927  $   4,338  $   3,253
    Gross profit....................................      4,470      4,074      4,656      1,188        889
    Operating income (loss).........................        365        329        403        227       (825)

                                                                                      DECEMBER 31,       MARCH 31,
                                                                                  --------------------  -----------
                                                                                    1997       1998        1999
                                                                                  ---------  ---------  -----------
                                                                                       (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  LUMINANT WORLDWIDE CORPORATION
    Total assets................................................................  $      --  $     162   $      56
    Long-term debt..............................................................         --         --          50
    Total equity (deficit)......................................................         --        162         (70)

  ALIGN SOLUTIONS CORP.
    Total assets................................................................  $   1,328  $   3,066   $  13,489
    Long-term debt..............................................................        297        227         254
    Total equity................................................................        601      1,468      10,797

  BRAND DIALOGUE-NEW YORK
    Total assets................................................................  $   1,449  $   2,127   $   4,427
    Long-term debt..............................................................         --         --          --
    Total equity................................................................        833      1,058       2,350

  FREE RANGE MEDIA, INC.
    Total assets................................................................  $     900  $   1,696   $   2,772
    Long-term debt..............................................................         --         --          --
    Total equity (deficit)......................................................        577     (2,583)     (3,059)

  INTEGRATED CONSULTING, INC., DBA I.CON INTERACTIVE
    Total assets................................................................  $     248  $     498   $     772
    Long-term debt..............................................................         --         64         124
    Total equity................................................................         63        103         204

  INTERACTIVE8, INC.
    Total assets................................................................  $     793  $   1,439   $   1,835
    Long-term debt..............................................................        178        723         947
    Total deficit...............................................................        (43)      (246)     (2,199)

  MULTIMEDIA RESOURCES, LLC
    Total assets................................................................  $     804  $     346   $     795
    Long-term debt..............................................................         --         --          --
    Total equity................................................................        455        174         461

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Total assets................................................................  $     427  $   2,072   $   2,133
    Long-term debt..............................................................         --         --          --
    Total equity (deficit)......................................................        297       (246)     (5,135)

  RSI GROUP, INC. AND SUBSIDIARIES
    Total assets................................................................  $   3,533  $   3,936   $   3,109
    Long-term debt..............................................................         89         98          84
    Total equity................................................................      1,076      1,098       1,002

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with "Selected Historical Financial Data," "Pro Forma Selected Unaudited Combined Financial Data," our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of our companies appearing elsewhere in this prospectus. A number of statements in this prospectus address activities, events or developments that we expect may occur in the future, including such matters as our strategy for internal growth; additional capital expenditures, including the amount and nature of the expenditures; acquisitions of assets and businesses; industry trends; and other similar matters. These statements are based on assumptions and analyses made in light of our perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. Whether actual results and developments will conform with our expectations and predictions, however, is subject to a number of risks and uncertainties, including those set forth in "Risk Factors;" general economic, market or business conditions; the business opportunities we may pursue; changes in laws or regulations; and other factors, many of which are beyond our control. Consequently, we can not assure you that our actual results or developments will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, our business or operations.

OVERVIEW


    Luminant was established to provide one source of integrated Internet and electronic commerce services to clients on a local and national level. Luminant was formed in August 1998 to consolidate the operations of eight Internet and electronic commerce businesses into a nationally recognized Internet and electronic commerce services firm. Prior to the closing of this offering and the simultaneous acquisition of the eight companies, we have not conducted any material operations. The information relating to our clients, business and other operations set forth under "Summary," "Management's Discussion and Analysis of Financial Conditions and Results of Operations," "Business" and other places in this prospectus assumes the closing of this offering and the acquisition of the eight companies. Our services focus on strategy consulting and creative and technology solutions. We also provide value-added services that assist clients in establishing, developing and maintaining their Internet and electronic commerce-related businesses. Our companies and their principal business locations are:


Align Solutions Corp.                          Houston, Texas
Brand Dialogue-New York                        New York, New York
Free Range Media, Inc.                         Seattle, Washington
Integrated Consulting, Inc. dba i.con          Dallas, Texas
  interactive
InterActive8, Inc.                             New York, New York
Multimedia Resources, LLC                      Larchmont, New York
Potomac Partners Management Consulting, LLC    Reston, Virginia
RSI Group, Inc. and subsidiaries               Dallas, Texas

    Our customers generally retain us on a project-by-project basis. We typically do not have material contracts that commit a customer to use our services on a long-term basis. Revenue is recognized primarily using the percentage of completion method on a contract-by-contract basis. Our use of the percentage of completion method of revenue recognition requires management to estimate the degree of completion of each project. To the extent these estimates prove to be inaccurate, the revenues and gross profits reported for periods during which work on the project is ongoing may not accurately reflect the final financial results of the project. We make provisions for estimated losses on uncompleted contracts on a contract-by-contract basis and recognize these provisions in the period in which the losses are determined.



    We provide our services primarily on a fixed-price, fixed-time frame basis. We use internally developed processes to estimate and propose fixed prices for our projects. The estimation process accounts for standard billing rates particular to each project based upon the level of expertise and number of consultants required, the technology environment, the overall technical complexity and whether strategic, creative or technology solutions or value-added services are being provided to the client. We also provide services on a time and materials basis.



    Align has been identified as the "accounting acquiror" for our financial statement presentation, and its assets and liabilities are being recorded at historical cost levels. Each of the remaining acquisitions of our companies will be accounted for using the purchase method of accounting. Accordingly, the purchase prices for those companies have been allocated based on preliminary estimates of the fair value of the tangible assets and liabilities to be assumed, as of March 31, 1999. The excess of the fair value of the consideration paid over the fair value of the net assets to be acquired, other than those of Align, totals approximately $228.5 million and is recorded as goodwill on our pro forma balance sheet. Because the Internet and electronic commerce industries are in the early stage of development and are continuing to evolve rapidly, the recorded goodwill from the acquisitions will be amortized on a straight line basis over three years, the estimated period of benefit. The pro forma impact of this amortization expense is approximately $76.2 million per year. See the notes to our unaudited pro forma combined financial statements. In addition, pro forma amortization expense includes approximately $2.5 million per year related to the estimated fair value of options to be granted to the owners of Brand Dialogue-New York.



    Subsequent to December 31, 1998, Align has acquired three businesses in exchange for Align common stock. The Align acquisitions will be accounted for using the purchase method of accounting. The excess of fair value of the consideration paid over the fair value of the net assets to be acquired for Fifth Gear Media Corporation, inmedia, inc. and Synapse Group, Inc. totals approximately $15.1 million and is recorded as goodwill on our pro forma balance sheet. Goodwill from the acquisitions will be amortized on a straight line basis over three years, the estimated period of benefit. The pro forma impact of amortization expense for Align's acquisitions is approximately $5.0 million per year.


PRO FORMA COMBINED RESULTS OF OPERATIONS


    Our pro forma combined results of operations for the periods presented do not represent combined results of operations presented in accordance with generally accepted accounting principles, but are only a summation of the revenues, operating expenses and general and administrative expenses of our companies on a pro forma basis. The pro forma combined results may not be comparable to, and may not be indicative of, our post-combination results of operations because:



    - our companies were not under common control or management during the periods presented;



    - we will incur incremental costs related to our new corporate management and the costs of being a public company; and


    - the combined data do not reflect potential benefits and cost savings we may realize when operating as a combined entity.

The following discussion should be read in conjunction with our unaudited pro forma combined financial statements and the related notes and the historical financial statements and the related notes of the eight companies we will acquire appearing elsewhere in this prospectus. The following table sets forth the combined results of operations of the companies we will acquire on a pro forma basis:


                                                         YEAR ENDED    THREE MONTHS ENDED MARCH
                                                        DECEMBER 31,             31,
                                                        -------------  ------------------------
                                                            1998          1998         1999
                                                        -------------  -----------  -----------
                                                                (DOLLARS IN THOUSANDS)
Revenues..............................................   $    54,846   $    11,563  $    18,415
Cost of services......................................        36,268         7,673       11,245
                                                        -------------  -----------  -----------
Gross profit..........................................        18,578         3,890        7,170
Selling, general and administrative...................        26,014         6,148        7,394
Equity based compensation expense.....................         8,186         7,361          284
Intangibles amortization..............................        83,775        20,936       20,947
                                                        -------------  -----------  -----------
Loss from operations..................................   $   (99,397)  $   (30,555) $   (21,455)
                                                        -------------  -----------  -----------
                                                        -------------  -----------  -----------



LUMINANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS-- THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS ENDED MARCH 31, 1999



    REVENUES. Revenues increased approximately $6.9 million, or 59%. This increase resulted from an increase in the number and size of client projects offset by a $1.1 million decline in revenues at RSI due to a decrease in staffing related to a decrease in business with a major client. No client contributed in excess of 10% of our revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $3.6 million, or 47%. The increase resulted from direct costs related to the increased number of client projects. Gross profit margins increased from 34% for the three months ended March 1998 to 39% for the same period in 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.2 million, or 20%. The increase resulted from additional expenses needed to support sales growth. Selling, general and administrative expenses as a percentage of revenues decreased from 53% for the three months ended March 31, 1998 to 40% for the three months ended March 31, 1999.



    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense decreased approximately $7.1 million, or 87%. The March 31, 1998 expense is related to vested options granted at less than fair market value in connection with Align's 1999 acquisitions. A significant number of options immediately vested upon grant. The March 31, 1999 expense is related to the continued vesting of the options granted at less than fair market value in connection with Align's 1999 acquisitions. Included in the three months ended March 31, 1998, equity based compensation expense are provisions for stock issuances at less than fair market value to Luminant management.



LUMINANT WORLDWIDE CORPORATION--UNAUDITED PRO FORMA COMBINED RESULTS OF
  OPERATIONS FOR 1998



    REVENUES. Pro forma consolidated revenues for the year ended December 31, 1998 were $54.8 million and cost of services for the same period were $36.3 million with a gross profit margin of 34%.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were $26 million, for the year ended December 31, 1998, or 47% of revenues.



    EQUITY BASED COMPENSATION EXPENSE. Equity based compensation expense is comprised of charges related to vested options granted at less than fair market value related to Align's 1999 acquisitions and for stock issuances at less than fair market value to Luminant management.

SEASONALITY AND CYCLICALITY; POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING
  RESULTS


    We believe that the market for Internet and electronic commerce related professional services is influenced by general economic conditions and particularly by the level of technological change in the industry. Increased levels of technological change drive the need for professional services we provide. We also believe that the industry tends to experience periods of decline and recession during economic downturns. If the industry does experience sustained periods of economic recessions, any decline may have a material adverse effect on our operating results. We plan our operating expenditures based on revenue forecasts, and a revenue shortfall below forecasts in any quarter would likely adversely affect our operating results for that quarter.



    For other factors which could cause quarterly fluctuations and influence operating results, please see "Risk Factors--We are affected by seasonal factors that could cause our revenues to fluctuate from quarter to quarter."


ALIGN SOLUTIONS CORP.--RESULTS OF OPERATIONS


    Align has offices in Houston and Dallas, Texas and Atlanta, Georgia and has 214 employees. The following table sets forth certain selected financial data for Align on a historical basis for the periods indicated:


                                                                             YEAR ENDED        THREE MONTHS ENDED
                                                                            DECEMBER 31,           MARCH 31,
                                                                        --------------------  --------------------
                                                              1996(1)     1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------
                                                                            (DOLLARS IN THOUSANDS)
Revenues...................................................  $     112  $   3,268  $   9,226  $   1,299  $   4,341
Cost of services...........................................         80      1,783      5,128        757      2,367
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................         32      1,485      4,098        542      1,974
Selling, general and administrative........................        233      1,634      4,097        694      5,292
                                                             ---------  ---------  ---------  ---------  ---------
Operating income (loss)....................................  $    (201) $    (149) $       1  $    (152) $  (3,318)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

------------------------

(1) Inception - October 1996

ALIGN SOLUTIONS CORP.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $3.0 million, or 234%. This increase resulted from an increase in the number and size of client projects. For the three months ended March 31, 1999, Enron Energy Services contributed 29% of total revenues. No other client contributed 10% or more of Align's revenues during the period.

    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 213%. The increase resulted from costs related to the addition of 61 consultants. Gross profit margin increased from 42% for the three months ended March 31, 1998 to 45% for the same period in 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $4.6 million, or 663%. The increase resulted from compensation charges of $3.2 million for stock options issued below fair market value during the three months ended March 31, 1999 and an increase in personnel costs related to the addition of nine employees.


ALIGN SOLUTIONS CORP.--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $6.0 million, or 182%. This increase resulted from an increase in the number and size of client projects. For the year ended December 31, 1998, Enron Energy Services contributed 19% of total revenues and Administaff contributed 21% of total revenues. No other client contributed 10% or more of Align's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $3.3 million, or 188%. The increase resulted from costs related to the addition of 60 consultants due to the increased number of client projects. Gross profit margin decreased from 45% for the year ended December 31, 1997 to 44% for the same period in 1998.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $2.5 million, or 151%. The increase resulted from the addition of personnel to support revenue growth targets.


ALIGN SOLUTIONS CORP.--1996 COMPARED TO 1997


    REVENUES. Revenues increased approximately $3.2 million, or 2,818%. Align was founded in October 1996 and thus 1996 reflects only three months of operations.


    For the period ended December 31, 1996, revenues from Chevron and Internet Commerce Corporation accounted for 60% of total revenues. For the year ended December 31, 1997, Nitro contributed 12% of total revenues and Chevron contributed 14% of total revenues. No other client accounted for 10% or more of Align's revenues in these periods.


    COST OF SERVICES. Cost of services increased approximately $1.7 million, or 2,129%. The increase resulted from a full year's operations and expenses in 1997 compared to three months of operations in 1996. Gross profit margin increased from 29% for the year ended December 31, 1996 to 45% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.4 million, or 601%. The increase resulted from 1997 being the first full year of Align's operations.



ALIGN SOLUTIONS CORP.--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, Align had approximately $209,000 in cash and cash equivalents compared to $0 at December 31, 1998. Cash used in operations was $243,000 for the year ended December 31, 1998 and $234,000 for the three months ended March 31, 1999. In all periods, the net cash used in operating activities was due to a net loss, offset by adjustments for non-cash equity related compensation charges, and growth in the business, resulting in increases in accounts receivable and unbilled revenue.

    Cash used in investing activities was $767,000 for the year ended December 31, 1998 and $208,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements.



    Cash from financing activities was $999,000 for the year ended December 31, 1998 and $652,000 for the three months ended March 31, 1999. Financing was provided by borrowings on Align's line of credit and long-term debt during the year ended $125,000 December 31, 1998 and $670,000 for the three months ended March 31, 1999. Proceeds from the issuance of common stock were $944,000 during the year ended December 31, 1998. At March 31, 1999, the Company's revolving credit facilities provided for borrowings up to $1.2 million. At March 31, 1999, approximately $225,000 remained available for borrowing under the credit facilities.



    In February 1999, Align acquired all of the capital stock of Synapse Group, Inc., an Internet consulting company. The purchase was completed by the issuance of 805,736 shares of Align's stock and 472,744 options, and resulted in goodwill of approximately $9.4 million, which is being amortized on a straight-line basis over an estimates useful life of three years.



    Unbilled revenues increased approximately $795,000 from $11,000 on December 31, 1998 to $806,000 on March 31, 1999, due to the addition of new customer accounts. Approximately $417,000 in unbilled revenues is due to a single customer, Merrill Lynch.



    Accrued bonus increased to approximately $668,000 at December 31, 1998 from $0 at December 31, 1997. During 1998, Align accrued a monthly bonus based on each employee's performance and paid it during 1999. Align has an accrued bonus of approximately $327,000 at March 31, 1999.



    Total stockholders' equity increased approximately $9.3 million from $1.5 million on December 31, 1998 to $10.8 million on March 31, 1999, due to the additional paid-in capital from the purchase of Synapse Group Inc.



BRAND DIALOGUE-NEW YORK, THE NEW YORK BRANCH OF A YOUNG & RUBICAM
  DIVISION,--RESULTS OF OPERATIONS



    Brand Dialogue-New York, a wholly-owned business of Young & Rubicam Inc., is located in New York City and has 87 employees. The following table shows certain selected financial data for Brand Dialogue-New York on a historical basis for the periods indicated:


                                                                         YEAR ENDED DECEMBER    THREE MONTHS ENDED
                                                                                 31,                MARCH 31,
                                                                         --------------------  --------------------
                                                               1996(1)     1997       1998       1998       1999
                                                              ---------  ---------  ---------  ---------  ---------
                                                                             (DOLLARS IN THOUSANDS)
Revenues....................................................  $   1,922  $   4,011  $   7,237  $   1,410  $   2,701
Compensation expense, including employee benefits...........        943      1,842      4,596      1,005      1,560
General and administrative expenses.........................        402        998      1,677        381        700
                                                              ---------  ---------  ---------  ---------  ---------
Operating income............................................  $     577  $   1,171  $     964  $      24  $     441
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

------------------------

(1)  Inception-April 1996

BRAND DIALOGUE-NEW YORK--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $1.3 million, or 92%. This increase resulted from an increase in the number and size of client projects. For the three months ended March 31, 1999, the United States Postal Service contributed 19% of total revenues, Citibank contributed 14% of total revenues, GeoCities contributed 17% of total revenues and Pfizer contributed 11% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.



    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $555,000, or 55%. The increase resulted from additional costs associated with 33 employees hired during the period to support new business.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $319,000, or 84%. This increase was a result of additional overhead necessary to support Brand Dialogue-New York's growth.


BRAND DIALOGUE-NEW YORK--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $3.2 million, or 80%. This increase resulted from an increase in the number and size of client projects. For the year ended December 31, 1998, AT&T contributed 29% of total revenues, Pfizer contributed 13% of total revenues, the United States Postal Service contributed 12% of total revenues and Citibank contributed 11% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.



    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $2.8 million, or 150%. The increase resulted from the addition of 31 employees and employee-related costs associated with the overall growth in business.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $679,000, or 68%. The increase resulted from additional costs associated with an increase in personnel.


BRAND DIALOGUE-NEW YORK--1996 COMPARED TO 1997


    REVENUES. Revenues increased approximately $2.1 million, or 109%. This increase was due to 1997 being the first full year of operations. Brand Dialogue-New York was started in April 1996. Further, this increase was due to an increase in the number and size of client projects. For the year ended December 31, 1997, AT&T contributed 23% of total revenues, Cadbury Schweppes contributed 15% of total revenues, Ford Motor Company contributed 11% of total revenues and Whitehall contributed 10% of total revenues. No other client contributed 10% or more of Brand Dialogue-New York's revenues during the period.



    COMPENSATION EXPENSE, INCLUDING EMPLOYEE BENEFITS. Compensation expense increased approximately $899,000, or 95%. The increase was proportionate with revenue growth and the result of the addition of 20 personnel.



    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by approximately $596,000, or 148%. The increase resulted from higher overhead associated with a 100% increase in personnel.

BRAND DIALOGUE-NEW YORK--LIQUIDITY AND CAPITAL RESOURCES



    Cash provided by operations was $724,000 for the year ended December 31, 1998 due to a growth in the business offset by fluctuations in working capital. Cash used in operations was $1.0 million for the three months ended March 31, 1999 due primarily to an increase in accounts receivable of $2.1 million offset by an increase in accounts payable and accrued expenses of $1.0 million.



    Cash used in investing activities was $388,000 for the year ended December 31, 1998 and $28,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures.



    Cash used in financing activities was $336,000 for the year ended December 31, 1998 due to the return of cash received from Young & Rubicam. Cash flows provided by financing activities was $1 million for the three months ended March 31, 1999 due to payments received from Young & Rubicam.


FREE RANGE MEDIA, INC.--RESULTS OF OPERATIONS


    Free Range Media, Inc., or Free Range, is located in Seattle, Washington and has 79 employees. The following table shows certain selected financial data for Free Range on a historical basis for the periods indicated:

                                                                                                 THREE MONTHS
                                                                YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                            -------------------------------  --------------------
                                                              1996       1997       1998       1998       1999
                                                            ---------  ---------  ---------  ---------  ---------

                                                                           (DOLLARS IN THOUSANDS)
Revenues..................................................  $   2,940  $   1,982  $   3,520  $     338  $   2,211
Cost of services..........................................      2,016      1,641      3,248        518      1,462
                                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................................        924        341        272       (180)       749
Selling, general and administrative.......................      2,005      2,985      4,922      1,090      1,175
                                                            ---------  ---------  ---------  ---------  ---------
Operating loss............................................  $  (1,081) $  (2,644) $  (4,650) $  (1,270) $    (426)
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

FREE RANGE MEDIA, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $1.9 million, or 554%. This increase resulted from an increase in the number and size of client projects. For the three months ended March 31, 1999, Key Bank contributed 25% of total revenues. No other client contributed 10% or more of Free Range's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $944,000, or 182%. The increase resulted from direct costs related to the increased number and size of client projects. Gross profit margin increased from a negative 53% for the three months ended March 31, 1998 to 34% for the same period in 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $85,000, or 8%. The increase resulted from compensation expense recognized under the equity incentive plan.

FREE RANGE MEDIA, INC.--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $1.5 million, or 78%. This increase resulted from an increase in the number and size of client projects. No client contributed 10% or more of Free Range's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $1.6 million, or 98%. The increase resulted from costs associated with the hiring of 11 consultants. Gross profit margin decreased from 17% for the year ended December 31, 1997, to 8% for the same period in 1998.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.9 million, or 65%. This increase resulted from opening sales offices throughout the U.S. to support anticipated growth. Selling, general and administrative expenses as a percentage of revenues decreased from 151% for the year ended December 31, 1997 to 140% for the year ended December 31, 1998.


FREE RANGE MEDIA, INC.--1996 COMPARED TO 1997


    REVENUES. Revenues decreased approximately $958,000, or 33%. No client accounted for 10% or more of Free Range's revenues in these periods. This decrease was due to Free Range's focus on fewer clients, rather than single projects from multiple clients.



    COST OF SERVICES. Cost of services decreased approximately $375,000, or 19%. The decrease resulted from a decrease in direct costs associated with fewer client projects. Gross profit margin decreased from 31% for the year ended December 31, 1996 to 17% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $980,000, or 49%. The increase was attributable to additional personnel necessary to support anticipated growth.



FREE RANGE MEDIA, INC.--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, Free Range had approximately $48,000 in cash and cash equivalents compared to $30,000 at December 31, 1998. Cash used in operations was $4.1 million and $815,000 for the period ended December 31, 1998 and March 31, 1999. In all periods, the net cash used in operating activities was due to a net loss.



    Cash used in investing activities was $247,000 for the year ended December 31, 1998 and $69,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements. Additionally, in 1998, Free Range sold their interest in FreeZone, LLC for $680,000.



    Cash provided by financing activities was $4.5 million for the year ended December 31, 1998 and $902,000 for the three months ended March 31, 1999. In 1998, cash was provided by borrowings of $3.2 million and issuance of $1.2 million aggregate liquidation preference of preferred stock to a related party. In 1999, $902,000 of cash was provided from borrowings on a note payable with a related party.

INTEGRATED CONSULTING, INC.--RESULTS OF OPERATIONS


    Integrated Consulting, Inc. dba i.con interactive, or i.con, is headquartered in Dallas, Texas, and has 40 employees. The following table sets forth certain selected financial data for i.con on a historical basis for the periods indicated:

                                                                                                   THREE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,           MARCH 31,
                                                                 -------------------------------  --------------------
                                                                   1996       1997       1998       1998       1999
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                                (DOLLARS IN THOUSANDS)
Revenues.......................................................  $     443  $     849  $   2,140  $     456  $     825
Cost of services...............................................        132        267        716        113        250
                                                                 ---------  ---------  ---------  ---------  ---------
Gross profit...................................................        311        582      1,424        343        575
Selling, general and administrative............................        315        550      1,383        216        455
                                                                 ---------  ---------  ---------  ---------  ---------
Operating income (loss)........................................  $      (4) $      32  $      41  $     127  $     120
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

INTEGRATED CONSULTING, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE
  MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $369,000 or 81%. This increase resulted primarily from an increase in the number of clients and the size of engagements. i.con earned a portion of its revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. Barter revenues increased approximately $92,000, or 168% from $55,000 for the three months ended March 31, 1998 to $147,000 for the same period in 1999. This increase resulted primarily from an increase in web development services for the Texas Rangers Baseball Club and Dallas Stars Hockey Club. For the three months ended March 31, 1999, Ericsson contributed 13% of total revenues and the Texas Rangers contributed 12% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $137,000, or 121%. The increase resulted from costs associated with the hiring of 11 consultants due to the increased number of client projects. Gross profit margin decreased from 75% for the three months ended March 31, 1998 to 70% for the same period in 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $239,000, or 111%. The increase resulted from the addition of five personnel.


INTEGRATED CONSULTING, INC.--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $1.3 million, or 152%. This increase resulted primarily from an increase in the number, size and scope of engagements. i.con earned a portion of its 1998 revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. Barter revenues were $425,000 for the year ended December 31, 1998 and were $0 for the year ended December 31, 1997. This increase related primarily to the recording of revenue for transactions with the Texas Rangers Baseball Club and Dallas Stars Hockey Club. Barter revenue was not recorded for year end December 31, 1997, as i.con had not entered into a formalized plan with the Texas Rangers or Dallas Stars and did not meet requirements for recording barter revenue in that period. For the year ended December 31, 1998, the Dallas Stars contributed 12% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $449,000, or 168%. The increase resulted from costs associated with a 70% increase in the number of consultants. Gross profit margin decreased from 69% for the year ended December 31, 1997 to 67% for the same period in 1998.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by approximately $833,000, or 151%. The increase resulted from the addition of seven personnel.


INTEGRATED CONSULTING, INC.--1996 COMPARED TO 1997


    REVENUES. Revenues increased approximately $406,000, or 92%. This increase resulted from an increase in the number and size of client projects. For the year ended December 31, 1997, S2 Systems contributed 13% of total revenues and Alcatel Network Systems contributed 10% of total revenues. No other client contributed 10% or more of i.con's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $135,000, or 102%. This increase was due to a 67% increase in the number of consultants. Gross profit margin decreased from 70% for the year ended December 31, 1996 to 69% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $235,000, or 75%. The increase resulted from the addition of personnel.



INTEGRATED CONSULTING, INC.--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, i.con had approximately $16,000 in cash and cash equivalents compared to $9,000 at December 31, 1998. Cash provided by operations was $49,000 in 1998, which was due to net income and other working capital changes due to the overall growth in the Company. Cash used in operations was $29,000 for the three months ended March 31, 1999, which was due to fluctuations in working capital changes due to the growth in the business.



    Cash used in investing activities was $147,000 for the year ended December 31, 1998 and $122,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures for the purchase of computer equipment, furniture and fixtures and leasehold improvements.



    In 1998, cash provided from financing activities was $64,000 from proceeds from long-term debt. For the three months ended March 31, 1999, cash of $97,000 was provided from borrowings on i.con's line of credit and proceeds from long-term debt. At March 31, 1999, i.con's revolving credit facilities provided for borrowings up to $100,000. There was no borrowing available under the credit facility.

INTERACTIVE8, INC.--RESULTS OF OPERATIONS


    InterActive8, Inc., or InterActive8, is located in New York, New York, and has 64 employees. The following table sets forth certain selected financial data for InterActive8 on a historical basis for the periods indicated:

                                                                                                  THREE MONTHS
                                                                 YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                                                             -------------------------------  --------------------
                                                               1996       1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------

                                                                            (DOLLARS IN THOUSANDS)
Revenues...................................................  $   1,713  $   2,818  $   4,097  $     737  $   1,613
Cost of services...........................................      1,056      1,634      2,033        433      3,102
                                                             ---------  ---------  ---------  ---------  ---------
Gross profit...............................................        657      1,184      2,064        304     (1,489)
Selling, general and administrative........................        460      1,382      2,419        690        464
                                                             ---------  ---------  ---------  ---------  ---------
Operating income (loss)....................................  $     197  $    (198) $    (355) $    (386) $  (1,953)
                                                             ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------

INTERACTIVE8, INC.--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THREE MONTHS
  ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $876,000, or 118%. This increase resulted from an increase in the number and size of client projects, including Maybelline. For the three months ended March 31, 1999, A&E Television Networks contributed 33% of total revenues and M&M/Mars contributed 15% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $2.7 million, or 616%. The increase resulted from direct costs related to the hiring of 22 consultants as well as the recognition of compensation expense for equity appreciation rights in the amount of $2.2 million. Gross profit margin decreased from 41% for the three months ended March 31, 1998 to a negative 92% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 50%.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $226,000, or 33%. The decrease resulted from a reduction in personnel.


INTERACTIVE8, INC.--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $1.3 million, or 45%. This increase was due to an increase in the number and size of client projects. For the year ended December 31, 1998, A&E Television Networks contributed 35% of total revenues and M&M/Mars contributed 10% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $399,000, or 24%. The increase resulted from costs related to the hiring of nine consultants due to the increased number of client projects. Gross profit margin increased from 42% for the year ended December 31, 1997 to 50% for the same period in 1998.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $1.0 million, or 75%. The increase resulted from an increase in overhead associated with the increased volume of business.

INTERACTIVE 8, INC.--1996 COMPARED TO 1997


    REVENUES. Revenues increased approximately $1.1 million, or 65%. This increase resulted from an increase in the number and size of client projects. For the year ended December 31, 1997, A&E Television Networks contributed 31% of total revenues, AT&T contributed 14% of total revenues and M&M/Mars contributed 21% of total revenues. No other client contributed 10% or more of InterActive8's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $578,000, or 55%. The increase resulted from the addition of professional consulting personnel. Gross profit margin increased from 38% for the year ended December 31, 1996 to 42% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $922,000, or 200%. The increase resulted from increased personnel costs.



INTERACTIVE8, INC.--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, InterActive8, Inc. had approximately $461,000 in cash and cash equivalents compared to $130,000 at December 31, 1998. Cash provided by operations was $648,000 for the three months ended March 31, 1999. Cash used in operations was $549,000 for the year ended December 31, 1998. In all periods, cash from/used in operations was due to InterActive8, Inc.'s net loss offset by working capital changes due to the growth of the business. Additionally, for the three months ended March 31, 1999, the net loss of $2.0 million was offset by a non-cash compensation charge of $2.2 million.



    Cash used in investing activities was $151,000 for the year ended December 31, 1998 and $278,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures for the purchase of computer equipment and leasehold improvements.



    Cash used in financing activities was $37,000 for the three months ended March 31, 1999 due to payment on InterActive8, Inc.'s line of credit and long-term debt. Cash provided by financing activities for the period ended December 31, 1998 was $738,000, due to borrowings on InterActive8, Inc.'s credit facility and long-term debt of $746,000 and the issuance of common stock for $50,000. At March 31, 1999, InterActive8, Inc.'s revolving credit facilities provided for borrowings up to $250,000. There was no borrowing available under the credit facility.

MULTIMEDIA RESOURCES, LLC--1996 COMPARED TO 1997



    REVENUES. Revenue increased approximately $1.5 million, or 80%. This increase resulted from Internet development projects for MasterCard International, MSNBC and the Society of European Satellites, or SES. For the year ended December 31, 1997, MasterCard International contributed 63% of total revenues and SES contributed 14% of total revenues. No other clients contributed 10% or more of Multimedia's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $1.5 million, or 147%. The increase resulted from additional personnel and $1.3 million for contract employees to support Internet development work for MasterCard International. Gross profit margin decreased from 49% for the year ended December 31, 1996 to 30% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $117,000, or 28%.



MULTIMEDIA RESOURCES, LLC--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, Multimedia had approximately $344,000 in cash and cash equivalents compared to $121,000 at December 31, 1998. Cash provided by operations was $348,000 for the year ended December 31, 1998 and $273,000 for the three months ended March 31, 1999. In all periods, the net cash provided by operating activities was due to Multimedia generating net income and fluctuations in working capital changes due to the growth in the business.



    Cash used in investing activities was $4,000 for the year ended December 31, 1998 and was used for capital expenditures.



    Cash from financing activities was $324,000 for the year ended December 31, 1998 and $50,000 for the three months ended March 31, 1999 representing distributions to members.


POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--RESULTS OF OPERATIONS


    Potomac Partners Management Consulting, LLC, or Potomac Partners, is located in Reston, Virginia, has operations in eight states, and has 41 employees. The following table sets forth certain selected financial data for Potomac Partners on a historical basis for the periods indicated:


                                                                      YEAR ENDED     THREE MONTHS ENDED
                                                                     DECEMBER 31,        MARCH 31,
                                                                     -------------  --------------------
                                                          1997(1)        1998         1998       1999
                                                        -----------  -------------  ---------  ---------
                                                                     (DOLLARS IN THOUSANDS)
Revenues..............................................   $     372     $   4,886    $     976  $   2,060
Cost of services......................................         290         5,086          654      6,231
                                                             -----   -------------  ---------  ---------
Gross profit..........................................          82          (200)         322     (4,171)
Selling, general and administrative...................          86           876          180        489
                                                             -----   -------------  ---------  ---------
Operating income (loss)...............................   $      (4)    $  (1,076)   $     142  $  (4,660)
                                                             -----   -------------  ---------  ---------
                                                             -----   -------------  ---------  ---------

------------------------


(1) Inception--November 1997

POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--THREE MONTHS ENDED MARCH 31, 1998
  COMPARED TO THREE MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues increased approximately $1.1 million, or 111%. This increase resulted from an increase in the number and size of client projects. For the three months ended March 31, 1999, United Airlines contributed 39% of total revenues and Wells Fargo contributed 39% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $5.6 million, or 853%. Approximately $5.0 million, or 88%, of the increase was due to compensation expense for the value of equity participation rights. The remaining portion of the increase is attributable to the hiring of 10 consultants. Gross profit margin decreased from 33% for the three months ended March 31, 1998 to a negative 202% for the same period in 1999. However, excluding equity related compensation expense, the gross profit margin would have been 35% for 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $309,000, or 172%. The increase resulted from a $160,000 increase in bad debt expense and $53,000 increase in personnel costs. No other individual expense items comprised a significant portion of the remaining charge.


POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $4.5 million, or 1,213%. The increase resulted from having a full year of operations for the year ended December 31, 1998, during which there was an increase in the number of clients. For the year ended December 31, 1998, Norwest contributed 18% of total revenues, United Airlines contributed 26% of total revenues, Japan Malls contributed 17% of total revenues and Western Development contributed 13% of total revenues. No other client contributed 10% or more of Potomac Partners' revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $4.8 million, or 1,654%. Approximately $1.5 million of the increase was due to compensation expense related to the value of equity participation rights. The remaining increase resulted from costs associated with the hiring of 14 consultants due to the increased number of projects. Gross profit margin decreased from 22% for the year ended December 31, 1997 to a negative 4% for the same period in 1998. However, excluding equity related compensation expense, the gross profit margin would have been 27% for 1998.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $790,000, or 919%. The increase was due to a full year's operations in 1998 compared with two months in 1997.



POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, Potomac Partners had approximately $971,000 in cash and cash equivalents compared to $892,000 at December 31, 1998. Cash provided by operations was $278,000 for the year ended December 31, 1998 due to a fluctuation in working capital due to the growth of the business. Cash used in operations was $127,000 for the three months ended March 31, 1999 due to a net loss of $4.7 million offset by a $4.9 million non-cash compensation charge and other working capital changes due to the growth of the business.



    Cash used in investing activities was $53,000 in December 31, 1998 for capital expenditures. There was no capital expenditures in the year ended December 31, 1999.

    Cash from financing activities was $502,000 for the year ended December 31, 1998 and $205,000 for the three months ended March 31, 1999 due to the capital contributions by the members. In January 1999, Potomac Partners redeemed the interests of several members, resulting in a distribution of Potomac Partners assets including cash of $184,000.


RSI GROUP, INC. AND SUBSIDIARIES--RESULTS OF OPERATIONS


    RSI Group, Inc., or RSI, is headquartered in Dallas, Texas, and has four additional offices in Omaha, Nebraska; Poughkeepsie, New York; Herndon, Virginia and Research Triangle Park, North Carolina. RSI has 138 employees. The following table sets forth certain selected financial data for RSI on a historical basis for the periods indicated:


                                                                                             THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,           MARCH 31,
                                                           -------------------------------  --------------------
                                                             1996       1997       1998       1998       1999
                                                           ---------  ---------  ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Revenues.................................................  $  16,133  $  15,724  $  16,927  $   4,338  $   3,253
Cost of services.........................................     11,663     11,650     12,271      3,150      2,364
                                                           ---------  ---------  ---------  ---------  ---------
Gross profit.............................................      4,470      4,074      4,656      1,188        889
Selling, general and administrative......................      4,105      3,745      4,253        961      1,714
                                                           ---------  ---------  ---------  ---------  ---------
Operating income (loss)..................................  $     365  $     329  $     403  $     227  $    (825)
                                                           ---------  ---------  ---------  ---------  ---------
                                                           ---------  ---------  ---------  ---------  ---------

RSI GROUP, INC. AND SUBSIDIARIES--THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO
  THREE MONTHS ENDED MARCH 31, 1999


    REVENUES. Revenues decreased approximately $1.1 million, or 25%. This decrease resulted from a decrease in staffing related to a decrease in business with a major client. For the three months ended March 31, 1999, IBM contributed 44% of total revenues and MCI contributed 11% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.



    COST OF SERVICES. Cost of services decreased approximately $786,000, or 25%. The decrease resulted from a reduction of costs associated with a 16% decrease in the number of consultants. Gross profit margin remained unchanged at 27% for the three months ended March 31, 1998 and the same period in 1999.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased approximately $753,000, or 78%. The increase resulted from an equity based compensation charge in 1999.


RSI GROUP, INC. AND SUBSIDIARIES--1997 COMPARED TO 1998


    REVENUES. Revenues increased approximately $1.2 million, or 8%. This increase resulted from an increase in the number and size of client projects. For the year ended December 31, 1998, IBM contributed 34% of total revenues and First Data Resources contributed 13% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.



    COST OF SERVICES. Cost of services increased approximately $621,000, or 5%. The increase resulted from a slight increase in the average number on staff in 1998. Gross profit margin increased from 26% for the year ended December 31, 1997 to 28% for the same period in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased by approximately $508,000, or 14%. The increase resulted from the addition of personnel necessary to support higher volume of business.


RSI GROUP, INC. AND SUBSIDIARIES--1996 COMPARED TO 1997


    REVENUES. Revenues decreased approximately $409,000, or 3%. This decrease resulted primarily from a decline in staffing to First Data Resources. For the year ended December 31, 1997, IBM contributed 28% of total revenues, First Data Resources contributed 17% of total revenues and Computer Associates contributed 10% of total revenues. No other client contributed 10% or more of RSI's revenues during the period.



    COST OF SERVICES. Cost of services decreased approximately $13,000 or less than 1%, which was a direct result of the slight decrease in the volume of business. Gross profit margin decreased from 28% for the year ended December 31, 1996 to 26% for the same period in 1997.



    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased by approximately $360,000, or 9%. The decrease was primarily due to a reduction in staffing.



RSI GROUP, INC. AND SUBSIDIARIES--LIQUIDITY AND CAPITAL RESOURCES



    At March 31, 1999, RSI had approximately $31,000 in cash and cash equivalents compared to $30,000 at December 31, 1998. Cash provided by operations was $38,000 for the year ended December 31, 1998 and $981,000 for the three months ended March 31, 1999. In 1998, the net cash used in operating activities was due to fluctuations in working capital due to growth of the business. For the three months ended March 31, 1999, the cash provided by operating activities was due to a $854,000 reduction in accounts receivable.



    Cash used in investing activities was $199,000 for the year ended December 31, 1998 and $5,000 for the three months ended March 31, 1999. In all periods cash used in financing activities was for capital expenditures for the purchase of computer equipment and furniture fixtures.



    Cash used in financing activities was $976,000 for the three months ended March 31, 1999 due to repayments on the line of credit of $961,000. Cash provided by financing activities was $179,000 in 1998 due to borrowing under the line of credit of $220,000. At March 31, 1999, RSI's revolving credit facilities provided for borrowings up to $2.4 million. At March 31, 1999, approximately $1.6 million remained available for borrowing under the credit facility.


PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES


    On a historical basis the eight companies and Luminant used $3,300,000 and $500,000 of cash in its operations for the year ended December 31, 1998 and the three months ended March 31, 1999.



    One company--Free Range Media--used $4,200,000 and $815,000 for the year ended December 31, 1998 and the three months ended March 31, 1999 of cash by itself. We believe that the use of standard treasury methods and normal budgetary controls will reduce those uses of cash to essentially breakeven, which would allow the entire group to be breakeven or positive in operating cash flows.



    For the period ended March 31, 1999 Brand Dialogue used $1,000,000 of cash in its operations. This was the first use of cash by Brand Dialogue in any of the periods presented and was the result of a temporary increase in accounts receivables and faster than normal payment of short term liabilities.



    Luminant intends to implement a unified budgetary system to ensure that unexpected uses of cash flows in operations are kept to a minimum.



    After the closing of the acquisitions and this offering, we will have approximately $37.9 million in cash and cash equivalents and approximately $5.0 million of indebtedness outstanding, on a pro forma basis.



    Upon completion of this offering and the simultaneous acquisition of the eight companies, we intend to consolidate any assumed debt of our companies into a new credit arrangement. We have initiated preliminary discussions with First Union Corporation to obtain a senior credit facility sufficient to provide working capital for all our companies and to finance potential acquisitions, but we cannot assure you that we will obtain a credit facility. If a credit facility can be obtained, it is likely that it would require us to comply with various loan covenants including maintenance of specified financial ratios; restrictions on additional indebtedness; and restrictions on liens, guarantees, advances and dividends. The facility would be intended to be used for working capital and general corporate purposes, including the contingent consideration from the current acquisitions and any future acquisitions. We cannot assure you that we will obtain a credit facility on advantageous terms, if at all.



    On a pro forma basis, we made capital expenditures of approximately $2.6 million during the year-ended December 31, 1998 and approximately $694,000 during the three months ended March 31, 1999. These capital expenditures were primarily for computer equipment, internally used software purchases and leasehold improvements. We expect to make capital expenditures of approximately $3.2 million for hardware, software, and leasehold improvements during the next 12 months. No assurance can be made with respect to the actual timing and amount of these expenditures.



    The cash available from our companies after the changes above and as a result of this offering should be sufficient for operations and normal capital expenditures. As part of the acquisition agreements, targets were established that would provide additional purchase consideration. If the companies achieve the targets that would cause contingent consideration to be paid, we believe that the operating cash flows that would result directly from those increases would provide approximately 20% of the cash needed to satisfy those liabilities. If all targets were met the company would be required to pay $49.1 million in the first quarter of 2000 and $49.1 million in the third quarter of 2000.



    We intend to pursue acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital expenditures and commitments are unpredictable. We believe that cash flow from operations, borrowings under the proposed line of credit and the unallocated net proceeds of this offering will be sufficient to fund our capital requirements for at least the next 12 months, excluding potential acquisitions. To the extent that we are successful in closing acquisitions, it may be necessary to finance the acquisitions through the issuance of additional equity securities, incurrence of indebtedness, or both. In addition, we cannot assure you that our working capital needs will not exceed anticipated levels or working capital generated will be sufficient to fund our operations. As a result, we may be required to obtain additional financing from bank borrowings or debt or equity offerings.


YEAR 2000 READINESS DISCLOSURE STATEMENT

    The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. As a result, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar business activities. Although we have discussed the Year 2000 readiness of each company with the management of the eight companies, we will not conduct an independent investigation of the Year 2000 readiness of the eight companies prior to the closing of the offering and the simultaneous acquisition of the eight companies. In connection with the acquisitions of our eight companies, however, we have received a representation from the former owners of each company that their company does not face material unresolved Year 2000 issues. To the extent these representations are breached and we suffer damages, our operating results and financial condition may be adversely affected. Additionally, many of our companies have contacted their major clients and vendors to assess their Year 2000 readiness.



    We depend on smooth and timely interactions with our vendors, clients and other third parties. Any unexpected costs or disruption in the operations or activities of such vendors, clients or other third parties as a result of Year 2000 compliance issues within such entities could materially adversely affect our business, operating results or financial condition. We intend to continue identifying Year 2000 problems related to our clients and vendors and to formulate a system of working with key third parties to understand their ability to continue providing services and products through the change to Year 2000. We intend to work directly with our key vendors, including financial institutions and utility providers, and partner with them if necessary, to avoid any business interruptions.


    We believe the most likely worst case scenario related to Year 2000 risks is a material business interruption that leads to client dissatisfaction and the termination of an engagement or engagements by dissatisfied clients. Such an interruption in services could occur due to a breakdown in any number of our computer systems and applications on other systems, or the systems of third parties. Examples are failures in our application software, computer chips embedded in equipment, supply of materials from our suppliers, or lack of adequate telecommunications, power, or other utilities. Any such failure could prevent us from being able to deliver our services as expected, which could materially adversely affect our business, operating results and financial condition.


    Based upon the representations made and information supplied by the former owners of the eight companies, we do not anticipate costs associated with the Year 2000 issue to have a material adverse financial impact on us. There may, however, be interruptions or other limitations of financial and operating systems' functionality, and we may incur additional costs to avoid these interruptions or limitations. Our expectations about future costs associated with the Year 2000 issue are limited by uncertainties that could cause actual results to have a greater financial impact than currently anticipated. Factors that could influence the amount and timing of future costs include:


    - our success in identifying systems and programs that contain two-digit year codes;

    - the nature and amount of programming required to upgrade or replace each of the affected programs;

    - the rate and magnitude of related labor and consulting costs; and

    - our success in addressing Year 2000 issues with our clients, vendors and other third parties with which we do business.

RECENT ACCOUNTING PRONOUNCEMENT



    In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", or SOP 98-1. SOP 98-1 requires companies to capitalize qualifying computer software costs that are incurred during the application development stage and amortize them over the software's estimated useful life. The adoption of SOP 98-1 is not expected to have a material adverse impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW


    We are a leading provider of professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations that use or want to use the Internet and electronic commerce in their businesses. We help traditional businesses incorporate the Internet and electronic commerce into their businesses. We also help primarily Internet-based businesses conduct their business more effectively. We provide the following Internet and electronic commerce professional services:



    - strategy consulting, which helps clients understand how to use the Internet and electronic commerce to operate their businesses more competitively and interact with their customers and suppliers more effectively;



    - creative solutions, which involves the design of Internet sites and development of a "look and feel" that projects a client's identity and serves a client's business goals;



    - technology solutions, which involves the actual building and installation of the technological systems required to operate an Internet and electronic commerce business; and



    - value-added services, which are on-going services we provide that support and complement our clients' Internet and electronic commerce businesses, such as ongoing management of Internet site content.



    Our services are designed to rapidly improve a client's competitive position in their field. We provide a wide range of services from assisting our clients conceive how to use the Internet and electronic commerce in their business, to expanding their Internet and electronic commerce capabilities. We believe that our approach, which integrates our strategy consulting services, creative solutions and technology solutions, allows us to deliver in a timely manner reliable, comprehensive, secure and expandable Internet and electronic commerce business solutions.



    We perform services for more than 100 clients, including A&E Television Network, Bell Atlantic, IBM, Mars, Incorporated, MasterCard, United Airlines and Wells Fargo Bank. Our clients are diversified across many industries, including technology, financial, media and communications. We also work with companies who do business primarily over the Internet.



    As of July 1, 1999, our 681 employees were located throughout the U.S. in



    - California



    - Colorado



    - the District of Columbia



    - Florida



    - Georgia



    - Illinois



    - Maryland



    - Massachusetts



    - Missouri



    - Nebraska



    - New York



    - North Carolina



    - Pennsylvania



    - Texas



    - Virginia



    - Washington



    - Wisconsin



    On a pro forma combined basis, we had $54.8 million of revenues for the 12 months ended December 31, 1998 and $18.4 million of revenues for the three months ended March 31, 1999.


INDUSTRY BACKGROUND

    The Internet is continuing its rapid development from primarily an information delivery medium to an interactive platform through which companies market, operate and manage their businesses and conduct transactions. As a result of its widespread adoption, the Internet has been the catalyst for an evolution of business to business, business to consumer and employer to employee relationships and communications. The explosive growth of the Internet and its potential to create new opportunities and pose fundamental threats to the competitive positions of traditional businesses presents enormous challenges for the managers of companies. This is leading to the rapid growth of, and demand for, professional services relating to the Internet and electronic commerce.

    Companies are using the Internet to restructure the way they conduct their businesses. The Internet provides new ways for companies to market their products and services, manage their operations and employees, and improve their financial results. Through the Internet, companies have the ability to improve their competitive positions, reduce operating, transaction and overhead costs; shorten product and marketing cycle times; create and strengthen business alliances; and improve and accelerate the flow of information both internally and externally. Through electronic commerce and the Internet, organizations are identifying, developing and expanding product and service offerings and creating new innovative strategies and operating models. This ability has led to the emergence of new businesses.

    The emergence of the Internet and electronic commerce creates significant challenges for virtually all companies regardless of industry or location. In many industries traditional barriers to entry, such as physical or capital assets, are becoming less important, and the traditional competitive advantages and business models that companies relied on to sustain their profitability are diminishing. The Internet and other technologies reduce the effect of geographic barriers, price discrimination and other factors and are changing the way many businesses have historically competed. Forrester Research, an industry research firm, estimates the revenues generated from Internet commerce will grow from $55 billion in 1998 to $1.4 trillion in 2003. This represents a compound annual growth rate of 91%.


    In order to successfully develop Internet businesses and conduct electronic commerce, companies need to understand how the Internet will fit in with their overall long and short term business plans, and how business over the Internet differs from conventional business operations to be successful. Internet sites must be distinctive, attractive, engaging and easy to use. Companies need to use the right tools to successfully achieve their goals and develop effective technology systems.



    Generally, companies do not have the internal resources necessary to establish an electronic commerce presence on the Internet in the rapid time frames needed to meet their business goals. We believe that companies will focus on their core competencies and will not make the time or financial commitment necessary to hire and train the professionals needed to build in-house capabilities. International Data Corporation, IDC, an industry research firm, forecasts that the market for Internet and electronic commerce professional services worldwide will grow from $7.8 billion in 1998 to $78.5 billion by 2003. These projections represent a compound annual growth rate of more than 59% over this period. IDC predicts that the Internet will be one of the fastest-growing areas within the information technology services industry.



    The need for organizations to act quickly and effectively has led to the demand for coordinated strategic, creative and technology services. Many traditional professional services firms can provide services in strategy consulting, creative solutions or in technology solutions. The need to integrate these disciplines is beyond the capabilities of most traditional service firms, however, especially given the rapid time frames for developing Internet and electronic commerce businesses. As a result, we believe there is great demand for professional services firms that can effectively provide services in all three disciplines in the rapid time frame and focus that the Internet and electronic commerce business environment demands.

THE LUMINANT SOLUTION



    We are a leading provider of Internet and electronic commerce solutions for clients in diversified industries located throughout the U.S. and abroad. We are able to provide the combination of strategy consulting, creative solutions and technology solutions that clients need to create and expand their Internet and electronic commerce businesses. We also provide on-going value-added services needed to manage and operate our clients' Internet businesses.



    We concentrate on providing clients with a broad range of capabilities which blend the disciplines of strategy consulting, creative solutions and technology solutions. Our work is focused on:



    - LEADING INDUSTRY SOLUTIONS. We believe that we provide clients with leading edge solutions critical to their success. Our strategy consulting practice helps clients develop and sharpen their strategic vision in order to capitalize on Internet and electronic commerce opportunities. Our creative solutions practice then provides creative design and marketing services. Our technology solutions practice designs and builds the systems, processes and elements necessary to successfully operate Internet businesses. In addition, we provide value-added services that support and complement our clients' Internet and electronic commerce businesses.



    - INTEGRATED DELIVERY MODEL. We are able to deliver strategy consulting, creative solutions and technology solutions in a coordinated manner that addresses our clients' Internet and electronic commerce-related business challenges in rapid time frames. We design, build and support these solutions using our interactive approach, and expect to increasingly do so on a basis that fully integrates our three practice areas.



    - LONG-TERM CLIENT RELATIONSHIPS. Our extensive understanding of our clients' needs and objectives allows us to provide integrated Internet and electronic commerce professional services that add significant and measurable value to our clients. Our strategy consulting, creative and technology services and skills are geared to establishing integrated, multi-year and multi-project relationships with our clients.


    - STRONG MANAGEMENT TEAMS. We have a highly experienced group of Internet and electronic commerce professionals throughout all three of our practice areas. These professionals combine to form a knowledgeable client management team with many years of professional experience. These teams offer seamless client solutions that address a client's strategic vision, sales and marketing objectives. Our breadth of experience and skills allows us to provide multifaceted assistance to our clients.

STRATEGY


    We intend to strengthen our position as a leading provider of professional services to Fortune 500 companies, Internet and electronic commerce-based companies and other organizations who use or want to use the Internet and electronic commerce in their business. Our strategy for achieving this objective is based on the following key elements:



    - LEVERAGE OUR THREE MAIN PRACTICE AREAS. Through our three main practice areas, strategy consulting, creative solutions and technology solutions, we are able to develop strong functional expertise. These practice areas allow us to fully capture our collective expertise and channel those skills to deliver our value-added solutions in an effective, consistent, disciplined and integrated manner to our clients. In addition, given the need for rapid business development in the Internet arena, our ability to integrate the various disciplines will be an important feature of our services and a key point of differentiation in the marketplace.

    - EXPAND LONG-TERM CLIENT RELATIONSHIPS. We have a number of established long-term client relationships and we intend to develop and sustain additional client relationships over time. Our client service teams are able to integrate strategic solutions, creative solutions and technology solutions at each stage of our client engagements. We believe that by offering our clients coordinated strategy consulting, creative and technology services we are able to create measurable value for the client. Furthermore, we believe that maintaining a reputation for being an innovative Internet and electronic commerce professional services firm will increase our ability to attract new clients, including by referral from our existing clients.


    - OPERATE AS A SINGLE, FULLY INTEGRATED FIRM. We are creating a strong, dynamic, united platform for our business based on an integrated firm concept. We intend to leverage our strong executive leadership to project a unified mission and integrated operating model. All of our businesses are adopting a single corporate vision, name, identity and brand. Our management and our employees will be provided incentives that are based on overall corporate performance. We believe it is critical to establish strong management systems and processes in order to maintain a high, consistent level of client service and efficient utilization of the skills of our people. The key management infrastructure will be centered on financial and management information, communications, incentives, recruiting, training and knowledge management.


    - MAINTAIN LEADING EDGE PROFESSIONAL CAPABILITIES AND TECHNOLOGY SOLUTIONS. In order to provide our clients with the industry's leading edge solutions and our integrated approach to their Internet and electronic commerce professional services needs, we place a strong focus on attracting, hiring, developing and retaining outstanding personnel. We focus on keeping the creative and technology skills of our employees in-line with the industry's most current standards, and on developing management and leadership skills among a broad cross-section of our people. To facilitate ongoing professional development and innovation, we focus on several key skill sets: problem solving, analysis, communications, creativity, team work and effectiveness with our clients.



    - EXPAND OUR BREADTH OF SERVICE AND GEOGRAPHIC SCOPE. As our clients' needs broaden and expand, we intend to enhance our set of service capabilities, improve our geographic reach and strengthen our management team. We intend to build our capabilities through organic growth and through selective strategic acquisitions in the U.S. and internationally.



    - PROVIDE VALUE-ADDED SERVICES. As part of our comprehensive, integrated approach to our long-term client relationships, we provide clients with ongoing services which enhance a clients' ability to expand their Internet and electronic commerce businesses. Those services include managing the content of Internet sites and providing placement of advertising media. We believe that these ongoing value-added services are critical to seamlessly providing a client with the best possible Internet and electronic commerce professional services and are a principal factor that enables us to attract and retain our clients.


SERVICES

    We offer a wide range of Internet and electronic commerce professional services to traditional businesses as well as new Internet-based businesses. These services fall into a number of categories, including strategy consulting, creative solutions, technology solutions and value-added services, which involve the following activities:

    STRATEGY CONSULTING


    Strategy consulting includes services that help our clients understand how to use the Internet and electronic commerce to achieve operating efficiencies, open new and more effective ways to communicate with customers and suppliers, enhance competitive advantages and otherwise incorporate the Internet and electronic commerce into their businesses. Our strategy consulting practice area includes:



    - BUSINESS STRATEGY: We analyze the economic structures of industries and particular businesses and help our clients establish financial and non-financial goals. We also screen alliance and acquisition choices, analyze customers and markets, conduct competitive and pricing analyses and advise clients regarding pricing.



    - MARKETING STRATEGY: We provide profiles and advice about the make-up of our clients' markets and suggest ways to promote and distribute a client's products and services. We also identify and construct opportunities for partnering with other businesses, and develop ways to increase Internet site traffic.



    - TECHNOLOGY STRATEGY: We provide advice regarding technology systems, development of tools for managing an Internet site, ways to communicate with customers and suppliers, and technology-related partnerships and alliances.



    - BRANDING AND IDENTITY: We identify branding goals and analyze market positioning for our clients and plan for the development, testing and establishment of their brands. We also coordinate the Internet and non-Internet branding efforts of our clients, and develop plans for communicating to consumers. We also provide comprehensive creative plans and graphic design plans.


    CREATIVE SOLUTIONS


    Creative solutions involve developing Internet sites that visually engage the targeted end-user and are consistent with a client's branding, identity and overall business strategy. Our creative practice area includes:



    - INTELLECTUAL PRODUCT DEVELOPMENT: We create designs, graphics and Internet site plans. We also help clients develop and install the content on their Internet sites.



    - INTERNET MARKETING. We create marketing programs for our clients' Internet sites which focus on increasing customers and improving revenues, market positions and profitability.



    - CUSTOMER DEVELOPMENT, MEASUREMENTS AND ANALYSIS: We develop systems to measure and analyze the effectiveness of the client's Internet enterprise. We design and install systems to help clients target, acquire and retain customers, expand customer relationships and generate new business and demand for services. We also design and install systems to measure sales cycles, manage the life cycle of a customer relationship, analyze pricing and tactics and evaluate sales force efficiency and effectiveness.


    TECHNOLOGY SOLUTIONS


    We use our proprietary and leading existing technologies to deliver solutions that fulfill our clients' strategic objectives. Our technology solutions involve integration of our clients' existing systems as well as the building of new systems. Our technology practice area includes:



    - TECHNOLOGY DEVELOPMENT. We develop and create the technology needed to achieve our client's marketplace goals. We provide the process maps which set forth all requirements for building and maintaining an Internet site. We also develop and update software, and design technology interfaces to accommodate flexible, adaptable systems.



    - INTERNET INTEGRATION: We provide technology to integrate the Internet enterprise with other areas of the client's business. We integrate back office systems relating to customer service, pricing, purchasing, shipping, inventory, order fulfillment and information systems. We also integrate corporate intranets and extranets.



    - ELECTRONIC COMMERCE MANAGEMENT: We help clients install systems for handling order management and transaction processing.



    - CONTENT AND PRODUCT DEVELOPMENT MANAGEMENT TOOLS: We build and install the technology needed to run our clients' Internet and electronic commerce businesses. We provide software and systems that help clients create, support and manage their Internet sites and electronic commerce systems, perform quality control on, and automatically update, electronic content, and develop databases to support current and archived electronic content.



    - SECURITY: We plan, implement and audit security practices to protect our clients' systems from unauthorized access and intrusion.


    VALUE-ADDED SERVICES


    Our clients engage us to perform ongoing services, which enables us to maintain long-term client relationships and to support their Internet and electronic commerce business operations. The value-added services that we provide include:


    - CONTENT SERVICES: We manage some or all of the content on our clients' Internet sites, including static or continuously updated content for entire sites or subsections of sites.

    - RESEARCH SERVICES AND MARKET ANALYSIS: We prepare ongoing studies of the effectiveness of the Internet site. We provide focus groups, surveys, and analyses comparing our clients' sites with those of their competitors using sophisticated research and analysis techniques.


    - PLACEMENT OF ADVERTISING MEDIA: We help clients place their advertising media by designing and creating advertisements, identifying where to place advertisements and procuring space for the media.



    - BUSINESS PROCESSES: We assess the various business processes of an electronic enterprise and advise cleints how the processes should be performed or improved. The areas we assess include order fulfillment, billing, human resources, customer order flow, public relations and warehousing.



EXAMPLES OF OUR SERVICES AND SOLUTIONS



    The following examples illustrate the kinds of services and solutions that we have developed for specific clients:



M&M/MARS



    M&M/Mars is one of the leading candy and confectionery firms, and owns a number of established consumer brands. In 1996, M&M/Mars retained us to bring the M&M's Brand to the World Wide Web. Since then, we have provided the company with a wide range of Internet solutions, cutting across multiple brands and divisions, that opened up new avenues of business.

    From creating brand-building sites that provide rich interactive media experiences, such as the M&M Studios site and the SKITTLES-Registered Trademark-Portal, to electronic commerce solutions like the newly relaunched M&M's Network Online Store, to online recruiting sites and beyond, we have helped M&M/Mars do business in countries around the world faster and more flexibly than before. As a result, M&M/Mars has discovered new business opportunities and new ways to communicate with the world, helping it to remain a world leader in a competitive industry.



    MASTERCARD INTERNATIONAL



    MasterCard International Incorporated retained us to help build its electronic commerce business. Our development of several new interactive programs, games and partnerships for the MasterCard.com web site has helped increase site traffic by over 425%. We conceived and implemented a brand-building program entitled "See the Future Now" and an educational program called "Shopping Now? Here's How," to educate consumers about the benefits of shopping in stores and online with MasterCard. Features of the program include an "instant win game" that showcases MasterCard benefits that can be realized now and in the future, and a "ShopSmart" program that educates consumers how to shop effectively and safely on the Internet.



    We have also worked on MasterCard International's behalf with other sites to create custom-developed media partnerships. We worked with Excite, Inc. to create a "ShopSmart" decal awareness program. The program helped MasterCard secure decal participation relationships with over 100 merchants. We have also worked to develop media partnerships with key commerce merchants, including Preview Travel, Netscape, ZDNet's, NetBuyer and GolfWeb.



    STERLING SOFTWARE, INC.



    Sterling Software, Inc. engaged us late in 1998 to redesign their current Internet site. Sterling sought a site that pulled together all of its existing Internet sites into a common look and feel, offered common, shared databases among the sites, allowed for local content updates and reflected Sterling's quality and progressiveness. We began to redesign Sterling's Internet sites in early 1999. Over the span of several months, our team redesigned, reorganized and rebuilt thousands of pages from more than a dozen different product lines and international Internet sites.



    The look and feel of the revised site reflects the state-of-the-art technology that underlies Sterling's solution-based products. The site now features a consistent overall design and common navigation and data structures throughout all of its sections. Each main section in the site incorporates custom photography, marketing information and background color elements. Sterling's new site also incorporates state-of-the-art Web technology such as Dynamic HTML, Flash animation, a dynamic menu system, mechanisms for local content providers to input and update dynamic content and a central administration system for reviewing and posting new content.

CLIENTS

    Our companies have provided professional services for a variety of clients in many industries. The following is a partial list of our clients that we believe is representative of our overall client base:


       MEDIA AND                                                                        TRAVEL AND
    COMMUNICATIONS             TECHNOLOGY                   FINANCIAL                 TRANSPORTATION
-----------------------  -----------------------  -----------------------------  ------------------------
A&E Television           International Business   First Data Resources           United Airlines, Inc.
  Networks               Machines Corporation     MasterCard International
AT&T Corp.               Microsoft Corporation    Incorporated
Bell Atlantic Network    Sterling Software, Inc.  National Association of
  Services, Inc.                                  Securities Dealers, Inc.
MCI Worldcom, Inc.                                Wells Fargo



         INTERACTIVE                  CONSUMER               ENERGY
------------------------------  --------------------  --------------------
JuniorNet Corporation           Maybelline, Inc.      Chevron U.S.A. Inc.
                                Mars, Incorporated    Enron Corp.
                                Office Depot, Inc.    Halliburton Company


    For the 12 months ended December 31, 1998, IBM, our largest client, accounted for approximately 12.4% of our pro forma combined revenues. No other client accounted for 10% or more of our pro forma combined revenues for the 12 months ended December 31, 1998 and no client accounted for 10% or more of our pro forma combined revenues for the three months ended March 31, 1999.


OUR COMPANY



    Simultaneously with the closing of this offering we expect to acquire the following eight companies:



    ALIGN SOLUTIONS CORP.'S services include creating Internet site content and advertisements; multimedia presentations; Internet site design; document services, maintenance of databases and workflow automation; and systems integration services. Align has special expertise in the energy and financial services industries.



    BRAND DIALOGUE-NEW YORK is presently the New York branch of a Young & Rubicam division. The services offered by the Brand Dialogue-New York business that we intend to acquire include strategic consulting in the technology and marketing areas, Internet site development and on-going Internet site management, on-line media strategy and planning, on-line advertising campaigns and development of Internet-based branding applications. Brand Dialogue-New York has provided services to customers in the financial, pharmaceuticals, media and communications industries.



    FREE RANGE MEDIA, INC. provides strategic consulting and creative solutions that address a client's overall business objectives. Free Range has special expertise in the financial services, health care and communications industries.



    INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE, offers creative solutions, online brand development and ongoing maintenance of Internet site content. i.con has special expertise in the entertainment, hospitality, technology and telecommunications industries.



    INTERACTIVE8, INC.'S services include strategic consulting, development of Internet site content, applications development, database and electronic commerce integration, account management, Internet site hosting, tracking and analysis, and Internet marketing. InterActive8 has special expertise in the media and communications and consumer products industries.

    MULTIMEDIA RESOURCES, LLC'S services include strategic consulting, business development, and development of Internet marketing programs. Multimedia has special expertise in media, retailing and financial services industries.



    POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC'S professional services include the formulation of electronic commerce strategy, program management, development of strategic partnerships, and business process design. Potomac Partners has special industry expertise in the financial services, retailing, media, entertainment, communications and transportation industries.



    RSI GROUP, INC. AND SUBSIDIARIES' services include the distribution and decentralization of computing systems, including the integration of electronic commerce systems, providing mission-critical Internet process services, application development, and professional staffing and technology support. RSI has special expertise in the technology, transportation, telecommunications, financial and consumer goods industries.


SALES AND MARKETING


    Our sales approach is based on developing long-term consultative relationships with our clients. We intend to integrate the sales and marketing functions of the companies we acquire to provide for client focused professional marketing organization targeted toward developing existing client relationships by expanding the services provided to those clients as well as adding new clients. In addition to our direct sales force which will market our service along those lines, our management will actively market to companies with which they have a relationship. We will employ a team selling approach, whereby our sales people collaborate with our business unit professionals and management to identify prospects, conduct sales and manage client relationships, particularly at core client relationships. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to these clients.


    In addition, we integrate the discipline of strategic, creative and technical solutions into our clients' sale processes. We assign senior executives to each account to ensure the multi-disciplinary sales approach. This process identifies major cross-disciplinary client issues early in the process, thereby saving the client time and money and allowing us to provide more effective services to our clients. Most of our senior executives are involved in the sales process.

COMPETITION

    The market for our services is highly fragmented and can be characterized by intense competition and rapid technological change. We have many competitors including large and well-established firms, new entrants attracted by low barriers to entry and prospective clients who have used their internal resources to develop an Internet presence.

    Our current competitors include, and may in the future include, the following:


    - Internet consulting firms and online agencies, including AGENCY.COM, AppNet, iXL Enterprises, Modem Media . Poppe Tyson, Organic Online, Proxicom, Razorfish, Scient, US Interactive, USWeb/CKS and Viant;



    - general management consulting firms, including Bain & Company, Boston Consulting Group, Booz Allen & Hamilton and McKinsey & Company;



    - the professional services groups of computer equipment companies, including Compaq, Hewlett-Packard and IBM;



    - systems integrators, including Andersen Consulting, Cambridge Technology Partners, Sapient, and consulting arms of the "Big Five" accounting firms; and

    - internally developed solutions of current and potential clients.


    The principal competitive factors in the Internet professional services market include Internet expertise and talent, client references, integrated strategy, technology and creative design services, quality, pricing and speed of service delivery and vertical industry knowledge. We believe we compete favorably with respect to these factors and are in a good position to attract talent with our growth and entrepreneurial culture. We believe we have established ourselves as a leader in Internet-specific industry and domain expertise. Through our solutions and our attention to client satisfaction, we have created a strong track record of customer successes. We believe the market will continue to offer significant opportunity for multiple players on the short and medium-term.


INTELLECTUAL PROPERTY


    We utilize intellectual property in our business, some of which we consider proprietary. We generally rely on trade secret law to protect our proprietary interests. We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property, and we may not be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. If third parties infringe or misappropriate our trade secrets, copyrights, trademarks or other proprietary information, our business could be seriously harmed. In addition, although we believe that our proprietary rights do not infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. These claims, even if not true, could result in significant legal and other costs and may be a distraction to management. Protection of intellectual property in many foreign countries is weaker and less reliable than in the United States, so if our business expands into foreign countries, risks associated with protecting our intellectual property will increase.


EMPLOYEES


    As of July 1, 1999, we had a total of 681 employees, of which 36 were in management, 541 in professional services, 41 in sales and marketing and 63 in administration. Success will depend in part on our ability to attract, retain and motivate highly qualified technical and management personnel, for whom competition is intense. None of our employees are represented by labor unions. We believe our relationship with our employees is good.



    To succeed, we must continue to hire, retain and train outstanding professionals. We believe that our success retaining these individuals will depend significantly on our ability to provide a rich learning environment, to provide a one-firm culture and to offer continued professional development as well as economic incentives.


    We believe that developing our one-firm concept with a shared culture is critical to our ability to attract top management, strategic, technology, design, sales, marketing and support professionals. Our core values include a dedication to maintaining an innovative and team-based environment in order to achieve total client satisfaction and provide our employees with personal and professional growth opportunities.

FACILITIES


    We lease offices located in Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Houston, Texas; Herndon, Virginia; Larchmont, New York; New York City, New York; San Francisco, California; and Seattle, Washington. Our headquarters are located in Dallas, Texas consisting of approximately 2,000 square feet of office space under a month to month lease.


LEGAL PROCEEDINGS

    We and our companies are not parties to any pending material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS


    Our executive officers and directors and their ages as of July 1, 1999 are as follows:



                NAME                      AGE                         POSITION
------------------------------------      ---      -----------------------------------------------
Michael H. Jordan (1)(2)(3).........          63   Chairman and Director
Guillermo G. Marmol (4).............          46   Chief Executive Officer, President and Director
Derek R. Reisfield..................          36   Vice Chairman and Executive Vice President
Thomas G. Bevivino..................          44   Vice President of Finance
George P. Stamas....................          48   Director
Randolph Austin (2)(3)(5)...........          35   Director
Michael J. Dolan (5)................          52   Director
James R. Corey (5)..................          45   Director
Richard M. Scruggs (5)..............          43   Director


------------------------

(1) Mr. Jordan will be elected a director and Chairman effective on the closing of this offering.


(2) Member of the Board of Directors' audit committee.



(3) Member of the Board of Directors' compensation committee.


(4) Mr. Marmol will serve as Chairman until the closing of this offering. Mr. Marmol will remain as a director following his resignation as Chairman.


(5) Messrs. Austin, Dolan, Corey and Scruggs will be appointed as directors effective on the closing of this offering.



    MICHAEL H. JORDAN will be our Chairman effective upon the closing of this offering and the simultaneous acquisition of the eight companies, having served as an advisor to us since January 1, 1999. Mr. Jordan retired in December 1998 as Chairman and Chief Executive Officer of CBS Corporation, formerly Westinghouse Electric Corporation, positions he held since June 1993. Prior to joining Westinghouse, he was a principal with the investment firm of Clayton, Dubilier & Rice, Inc. from September 1992 through June 1993. From 1974 until 1992, Mr. Jordan held various management positions at PepsiCo, Inc., his last position being Chief Executive Officer of PepsiCo International. From 1964 to 1974, Mr. Jordan held various positions, including Partner at McKinsey & Company, Inc., an international management consulting firm. Mr. Jordan is also a member of the Boards of Directors of Aetna, Inc., Dell Computer Corp. and Marketwatch.com. Mr. Jordan is a member of the President's Export Council; is the Chairman of the U.S.-Japan Business Council; Chairman of The College Fund/UNCF; and Chairman of the Policy Board of the Americans for the Arts.



    GUILLERMO G. MARMOL has been our Chief Executive Officer and President since August 1998 and a director since June, 1999. Previously, Mr. Marmol was a Vice President of Perot Systems, Inc., Chairman of its Operating Committee and responsible for corporate development from January 1996 to May 1998. Prior to joining Perot Systems, Mr. Marmol held a variety of positions during an 18-year career with McKinsey & Company, Inc. He was elected a director and senior partner in 1991 and most recently held leadership positions in the firm's senior partner election committee, its Dallas, Texas office and its global organization practice.



    DEREK R. REISFIELD has been our non-director Vice Chairman and Executive Vice President since April 1999, having served as an advisor since January 1999. Mr. Reisfield held a variety of positions with CBS Corporation, formerly Westinghouse Electric Corporation, from May 1996 to January 1999, where he held the positions of Vice President, Business Development and then President of the CBS New Media Group. While at CBS, Mr. Reisfield created CBS.Marketwatch.com and served as the Chairman of the Board of Marketwatch.com, LLC. He was also responsible for the development of CBS.Sportsline.com, and served on the Board of Directors of Sportsline USA, Inc. From May 1995 to April 1996, Mr. Reisfield was a Partner of

Mitchell Madison Group, a management consulting company, where he was a co-founder and co-leader of the firm's Media and Telecommunications Practice. From August 1987 to June 1995, Mr. Reisfield served in various capacities, including Senior Manager, at McKinsey & Company, Inc. Mr. Reisfield serves on the board of directors of Pictet & Cie. Global Leisure Fund, S.A., a Swiss based mutual fund.


    THOMAS G. BEVIVINO has been our Vice President of Finance since July, 1999. In March, 1999, Mr. Bevivino formed ARC Group LLC, a specialist financial advisory and transactions support firm, and since that date he has been engaged full-time in supervising our financial due diligence efforts and preparing our financial statements. From June 1986 to June 1988, Mr. Bevivino served as a staff accountant at Kreischer Miller & Co., an accounting, auditing and financial advisory firm. After receiving his CPA in June 1988, Mr. Bevivino served as a Senior Accountant at Kreischer Miller from June 1988 to August 1990. From August 1990 to December, 1991, Mr. Bevivino served as the corporate controller of Realen Homes, a real estate developer. In December, 1991, Mr. Bevivino rejoined Kreischer Miller where he worked until March 1999, departing as a Senior Engagement Manager. Mr. Bevivino is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.



    GEORGE P. STAMAS has been a director since May 1999. Mr. Stamas is a partner with the law firm of Wilmer, Cutler & Pickering and Co-Chairman of that firm's Corporate Department. Prior to joining Wilmer, Cutler & Pickering as a partner in April 1996, he was a partner at Piper & Marbury L.L.P. since 1983. Mr. Stamas is counsel to, and a limited partner of, the Washington Capitals hockey team and the Baltimore Orioles baseball team. Mr. Stamas also serves on the Board of Directors of FTI Consulting, Inc., a provider of litigation support services.



    RANDOLPH AUSTIN will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. From January 1999 until present Mr. Austin has been an advisor to Bertelsmann Ventures. From January 1998 to December 1998, Mr. Austin was President and Chief Executive Officer of BOL, Bertelsmann Online, Bertelsmann's global electronic commerce business. From November 1995 to December 1997, Mr. Austin held various positions with Prodigy, Inc., his last position being Senior Vice President, Sales & Business Development. From September 1990 to November 1995, Mr. Austin served in various capacities, including Senior Engagement Manager, at McKinsey & Company, Inc.



    MICHAEL J. DOLAN will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Since July 1996, Mr. Dolan has served as Vice Chairman, Chief Financial Officer and a director of Young & Rubicam Inc., an international marketing and communications services firm. From August 1991 to July 1996, Mr. Dolan was President and Chief Executive Officer of the joint venture, Snack Ventures Europe, between PepsiCo Foods International and General Mills.



    JAMES R. COREY will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994 Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.



    RICHARD M. SCRUGGS will become a director effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems, which was later purchased by Perot Systems,. From May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.



    At the closing of this offering and the simultaneous acquisition of the eight companies, our Board of Directors will consist of seven directors, which number may be changed by the Board of Directors. Mr. Dolan is being appointed to our Board of Directors pursuant to an agreement between us and Young & Rubicam. If the size of the Board is increased to ten or more, Young & Rubicam will have the right to nominate an additional director to our Board. Messrs. Corey and Scruggs are being appointed to our Board of Directors pursuant to the agreements we have entered into to acquire their companies. In addition, we currently expect that Mr. Corey will be appointed our President, and Mr. Scruggs will be appointed a Vice Chairman, following the closing of this offering and the simultaneous acquisition of the eight companies.


KEY PRACTICE LEADERS

    The following persons held the positions indicated opposite their names in the companies that we will acquire:


          NAME                       FORMER POSITION IN ACQUIRED COMPANY
------------------------  ---------------------------------------------------------
Lynn J. Branigan........  Managing Partner, Multimedia
Calvin W. Carter........  President and Chief Executive Officer, i.con
James R. Corey..........  Managing Director, Potomac Partners
John B. Dimmer..........  President, Free Range
Bruce D. Grant..........  President, RSI
Henry Heilbrunn.........  Managing Partner, Multimedia
William Markel..........  Managing Partner, InterActive8
Andreas Panayi..........  President, Brand Dialogue-New York
Douglas Rice............  President and Chief Executive Officer, InterActive8
Richard M. Scruggs......  President, Chief Executive Officer and Chairman of the
                            Board, Align


    LYNN J. BRANIGAN has served as Managing Partner of Multimedia since she co-founded the company with Henry Heilbrunn in 1993. Ms. Branigan specializes in marketing, media and business development at Multimedia. Prior to forming Multimedia, Ms. Branigan served as Director, Sales and Marketing for the commercial unit of Prodigy Services Company, Inc. from February 1985 until January 1993.

    CALVIN W. CARTER has served as the President and Chief Executive Officer of i.con since he co-founded the company in August 1994. From May 1993 until August 1994, Mr. Carter served as a management consultant for PricewaterhouseCoopers LLP.


    JAMES R. COREY will become a director of Luminant effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey has served as Managing Director of Potomac Partners since September 1997. Prior to joining Potomac Partners, Mr. Corey served as Co-Chief Operating Officer of AT&T Solutions and Managing Partner of their Consulting Division from June 1995 until September 1997. From June 1994 to June 1995, Mr. Corey served as President of the Worldwide Services Organization of Unisys Corporation. From December 1989 until June 1994, Mr. Corey was a partner in the Los Angeles office of McKinsey & Company, Inc. Previously, Mr. Corey was a Partner at Andersen Consulting in Chicago.


    JOHN B. DIMMER has served as President of Free Range since May 1998. From June 1995 until May 1998, Mr. Dimmer served as Vice President and Chief Financial Officer of Free Range.

From March 1986 until June 1995, Mr. Dimmer served as Assistant Secretary and Manager of Commercial Surety at Reliance Surety Company.

    BRUCE D. GRANT has served as President of RSI since January 1999. From January 1997 until December 1998, Mr. Grant served as President of RSI East, and from January 1992 until December 1996, Mr. Grant served as Vice President of RSI East. From 1984 until January 1992, Mr. Grant served in various capacities with RSI and its affiliates.

    HENRY HEILBRUNN has served as Managing Partner of Multimedia since he co-founded the company with Ms. Branigan in 1993. Mr. Heilbrunn specializes in business planning and product development at Multimedia Resources. Prior to forming Multimedia, Mr. Heilbrunn served as Senior Vice President, Product Management and Retention Marketing at Prodigy Services Company, Inc. from September 1990 until January 1993, and in various other capacities with Prodigy from February 1984 until August 1990.

    WILLIAM MARKEL has served as Managing Partner of InterActive8 since 1998. From February 1995 until 1997, Mr. Markel provided business development consulting for InterActive8, and from 1994 until February 1995 he served as a sales executive for Harrington Righter and Parsons, a television sales division of Cox Broadcasting.

    ANDREAS PANAYI has served as President of Brand Dialogue-New York, Young & Rubicam's digital interactive branding unit, since 1998. From 1989 until 1998, Mr. Panayi worked in various capacities at Poppe Tyson, the global interactive marketing arm of True North, including most recently as Senior Partner, Director of International Operations.

    DOUGLAS RICE has served as InterActive8's President and Chief Executive Officer since he founded the company in 1994. From 1994 to 1997, Mr. Rice also served as the Creative Director for InterActive8.


    RICHARD M. SCRUGGS will become a director of Luminant effective upon the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs has served as President, Chief Executive Officer and Chairman of the Board of Align since October 1996. From January 1996 until October 1996, Mr. Scruggs served as Chief Operating Officer of Rothwell Systems (which was later purchased by Perot Systems). From May 1990 until January 1996, Mr. Scruggs served in a variety of capacities at BSG Alliance/IT, including Managing Director of Business Development and Managing Director of the Houston office.


COMMITTEES OF THE BOARD OF DIRECTORS


    Our Board of Directors intends to establish an audit committee which will be comprised solely of independent directors. The responsibilities of the audit committee will include: (1) recommending to our board of directors the independent public accountants to conduct the annual audit of our books and records; (2) reviewing the proposed scope of the audit; (3) approving the audit fees to be paid; (4) reviewing accounting and financial controls with the independent public accountants and our financial and accounting staff; and (5) reviewing and approving transactions between us and our directors, officers and affiliates. Messrs. Jordan and Austin will be members of the audit committee as of the closing of this offering and the simultaneous acquisition of the eight companies.



    Our Board of Directors also intends to establish a compensation committee to consist solely of non-employee directors. The compensation committee will (1) provide a general review of our compensation plans to ensure that they meet corporate objectives and (2) administer our stock plans. Messrs. Jordan and Austin will be members of the compensation committee as of the closing of this offering and the simultaneous acquisition of the eight companies.

    DIRECTOR COMPENSATION Directors who are also our employees will not receive additional compensation for serving as directors. Each person serving or who has agreed to serve as a non-employee director as of the closing of this offering and the simultaneous acquisition of the eight companies will be automatically granted an option to purchase 15,000 shares of common stock under our long-term incentive plan. In addition, under the long-term incentive plan each non-employee director will be granted an annual option to purchase 10,000 shares at each annual meeting of our stockholders at which the director is re-elected or remains a director. Each of these options will have an exercise price equal to the market value per share of common stock on the date of grant. Directors will also be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees of the Board of Directors, in their capacity as directors. Mr. Jordan will also be granted options to purchase 200,000 shares of common stock in consideration for services to be rendered exercisable at a price equal to the initial public offering price per share. The options will become exercisable one-sixth every six months over 36 months from the date of grant.



    EXECUTIVE COMPENSATION We were founded in August 1998, did not conduct any operations in 1998 and, accordingly, did not pay any compensation to our executive officers for the year ended December 31, 1998. The following table sets forth the annual base salary rates and other compensation expected to be paid in 1999 to our chief executive officer and our two most highly compensated officers. Joseph W. Autem served as our chief financial officer from January 1999 until July 1999 and has entered into an agreement to provide consulting services to us in the future. We expect to pay Mr. Autem in 1999 an aggregate of approximately $150,000 and grant options to purchase 20,833 shares of our common stock, assuming an initial offering price of $12 per share, exercisable at $.01 per share, for services rendered by Mr. Autem to us in 1999 as chief financial officer and as a consultant.



    Each of the officers listed in the table below is entitled to an annual bonus up to an amount equal to his base salary based on our performance measured against annual objectives to be determined by the compensation committee of the Board of Directors. See "--Employment Agreements."



                                                                                      LONG-TERM
                                                ANNUAL COMPENSATION              COMPENSATION AWARDS
                                      ----------------------------------------  ----------------------
                                                                    OTHER             SECURITIES
                                                                    ANNUAL            UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION             SALARY        BONUS      COMPENSATION      OPTIONS/SARS (#)      COMPENSATION
------------------------------------  -----------  -----------  --------------  ----------------------  --------------
Guillermo G. Marmol,................  $   300,000  $   300,000   $         --            2,139,767       $         --
  Chief Executive Officer
  and President
Derek R. Reisfield,.................      250,000      250,000             --              427,541                 --
  Vice Chairman and
  Executive Vice President
Thomas G. Bevivino,.................      150,000      150,000             --              100,000                 --
  Vice President of Finance


EMPLOYMENT AGREEMENTS

    On September 1, 1998, we entered into an employment agreement with Mr. Marmol as our Chief Executive Officer and President for a term of three years and four months. The agreement will automatically renew for successive one-year periods beginning January 1, 2002, unless we or Mr. Marmol provides the other with written notice that the Agreement will not renew within 90 days of the expiration date. This agreement provides that Mr. Marmol will devote substantially all of his time to the operation of our business. The agreement establishes the initial base salary set forth in the table above and eligibility for up to an equal annual bonus. We have also agreed to grant options immediately before trading begins to purchase 2,139,767 shares of common stock, at an exercise price equal to the initial public offering price, of which 25% will be immediately exercisable and the remainder will become exercisable at the rate of 25% on the first, second and third anniversaries of the date of grant and will remain exercisable for up to 10 years after the date of grant. We may terminate the agreement for cause or upon death or disability. Cause means a final non-appealable conviction for, or plea of no contest to, a charge of commission of a felony, the good faith determination by the Board of Directors that Mr. Marmol has committed any act in the course of employment constituting fraud or dishonesty on 20 days' notice, or a determination by a court of competent jurisdiction that Mr. Marmol has breached his non-compete agreement; his confidentiality agreement; or interfered with our relationship with any client, supplier or other person. In the case of a termination due to disability we will continue to pay Mr. Marmol his salary and benefits for a period of six months. Mr. Marmol has the right to terminate his employment with us at any time for any reason. If we terminate Mr. Marmol's agreement for any reason other than for cause, or Mr. Marmol terminates his employment for good reason, Mr. Marmol will be entitled to receive severance pay equal to his base salary and maximum bonus for the period remaining under the term of the agreement, continuation of benefits for that period and automatic vesting of all stock options. Good reason includes a change of control; material breach of the employment agreement by us; relocation of our principal business office to more than 35 miles outside Dallas; or Mr. Marmol's duties are diminished or he is not elected Chairman, unless he consents otherwise. Mr. Marmol has consented in writing to the election of Michael H. Jordan as our Chairman and a director upon the closing of this offering. Mr. Marmol will be subject to covenants intended to bar his competition and solicitation of clients or employees through one year after his employment ends for any reason.



    As of June 28, 1999, we entered into an employment agreement with Thomas G. Bevivino as our Vice President, Finance for the period through June 28, 2002. Mr. Bevivino will receive an annual salary of $150,000 plus a bonus of up to the same amount. We will grant Mr. Bevivino options to acquire 100,000 shares of common stock under the long-term incentive plan, exercisable at the initial public offering price. The options will become exercisable in sixths every sixth months after the date we grant them and will remain exercisable for up to 10 years after the date of the grant. Mr. Bevivino will receive the same benefits as our other employees. We may terminate Mr. Bevivino's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Bevivino's obligations or Mr. Bevivino's gross negligence, conviction for, or plea of no contest to, a charge of commission of a felony, a breach by Mr. Bevivino of his non-compete or confidentiality agreement, or if Mr. Bevivino interfered with our relationship with any client, supplier or other person. Mr. Bevivino may terminate his employment with us with or without good reason. Good reason means if we materially violate the employment agreement or if within the first anniversary of the initial public offering we relocate his primary office by more than 35 miles from Horsham, Pennsylvania. If Mr. Bevivino resigns or we terminate his employment with or without cause or because of death or disability, we will pay Mr. Bevivino any unpaid portion of his salary pro-rated through the date of actual termination, reimburse business expenses, pay accrued vacation and pay health insurance premiums for that period. In addition, if we terminate Mr. Bevivino's employment without cause or he resigns for good reason, Mr. Bevivino will receive a severance payment equal to his base salary and the pro rata share of the bonus for the year of his termination, continuation of his benefits and acceleration of the next sixth of his options. Mr. Bevivino will be subject to covenants intended to bar his competition and solicitation of clients or employees during his employment and for one year after his employment ends for any reason.

    On July 23, 1999, we entered into an employment agreement with Derek Reisfield to serve as our Vice Chairman and Executive Vice President through July 23, 2002. Until the closing of this offering and the simultaneous acquisition of the eight companies, Mr. Reisfield is receiving a monthly salary of $20,000, with a special bonus at the closing equal to $333 per day between February 15, 1999 and closing plus reimbursement of limited expenses incurred during this period. Beginning with the closing of this offering, Mr. Reisfield will have an annual salary of $250,000 and be eligible for an annual bonus of up to the same amount. We have also agreed to grant options, immediately before trading begins, to purchase 1% of the shares of common stock outstanding immediately after the offering. The exercise price for the options will be the initial public offering price. The options will be immediately exercisable and will remain exercisable for up to 10 years after the date of grant or until we terminate all options under the long-term incentive plan if earlier than 10 years after the date of grant. During the term of his employment, Mr. Reisfield may not engage in activities that would interfere with the performance of his duties for us but may engage in other business ventures. We may terminate Mr. Reisfield's agreement for cause or upon death or disability. Cause includes a material breach of Mr. Reisfield's obligations, Mr. Reisfield's gross negligence, or his conviction for, or plea of no contest to a charge of commission of a felony. If we terminate Mr. Reisfield's agreement for any reason other than for cause or Mr. Reisfield terminates his employment for good reason, Mr. Reisfield will be entitled to receive severance pay for 18 months equal to his base salary as well as his pro rata share of his bonus for the year of his termination and health insurance premium for that period. Good reason includes a material breach of the employment agreement by us or relocation of his principal business location outside Dallas, Texas and surrounding counties or New York City, New York if Mr. Reisfield relocates back to New York City. Mr. Reisfield is subject to covenants that bar his competition and solicitation of clients or employees for the earliest of nine months after his employment ends, our failure to complete the initial public offering by December 31, 1999, and the date of termination of employment by disability.



SEVERANCE AGREEMENT



    Joseph Autem resigned as our Chief Financial Officer effective as of July 23, 1999. In connection with Mr. Autem's resignation, we entered into a severance agreement with him effective July 23, 1999. Under the severance agreement, Mr. Autem is entitled to the following:



    - Mr. Autem will serve as a financial consultant to the Company for a period of six years. He will be compensated at the rate of $13,888.89 per month. Mr. Autem will receive an acquisition fee if we acquire any company Mr. Autem refers to us as an acquisition candidate after July 23, 1999.



    - Upon the closing of this offering, we will grant Mr. Autem immediately exercisable and fully vested options for shares of our common stock in an amount equal to the quotient of $250,000 divided by the initial public offering price per share. The exercise price for these options will be $0.01 per share. These options will remain exercisable until the earlier of the tenth anniversary of the date of the grant or the termination date of all other options under our long-term incentive plan.



    - Payment of $56,249.75 as reimbursement of Mr. Autem's fees and expenses incurred in furtherance of our business, and an additional $25,000 in deferred consulting fees is payable within 15 days of the closing of this offering provided that the closing occurs on or before June 30, 2000.

1999 LONG-TERM INCENTIVE PLAN


    We intend to adopt and to submit to our stockholders prior to the offering a long-term incentive plan to promote our long-term growth and profitability, improve stockholder value, and attract, retain and reward highly motivated and qualified employees and directors. The compensation committee of our Board of Directors will administer the long-term incentive plan unless the Board of Directors specifies another committee of the Board of Directors or chooses to act itself as administrator.



    Under the long-term incentive plan, we can grant options for approximately 12,838,602 shares of common stock, which number will adjust automatically to be 30% of our outstanding common stock from time to time. We can grant options to employees in the form of incentive stock options for up to 6,000,000 shares, but may choose not to do so. Any options we grant that are not incentive stock options will be nonqualified stock options.



    All of our employees, directors, and certain service providers are eligible to receive options under the long-term incentive plan. For tax reasons, the long-term incentive plan limits the number of shares covered by options that an individual can receive in a calendar year to 50% of the total initial pool. The administrator will determine the prices, exercise schedules, expiration dates, and other material conditions under which optionees other than non-employee directors may exercise their options. Except with respect to replacement options, which we grant to replace options at companies we acquire, the exercise price of these options may not be less than the fair market value of the common stock on the date of grant. The long-term incentive plan also provides for formula option grants for 15,000 shares to each person serving or who has agreed to serve as a non-employee director as of the closing of this offering and for 10,000 shares annually thereafter at each annual meeting of our stockholders, that happens at least six months after the closing of the offering, at which the director is re-elected or remains a director. A director who receives formula options can generally exercise them beginning six months after receipt, as to one-sixth of the shares and as to an additional one-sixth every following six months.



    All options will become exercisable if we have a change of control. In general, we will have a change of control if, after our initial public offering,



    - anyone acquires or holds more than 50% of our voting securities, excluding holdings by our benefit plans and certain other related parties;



    - we complete a merger or consolidation, unless, in general, our pre-merger shareholders own at least 50% of the voting securities of the merged companies; or



    - if, with shareholder approval, we complete a liquidation or dissolution or sell or otherwise dispose of all or substantially all of our assets.



In addition, unless we provide otherwise, the long-term incentive plan and all options will terminate in certain circumstances if



    - we are not the surviving company in a merger, consolidation, or reorganization;



    - we complete a liquidation or dissolution or sell substantially all our assets; or



    - our board approves and we complete a transaction that results in a person or entity's owning all of our stock, unless the person or entity is related to us in certain specified ways.



However, before the long-term incentive plan would terminate for one of those reasons, we would either agree that our successor would assume the options and/or the long-term incentive plan, allow optionees to exercise the options, or cancel the options by paying the amount, if any, by which the value determined with respect to that transaction exceed the exercise price of the options.



    The long-term incentive plan limits the time during which an optionee can exercise an option to no more than 10 years. In addition, an optionee who leaves employment will generally have no more than ninety days to exercise an option, reduced to no days after employment in terminations for cause, and certain additional rules apply to death and disability. The compensation committee may, however, override the plan's rules, other than the 10 year limit. We cannot grant additional options under the long-term incentive plan after the tenth anniversary of its adoption.



SENIOR BONUS PLAN



    We expect to adopt a senior bonus plan and to obtain approval of that plan from our shareholders prior to the closing of this offering. A special tax rule in Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the compensation that we can deduct for payments to our chief executive officer and the four other most highly compensated executive officers to $1 million per officer per year. We intend the senior bonus plan to provide incentive compensation that does not count against each executive's deduction limit. We may choose to use the senior bonus plan, or we may pay bonuses under some other future plan to which the tax deduction limits will apply, as long as we do not use the other payments to make up bonuses a participant loses under the senior bonus plan.



    Unless our board of directors selects another committee, the compensation committee will administer the senior bonus plan and select participants from our key employees and those of our subsidiaries, although we expect that most participants will be executive officers. When we refer to the "compensation committee" in discussing the senior bonus plan, we also mean any other committee that administers this plan. Only "outside directors" under the tax rules can determine the participants, set the performance goals, and certify that we or the participants have met those goals. The compensation committee will either consist solely of two or more outside directors or those members who do not satisfy the definition of an outside director will either abstain from voting or refrain from serving on a subcommittee that then administers this plan. The compensation committee has broad administrative authority to, among other things, designate participants, establish performance goals and performance periods, determine the effect of participant termination of employment and "change in control' transactions before paying an award, and generally interpret and administer the senior bonus plan. Neither we nor the Board has designated any participants or established any performance goals under the senior bonus plan.



    The compensation committee will select participants for any given time period based primarily on its judgment as to which executive officers are likely to be named in our proxy statement as the chief executive officer or one of our other four most highly compensated executive officers as of the end of such performance period and that the compensation committee reasonably expects to have compensation in excess of $1 million. We do not expect any of our employees or those of our subsidiaries to exceed that limit in 1999.



    In setting performance goals, the compensation committee will specify the applicable performance criteria and targets it will use for such performance period, which may vary from participant to participant. The performance criteria and targets will measure one or more of the following Luminant, subsidiary, operating unit, or division financial performance measures:



    - pre-tax or after-tax net income;



    - operating income or gross revenue;

    - profit margin;



    - stock price;



    - cash flows; or



    - strategic business criteria consisting of one or more objectives based upon meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.



    The compensation committee may set these goals (1) on an absolute or stand-alone basis, or on a relative basis in comparison to others, (2) based on internal targets, (3) based on comparison with prior performance, (4) based on comparison to capital, shareholders' equity, shares outstanding, assets or net assets, and/or (5) based on comparison to the performance of other companies. For example, the compensation committee could express an income-based performance measure in a number of ways, such as net earnings per share, or return on equity, or with reference to meeting or exceeding a specific target, or with reference to growth above a specified level, such as prior year's performance or peer group performance. The compensation committee can also ignore certain unusual or nonrecurring accounting effects. The senior bonus plan provides that achieving such goals must be substantially uncertain at the time the goals are established and are subject to the committee's right to reduce the amount of any award payable as a result of such performance as discussed below.



    The compensation committee may set a participant's target bonus, that is, the amount the participant will receive if the targets are met, as a dollar amount or in a formula, such as a percentage share of a bonus pool, provided that, if the committee uses a pool approach, the total bonus opportunity for all participants who are part of the pool may not total more than 100% of the pool. The committee has the sole discretion to reduce, but not increase, the actual bonus awarded under the plan. The committee must determine the extent to which the performance goals are met and the participant becomes entitled to a bonus.



    The maximum bonus payable under the senior bonus plan to any one individual in any one calendar year is $3 million, although we have no plans or expectations at this time to pay bonuses of that size.



    Our Board or the committee may at any time amend the senior bonus plan, and our Board may terminate the plan. However, without a participant's written consent, no such amendment or termination may adversely affect the annual bonus rights, if any, of any already designated participant for a given performance period after the participants and targets are set. Our Board may make any amendments necessary to comply with applicable regulatory requirements, including the tax deduction limit for senior executives. If necessary to preserve the intended tax treatment, the Board may submit future amendments of the senior bonus plan to our shareholders for approval.

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES


    On August 22, 1998, we issued 7,138,701 shares of common stock to Commonwealth Principals II LLC, a Virginia based merchant banking firm, in exchange for $1.00. Commonwealth Principals will own approximately 17.45% of Luminant after this offering, which shares are indirectly held by its members, including Messrs. Jordan, Marmol and Reisfield and their affiliates as described below. In September 1998, Guillermo G. Marmol, who is our Chief Executive Officer and President, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 738,856 shares of Luminant for a purchase price of $1.00. In December 1998, Michael H. Jordan, who will be our Chairman and a director at the closing of this offering, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 314,103 shares of Luminant for a purchase price of $400,000. In April 1999, Derek R. Reisfield, our Vice Chairman and Executive Vice President, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 157,051 shares of Luminant for a purchase price of $200,000. In addition, in May 1999, R4 Venture Partners I, of which Mr. Reisfield is a general partner and holds a 31.25% pecuniary interest, acquired a limited liability company interest in Commonwealth Principals equating to an indirect pecuniary interest in 157,051 shares of Luminant for a purchase price of $200,000.



    The following table shows the number and percentage of outstanding shares of our common stock that were indirectly owned by our affiliates through other entities as of July 1, 1999 and that will be indirectly owned by our affiliates through other entities following the closing of this offering and the simultaneous acquisition of the eight companies.


                                                                                                              AFTER OFFERING
                                                                                                              (FULL EXERCISE
                                                                                      AFTER OFFERING             OF OVER-
                                                                                   (NO EXERCISE OF OVER-         ALLOTMENT
                                                       BEFORE OFFERING               ALLOTMENT OPTION)            OPTION)
                                                -----------------------------  -----------------------------  ---------------
                                                   NUMBER OF                      NUMBER OF                      NUMBER OF
                                                 SHARES OWNED                   SHARES OWNED                   SHARES OWNED
                                                THROUGH ANOTHER   PERCENTAGE   THROUGH ANOTHER   PERCENTAGE   THROUGH ANOTHER
               NAME AND ADDRESS                     ENTITY        OWNERSHIP        ENTITY        OWNERSHIP        ENTITY
----------------------------------------------  ---------------  ------------  ---------------  ------------  ---------------
Michael H. Jordan.............................        314,103           4.00%        314,103            .77%        314,103
Guillermo G. Marmol...........................        738,856           9.41         738,856           1.81         738,856
Derek R. Reisfield............................        314,102           4.00         314,102            .77         314,102


                                                 PERCENTAGE
               NAME AND ADDRESS                  OWNERSHIP
----------------------------------------------  ------------
Michael H. Jordan.............................          .73%
Guillermo G. Marmol...........................         1.73
Derek R. Reisfield............................          .73%



    Commonwealth Principals secured, for our benefit, loans for an aggregate of $3.0 million to pay expenses of this offering and the acquisition of the eight companies. The loans secured by Commonwealth Principals accrue interest at the prime rate, which was 8% at July 1, 1999, are payable on demand and will be repaid from the proceeds of this offering. At March 31, 1999, Commonwealth Principals had advanced a total of $50,000. By closing of the offering and the simultaneous acquisition of the eight companies, Commonwealth Principals expects to advance a total of approximately $4.5 million, which includes the $3.0 million loan secured for our benefit, in order to pay expenses of this offering and the acquisition of the eight companies.



    In September 1998, we entered into a management services agreement with Commonwealth Principals to provide us with consulting and financial advisory services. The agreement terminates at the earlier of the closing of our initial public offering or 24 months after the date of the agreement. For the period ended December 31, 1998, we paid $49,000 to Commonwealth Principals under that agreement. No amounts have been paid for the six months ended June 30, 1999.



    On September 1, 1998, Mr. Marmol purchased 713,870 shares of our common stock for a purchase price of $200,000 in cash.

    We have entered into employment agreements with each of Messrs. Marmol, Reisfield and Bevivino. For the details of these agreements, please refer to "Management--Employment Agreements."



    James R. Corey will be appointed a director effective on the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Corey is a Managing Director and owner of Potomac Partners. We will acquire Potomac Partners simultaneously with the closing of this offering and the acquisition of the other seven companies. Mr. Corey will receive 2,015,367 shares of common stock and $10.2 million in cash, based on an assumed initial public offering price of $12.00 per share, for his ownership interest in Potomac Partners.


    On February 1, 1998, Potomac Partners loaned $150,000 to Mr. Corey pursuant to a note that bore interest at the rate of 6% per annum and was payable on demand. This note was paid in full on December 31, 1998.


    Richard M. Scruggs will be appointed a director effective on the closing of this offering and the simultaneous acquisition of the eight companies. Mr. Scruggs is President, Chief Executive Officer and Chairman of the Board of Align. We will acquire Align simultaneously with the closing of this offering and the acquisition of the other seven companies. Mr. Scruggs will receive 971,216 shares of common stock and $5.5 million in cash, based on an initial public offering price of $12.00 per share, for his ownership interest in Align. In addition, Mr. Scruggs will receive options to purchase 61,833 shares of our common stock at exercise prices ranging from $0.18 to $2.03 per share in exchange for outstanding options for Align shares.



    Mr. Scruggs is the guarantor of $550,000 of indebtedness of Align under its bank line of credit. The line of credit is due on demand, matures in July 1999 and accrues interest at the rate of prime plus 1%, which was equal to 9% at July 1, 1999. Mr. Scruggs will be released from his guaranty upon the closing of this offering and the simultaneous acquisition of the eight companies.



    Mr. Corey and Scruggs are also eligible to receive an indeterminable number of shares of common stock under the contingent consideration provisions of the acquisition agreement for their respective company. See "About Luminant Worldwide Corporation."



    We entered into an agreement with ARC Group LLC and Commonwealth Principals, dated March 8, 1999, under which ARC Group agreed to provide consulting services to us in exchange for a payment of $80,000, an additional payment of $240,000 upon closing of our initial public offering and reimbursement of their fees and expenses. Commonwealth Principals agreed to guarantee our performance under this agreement. Mr. Bevivino, our Vice President of Finance, is a managing member of ARC Group.



    The Company has retained the law firm of Wilmer, Cutler & Pickering, Washington, D.C., as its outside legal counsel in connection with this offering and the acquisition of the eight companies. George P. Stamas, a director of Luminant, is a partner with Wilmer, Cutler & Pickering.


YOUNG & RUBICAM


    Simultaneously with the closing of this offering and the acquisition of the other seven companies, we will acquire assets of Brand Dialogue-New York from Young & Rubicam for a purchase price of approximately $55.3 million, which will be paid through the issuance of 4,609,091 shares of common stock. We will also grant to Young & Rubicam an option immediately exercisable for 1,000,000 shares of our common stock at an exercise price equal to the initial public offering price. Young & Rubicam will own approximately 11.27% of Luminant after this offering, or 13.38% assuming the option is exercised in full. Michael J. Dolan will become a director effective upon the closing of this offering and the acquisition of the other seven companies under an agreement with Young & Rubicam. Mr. Dolan is Vice Chairman, Chief Financial Officer and a director of Young & Rubicam.



    We have entered into an agreement with Young & Rubicam to acquire some assets of Brand Dialogue-New York, the New York branch of a Young & Rubicam division. Young & Rubicam has agreed that it will ask AT&T, the United States Postal Service, Citigroup, Dr. Pepper/7-Up, Inc., Sony Corporation, Showtime Networks, Inc., Phillip Morris Companies Inc. and Pfizer Inc., as well as other clients who may be identified in the future by the Company and Young & Rubicam together or by Young & Rubicam under the procedures set forth in the Brand Dialogue-New York acquisition agreement, to select us to perform services in connection with on-going engagements and future engagements substantially similar to the type of work performed by Brand Dialogue-New York prior to the closing of this offering and the acquisition of the assets of Brand Dialogue-New York. Young & Rubicam has the right not to recommend us or to terminate our involvement in an existing engagement if in its judgment recommending or retaining us is not in the best interests of its clients or if we fail to perform our obligations or default under the terms of any client engagement. A Young & Rubicam client can also cancel the engagement. We and Young & Rubicam intend to cooperate in marketing our respective services to each others' clients in order to increase the range, breadth and depth of services available to such clients.



    In addition, upon the closing of this offering and the acquisition of the assets of Brand Dialogue-New York, we will enter into a Transition Services Agreement with Young & Rubicam under which Young & Rubicam will grant us a license to use, for a term not to exceed 12 months, office space used by Brand Dialogue-New York prior to the closing of this offering and the acquisition of the assets of Brand Dialogue-New York. Young & Rubicam will also agree to provide us with specified services in connection with our use of this space. In consideration for providing the space, we will pay to Young & Rubicam $33,072 per month plus expenses. Additional fees will be paid to Young & Rubicam for the provision of specified services.

                             PRINCIPAL STOCKHOLDERS


    The table at the end of this section shows the number and percentage of outstanding shares of our common stock that were owned as of July 1, 1999 and that will be owned following the closing of this offering and the simultaneous acquisition of the eight companies:



    - all persons known by us to own beneficially more than 5% of the common stock;



    - each director, director nominee and executive officer; and


    - all directors, director nominees and executive officers as a group.


    As of July 1, 1999, there were 7,852,571 shares of common stock outstanding. Following the closing of this offering and the simultaneous acquisition of the eight companies, we will have outstanding 40,909,091 shares of common stock, assuming the underwriters do not exercise their over-allotment option, and 42,795,341 shares assuming the underwriters exercise their over-allotment option in full, including 20,481,520 shares of common stock we will issue as a portion of the initial purchase prices for the acquisitions of our companies. At the time of the closing of this offering and the simultaneous acquisition of the eight companies we will also have outstanding options to purchase 7,803,917 shares of common stock, including options to purchase 1,983,316 shares of common stock which will be exercisable immediately following this offering. No other options, warrants or rights to acquire shares of common stock will become exercisable within 60 days of this offering.



    On August 22, 1998, Commonwealth Principals acquired 7,138,701 shares of our common stock, which are beneficially held by its members, including Messrs. Jordan, Marmol and Reisfield and their affiliates. The beneficial ownership of Commonwealth Principals shown in the table at the end of this section does not include the shares of Luminant that are held indirectly through Commonwealth Principals by Messrs. Jordan, Marmol and Reisfield and their affiliates, as those shares will be distributed to those individuals as soon as practicable after closing of this offering:



    - The number of shares of common stock owned by Mr. Jordan includes 314,103 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals.



    - The number of shares of common stock owned by Mr. Marmol includes 738,856 shares of common stock indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals and options to purchase 534,942 shares that will be exercisable on the closing of this offering.



    - The number of shares of common stock owned by Mr. Reisfield includes options to purchase 427,541 shares of common stock, that will be exercisable on the closing of this offering; 157,051 shares indirectly owned through his ownership of a limited liability company interest in Commonwealth Principals; and 157,051 shares indirectly owned by R4 Venture Partners I through its ownership of a limited liability company interest in Commonwealth Principals. Mr. Reisfield is a general partner of R4 Venture Partners I.



    Other members of Commonwealth Principals who will indirectly own shares of Luminant through their ownership interest in Commonwealth Principals do not include any officers or directors of Luminant or any persons who would have an indirect ownership interest in Luminant after completion of the offering equal to 5% or more of its outstanding shares. The management committee of Commonwealth Principals, which has the power to vote and make decisions regarding the disposition of the Luminant shares, consists of J. Marshall Coleman, Sean Coleman, and Santanu Sarkar.

    The number of shares of common stock owned by Young & Rubicam includes options for 1,000,000 shares of common stock that will be exercisable on the closing of this offering and the simultaneous acquisition of assets of Brand-Dialogue-New York.



    The shares beneficially owned by Richard M. Scruggs include 1,000,000 shares owned by Commonwealth Principals as to which Mr. Scruggs has voting power under the terms of an Agreement and Irrevocable Proxy by and between Commonwealth Principals and Mr. Scruggs, dated July 23, 1999.



    We originally issued 7,852,571 shares of common stock to our initial stockholder and an executive officer after giving effect to the 71,387-for-one stock split.


    Following this offering, the former owners of our eight companies may be entitled to contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus.


    The address for our officers and directors is c/o Luminant Worldwide Corporation, 4100 Spring Valley Road, Suite 750 Dallas, Texas 75244.


    An asterisk indicates ownership of less than 1%.


                                                                          AFTER OFFERING            AFTER OFFERING
                                                                      (NO EXERCISE OF OVER-    (FULL EXERCISE OF OVER-
                                               BEFORE OFFERING          ALLOTMENT OPTION)         ALLOTMENT OPTION)
                                           ------------------------  ------------------------  ------------------------
                                             NUMBER                    NUMBER                    NUMBER
                                            OF SHARES                 OF SHARES                 OF SHARES
                                           BENEFICIALLY PERCENTAGE   BENEFICIALLY PERCENTAGE   BENEFICIALLY PERCENTAGE
            NAME AND ADDRESS                  OWNED      OWNERSHIP      OWNED      OWNERSHIP      OWNED      OWNERSHIP
-----------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Michael H. Jordan........................     314,103         4.00%     314,103            *%     314,103            *%

Guillermo G. Marmol......................   1,987,668        23.70    1,987,668         4.80    1,987,668         4.59

Derek R. Reisfield.......................     741,644         8.96      741,644         1.79      741,644         1.72

Thomas G. Bevivino.......................          --           --           --           --           --           --

George P. Stamas.........................          --           --           --           --           --           --

James R. Corey...........................          --           --    2,015,367         4.93    2,015,367         4.71

Richard M. Scruggs.......................          --           --    1,971,216         4.82    1,971,216         4.61

Randolph Austin..........................          --           --           --           --           --           --

Michael J. Dolan.........................          --           --           --           --           --           --

Young & Rubicam Inc.                               --           --    5,609,091        13.38    5,609,091        12.81
 285 Madison Avenue
 New York, New York 10017................

Commonwealth Principals II LLC              5,221,960        66.50    5,221,960        12.76    5,221,960        12.20
 1650 Tysons Blvd.
 McLean, Va 22102........................

All executive officers, directors and       3,043,415        34.53%   7,029,998        16.79%   7,029,998        16.07%
 director nominees as a group (nine
 persons)................................

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


    Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of July 1, 1999, there were 7,852,571 shares of our common stock outstanding, held by two holders of record, and no shares of preferred stock outstanding.



    Following the closing of this offering and the simultaneous acquisition of our eight companies, we will have outstanding 40,909,091 shares of common stock, including 20,481,520 shares issued as part of the purchase price for our eight companies, assuming the underwriters do not exercise their over-allotment option. In addition, we may issue additional shares of common stock to the former owners of our companies as contingent consideration under the terms of the acquisition agreements that we entered into with them. The number of shares that could be issued as payment of contingent consideration are not now determinable and no assumptions regarding those issuances have been included in the pro forma financial statements included in this prospectus. Following completion of this offering, no shares of preferred stock will be outstanding.


    The following is a description of our capital stock.

COMMON STOCK

    We are authorized to issue, without further stockholder approval, up to 100,000,000 shares of common stock. Holders of record of common stock are entitled to one vote for each share held on all matters properly submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights. As a result, holders of a plurality of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled ratably to any dividend declared by the Board of Directors out of funds legally available for this purpose, subject to any preferential dividend rights of any then-outstanding preferred stock. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to receive ratably our remaining net assets available after payment of or provision for all debts and other liabilities, subject the prior rights of any then-outstanding preferred stock. Holders of common stock have no redemption or conversion rights and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of common stock are, and the shares of common stock offered in this offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. See "--Preferred Stock."

PREFERRED STOCK


    We are authorized to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, which can have rights senior to those of the common stock. Our Board of Directors may fix or alter the powers, designation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, redemption price or prices, liquidation and other preferences, and other special rights of any wholly unissued series of preferred stock, and the number of shares constituting any such series.


    Our issuance of preferred stock could adversely affect holders of common stock. These effects could include the following:

    - if dividends on the preferred stock have not been made, dividends on the common stock may be restricted;

    - to the extent the preferred stock has voting rights, the voting rights of the common stock will be diluted;

    - if holders of preferred stock are entitled to preferred dividends or liquidation preferences, the amount of earnings and assets available for distribution to holders of common stock may be reduced; and

    - the issuance of preferred stock could decrease the market price of the common stock.

In addition, our issuance of preferred stock may have the effect of delaying or preventing a change in control. We currently have no plans to issue any shares of preferred stock.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law, relating to unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction
from which the director derives an improper personal   benefit. As a result of
this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Our certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, except that we will indemnify a director or officer in connection with an action initiated by that person only if the action was authorized by our Board of Directors. The indemnification provided under our certificate of incorporation and by-laws includes the right to be paid expenses in advance of any proceeding for which indemnification may be had, provided that such advance payment may be made only if the director or officer seeking such advance payment delivers to us an undertaking to repay all amounts paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified. Under our by-laws, if we do not pay a claim for indemnification within 60 days after we have received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.


    Under our by-laws, we have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee, limited partner, general partner, manager, trustee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person's fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the Delaware General Corporation Law. We intend to purchase director and officer liability insurance on behalf of our directors and officers.


ANTI-TAKEOVER PROVISIONS

    Our certificate of incorporation and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors. In addition, provisions of Delaware law may hinder or delay an attempted takeover of Luminant other than through negotiation with our Board of Directors. These provisions could have the effect of discouraging attempts to acquire us or remove incumbent management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in the stockholders' receiving a premium over the market price for the shares of common stock held by stockholders.


    REMOVAL AND REPLACEMENT OF DIRECTORS. Under the certificate of incorporation, directors may only be removed, with or without cause, by the affirmative vote of two-thirds of the outstanding voting stock. In addition, a majority of the directors then in office can fill board vacancies and newly-created directorships resulting from any increase in the size of the Board of Directors, even if those directors do not constitute a quorum or only one director is left in office. These provisions could prevent stockholders, including parties who want to take over or acquire us, from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

    ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS OF DIRECTORS. The by-laws establish an advance notice procedure regarding stockholder proposals and nominations for director. The advance notice procedure will not apply to proposals by our Board of Directors or management. Any stockholder that wishes to make a proposal, or nominate a director for election, at an annual meeting must deliver us notice of the proposal or the nomination not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. The stockholder must put information in the notice regarding:

    - the stockholder and its holdings;

    - the background of any nominee for director;

    - any business desired to be brought before the meeting;

    - the reasons for conducting the business at the meeting; and

    - any material interest of the stockholder in the business proposed.

    SPECIAL MEETINGS OF STOCKHOLDERS. Our certificate of incorporation and by-laws permit special meetings of the stockholders to be called only by the Board of Directors, the Chairman of the Board or the President or holders of at least 75% of our securities that are outstanding and entitled to vote generally in an election of directors. This provision may make it more difficult for stockholders to take actions opposed by the Board of Directors.

    PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT. Our certificate of incorporation and by-laws prohibit stockholders from taking action by written consent. By requiring stockholders to take actions at an annual or special meeting, rather than by written consent, our certificate of incorporation and by-laws may discourage stockholder actions that are opposed by our board of directors.


    AUTHORIZED BUT UNISSUED SHARES. Without further stockholder approval, we can issue shares of common stock and preferred stock up to the number of shares authorized for issuance in our certificate of incorporation, except as limited by Nasdaq rules. We could use these additional shares for a variety of corporate purposes. These purposes include future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our ability to issue these shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Luminant by means of a proxy contest, tender offer, merger or otherwise.

    SECTION 203 OF DELAWARE LAW. In addition to the foregoing provisions of our certificate of incorporation and by-laws, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly-held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of Luminant or reducing the price that investors might be willing to pay in the future for shares of our common stock.


TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

                        SHARES AVAILABLE FOR FUTURE SALE


    Following the closing of this offering and the simultaneous acquisition of the eight companies, we will have 40,909,091 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option, or 42,795,341 shares, assuming the underwriters' over-allotment option is exercised in full. All the shares we sell in this offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our affiliates, as that term is defined in Rule 144, may generally only be sold in compliance with the limitations of Rule 144 described below.



    28,334,091 shares of common stock outstanding following the closing of this offering and the simultaneous acquisition of the eight companies, including 20,481,520 shares of common stock we issue to former owners of our companies under the acquisition agreements we entered into with them, will be restricted securities under the terms of the Securities Act. Sales of a portion of the restricted shares to be outstanding upon completion of this offering will be limited by lock-up agreements with the underwriters and with us as described below.



    We may also issue an indeterminable number of shares of common stock under the contingent consideration provisions of the acquisition agreements which would be "restricted securities," and which may be resold if registered under applicable registration rights or if an exemption from registration is available. See "About Luminant Worldwide Corporation."


RULE 144

    In general, under Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:


    - one percent of the then outstanding shares of common stock, or approximately 409,091 shares immediately after this offering; or



    - the average weekly trading volume in the common stock on the Nasdaq National Market during the four calendar weeks preceding the sale.


    In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock which are not restricted securities unless we register those securities for resale by the affiliate.

    Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

REGISTRATION RIGHTS


    The former owners of the companies that we acquire at the closing of this offering and the simultaneous acquisition of the eight companies will have piggyback registration rights to register the shares of common stock that they receive pursuant to the acquisition agreements, including those issued as contingent consideration, whenever we propose to register any shares of common stock for our own or another's account under the Securities Act for a public offering, other than:



    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;



    - registrations relating to employee benefit plans; and



    - registrations relating to rights offerings made to our stockholders.



    Under a registration rights agreement we expect to enter into prior to the closing of this offering, Commonwealth Principals and Mr. Marmol will also have piggyback registration rights to register the shares of common stock which they hold or which they have a right to acquire under options granted in connection with this offering, whenever we propose to register any shares of common stock for our own or another's account under the Securities Act for public offering, other than:



    - any shelf registration of shares of common stock to be used as consideration for acquisitions of additional businesses;



    - registrations relating to employee benefit plans; and



    - registrations relating to rights offerings made to our stockholders.



    In addition, Young & Rubicam will have the right, on one occasion that can be no earlier than 18 months after the closing of this offering and the simultaneous acquisition of the eight companies, to require that we register under the Securities Act any or all of the shares of common stock they receive in connection with their aquisition, including shares issued as contingent consideration and shares issued upon exercise of options granted to Young & Rubicam. We have agreed to pay all costs of this registration and to keep the registration effective for at least 120 days, or whatever shorter period may be required to sell the registered shares.


COMMON STOCK AND OPTIONS ISSUABLE UNDER OUR EQUITY COMPENSATION PLANS


    Before the closing of this offering and the simultaneous acquisition of the eight companies, we will issue options to acquire 7,803,917 shares of common stock, of which options to acquire 1,570,776 shares will be issued to employee participants in Align's option plan on conversion of outstanding Align options, and options to purchase 1,000,000 shares to Young & Rubicam.



    We intend to file one or more registration statements under the Securities Act after the closing of the initial public offering to register 12,838,602 shares of common stock underlying outstanding stock options or reserved for issuance under our long-term incentive plan. We expect these registration statements will become effective upon filing, and shares covered by these registration statements will be eligible for sale in the public market immediately after the effective dates of these registration statements.

LOCK-UP AGREEMENTS


    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this prospectus, except that we may grant options or warrants to purchase shares of common stock under the long-term incentive plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants and in connection with the acquisition of companies.



    Our executive officers, directors and our large stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc., except that nothing will prevent any of them from exercising outstanding options or warrants.

                                  UNDERWRITING

    The underwriters named below, through their representatives Deutsche Bank Securities Inc., Hambrecht & Quist LLC and SoundView Technology Group, Inc., have severally agreed to purchase from us the following numbers of shares of common stock at the public offering price less the underwriting discounts and commissions shown on the cover page of this prospectus.

                                                                                    NUMBER OF
UNDERWRITER                                                                          SHARES
---------------------------------------------------------------------------------  -----------
Deutsche Bank Securities Inc.....................................................
Hambrecht & Quist LLC............................................................
SoundView Technology Group, Inc..................................................
                                                                                   -----------
  Total..........................................................................
                                                                                   -----------
                                                                                   -----------

    We have entered into an underwriting agreement with the underwriters which provides that the underwriters are obligated to purchase all of the shares of common stock we are offering to sell in this offering, other than shares covered by the over-allotment option described below, if any of the shares are
purchased. We expect to issue these shares on              , 1999.

    The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price that represents a concession not in excess of $
per share under the public offering price. The underwriters may allow, and
dealers may re-allow, a concession not in excess of $           per share to
other dealers. After the initial offering, the offering price and other selling terms may be changed by the representatives of the underwriters.


    We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 1,886,250 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the common stock in this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated to purchase approximately the same percentage of additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to 40,909,091, and we will be obligated to sell these shares to the underwriters to the extent they exercise the option. If any additional shares of common stock are purchased, the underwriters will offer these additional shares on the same terms as those on which the 40,909,091 shares are being offered.



    At our request the underwriters have reserved for sale at the initial public
offering price up to              shares of common stock for our officers,
directors, employees, clients, friends and related persons who express an interest in purchasing these shares. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase these reserved shares. The underwriters will offer any reserved shares not so purchased by these persons to the general public on the same basis as the other shares in this initial public offering.



    We have agreed to indemnify the underwriters against liabilities in connection with this initial public offering, including liabilities under the Securities Act.



    We have agreed with the underwriters that we will not issue any additional shares of common stock or securities convertible into, exercisable for or exchangeable for shares of common stock for 180 days following the date of this prospectus, except that we may grant options or warrants to purchase shares of common stock under the long-term incentive plan or in connection with the acquisitions of companies, and issue shares of common stock upon the exercise of outstanding options and warrants, and in connection with the acquisition of companies.


    Each of our executive officers and directors and our large stockholders have agreed with the underwriters that they will not offer, sell, contract to sell or otherwise dispose of or enter into any transaction which is designed to or could be expected to result in the disposition of any common stock for a period of 180 days after the date of this prospectus without the prior written consent of Deutsche Bank Securities Inc., except that nothing will prevent any of them from exercising outstanding options or warrants.


    The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

    To facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering by creating a short position in the common stock for their own accounts. Additionally, to cover these over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

PRICING OF THIS OFFERING

    Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock will be determined by negotiation between us and the representatives of the underwriters. Among the factors to be considered in determining the public offering price will be:

    - the history and prospects of our business and the industry in which we compete;

    - an assessment of our management and the present state of our development;

    - prevailing market conditions in the U.S. economy and the industry in which we compete;

    - our revenues, operating cash flow and earnings in recent periods;

    - the market capitalizations and stages of development of other companies which the representatives of the underwriters believe to be comparable to us; and

    - estimates of our business potential.

                                 LEGAL MATTERS

    The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wilmer, Cutler & Pickering, Washington, D.C. The underwriters have been represented by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS


    The audited financial statements and schedules of Luminant Worldwide Corporation; Align Solutions Corp.; Free Range Media Inc.; Integrated Consulting Inc.; InterActive8, Inc.; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; RSI Group, Inc. and subsidiaries, Fifth Gear Media Corporation, inmedia, inc. and Synapse Group, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen LLP as experts in giving these reports.


    The financial statements of Brand Dialogue-New York (a wholly-owned business of Young & Rubicam Inc.) as of December 31, 1997 and 1998 and for the period from April 1, 1996 (inception) through December 31, 1996, and for each of the two years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

    You may rely on the information contained in this prospectus. Neither we nor the underwriters has authorized anyone to provide information different from that contained in this prospectus. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares of our common stock in any circumstances under which the offer or solicitation is unlawful.


    We have filed with the Securities and Exchange Commission a registration statement, which includes exhibits, schedules and amendments. This prospectus is a part of the registration statement and includes all of the information which we believe is material to an investor considering whether to make an investment in our common stock. We refer you to the registration statement for additional information about Luminant, our common stock and this offering, including the full texts of the exhibits, some of which have been summarized in this prospectus. The registration statement is available for inspection and copying at Securities and Exchange Commission's following locations:


    1.  Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549;

    2. New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and

    3. Chicago Regional Officer, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511


    You may obtain copies by mail from the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site that contains the registration statement. The address of the Securities and Exchange Commission's Internet site is "http://www.sec.gov."


    We intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants.

                         LUMINANT WORLDWIDE CORPORATION


                         INDEX TO FINANCIAL STATEMENTS


                                                                                                             PAGE
                                                                                                           ---------
LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Combined Financial Statements....................................        F-4
    Unaudited Pro Forma Combined Balance Sheets..........................................................        F-5
    Unaudited Pro Forma Combined Statements of Operations................................................        F-6
    Unaudited Historical Balance Sheets Excluding Align Solutions Corp...................................        F-9
    Unaudited Historical Statements of Operations Excluding Align Solutions Corp.........................       F-10
    Notes to Unaudited Pro Forma Combined Financial Statements...........................................       F-13

ALIGN SOLUTIONS CORP.
  UNAUDITED PRO FORMA FINANCIAL STATEMENTS
    Introduction to Unaudited Pro Forma Financial Statements.............................................       F-20
    Unaudited Pro Forma Balance Sheets...................................................................       F-21
    Unaudited Pro Forma Statements of Operations.........................................................       F-22
    Notes to Unaudited Pro Forma Financial Statements....................................................       F-25

LUMINANT WORLDWIDE CORPORATION
    Report of Independent Public Accountants.............................................................       F-26
    Balance Sheets.......................................................................................       F-27
    Statements of Operations.............................................................................       F-28
    Statements of Stockholders' Equity...................................................................       F-29
    Statements of Cash Flows.............................................................................       F-30
    Notes to Financial Statements........................................................................       F-31

OUR EIGHT COMPANIES

  ALIGN SOLUTIONS CORP.
    Report of Independent Public Accountants.............................................................       F-36
    Balance Sheets.......................................................................................       F-37
    Statements of Operations.............................................................................       F-38
    Statements of Stockholders' Equity...................................................................       F-39
    Statements of Cash Flows.............................................................................       F-40
    Notes to Financial Statements........................................................................       F-41

  BRAND DIALOGUE-NEW YORK
    Report of Independent Accountants....................................................................       F-49
    Balance Sheets.......................................................................................       F-50
    Statements of Operations.............................................................................       F-51
    Statements of Cash Flows.............................................................................       F-52
    Notes to Financial Statements........................................................................       F-53

  FREE RANGE MEDIA, INC.
    Report of Independent Public Accountants.............................................................       F-58
    Consolidated Balance Sheets..........................................................................       F-59
    Consolidated Statements of Operations................................................................       F-60
    Consolidated Statements of Stockholders' Equity......................................................       F-61
    Consolidated Statements of Cash Flows................................................................       F-62
    Notes to Consolidated Financial Statements...........................................................       F-63

                         LUMINANT WORLDWIDE CORPORATION

                                                                                                             PAGE
                                                                                                           ---------
  INTEGRATED CONSULTING, INC. dba I.CON INTERACTIVE
    Report of Independent Public Accountants.............................................................       F-71
    Balance Sheets.......................................................................................       F-72
    Statements of Operations.............................................................................       F-73
    Statements of Stockholders' Equity...................................................................       F-74
    Statements of Cash Flows.............................................................................       F-75
    Notes to Financial Statements........................................................................       F-76

  INTERACTIVE8, INC.
    Report of Independent Public Accountants.............................................................       F-82
    Balance Sheets.......................................................................................       F-83
    Statements of Operations.............................................................................       F-84
    Statements of Stockholders' Equity...................................................................       F-85
    Statements of Cash Flows.............................................................................       F-86
    Notes to Financial Statements........................................................................       F-87

  MULTIMEDIA RESOURCES, LLC
    Report of Independent Public Accountants.............................................................       F-94
    Balance Sheets.......................................................................................       F-95
    Statements of Operations.............................................................................       F-96
    Statements of Members' Equity........................................................................       F-97
    Statements of Cash Flows.............................................................................       F-98
    Notes to Financial Statements........................................................................       F-99

  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC
    Report of Independent Public Accountants.............................................................      F-103
    Balance Sheets.......................................................................................      F-104
    Statements of Operations.............................................................................      F-105
    Statements of Members' Equity........................................................................      F-106
    Statements of Cash Flows.............................................................................      F-107
    Notes to Financial Statements........................................................................      F-108

  RSI GROUP, INC. AND SUBSIDIARIES
    Report of Independent Public Accountants.............................................................      F-116
    Consolidated Balance Sheets..........................................................................      F-117
    Consolidated Statements of Operations................................................................      F-118
    Consolidated Statements of Stockholders' Equity......................................................      F-119
    Consolidated Statements of Cash Flows................................................................      F-120
    Notes to Consolidated Financial Statements...........................................................      F-121

  ACQUISITIONS OF ALIGN SOLUTIONS CORP. SUBSEQUENT TO DECEMBER 31, 1998

  FIFTH GEAR MEDIA CORPORATION
    Report of Independent Public Accountants.............................................................      F-127
    Balance Sheets.......................................................................................      F-128
    Statements of Operations.............................................................................      F-129
    Statements of Stockholders' Equity...................................................................      F-130
    Statements of Cash Flows.............................................................................      F-131
    Notes to Financial Statements........................................................................      F-132

                         LUMINANT WORLDWIDE CORPORATION

                                                                                                             PAGE
                                                                                                           ---------
  INMEDIA, INC.
    Report of Independent Public Accountants.............................................................      F-139
    Balance Sheets.......................................................................................      F-140
    Statements of Operations.............................................................................      F-141
    Statements of Stockholders' Equity...................................................................      F-142
    Statements of Cash Flows.............................................................................      F-143
    Notes to Financial Statements........................................................................      F-144

  SYNAPSE GROUP INC.
    Report of Independent Public Accountants.............................................................      F-152
    Balance Sheets.......................................................................................      F-153
    Statements of Operations.............................................................................      F-154
    Statements of Stockholders' Equity...................................................................      F-155
    Statements of Cash Flows.............................................................................      F-156
    Notes to Financial Statements........................................................................      F-157

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS



    The following unaudited pro forma combined financial statements give effect to the acquisitions by Luminant Worldwide Corporation ("Luminant") of the outstanding capital stock of Align Solutions Corp.; Free Range Media, Inc.; Integrated Consulting, Inc.; InterActive8, Inc; Multimedia Resources, LLC; Potomac Partners Management Consulting, LLC; and RSI Group, Inc. and the assets and certain liabilities of Brand Dialogue-New York (a wholly owned subsidiary of Young and Rubicam Inc.) (the "eight companies"). These acquisitions will occur simultaneously with the closing of this offering and will be accounted for using the purchase method of accounting. Align, one of the eight companies we will acquire, has been identified as the "accounting acquiror."



    The unaudited pro forma combined balance sheet gives effect to the acquisitions and the offering as if they had occurred on March 31, 1999. The unaudited pro forma combined statements of operations gives effect to these transactions as if they had occurred on January 1, 1998. Certain reclassifications to the historical statements of operations for Brand Dialogue-New York have been made in order to present information that is consistent with the Luminant statement of operations presentation.



    Luminant has preliminarily analyzed the savings or increases that it expects to realize from changes in salaries and certain benefits to the stockholders and management of the eight companies. To the extent the stockholders and management of the eight companies have agreed prospectively to reductions or increases in salary, bonuses and benefits, these changes have been reflected in the pro forma combined statements of operations. With respect to other potential cost savings, Luminant has not and cannot quantify these savings until completion of the acquisition of the eight companies. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to Luminant's new management. The anticipated savings have not been included in the unaudited pro forma combined financial statements of Luminant.



    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Luminant's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Luminant's financial position or results of operations for any future period. Since the eight companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere in this prospectus.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES



                  UNAUDITED PRO FORMA COMBINED BALANCE SHEETS



                                 MARCH 31, 1999



                             (DOLLARS IN THOUSANDS)



                                               HISTORICAL                PRO FORMA
                                                 TOTAL      PRO FORMA   ACQUISITION       PRO FORMA    OFFERING          PRO FORMA
                                               W/O ALIGN      ALIGN     ADJUSTMENTS       COMBINED    ADJUSTMENTS       AS ADJUSTED
                                               ----------   ---------   -----------       ---------   -----------       -----------
                   ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................   $  1,878     $   352     $     --         $  2,230     $ 35,652(d)(e)    $ 37,882
  Accounts receivable, net...................      8,796       2,649           --           11,445           --            11,445
  Unbilled revenues..........................        637         816           --            1,453           --             1,453
  Employee and other receivables.............      1,352          35       (1,138)(a)          249           --               249
  Deferred income taxes......................         33         125          (68)(a)           90           --                90
  Deferred income tax valuation..............        (21)       (125)          56(a)           (90)          --               (90)
  Prepaid expenses and other assets..........        403          86           --              489          (50)(d)           439
                                               ----------   ---------   -----------       ---------   -----------       -----------
    Total current assets.....................     13,078       3,938       (1,150)          15,866       35,602            51,468

PROPERTY AND EQUIPMENT, net..................      2,517       1,033           --            3,550           --             3,550

OTHER ASSETS:
  Goodwill, net..............................         28      14,688      228,545(a)       243,261           --           243,261
  Other Intangible...........................         --          --        7,470(c)         7,470           --             7,470
  Deferred income taxes......................      3,081          92           55(a)         3,228           --             3,228
  Deferred income tax valuation..............     (3,067)        (92)         (69)(a)       (3,228)          --            (3,228)
  Other......................................        263          28           --              291           --               291
                                               ----------   ---------   -----------       ---------   -----------       -----------
    Total assets.............................   $ 15,900     $19,687     $234,851         $270,438     $ 35,602          $306,040
                                               ----------   ---------   -----------       ---------   -----------       -----------
                                               ----------   ---------   -----------       ---------   -----------       -----------

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...........................   $  3,010     $ 1,139     $     --         $  4,149     $     --          $  4,149
  Payable for eight companies' stock and
    other acquisition-related obligations....         --          --       97,640(b)        97,640      (97,640)(e)            --
  Customer deposits..........................        455         146           --              601           --               601
  Accrued liabilities........................     12,408         742       (8,670)(b)        4,480           --             4,480
  Unearned revenues..........................         88          --           --               88           --                88
  Notes payable..............................      5,101       1,111       (4,114)(b)        2,098          (50)(d)         2,048
  Current maturities of long-term debt.......        703         722          128(b)         1,553           --             1,553
                                               ----------   ---------   -----------       ---------   -----------       -----------
    Total current liabilities................     21,765       3,860       84,984          110,609      (97,690)           12,919

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities...............................        452         221          732(b)         1,405           --             1,405
  Deferred income taxes......................          9          --           (9)(a)           --           --                --
                                               ----------   ---------   -----------       ---------   -----------       -----------
    Total liabilities........................     22,226       4,081       85,707          112,014      (97,690)           14,324
                                               ----------   ---------   -----------       ---------   -----------       -----------
MINORITY INTEREST............................        119          --         (119)              --           --                --

STOCKHOLDERS' EQUITY:
  Preferred stock............................      3,728          --       (3,728)(b)           --           --                --
  Members' equity............................     (4,674)         --        4,674(a)            --           --                --
  Common stock...............................        125          68           90(a)           283          126(d)            409
  Additional paid-in capital.................      4,285      19,319      176,345 (a)(b)(c  199,949     133,166(d)        333,115
  Young & Rubicam Inc. investment............      2,350          --       (2,350)(a)           --           --                --
  Subscription receivable from officers......        (10)         --           10(a)            --           --                --
  Retained earnings (deficit)................    (11,819)     (3,781)     (26,208)(a)(b)   (41,808)          --           (41,808)
  Treasury stock.............................       (430)         --          430(a)            --           --                --
                                               ----------   ---------   -----------       ---------   -----------       -----------

    Total stockholders' equity...............     (6,445)     15,606      149,263          158,424      133,292           291,716
                                               ----------   ---------   -----------       ---------   -----------       -----------

    Total liabilities and stockholders'
      equity.................................   $ 15,900     $19,687     $234,851         $270,438     $ 35,602          $306,040
                                               ----------   ---------   -----------       ---------   -----------       -----------
                                               ----------   ---------   -----------       ---------   -----------       -----------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                               PRO FORMA
                                                  HISTORICAL      PRO FORMA   ACQUISITION     PRO FORMA
                                                TOTAL W/O ALIGN     ALIGN     ADJUSTMENTS      COMBINED
                                                ---------------  -----------  ------------  --------------
REVENUES......................................    $    40,877     $  14,188    $     (219)(e) $       54,846
COST OF SERVICES..............................         29,297         8,582        (1,611)   (e)         36,268
                                                ---------------  -----------  ------------  --------------
GROSS PROFIT..................................         11,580         5,606         1,392           18,578
SELLING, GENERAL AND ADMINISTRATIVE...........         16,425         5,631         3,958         )(h         26,014
EQUITY BASED COMPENSATION EXPENSE.............             --         4,562         3,624(h)          8,186
INTANGIBLES AMORTIZATION......................             35         5,068        78,672(a)         83,775
OTHER INCOME (EXPENSE):
  Interest income.............................             37            --            --               37
  Interest expense............................           (351)         (155)          182(f)           (324)
  Gain on sale of affiliate...................            430            --            --              430
  Loss on disposition of assets...............             --           (28)            5(e)            (23)
  Other, net..................................             28             1            --               29
                                                ---------------  -----------  ------------  --------------
LOSS BEFORE INCOME TAXES......................         (4,736)       (9,837)      (84,675)         (99,248)
INCOME TAXES..................................            481            --          (481)(b)             --
MINORITY INTEREST.............................            162            --          (162)(d)             --
                                                ---------------  -----------  ------------  --------------
NET LOSS......................................    $    (5,379)    $  (9,837)   $  (84,032)  $      (99,248)
                                                ---------------  -----------  ------------  --------------
                                                ---------------  -----------  ------------  --------------

NET LOSS PER SHARE............................                                              $        (2.43)
SHARES USED IN COMPUTING PRO FORMA NET LOSS
  PER SHARE (see note 5):.....................                                                  40,909,091

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         HISTORICAL                PRO FORMA
                                                           TOTAL      PRO FORMA   ACQUISITION     PRO FORMA
                                                         W/O ALIGN      ALIGN     ADJUSTMENTS      COMBINED
                                                         ----------  -----------  ------------  --------------
REVENUES...............................................  $   13,405   $   5,051    $      (41)(f) $       18,415
COST OF SERVICES.......................................      15,415       3,037        (7,207)   (d)         11,245
                                                         ----------  -----------  ------------  --------------
GROSS PROFIT...........................................      (2,010)      2,014         7,166            7,170

SELLING, GENERAL AND ADMINISTRATIVE....................       5,181       2,025           188      )(h          7,394
EQUITY BASED COMPENSATION EXPENSE......................          --         244            40(d)            284
INTANGIBLES AMORTIZATION...............................           9       1,270        19,668(a)         20,947
OTHER INCOME (EXPENSE):
  Interest income......................................           1           4            --                5
  Interest expense.....................................        (116)        (38)           89(g)            (65)
  Net transactions with affiliate......................          --          --            --               --
  Loss on disposition of assets........................          --          --            --               --
  Other, net...........................................         (17)          4            --              (13)
                                                         ----------  -----------  ------------  --------------
LOSS BEFORE INCOME TAXES...............................      (7,332)     (1,555)      (12,641)         (21,528)
INCOME TAXES...........................................          57          --           (57)(b)             --
MINORITY INTEREST......................................         (24)         --            24(e)             --
                                                         ----------  -----------  ------------  --------------
NET LOSS...............................................  $   (7,365)  $  (1,555)   $  (12,608)  $      (21,528)
                                                         ----------  -----------  ------------  --------------
                                                         ----------  -----------  ------------  --------------

NET LOSS PER SHARE.....................................                                         $        (0.53)
SHARES USED IN COMPUTING PRO FORMA
  NET LOSS PER SHARE (see note 5):.....................                                             40,909,091

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES


             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                  PRO FORMA
                                                                     HISTORICAL      PRO FORMA   ACQUISITION          PRO FORMA
                                                                   TOTAL W/O ALIGN     ALIGN     ADJUSTMENTS          COMBINED
                                                                   ---------------   ---------   -----------         -----------
REVENUES.........................................................      $ 8,907        $ 2,659     $     (3)(d)       $    11,563
COST OF SERVICES.................................................        6,099          1,594          (20)(d)             7,673
                                                                   ---------------   ---------   -----------         -----------
GROSS PROFIT.....................................................        2,808          1,065           17                 3,890

SELLING, GENERAL AND ADMINISTRATIVE..............................        3,813          1,125        1,210(d)(f)           6,148
EQUITY BASED COMPENSATION EXPENSE................................           --          3,737        3,624(g)              7,361
INTANGIBLES AMORTIZATION.........................................           --          1,268       19,668(a)             20,936
OTHER INCOME (EXPENSE):
  Interest income................................................            4             --           --                     4
  Interest expense...............................................          (50)           (34)           9(e)                (75)
  Net transactions with affiliate................................           --             --           --                    --
  Loss on disposition of assets..................................           --             --           --                    --
  Other, net.....................................................           22             --           --                    22
                                                                   ---------------   ---------   -----------         -----------
LOSS BEFORE INCOME TAXES.........................................       (1,029)        (5,099)     (24,476)              (30,604)
INCOME TAXES.....................................................          115             --         (115)(b)                --
MINORITY INTEREST................................................           33             --          (33)(c)                --
                                                                   ---------------   ---------   -----------         -----------
NET LOSS.........................................................      $(1,177)       $(5,099)    $(24,328)             $(30,604)
                                                                   ---------------   ---------   -----------         -----------
                                                                   ---------------   ---------   -----------         -----------

NET LOSS PER SHARE...............................................                                                    $     (0.75)
SHARES USED IN COMPUTING PRO FORMA NET LOSS PER SHARE
  (see note 5):..................................................                                                     40,909,091

                         LUMINANT WORLDWIDE CORPORATION



                      UNAUDITED HISTORICAL BALANCE SHEETS
                        EXCLUDING ALIGN SOLUTIONS CORP.


                                 MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                                BRAND                                                                   POTOMAC
                                LUMINANT      DIALOGUE     FREE RANGE       I.CON     INTERACTIVE8     MULTIMEDIA      PARTNERS
                              -------------  -----------  -------------     -----     -------------  ---------------  -----------
           ASSETS

CURRENT ASSETS:
  Cash and cash
    equivalents.............    $       6     $      --     $      48     $      16     $     462       $     344      $     971
  Accounts receivable, net..           --         2,867         1,477           377           532             369            879
  Unbilled revenues.........           --            --           404            --            --              --            171
  Employee and other
    receivables.............           --         1,138            --            --           110              --             --
  Deferred income taxes.....           --            --            21            12            --              --             --
  Deferred income tax
    valuation...............           --            --           (21)           --            --              --             --
  Prepaid expenses and other
    assets..................           50            --            76             5            62              14             66
                                    -----    -----------  -------------       -----   -------------         -----     -----------
    Total current assets....           56         4,005         2,005           410         1,166             727          2,087

PROPERTY AND EQUIPMENT,
  net.......................           --           408           768           345           597              55             46

OTHER ASSETS:
  Goodwill, net.............           --            --            --            --            --              --             --
  Deferred income taxes.....           --            14         3,067            --            --              --             --
  Deferred income tax
    valuation...............           --            --        (3,067)           --            --              --             --
  Other.....................           --            --            --            17            72              13             --
                                    -----    -----------  -------------       -----   -------------         -----     -----------
    Total assets............    $      56     $   4,427     $   2,773     $     772     $   1,835       $     795      $   2,133
                                    -----    -----------  -------------       -----   -------------         -----     -----------
                                    -----    -----------  -------------       -----   -------------         -----     -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........    $      76     $   1,274     $     383     $      48     $     274       $      96      $     322
  Customer deposits.........                                      425            30            --
  Accrued liabilities.......           --           803           909           259         2,763             150          6,946
  Unearned revenues.........                                                                                   88             --
  Notes payable.............           50            --         4,114            98            50              --             --
  Current maturities of
    long-term debt..........           --            --            --            17           617              --             --
                                    -----    -----------  -------------       -----   -------------         -----     -----------
    Total current
    liabilities.............          126         2,077         5,831           452         3,704             334          7,268
                                    -----    -----------  -------------       -----   -------------         -----     -----------

LONG TERM LIABILITIES:
  Long-term debt, net of
    current maturities......           --            --            --           107           330              --             --
  Deferred income taxes.....           --            --            --             9            --              --             --
                                    -----    -----------  -------------       -----   -------------         -----     -----------
    Total liabilities.......          126         2,077         5,831           568         4,034             334          7,268
                                    -----    -----------  -------------       -----   -------------         -----     -----------
MINORITY INTEREST...........           --            --            --            --            --              --             --

STOCKHOLDERS' EQUITY:
  Preferred stock...........           --            --         3,728            --            --              --             --
  Members' equity...........           --            --            --            --            --             461         (5,135)
  Common stock..............           79            --            --            10             1              --             --
  Additional paid-in
    capital.................          328            --         2,806            14           185              --             --
  Young & Rubicam Inc.
    investment..............           --         2,350            --            --            --              --             --
  Subscription receivable
    from officers...........           --            --            --           (10)           --              --             --
  Retained earnings
    (deficit)...............         (477)           --        (9,369)          190        (2,385)             --             --
  Treasury stock............           --            --          (223)           --            --              --             --
                                    -----    -----------  -------------       -----   -------------         -----     -----------

    Total stockholders'
    equity..................          (70)        2,350        (3,058)          204        (2,199)            461         (5,135)
                                    -----    -----------  -------------       -----   -------------         -----     -----------

    Total liabilities and
    stockholders' equity....    $      56     $   4,427     $   2,773     $     772     $   1,835       $     795      $   2,133
                                    -----    -----------  -------------       -----   -------------         -----     -----------
                                    -----    -----------  -------------       -----   -------------         -----     -----------

                                         HISTORICAL
                                 RSI        TOTAL
                              ---------  -----------
           ASSETS
CURRENT ASSETS:
  Cash and cash
    equivalents.............  $      31   $   1,878
  Accounts receivable, net..      2,295       8,796
  Unbilled revenues.........         62         637
  Employee and other
    receivables.............        104       1,352
  Deferred income taxes.....         --          33
  Deferred income tax
    valuation...............         --         (21)
  Prepaid expenses and other
    assets..................        130         403
                              ---------  -----------
    Total current assets....      2,622      13,078
PROPERTY AND EQUIPMENT,
  net.......................        298       2,517
OTHER ASSETS:
  Goodwill, net.............         28          28
  Deferred income taxes.....         --       3,081
  Deferred income tax
    valuation...............         --      (3,067)
  Other.....................        161         263
                              ---------  -----------
    Total assets............  $   3,109   $  15,900
                              ---------  -----------
                              ---------  -----------
LIABILITIES AND STOCKHOLDERS
CURRENT LIABILITIES:
  Accounts payable..........  $     537   $   3,010
  Customer deposits.........                    455
  Accrued liabilities.......        578      12,408
  Unearned revenues.........         --          88
  Notes payable.............        789       5,101
  Current maturities of
    long-term debt..........         69         703
                              ---------  -----------
    Total current
    liabilities.............      1,973      21,765
                              ---------  -----------
LONG TERM LIABILITIES:
  Long-term debt, net of
    current maturities......         15         452
  Deferred income taxes.....         --           9
                              ---------  -----------
    Total liabilities.......      1,988      22,226
                              ---------  -----------
MINORITY INTEREST...........        119         119
STOCKHOLDERS' EQUITY:
  Preferred stock...........         --       3,728
  Members' equity...........         --      (4,674)
  Common stock..............         35         125
  Additional paid-in
    capital.................        952       4,285
  Young & Rubicam Inc.
    investment..............         --       2,350
  Subscription receivable
    from officers...........         --         (10)
  Retained earnings
    (deficit)...............        222     (11,819)
  Treasury stock............       (207)       (430)
                              ---------  -----------
    Total stockholders'
    equity..................      1,002      (6,445)
                              ---------  -----------
    Total liabilities and
    stockholders' equity....  $   3,109   $  15,900
                              ---------  -----------
                              ---------  -----------

                         LUMINANT WORLDWIDE CORPORATION



                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.


                      FOR THE YEAR ENDED DECEMBER 31, 1998

                             (DOLLARS IN THOUSANDS)

                                          BRAND                                                             POTOMAC
                           LUMINANT     DIALOGUE    FREE RANGE     I.CON    INTERACTIVE8    MULTIMEDIA     PARTNERS        RSI
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
REVENUES................   $      --    $   7,237    $   3,521   $   2,140    $   4,097      $   2,068     $   4,887    $  16,927
COST OF SERVICES........          --        4,186        3,248         716        2,033          1,756         5,087       12,271
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
GROSS PROFIT............          --        3,051          273       1,424        2,064            312          (200)       4,656
SELLING, GENERAL AND
  ADMINISTRATIVE........         245        2,087        4,922       1,383        2,419            275           876        4,218
INTANGIBLES
  AMORTIZATION..........          --           --           --          --           --             --            --           35
OTHER INCOME (EXPENSE):
  Interest income.......          --           --           --          --           --              6            31           --
  Interest expense......          --           --         (182)         --           --             --            --         (169)
  Gain on sale of
    affiliate...........          --           --          430          --           --             --            --           --
  Loss on disposition of
    assets..............          --           --           --          --           --             --            --           --
  Other, net............          --           --           28          --           --             --            --           --
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
INCOME (LOSS) BEFORE
  INCOME TAXES..........        (245)         964       (4,373)         41         (355)            43        (1,045)         234
INCOME TAXES............          --          403           --           6           33             10            --           29
MINORITY INTEREST.......          --           --           --          --           --             --            --          162
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
NET INCOME (LOSS).......   $    (245)   $     561    $  (4,373)  $      35    $    (388)     $      33     $  (1,045)   $      43
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------
                          -----------  -----------  -----------  ---------  -------------  -------------  -----------  -----------

                          HISTORICAL
                             TOTAL
                          -----------
REVENUES................   $  40,877
COST OF SERVICES........      29,297
                          -----------
GROSS PROFIT............      11,580
SELLING, GENERAL AND
  ADMINISTRATIVE........      16,425
INTANGIBLES
  AMORTIZATION..........          35
OTHER INCOME (EXPENSE):
  Interest income.......          37
  Interest expense......        (351)
  Gain on sale of
    affiliate...........         430
  Loss on disposition of
    assets..............          --
  Other, net............          28
                          -----------
INCOME (LOSS) BEFORE
  INCOME TAXES..........      (4,736)
INCOME TAXES............         481
MINORITY INTEREST.......         162
                          -----------
NET INCOME (LOSS).......   $  (5,379)
                          -----------
                          -----------

                         LUMINANT WORLDWIDE CORPORATION



                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.


                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                              BRAND                                                                   POTOMAC
                               LUMINANT     DIALOGUE     FREE RANGE       I.CON     INTERACTIVE8     MULTIMEDIA      PARTNERS
                              -----------  -----------  -------------     -----     -------------  ---------------  -----------
REVENUES....................   $      --    $   2,701     $   2,211     $     825     $   1,613       $     742      $   2,060
COST OF SERVICES............          --        1,692         1,462           250         3,102             314          6,231
                              -----------  -----------  -------------       -----   -------------         -----     -----------
GROSS PROFIT................          --        1,009           749           575        (1,489)            428         (4,171)

SELLING, GENERAL AND
  ADMINISTRATIVE............         232          568         1,176           455           464              92            489
INTANGIBLES AMORTIZATION....          --           --            --            --            --              --             --
OTHER INCOME (EXPENSE):
  Interest income...........          --           --            --            --            --               1             --
  Interest expense..........          --           --           (89)           (3)           --              --             --
  Net transactions with
    affiliate...............          --           --            --            --            --              --             --
  Loss on disposition of
    assets..................          --           --            --            --            --              --             --
  Other, net................          --           --            (7)           --            --              --            (10)
                              -----------  -----------  -------------       -----   -------------         -----     -----------
INCOME (LOSS) BEFORE INCOME
  TAXES.....................        (232)         441          (523)          117        (1,953)            337         (4,670)
INCOME TAXES................          --          184            --            16            --             135             --
MINORITY INTEREST...........          --           --            --            --            --              --             --
                              -----------  -----------  -------------       -----   -------------         -----     -----------
NET INCOME (LOSS)...........   $    (232)   $     257     $    (523)    $     101     $  (1,953)      $     202      $  (4,670)
                              -----------  -----------  -------------       -----   -------------         -----     -----------
                              -----------  -----------  -------------       -----   -------------         -----     -----------

                                         HISTORICAL
                                 RSI        TOTAL
                              ---------  -----------
REVENUES....................  $   3,253   $  13,405
COST OF SERVICES............      2,364      15,415
                              ---------  -----------
GROSS PROFIT................        889      (2,010)
SELLING, GENERAL AND
  ADMINISTRATIVE............      1,705       5,181
INTANGIBLES AMORTIZATION....          9           9
OTHER INCOME (EXPENSE):
  Interest income...........         --           1
  Interest expense..........        (24)       (116)
  Net transactions with
    affiliate...............         --          --
  Loss on disposition of
    assets..................         --          --
  Other, net................         --         (17)
                              ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES.....................       (849)     (7,332)
INCOME TAXES................       (278)         57
MINORITY INTEREST...........        (24)        (24)
                              ---------  -----------
NET INCOME (LOSS)...........  $    (547)  $  (7,365)
                              ---------  -----------
                              ---------  -----------

                         LUMINANT WORLDWIDE CORPORATION



                 UNAUDITED HISTORICAL STATEMENTS OF OPERATIONS
                        EXCLUDING ALIGN SOLUTIONS CORP.


                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

                                               BRAND       FREE                                                      POTOMAC
                               LUMINANT      DIALOGUE      RANGE       I.CON      INTERACTIVE8      MULTIMEDIA      PARTNERS
                             -------------  -----------  ---------     -----     ---------------  ---------------  -----------
REVENUES...................    $      --     $   1,410   $     338   $     456      $     737        $     652      $     976
COST OF SERVICES...........           --           791         518         113            433              440            654
                                     ---    -----------  ---------       -----         ------            -----          -----
GROSS PROFIT...............           --           619        (180)        343            304              212            322

SELLING, GENERAL AND
  ADMINISTRATIVE...........           --           595       1,090         216            690               81            180
INTANGIBLES AMORTIZATION...           --            --          --          --             --               --             --
OTHER INCOME (EXPENSE):
  Interest income..........           --            --          --          --             --                4             --
  Interest expense.........           --            --          (9)         --             --               --             --
  Other, net...............           --            --          20          --             --               --              2
                                     ---    -----------  ---------       -----         ------            -----          -----
INCOME (LOSS) BEFORE INCOME
  TAXES....................           --            24      (1,259)        127           (386)             135            144
INCOME TAXES...............           --             7          --          16             --               31             --
MINORITY INTEREST..........           --            --          --          --             --               --             --
                                     ---    -----------  ---------       -----         ------            -----          -----
NET INCOME (LOSS)..........    $      --     $      17   $  (1,259)  $     111      $    (386)       $     104      $     144
                                     ---    -----------  ---------       -----         ------            -----          -----
                                     ---    -----------  ---------       -----         ------            -----          -----

                                        HISTORICAL
                                RSI        TOTAL
                             ---------  -----------
REVENUES...................  $   4,338   $   8,907
COST OF SERVICES...........      3,150       6,099
                             ---------  -----------
GROSS PROFIT...............      1,188       2,808
SELLING, GENERAL AND
  ADMINISTRATIVE...........        961       3,813
INTANGIBLES AMORTIZATION...         --          --
OTHER INCOME (EXPENSE):
  Interest income..........         --           4
  Interest expense.........        (41)        (50)
  Other, net...............         --          22
                             ---------  -----------
INCOME (LOSS) BEFORE INCOME
  TAXES....................        186      (1,029)
INCOME TAXES...............         61         115
MINORITY INTEREST..........         33          33
                             ---------  -----------
NET INCOME (LOSS)..........  $      92   $  (1,177)
                             ---------  -----------
                             ---------  -----------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. GENERAL:


    Luminant was established to create a leading single-source Internet service company that provides electronic commerce professional services to Fortune 1000 companies, Internet based companies and other organizations. Luminant has conducted no operations to date and will acquire its eight companies concurrently with and as a condition to the closing of the offering.



    The historical financial statements reflect the financial position and results of operations of Luminant and the eight companies it will acquire on the consummation of this offering. The audited historical financial statements of Luminant and the eight companies are included elsewhere in this prospectus.


2. ACQUISITION OF THE EIGHT COMPANIES:


    Concurrent with and as a condition to the closing of the offering, Luminant will acquire eight companies. Seven companies will be acquired by merging each into newly formed subsidiaries of Luminant. In addition, Luminant will acquire the assets of Brand Dialogue-New York and will contribute those assets to a newly formed subsidiary. The acquisitions will be accounted for using the purchase method of accounting with Align Solutions Corp. the accounting acquiror.



    The following table sets forth the consideration to be paid in cash and shares of common stock to the stockholders of each company. For purposes of computing the estimated purchase price, the value of shares is determined using the assumed initial public offering price of $12.00 per share. Adjusted net assets represent the stockholders equity of each company adjusted for: 1) the note payable of $4,114,000 at Free Range repaid as a part of the transaction, 2) the accrued liabilities of $2,205,000 at InterActive8 and $6,465,000 at Potomac funded as part of the transaction, 3) establishment of valuation allowances for historical deferred tax assets, and 4) the receivable from related parties at Brand Dialogue retained by the seller. In addition to the purchase price, the purchase agreements include provisions for contingent consideration based on achievement of financial goals of the individual companies and consolidated results of the eight companies. Maximum contingent consideration is $196.7 million and will be accounted for as additional purchase price when payment is probable. Payments made to the shareholders of Align will be treated as dividends. Payments to the shareholders of the other eight companies will result in additional goodwill and will be amortized over the remaining life of goodwill associated with the acquisition of the company. The estimated purchase prices for the acquisitions are based upon preliminary estimates and are subject to certain purchase price

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

2. ACQUISITION OF THE EIGHT COMPANIES: (CONTINUED)

adjustments at and following the closing. Luminant does not anticipate that the final allocation of purchase price between tangible assets and goodwill will differ significantly from that presented.



                             NUMBER     VALUE OF       TOTAL        ADJUSTED
                  CASH      OF SHARES    SHARES    CONSIDERATION   NET ASSETS    GOODWILL      LIFE
                ---------  -----------  ---------  --------------  -----------  -----------  ---------
                                                (DOLLARS IN THOUSANDS)
Align.........  $  36,917       6,142   $  73,702    $  110,619     $  15,606          N/A         N/A
Brand
  Dialogue....         --       4,609      55,309        55,309         1,198    $  54,111     3 years
Free Range....     10,156       1,917      23,007        33,163         1,056       32,107     3 years
i.con.........      4,897         810       9,721        14,618           201       14,417     3 years
InterActive8..     11,920       1,770      21,244        33,164             6       33,158     3 years
Multimedia....      3,436         668       8,018        11,454           461       10,993     3 years
Potomac
  Partners....     24,685       3,470      41,642        66,327         1,330       64,997     3 years
RSI...........      5,629       1,095      13,135        18,764         1,002       17,762     3 years
                ---------  -----------  ---------  --------------  -----------  -----------
                $  97,640      20,481   $ 245,778    $  343,418     $  20,860      227,545
                ---------  -----------  ---------  --------------  -----------
                ---------  -----------  ---------  --------------  -----------
Acquisition-
  related
  fees........                                                                       1,000
                                                                                -----------
                                                                                 $ 228,545
                                                                                -----------
                                                                                -----------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

    The following table summarizes unaudited pro forma combined balance sheet adjustments:


                                                                                          OFFERING ADJUSTMENTS
                                               ACQUISITION ADJUSTMENTS       PRO FORMA                              POST
                                           -------------------------------  ACQUISITION   --------------------  ACQUISITION
                                              (A)        (B)        (C)     ADJUSTMENTS      (D)        (E)     ADJUSTMENTS
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                                                        (DOLLARS IN THOUSANDS)
                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents..............  $      --  $      --  $      --   $       --   $ 133,292  $ (97,640)  $   35,652
  Accounts receivable, net...............         --         --         --           --          --         --           --
  Unbilled revenues......................         --         --         --           --          --         --           --
  Employee and other receivables.........     (1,138)        --         --       (1,138)         --         --           --
  Deferred income taxes..................        (68)        --         --          (68)         --         --           --
  Deferred income tax valuation..........         56                                 56
  Prepaid expenses and other assets......         --         --         --           --         (50)        --          (50)
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total current assets.....................     (1,150)        --         --       (1,150)    133,242    (97,640)      35,602
PROPERTY AND EQUIPMENT, net..............         --         --         --           --          --         --           --
OTHER ASSETS:
  Goodwill, net..........................    228,545         --         --      228,545          --         --           --
  Other Intangible.......................         --         --      7,470        7,470          --         --           --
  Deferred income taxes..................         55                                 55
  Deferred income tax valuation..........        (69)                               (69)
  Other..................................         --         --         --           --          --         --           --
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total assets.............................  $ 227,381  $      --  $   7,470   $  234,851   $ 133,242  $ (97,640)  $   35,602
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................  $      --  $      --  $      --   $       --   $      --  $      --   $       --
  Payable for eight companies' common
    stock and other acquisition-related
    obligations..........................         --     97,640         --       97,640          --    (97,640)     (97,640)
  Customer deposits......................         --         --         --           --          --         --           --
  Accrued liabilities....................         --     (8,670)        --       (8,670)         --         --           --
  Unearned revenues......................         --         --         --           --          --         --           --
  Notes payable..........................         --     (4,114)        --       (4,114)        (50)        --          (50)
  Current maturities of long-term debt...         --        128         --          128          --         --           --
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total current liabilities................         --     84,984         --       84,984         (50)   (97,640)     (97,690)

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities...........................         --        732         --          732          --         --           --
  Deferred income taxes..................         (9)        --         --           (9)         --         --           --
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total liabilities........................         (9)    85,716         --       85,707         (50)   (97,640)     (97,690)
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
MINORITY INTEREST........................       (119)        --         --         (119)         --         --           --

STOCKHOLDERS' EQUITY:
  Preferred stock........................         --     (3,728)        --       (3,728)         --         --           --
  Members' equity........................      4,674         --         --        4,674          --         --           --
  Common stock...........................         90         --         --           90         126         --          126
  Additional paid-in capital.............    212,836    (43,961)     7,470      176,345     133,166         --      133,166
  Young & Rubicam Inc. investment........     (2,350)        --         --       (2,350)         --         --           --
  Subscription receivable from
    officers.............................         10         --         --           10          --         --           --
  Retained earnings (deficit)............     11,819    (38,027)        --      (26,208)         --         --           --
  Treasury stock.........................        430         --         --          430          --         --           --
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total stockholders' equity...............    227,509    (85,716)     7,470      149,263     133,292         --      133,292
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
Total liabilities and stockholders'
  equity.................................  $ 227,381  $      --  $   7,470   $  234,851   $ 133,242  $ (97,640)  $   35,602
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------
                                           ---------  ---------  ---------  ------------  ---------  ---------  ------------

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

------------------------


(a) Reflects the acquisitions of the eight companies and the elimination of equity balances of the companies. The purchase price in excess of estimated fair market value of assets acquired has been allocated to goodwill. The seller of Brand Dialogue is retaining the Young & Rubicam receivable of $1,138,000 that represents Brand Dialogue funds advanced to the seller. Deferred income taxes have been recorded for LLC and S Corporation entities and a valuation allowance has been increased due to the lack of history of combined income.



(b) Records the liabilities for the cash portion of the consideration to be paid for the common stock of the eight companies in connection with the acquisitions, payments to Align shareholders of $36,917,000 (accounted for as a dividend from retained earnings), payments to redeem $4,114,000 of notes payable and $3,728,000 of preferred stock related to Free Range, and payments for the accrued liabilities related to equity compensation rights of Potomac Partners and Interactive8 of $6,465,000 and $2,205,000, respectively. Additionally records $250,000 as the effect of a non-cash, non-recurring compensation charge for the issuance of 20,833 options to a former officer and a liability and non-recurring charge of $860,000 related to an agreement to end the former officer's employment.



(c) Represents the estimated value of stock options granted to Young & Rubicam, Inc. using the Modified Black-Scholes European Model. The following assumptions were used: exercise price of $12.00, five-year life, 5.26% interest rate, and 70% volatility factor.



(d) Records the cash proceeds from the issuance of shares of Luminant common stock net of estimated offering costs and the repayment of advances from a stockholder (based on an assumed initial public offering price of $12.00 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.



(e) Records the cash portion of the acquisition consideration to be paid for the stock of the eight companies and acquisition-related obligations from proceeds of the offering as described in adjustment (b).


4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:

    The following tables summarize unaudited adjustments to the pro forma combined statements of operations:

    For the year ended December 31, 1998:

                                                          (A)        (B)        (C)        (D)        (E)        (F)        (G)
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                                 (DOLLARS IN THOUSANDS)
REVENUES.............................................  $      --  $      --  $      --  $      --  $    (219) $      --  $      --

COST OF SERVICES.....................................         --         --     (1,533)        --        (78)        --         --
SELLING, GENERAL AND ADMINISTRATIVE..................         --         --       (383)        --       (924)        --      5,472
EQUITY BASED COMPENSATION EXPENSE....................         --         --         --         --         --         --         --
INTANGIBLES AMORTIZATION.............................     78,672         --         --         --         --         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS........................    (78,672)        --      1,916         --        783         --     (5,472)
OTHER INCOME (EXPENSE):
Interest expense.....................................         --         --         --         --         --        182         --
Net transactions with affiliate......................         --         --         --         --         --         --         --
Loss on disposition of assets........................         --         --         --         --          5         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....................    (78,672)        --      1,916         --        788        182     (5,472)
INCOME TAXES.........................................         --       (481)        --         --         --         --         --
MINORITY INTEREST....................................         --         --         --       (162)        --         --         --
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)....................................  $ (78,672) $     481  $   1,916  $     162  $     788  $     182  $  (5,472)
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                       ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    PRO FORMA
                                                          (H)      ADJUSTMENTS
                                                       ---------  -------------

REVENUES.............................................  $      --    $    (219)
COST OF SERVICES.....................................         --       (1,611)
SELLING, GENERAL AND ADMINISTRATIVE..................       (207)       3,958
EQUITY BASED COMPENSATION EXPENSE....................      3,624        3,624
INTANGIBLES AMORTIZATION.............................         --       78,672
                                                       ---------  -------------
INCOME (LOSS) FROM OPERATIONS........................     (3,417)     (84,862)
OTHER INCOME (EXPENSE):
Interest expense.....................................         --          182
Net transactions with affiliate......................         --
Loss on disposition of assets........................         --            5
                                                       ---------  -------------
INCOME (LOSS) BEFORE INCOME TAXES....................     (3,417)     (84,675)
INCOME TAXES.........................................         --         (481)
MINORITY INTEREST....................................         --         (162)
                                                       ---------  -------------
NET INCOME (LOSS)....................................  $  (3,417)   $ (84,032)
                                                       ---------  -------------
                                                       ---------  -------------


------------------------------


(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.



(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.



(c) Reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charges of $248,000, $30,000 and $1,503,000 recorded by Free Range, InterActive8 and Potomac Partners, respectively, in the fourth quarter of 1998

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)

    related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash charge of $135,000 recorded by InterActive8 related to the below fair market value issuance of equity. The rights become exercisable upon the consummation of the acquisitions.



(d) Reflects elimination of minority interest in one of the eight companies.



(e) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.



(f) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.



(g) Includes adjustments to increase expenses related to additional compensation expense of $1,996,000, board of directors' expense of $432,000, administrative and other expense of $2,044,000 and additional expense associated with being a public entity of $1,000,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.



(h) Reflects a compensation charge for shares sold subsequent to March 31, 1999 to Luminant management at less than fair market value and the reclassification of compensation expense related to shares sold to Luminant management at less than fair market value in 1998.


    For the three months ended March 31, 1999:

                                                        (A)        (B)        (C)        (D)        (E)        (F)        (G)
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                               (DOLLARS IN THOUSANDS)
REVENUES...........................................  $      --  $      --  $      --  $      --  $      --  $     (41) $      --

COST OF SERVICES...................................         --         --     (7,167)       (40)        --         --         --
SELLING, GENERAL AND ADMINISTRATIVE................         --         --       (863)        --         --       (317)        --
EQUITY BASED COMPENSATION EXPENSE..................         --         --         --         40         --         --         --
INTANGIBLES AMORTIZATION...........................     19,668         --         --         --         --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS......................    (19,668)        --      8,030         --         --        276         --
OTHER INCOME (EXPENSE):
Interest expense...................................         --         --         --         --         --         --         89
Net transactions with affiliate....................         --         --         --         --         --         --         --
Loss on disposition of assets......................         --         --         --         --         --         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..................    (19,668)        --      8,030         --         --        276         89
INCOME TAXES.......................................         --        (57)        --         --         --         --         --
MINORITY INTEREST..................................         --         --         --         --         24         --         --
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)..................................  $ (19,668) $      57  $   8,030  $      --  $     (24) $     276  $      89
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                  PRO FORMA
                                                        (H)      ADJUSTMENTS
                                                     ---------  -------------

REVENUES...........................................  $      --    $     (41)
COST OF SERVICES...................................         --       (7,207)
SELLING, GENERAL AND ADMINISTRATIVE................      1,368          188
EQUITY BASED COMPENSATION EXPENSE..................         --           40
INTANGIBLES AMORTIZATION...........................         --       19,668
                                                     ---------  -------------
INCOME (LOSS) FROM OPERATIONS......................     (1,368)     (12,730)
OTHER INCOME (EXPENSE):
Interest expense...................................         --           89
Net transactions with affiliate....................         --           --
Loss on disposition of assets......................         --           --
                                                     ---------  -------------
INCOME (LOSS) BEFORE INCOME TAXES..................     (1,368)     (12,641)
INCOME TAXES.......................................         --          (57)
MINORITY INTEREST..................................         --           24
                                                     ---------  -------------
NET INCOME (LOSS)..................................  $  (1,368)   $ (12,608)
                                                     ---------  -------------
                                                     ---------  -------------


------------------------------


(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.



(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, a net deferred tax asset for the pro forma loss before taxes has not been recognized.



(c) Reflects the reduction in 1999 compensation expense related to the non-recurring, non-cash charges of $133,000, $2,205,000 and $4,962,000 recorded by Free Range, InterActive8 and Potomac Partners, respectively, in the first quarter of 1999 related to equity appreciation rights issued to employees and owners of those entities and the non-recurring, non-cash compensation charge of $730,000 recorded by RSI in the first quarter of 1999 related to the issuance of additional minority interest. The rights become exercisable upon the consummation of the acquisitions.



(d) Reflects the reclassification of compensation expense related to stock options granted at prices below fair market value for the accounting acquiror Align.



(e) Reflects the elimination of minority interest in one of the eight companies.



(f) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.



(g) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

4. UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)

(h) Includes adjustments to increase expenses related to additional compensation expense of $499,000, board of directors' expense of $108,000, administrative and other expense of $511,000 and additional expense associated with being a public entity of $250,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.


    For the three months ended March 31, 1998:

                                                                (A)        (B)        (C)        (D)        (E)        (F)
                                                             ---------  ---------  ---------  ---------  ---------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
REVENUES...................................................  $      --  $      --  $      --  $      (3) $      --  $      --

COST OF SERVICES...........................................         --         --         --        (20)        --         --
SELLING, GENERAL AND ADMINISTRATIVE........................         --         --         --       (158)        --      1,368
EQUITY BASED COMPENSATION EXPENSE..........................         --         --         --         --         --         --
INTANGIBLES AMORTIZATION...................................     19,668         --         --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) FROM OPERATIONS..............................    (19,668)        --         --        175         --     (1,368)
OTHER INCOME (EXPENSE):
Interest expense...........................................         --         --         --         --          9         --
Net transactions with affiliate............................         --         --         --         --         --         --
Loss on disposition of assets..............................         --         --         --         --         --         --
                                                             ---------  ---------  ---------  ---------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES..........................    (19,668)        --         --        175          9     (1,368)
INCOME TAXES...............................................         --       (115)        --         --         --         --
MINORITY INTEREST..........................................         --         --        (33)        --         --         --
                                                             ---------  ---------  ---------  ---------  ---------  ---------
NET INCOME (LOSS)..........................................  $ (19,668) $     115  $      33  $     175  $       9  $  (1,368)
                                                             ---------  ---------  ---------  ---------  ---------  ---------
                                                             ---------  ---------  ---------  ---------  ---------  ---------

                                                                           PRO FORMA
                                                                (G)       ADJUSTMENTS
                                                             ---------  ----------------

REVENUES...................................................  $      --     $       (3)
COST OF SERVICES...........................................         --            (20)
SELLING, GENERAL AND ADMINISTRATIVE........................         --          1,210
EQUITY BASED COMPENSATION EXPENSE..........................      3,624          3,624
INTANGIBLES AMORTIZATION...................................         --         19,668
                                                             ---------       --------
INCOME (LOSS) FROM OPERATIONS..............................     (3,624)       (24,485)
OTHER INCOME (EXPENSE):
Interest expense...........................................         --              9
Net transactions with affiliate............................         --             --
Loss on disposition of assets..............................         --             --
                                                             ---------       --------
INCOME (LOSS) BEFORE INCOME TAXES..........................     (3,624)       (24,476)
INCOME TAXES...............................................         --           (115)
MINORITY INTEREST..........................................         --            (33)
                                                             ---------       --------
NET INCOME (LOSS)..........................................  $  (3,624)    $  (24,328)
                                                             ---------       --------
                                                             ---------       --------


------------------------------


(a) Reflects the amortization of goodwill and other intangible to be recorded as a result of these acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.



(b) Reflects the reversal of the eight companies' income tax provision. Luminant has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.



(c) Reflects the elimination of minority interest in one of the eight companies.



(d) Reflects the elimination of revenues and expenses related to a division of Free Range that will be distributed to Free Range's stockholders concurrent with the acquisitions. It is estimated that the assets distributed will equal the liabilities assumed.



(e) Reflects the elimination of interest expense for Free Range's note payable that is to be redeemed as part of the acquisition.



(f) Includes adjustments to increase expense related to additional compensation expense of $499,000, board of director's expense of $108,000, administrative and other expense of $511,000 and additional expense associated with being a public entity of $250,000. These adjustments were based on budgeted amounts that have been annualized. These additional costs are a direct result of the combination of these companies and the offering of the securities to the public.



(g) Reflects a compensation charge for options granted and shares sold to Luminant management at less than fair market value.


5. SHARES USED IN COMPUTING PRO FORMA NET INCOME PER SHARE:


    Includes (i) 7,852,571 shares issued to the initial stockholders and management of Luminant; (ii) 20,481,520 shares issued to the former owners of the eight companies; and (iii) 12,575,000 shares sold in the offering, without regard to exercise of underwriters' overallotment option and payment of any contingent consideration.



6. SUPPLEMENTAL PRO FORMA DATA



    The Company has excluded charges of $248,000, $30,000, and $1,503,000 for the year ended December 31, 1998, reflected in the historical financial statements of Free Range, InterActive8 and Potomac

             LUMINANT WORLDWIDE CORPORATION AND OUR EIGHT COMPANIES

6. SUPPLEMENTAL PRO FORMA DATA (CONTINUED)


Partners, respectively, related to equity appreciation rights issued to employees and owners of those entities.



    The Company has excluded non-cash charges of $135,000 for the year ended December 31, 1998, related to the below fair market value issuance of equity, reflected in the historical financial statements of InterActive8.



    The Company has excluded charges of $133,000, $2,205,000, and $4,962,000 for the three months ended March 31, 1999, reflected in the historical financial statements of Free Range, InterActive8 and Potomac Partners, respectively, related to equity appreciation rights issued to employees and owners of those entities.



    The Company has excluded non-cash charges of $730,000 for the three months ended March 31, 1999, related to the issuance of additional minority interest, reflected in the historical financial statements of RSI.



    Before completion of the acquisition, the Company will record a charge of $250,000 related to the issuance of 20,833 options to a former officer and a liability and non-recurring charge of $860,000 related to an agreement to end the former officer's employment.

                             ALIGN SOLUTIONS CORP.
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS



    The following unaudited pro forma financial statements give effect to the acquisitions by Align Solutions Corp. (Align) of the outstanding capital stock of Fifth Gear Media Corporation (Fifth Gear) and Synapse Group Inc. (Synapse), and the assets and certain liabilities of inmedia, inc. (inmedia) (the three companies). The acquisition of Synapse occurred on February 15, 1999, the acquisition of Fifth Gear occurred on May 26, 1999 and the acquisition of inmedia occurred on May 27, 1999.



    The unaudited pro forma balance sheet gives effect to the acquisition of Fifth Gear and inmedia as if they had occurred on March 31, 1999. Synapse is included in Align's historical balance sheet at March 31, 1999. The unaudited pro forma statements of operations gives effect to these transactions as if they had occurred on January 1, 1998.



    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Align's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Align's financial position or results of operations for any future period. Since the companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere in this prospectus.

                             ALIGN SOLUTIONS CORP.



                       UNAUDITED PRO FORMA BALANCE SHEETS



                                 MARCH 31, 1999
                             (DOLLARS IN THOUSANDS)



                                                         HISTORICAL                       PRO FORMA ADJUSTMENTS
                                      ------------------------------------------------  --------------------------
                                        ALIGN     FIFTH GEAR      INMEDIA      TOTAL    FIFTH GEAR(A)  INMEDIA(B)    PRO FORMA
                                      ---------  -------------  -----------  ---------  -------------  -----------  -----------

                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........  $     209    $     143     $      --   $     352    $      --     $      --    $     352
  Accounts receivable, net..........      2,397          127           125       2,649           --            --        2,649
  Unbilled revenues.................        806           --            10         816           --            --          816
  Employee and other receivables....         35           --            --          35           --            --           35
  Deferred income taxes.............         --            9           125         134           (9)           --          125
  Deferred income tax valuation.....         --           --          (125)       (125)          --            --         (125)
  Prepaid expenses and other
    assets..........................         81           --             5          86           --            --           86
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total current assets............      3,528          279           140       3,947           (9)           --        3,938
PROPERTY AND EQUIPMENT, net.........        908           91            73       1,072          (23)          (16)       1,033

OTHER ASSETS:
  Goodwill, net.....................      9,040           --             -       9,040        3,469         2,179       14,688
  Deferred income taxes.............         --           --           103         103          (11)           --           92
  Deferred income tax valuation.....         --           --          (103)       (103)          11            --          (92)
  Other.............................         14           10            12          36           --            (8)          28
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total assets....................  $  13,490    $     380     $     225   $  14,095    $   3,437     $   2,155    $  19,687
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------

     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..................  $     896    $      25     $     218   $   1,139    $      --     $      --    $   1,139
  Customer deposits.................         --           --           265         265           --          (119)         146
  Accrued liabilities...............        431          103           108         642           50            50          742
  Notes payable.....................      1,111           --            --       1,111           --            --        1,111
  Current maturities of long-term
    debt............................        112           57           553         722           --            --          722
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total current liabilities.......      2,550          185         1,144       3,879           50           (69)       3,860

LONG-TERM LIABILITIES:
  Long-term debt, net of current
    maturities......................        143           78            --         221           --            --          221
  Deferred income taxes.............         --           11            --          11          (11)           --           --
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total liabilities...............      2,693          274         1,144       4,111           39           (69)       4,081
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------

STOCKHOLDERS' EQUITY:...............
  Common stock......................  $      64    $       2     $       3   $      69    $       1     $      (2)   $      68
  Additional paid-in capital........     14,514           --            30      14,544        3,501         1,274       19,319
  Retained earnings (deficit).......     (3,781)         104          (952)     (4,629)        (104)          952       (3,781)
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total stockholders' equity......     10,797          106          (919)      9,984        3,398         2,224       15,606
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
    Total liabilities and
      stockholders' equity..........  $  13,490    $     380     $     225   $  14,095    $   3,437     $   2,155    $  19,687
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------
                                      ---------        -----    -----------  ---------  -------------  -----------  -----------

                             ALIGN SOLUTIONS CORP.



                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998



                             (DOLLARS IN THOUSANDS)



                                                              HISTORICAL
                                      -----------------------------------------------------------   PRO FORMA
                                        ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES............................  $   9,226   $   1,227    $   1,195    $   2,540   $  14,188   $       --    $  14,188
COST OF SERVICES....................      5,128         603          943        1,908       8,582           --        8,582
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

GROSS PROFIT........................      4,098         624          252          632       5,606           --        5,606

SELLING, GENERAL AND
 ADMINISTRATIVE.....................      4,047         402          512          670       5,631           --        5,631
EQUITY BASED COMPENSATION EXPENSE...         --          --           --           --          --        4,562(c)      4,562
INTANGIBLES AMORTIZATION............         50          --           --           --          50        5,018(d)      5,068
OTHER INCOME (EXPENSE):
  Interest expense..................        (50)         (6)         (83)         (16)       (155)          --         (155)
  Loss on disposition of assets.....        (28)         --           --           --         (28)          --          (28)
  Other, net........................         --          --           --            1           1           --            1
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

LOSS BEFORE INCOME TAXES............        (77)        216         (343)         (53)       (257)      (9,580)      (9,837)
INCOME TAXES........................         --          71           --           --          71          (71)(e)         --
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
NET INCOME (LOSS)...................  $     (77)  $     145    $    (343)   $     (53)  $    (328)  $   (9,509)   $  (9,837)
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.



                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



                   FOR THE THREE MONTHS ENDED MARCH 31, 1999



                             (DOLLARS IN THOUSANDS)



                                                              HISTORICAL
                                      -----------------------------------------------------------   PRO FORMA
                                        ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                                      ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES............................  $   4,341   $     277    $     154    $     279   $   5,051   $       --    $   5,051
COST OF SERVICES....................      2,367         204          206          263       3,040           (3)(c)      3,037
                                      ---------       -----   -----------       -----   ---------  ------------  -----------
GROSS PROFIT........................      1,974          73          (52)          16       2,011            3        2,014
SELLING, GENERAL AND
  ADMINISTRATIVE....................      4,884          90          145          111       5,230       (3,205)(c)      2,025
EQUITY BASED COMPENSATION EXPENSE...         --          --           --           --          --          244(c)        244
INTANGIBLES AMORTIZATION............        407          --           --           --         407          863(d)      1,270
OTHER INCOME (EXPENSE):
  Interest income...................         --           1            3           --           4           --            4
  Interest expense..................        (13)         (3)         (21)          (1)        (38)          --          (38)
  Other, net........................         --           4           --           --           4           --            4
                                      ---------       -----   -----------       -----   ---------  ------------  -----------
LOSS BEFORE INCOME TAXES............     (3,330)        (15)        (215)         (96)     (3,656)       2,101       (1,555)
INCOME TAXES........................         --          (5)          --           --          (5)           5(e)         --
                                      ---------       -----   -----------       -----   ---------  ------------  -----------
NET INCOME (LOSS)...................  $  (3,330)  $     (10)   $    (215)   $     (96)  $  (3,651)  $    2,096    $  (1,555)
                                      ---------       -----   -----------       -----   ---------  ------------  -----------
                                      ---------       -----   -----------       -----   ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.



                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



                   FOR THE THREE MONTHS ENDED MARCH 31, 1998



                             (DOLLARS IN THOUSANDS)



                                                       HISTORICAL
                               -----------------------------------------------------------   PRO FORMA
                                 ALIGN    FIFTH GEAR     INMEDIA      SYNAPSE      TOTAL    ADJUSTMENTS    PRO FORMA
                               ---------  -----------  -----------  -----------  ---------  ------------  -----------
REVENUES.....................  $   1,300   $     263    $     449    $     647   $   2,659   $       --    $   2,659
COST OF SERVICES.............        757         115          252          470       1,594           --        1,594
                               ---------       -----        -----        -----   ---------  ------------  -----------
GROSS PROFIT.................        543         148          197          177       1,065           --        1,065
SELLING, GENERAL AND
  ADMINISTRATIVE.............        681          75          123          246       1,125           --        1,125
EQUITY BASED COMPENSATION
  EXPENSE....................         --          --           --           --          --        3,737(c)      3,737
INTANGIBLES AMORTIZATION.....         13          --           --           --          13        1,255(d)      1,268
OTHER INCOME (EXPENSE):
  Interest expense...........        (13)         (1)         (18)          (2)        (34)          --          (34)
                               ---------       -----        -----        -----   ---------  ------------  -----------
LOSS BEFORE INCOME TAXES.....       (164)         72           56          (71)       (107)      (4,992)      (5,099)
INCOME TAXES.................         --          24           --           --          24          (24)(e)         --
                               ---------       -----        -----        -----   ---------  ------------  -----------
NET INCOME (LOSS)............  $    (164)  $      48    $      56    $     (71)  $    (131)  $   (4,968)   $  (5,099)
                               ---------       -----        -----        -----   ---------  ------------  -----------
                               ---------       -----        -----        -----   ---------  ------------  -----------

                             ALIGN SOLUTIONS CORP.



               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS:



    The following summarizes the unaudited pro forma balance sheet adjustments:



    (a) Align has entered into an agreement to acquire Fifth Gear. The acquisition is to be accounted for as a purchase business combination. The purchase price, including acquisition costs and using a share value for Align common stock derived from the pending Luminant acquisition of Align, is estimated to be $3.6 million and has been allocated as follows (in thousands):



Tangible assets purchased..................................................  $      85
Purchase price in excess of net tangible assets (goodwill).................      3,469



    (b) Align has entered into an agreement to acquire inmedia. The acquisition is to be accounted for as a purchase business combination. The purchase price, including acquisition costs and using a share value for Align common stock derived from the pending Luminant acquisition of Align, is estimated to be $1.7 million and has been allocated as follows (in thousands):



Tangible assets purchased..................................................  $     563
Liabilities assumed........................................................      1,057
Purchase price in excess of net tangible assets (goodwill).................      2,179



2. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS:



    The following summarizes the unaudited pro forma statements of operations adjustments:



    (c) Reflects a compensation charge for options granted to Synapse and inmedia at less than fair market value upon the consummation of the acquisition. The adjustment also changes the timing of the Synapse compensation charge recorded in the three months ended March 31, 1999 historical Align statements of operations.



    (d) Reflects the amortization of goodwill to be recorded as a result of Align's acquisitions over a period of three years. These amortization periods were determined based on an analysis of the characteristics of the combined company.



    (e) Reflects the reversal of Fifth Gear's income tax provision. Align has not demonstrated that it will generate future taxable income; therefore, an asset for the pro forma loss before taxes has not been recorded.

AFTER THE STOCK SPLIT AND INCREASE IN THE NUMBER OF AUTHORIZED COMMON STOCK DISCUSSED IN NOTE 5 TO THE COMPANY'S FINANCIAL STATEMENTS IS EFFECTED, WE EXPECT TO BE IN A POSITION TO RENDER THE FOLLOWING AUDIT REPORT.

                                                 ARTHUR ANDERSEN LLP


Dallas, Texas,
  July 23, 1999


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Luminant Worldwide Corp.:



    We have audited the accompanying balance sheet of Luminant Worldwide Corp. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (August 21, 1998), to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luminant Worldwide Corp. as of December 31, 1998, and the results of its operations and its cash flows for the period from inception (August 21, 1998), to December 31, 1998, in conformity with generally accepted accounting principles.

                         LUMINANT WORLDWIDE CORPORATION


                                 BALANCE SHEETS


                                                                                      DECEMBER 31,    MARCH 31,
                                                                                          1998           1999
                                                                                      -------------  ------------
                                                                                                     (UNAUDITED)
                                                     ASSETS
CASH AND CASH EQUIVALENTS...........................................................   $   111,919    $    6,261
DEFERRED COSTS......................................................................        49,729        49,729
                                                                                      -------------  ------------
    Total assets....................................................................   $   161,648    $   55,990
                                                                                      -------------  ------------
                                                                                      -------------  ------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
ACCOUNTS PAYABLE....................................................................   $        --    $   76,250

NOTES PAYABLE.......................................................................            --        50,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock: $.01 par value, 100,000,000 shares authorized; 7,852,571 shares
    issued and outstanding as of 1998 and 1999 (unaudited)..........................        78,526        78,526
  Additional paid-in capital........................................................       328,475       328,475
  Retained deficit..................................................................      (245,353)     (477,261)
                                                                                      -------------  ------------
    Total stockholders' equity......................................................       161,648       (70,260)
                                                                                      -------------  ------------
    Total liabilities and stockholders' equity......................................   $   161,648    $   55,990
                                                                                      -------------  ------------
                                                                                      -------------  ------------


   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION


                            STATEMENTS OF OPERATIONS

                                                                                      PERIOD
                                                                                  FROM INCEPTION
                                                                                 (AUGUST 21, 1998)   THREE MONTHS
                                                                                        TO              ENDED
                                                                                   DECEMBER 31,       MARCH 31,
                                                                                       1998              1999
                                                                                 -----------------  --------------
                                                                                                       (UNAUDITED)
REVENUES.......................................................................    $          --     $         --

COST OF SERVICES...............................................................               --               --
                                                                                 -----------------  --------------

GROSS PROFIT...................................................................               --               --

SELLING, GENERAL AND ADMINISTRATIVE............................................          245,353          231,908
                                                                                 -----------------  --------------

LOSS BEFORE INCOME TAXES.......................................................         (245,353)        (231,908)

INCOME TAXES...................................................................               --               --
                                                                                 -----------------  --------------

NET LOSS.......................................................................    $    (245,353)    $   (231,908)
                                                                                 -----------------  --------------
                                                                                 -----------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION


                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                    COMMON STOCK        ADDITIONAL
                                                               -----------------------    PAID-IN      RETAINED
                                                                  SHARES      AMOUNT      CAPITAL      DEFICIT
                                                               ------------  ---------  -----------  ------------
BALANCE, August 21, 1998 (inception).........................            --  $      --  $        --  $         --
  Issuance of common stock...................................     7,852,571     78,526      121,475            --
  Equity related compensation................................            --         --      207,000            --
  Net loss...................................................            --         --           --      (245,353)
                                                               ------------  ---------  -----------  ------------
BALANCE, December 31, 1998...................................     7,852,571     78,526      328,475      (245,353)
  Net loss (unaudited).......................................            --         --           --      (231,908)
                                                               ------------  ---------  -----------  ------------
BALANCE, March 31, 1999 (unaudited)..........................     7,852,571  $  78,526  $   328,475  $   (477,261)
                                                               ------------  ---------  -----------  ------------
                                                               ------------  ---------  -----------  ------------


   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION


                            STATEMENTS OF CASH FLOWS

                                                                                      PERIOD
                                                                                  FROM INCEPTION
                                                                                 (AUGUST 21, 1998)   THREE MONTHS
                                                                                        TO              ENDED
                                                                                   DECEMBER 31,       MARCH 31,
                                                                                       1998              1999
                                                                                 -----------------  --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................................................    $    (245,353)    $   (231,908)
  Equity related compensation..................................................          207,000               --
  Adjustments to reconcile net loss to net cash used in operating activities-
    Changes in assets and liabilities-
      Deferred costs...........................................................          (49,729)              --
      Accounts payable.........................................................               --           76,250
                                                                                 -----------------  --------------
        Net cash used in operating activities..................................          (88,082)        (155,658)
                                                                                 -----------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..................................................               --           50,000
  Proceeds from issuance of common stock.......................................          200,001               --
                                                                                 -----------------  --------------
        Net cash provided by financing activities..............................          200,001           50,000
                                                                                 -----------------  --------------
NET INCREASE (DECREASE) IN CASH................................................          111,919         (105,658)
CASH AND CASH EQUIVALENTS, beginning of period.................................               --          111,919
                                                                                 -----------------  --------------
CASH AND CASH EQUIVALENTS, end of period.......................................    $     111,919     $      6,261
                                                                                 -----------------  --------------
                                                                                 -----------------  --------------

   The accompanying notes are an integral part of these financial statements.

                         LUMINANT WORLDWIDE CORPORATION


                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:


    Luminant Worldwide Corporation, a Delaware corporation (the "Company"), was founded in August 1998, to provide a new category of professional services called Internet-centric professional services, enabling businesses centered primarily or exclusively on the Internet to conduct their business.


    The Company's operations to date have consisted primarily of identifying and negotiating for the acquisition of existing Internet consulting companies. The Company plans to make an initial public offering and simultaneously exchange cash and shares of its common stock for the acquisition of eight Internet consulting companies (the "Companies").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

DEFERRED COSTS

    As of December 31, 1998, costs of $49,729 have been incurred in connection with this offering. Such costs will be recorded as a reduction to equity upon consummation of this offering.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefit that, based on available evidence, is not expected to be realized. Due to the uncertainty of the ability of the Company to generate future taxable income, the tax benefit of the Company's loss has been fully reserved.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

                         LUMINANT WORLDWIDE CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
ACCOUNTING FOR EQUITY BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options and other equity related transactions is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. DEBT:

    The Company has a line of credit with a maximum availability of $3 million, with its largest stockholder, Commonwealth Principals II LLC ("Commonwealth"). Interest is at prime (7.75% at December 31, 1998), and the line of credit matures on the closing of this offering. There are no outstanding borrowings as of December 31, 1998.

4. EQUITY INCENTIVE PLANS:


    Under the terms of an employment agreement, the Company's Chief Executive Officer will be issued on the effective date of a public offering options to purchase 5% of the total outstanding shares of common stock at the offering price. One-fourth of the options will vest immediately and the remainder will vest at a rate of 25% per year. The options will have a term of six years.


    As of December 31, 1998, there are no options outstanding.


    In January 1999, under the terms of an employment agreement, the Company's former Chief Financial Officer was to be issued certain options to purchase common stock at $.01 per share (See Note 7).



    In February 1999, under the terms of an employment agreement, as of the effective date of the offering, the Company's Executive Vice President, will be issued options to purchase 1% of the total outstanding shares of common stock at the offering price. The options will become exercisable upon the Offering and have a term of ten years.

                         LUMINANT WORLDWIDE CORPORATION

5. EQUITY:

    The Company intends to effect a stock split and increase the number of authorized common stock effective on the day preceding the completion of the offering. The effects of the common stock split and the increase in the shares of authorized common stock have been retroactively reflected in the balance sheet and the accompanying notes.


    In connection with the organization of the Company, 7,138,701 shares of common stock were issued to Commonwealth. Upon signing his employment agreement in September 1998, 713,870 shares of common stock were issued to the President of the Company for $200,000. The Board of Directors has determined that these shares were issued at fair market value. In addition in September 1998, Commonwealth transferred 738,856 shares to the President resulting in an equity related compensation expense of approximately $207,000.


6. RELATED-PARTY TRANSACTIONS:

    In September 1998, the Company entered into a management services agreement with Commonwealth to provide consulting and financial advisory services. The agreement terminates at the earlier of the closing of the offering or September 2000. For the period ended December 31, 1998, approximately $49,000 was paid to Commonwealth for providing services. These costs are related to the offering and are included in deferred costs in the accompanying balance sheet. In addition, Commonwealth has provided the Company with a line of credit as discussed in Note 3.

7. SUBSEQUENT EVENTS:

    The Company has signed definitive agreements to acquire all of the common stock and ownership interests of the Companies to be consummated simultaneously with the closing of the offering. The companies to be acquired are Align Solutions Corp., Brand Dialogue New York, Free Range Media, Inc., Integrated Consulting, Inc. (dba as i.con interactive), Interactive8, Inc., Multimedia Resources, LLC, Potomac Partners Management Consulting, LLC, and RSI Group, Inc.


    In April and May 1999, the former Chief Financial Officer and a current officer of the Company purchased 549,680 shares and 314,103 shares of common stock for $500,000 and $400,000. The former Chief Financial Officer committed to the purchase of shares in January of 1999 and the Board of Directors determined the fair market value of the shares to be $3.67 which was in excess of the issuance price. The current officer committed to the purchase of shares in April and May of 1999 and the Board of Directors determined the fair market value of the shares to be $7.33 which was in excess of the issuance price. As the actual transactions occurred subsequent to March 31, 1999, the Company will recognize compensation expense of approximately $3,400,000 in the second quarter of 1999 related to these issuances.



    In July of 1999, the Company and the former Chief Financial Officer entered into an agreement to end the Chief Financial Officer's employment with the Company. The former Chief Financial Officer will receive options to purchase 20,833 shares of common stock at $.01 per share. The options will become exerciseable upon the Offering and have a term of ten years. In addition, the former Chief Financial Officer will be paid $1,000,000 over six years in equal monthly installments for financial consulting services. The Company will record the liability for the net present value of these payments of $860,000 assuming a discount rate of 5.26%, and record a non-recurring charge of the same amount in the third quarter of 1999.

                         LUMINANT WORLDWIDE CORPORATION

7. SUBSEQUENT EVENTS: (CONTINUED)
    The following pro forma information shows the Company's revenues and net income as if the transaction referred to above had occurred on January 1, 1998.


                                                                     (IN THOUSANDS)
                                                                                THREE MONTHS
                                                              YEAR ENDED            ENDED
                                                           DECEMBER 31, 1998   MARCH 31, 1999
                                                          -------------------  ---------------
Pro forma revenues (unaudited)..........................      $    54,846        $    18,415
Pro forma net loss (unaudited)..........................          (93,238)           (20,960)

                            LUMINANT WORLDWIDE CORP.


           NOTES TO THE UNAUDITED MARCH 31, 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month period ended March 31, 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Align Solutions Corp.:

    We have audited the accompanying balance sheets of Align Solutions Corp. (a Delaware S Corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Align Solutions Corp. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, and for the period from inception (October 16, 1996), to December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 4, 1999

                             ALIGN SOLUTIONS CORP.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                     ----------------------------    MARCH 31,
                                                                         1997           1998            1999
                                                                     -------------  -------------  --------------
                                                                                                    (UNAUDITED)
                              ASSETS

CURRENT ASSETS:
  Cash and cash equivalents........................................  $      10,977  $          --  $      208,700
  Accounts receivable, net of allowance for doubtful accounts of
    $71,229, $115,068, and $145,068 (unaudited)....................        880,085      2,161,521       2,396,769
  Note receivable..................................................             --             --          35,000
  Unbilled revenues................................................         43,860         10,520         805,559
  Prepaid expenses and other.......................................         37,778         74,219          81,174
                                                                     -------------  -------------  --------------
    Total current assets...........................................        972,700      2,246,260       3,527,202

PROPERTY AND EQUIPMENT, net........................................        259,901        776,185         908,405

OTHER ASSETS:
  Goodwill, net of amortization of $58,333, $108,333, and $515,186
    (unaudited)....................................................         91,667         41,667       9,040,419
  Other............................................................          3,500          1,673          13,910
                                                                     -------------  -------------  --------------
    Total assets...................................................  $   1,327,768  $   3,065,785  $   13,489,936
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------
               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $105,191, and
    $0 (unaudited).................................................  $     144,994  $     332,021  $      895,962
  Accrued liabilities..............................................         85,343        713,842         431,263
  Notes payable....................................................        200,000        325,000       1,111,274
  Current maturities of long-term debt.............................         64,191         70,870         111,851
                                                                     -------------  -------------  --------------
    Total current liabilities......................................        494,528      1,441,733       2,550,350

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities........................        232,573        155,791         142,618
                                                                     -------------  -------------  --------------
    Total liabilities..............................................        727,101      1,597,524       2,692,968

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $.01 par value, 1,000,000 shares authorized,
    none issued and outstanding as of 1997, 1998 and 1999..........             --             --              --
  Common stock: $.01 par value, 10,000,000 shares authorized,
    4,875,000, 5,584,804 and 6,390,540 (unaudited) shares issued
    and outstanding as of 1997, 1998, and 1999.....................         48,750         55,848          63,905
  Additional paid-in capital.......................................        926,250      1,863,192      14,514,270
  Retained deficit.................................................       (374,333)      (450,779)     (3,781,207)
                                                                     -------------  -------------  --------------
    Total stockholders' equity.....................................        600,667      1,468,261      10,796,968
                                                                     -------------  -------------  --------------
    Total liabilities and stockholders' equity.....................  $   1,327,768  $   3,065,785  $   13,489,936
                                                                     -------------  -------------  --------------
                                                                     -------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF OPERATIONS

                                   FOR THE PERIOD                                             FOR THE
                                   FROM INCEPTION         FOR THE YEAR ENDED             THREE MONTHS ENDED
                                 (OCTOBER 16, 1996)          DECEMBER 31,                    MARCH 31,
                                  TO DECEMBER 31,    ----------------------------  ------------------------------
                                        1996             1997           1998            1998            1999
                                 ------------------  -------------  -------------  --------------  --------------
                                                                                            (UNAUDITED)
REVENUES.......................     $    111,858     $   3,268,071  $   9,226,127  $    1,299,492  $    4,341,077
COST OF SERVICES...............           79,702         1,783,336      5,128,460         757,071       2,366,986
                                      ----------     -------------  -------------  --------------  --------------
GROSS PROFIT...................           32,156         1,484,735      4,097,667         542,421       1,974,091
SELLING, GENERAL AND
  ADMINISTRATIVE...............          233,104         1,634,220      4,096,638         693,862       5,291,795
OTHER INCOME (EXPENSE):
  Interest expense.............               --           (26,145)       (49,825)        (12,750)        (12,724)
  Loss on disposition of
    assets.....................               --                --        (27,650)             --              --
  Other income.................              399             1,846             --              --              --
                                      ----------     -------------  -------------  --------------  --------------
NET LOSS.......................     $   (200,549)    $    (173,784) $     (76,446) $     (164,191) $   (3,330,428)
                                      ----------     -------------  -------------  --------------  --------------
                                      ----------     -------------  -------------  --------------  --------------
PRO FORMA INCOME TAX
  (UNAUDITED)..................               --                --             --              --              --
                                      ----------     -------------  -------------  --------------  --------------
PRO FORMA NET LOSS
  (UNAUDITED)..................     $   (200,549)    $    (173,784) $     (76,446) $     (164,191) $   (3,330,428)
                                      ----------     -------------  -------------  --------------  --------------
                                      ----------     -------------  -------------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK          ADDITIONAL
                                                         -----------------------     PAID-IN         RETAINED
                                                            SHARES      AMOUNT       CAPITAL         DEFICIT
                                                         ------------  ---------  --------------  --------------
BALANCE, October 16, 1996 (inception)..................            --  $      --  $           --  $           --
  Issuance of common stock.............................     3,845,200     38,452         730,588              --
  Net loss.............................................            --         --              --        (200,549)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1996.............................     3,845,200     38,452         730,588        (200,549)
  Issuance of common stock.............................     1,029,800     10,298         195,662              --
  Net loss.............................................            --         --              --        (173,784)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1997.............................     4,875,000     48,750         926,250        (374,333)
  Issuance of common stock.............................       709,804      7,098         936,942              --
  Net loss.............................................            --         --              --         (76,446)
                                                         ------------  ---------  --------------  --------------
BALANCE, December 31, 1998.............................     5,584,804     55,848       1,863,192        (450,779)
  Issuance of common stock (unaudited).................       805,736      8,057       9,402,939              --
  Equity related compensation (unaudited)..............            --         --       3,248,139              --
  Net loss (unaudited).................................            --         --              --      (3,330,428)
                                                         ------------  ---------  --------------  --------------
BALANCE, March 31, 1999 (unaudited)....................     6,390,540  $  63,905  $   14,514,270  $   (3,781,207)
                                                         ------------  ---------  --------------  --------------
                                                         ------------  ---------  --------------  --------------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                            STATEMENTS OF CASH FLOWS

                                               FOR THE PERIOD
                                               FROM INCEPTION                                   FOR THE
                                             (OCTOBER 16, 1996)    FOR THE YEAR ENDED      THREE MONTHS ENDED
                                                     TO               DECEMBER 31,             MARCH 31,
                                                DECEMBER 31,     ----------------------  ----------------------
                                                    1996           1997        1998        1998        1999
                                             ------------------  ---------  -----------  ---------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.................................      $ (200,549)     $(173,784) $   (76,446) $(164,191) $(3,330,428)
  Equity related compensation..............              --             --           --         --    3,248,139
  Adjustments to reconcile net loss to net
    cash used in operating activities--
    Depreciation and amortization..........          14,816        129,184      272,588     47,297      505,747
    Loss on disposition of assets..........              --             --       27,650         --           --
    Changes in assets and liabilities--
      Accounts receivable..................         (60,615)      (819,470)  (1,281,436)  (163,821)     142,450
      Unbilled revenues....................         (43,288)          (572)      33,340     43,860     (608,871)
      Prepaid expenses and other...........         (16,051)       (21,727)     (36,441)   (32,802)       9,623
      Other assets.........................              --         (3,500)       1,827     (1,498)    (124,875)
      Accounts payable, including cash
        overdraft..........................          17,351        127,643      187,027     (9,713)     332,521
      Accrued liabilities..................           8,862         76,481      628,499     98,842     (408,537)
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash used in operating
          activities.......................        (279,474)      (685,745)    (243,392)  (182,026)    (234,231)
                                                 ----------      ---------  -----------  ---------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Note receivable..........................              --             --           --         --      (35,000)
  Capital expenditures.....................        (122,072)      (158,211)    (766,522)  (238,841)    (173,655)
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash used in investing
          activities.......................        (122,072)      (158,211)    (766,522)  (238,841)    (208,655)
                                                 ----------      ---------  -----------  ---------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable..............          48,602        151,398      125,000    201,294      629,998
  Proceeds from long-term debt.............              --        300,000           --         --       39,619
  Payments on long-term debt...............              --        (18,521)     (70,103)   (17,330)     (18,031)
  Proceeds from issuance of common stock...         569,040        205,960      944,040    240,000           --
                                                 ----------      ---------  -----------  ---------  -----------
        Net cash provided by financing
          activities.......................         617,642        638,837      998,937    423,964      651,586
                                                 ----------      ---------  -----------  ---------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................         216,096       (205,119)     (10,977)     3,097      208,700
CASH AND CASH EQUIVALENTS,
  beginning of period......................              --        216,096       10,977     10,977           --
                                                 ----------      ---------  -----------  ---------  -----------
CASH AND CASH EQUIVALENTS,
  end of period............................      $  216,096      $  10,977  $        --  $  14,074  $   208,700
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
SUPPLEMENTAL INFORMATION:
Cash paid for interest.....................      $       --      $  24,931  $    48,813  $  12,525  $    12,724
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
NON-CASH TRANSACTIONS:
Common stock issued for tangible and
  intangible assets........................      $  200,000      $      --  $        --  $      --  $        --
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
Capital expenditures financed with
  long-term debt...........................      $       --      $  15,285  $        --  $      --  $        --
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------
Acquisition of Synapse through issuance of
  common stock.............................      $       --      $      --  $        --  $      --  $ 9,402,939
                                                 ----------      ---------  -----------  ---------  -----------
                                                 ----------      ---------  -----------  ---------  -----------

   The accompanying notes are an integral part of these financial statements.

                             ALIGN SOLUTIONS CORP.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Align Solutions Corp. (the "Company") is an interactive services and information technology consulting firm focused on helping companies achieve their Internet and e-commerce business objectives through the use of enabling technologies. The areas of focus include Internet and intranet applications, document management, system integration, and creative/new media. The Company was incorporated in the State of Delaware in October 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company over the fair value of assets acquired. Goodwill is amortized on a straight-line basis over three years. Amortization expense totaled $8,667, $50,000, and $50,000 for the periods ended December 31, 1996, 1997, and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                             ALIGN SOLUTIONS CORP.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1997, sales to the Company's two largest customers accounted for 14% and 12% of revenues. During the year ended December 31, 1998, sales to the Company's two largest customers accounted for 21% and 19% of revenue.

    As of December 31, 1998, accounts receivable from two customers accounted for 17% and 30% of total accounts receivable.

                             ALIGN SOLUTIONS CORP.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                 USEFUL
                                                                                  LIFE         1997          1998
                                                                               -----------  -----------  -------------
Furniture and fixtures.......................................................         5-7   $    55,656  $     140,781
Computers and equipment......................................................         2-4       289,912        781,505
Leasehold improvements.......................................................         3-4            --         63,497
Construction-in-progress.....................................................          --            --         75,278
                                                                                            -----------  -------------
                                                                                                345,568      1,061,061
Less--Accumulated depreciation...............................................                   (85,667)      (284,876)
                                                                                            -----------  -------------
Property and equipment, net..................................................               $   259,901  $     776,185
                                                                                            -----------  -------------
                                                                                            -----------  -------------

    Depreciation expense was $6,483, $79,184 and $222,588 for the periods ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997        1998
                                                                                           ---------  -----------
Accrued bonus............................................................................  $      --  $   667,870
Accrued salaries.........................................................................     33,775           --
Accrued legal............................................................................      4,602       38,822
Accrued property and sales taxes.........................................................      9,610        7,150
Other....................................................................................     37,356           --
                                                                                           ---------  -----------
Accrued liabilities......................................................................  $  85,343  $   713,842
                                                                                           ---------  -----------
                                                                                           ---------  -----------

6. DEBT:

NOTES PAYABLE

    The Company has a bank line of credit with a maximum availability of $550,000. Interest is at prime plus 1% (8.75% at December 31, 1998), and is payable monthly. The line of credit is due on demand, matures in July 1999, and is secured by accounts receivable and the personal guarantees of certain stockholders. The terms of the line of credit agreement include customary covenants that limit the Company's ability to incur further debt and require the Company to maintain certain minimum levels of tangible net worth and liquidity ratios. Subsequent to year-end, the Company renewed the line of credit with a new maturity date of March 2000.

                             ALIGN SOLUTIONS CORP.

6. DEBT: (CONTINUED)
LONG-TERM DEBT

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997         1998
                                                                                          -----------  -----------
Note payable to a bank bearing interest at prime plus 1% (8.75% at December 31, 1998), payable in monthly installments of principal and interest of $7,557, maturing October
  2001; secured by accounts receivable, equipment, and the personal guarantees of
  certain stockholders..................................................................  $   284,489  $   217,982
Equipment financing, non-interest bearing, payable in monthly installments of $384,
  maturing February 2001, secured by certain equipment                                         12,275        8,679
                                                                                          -----------  -----------
                                                                                              296,764      226,661
Less--Current portion...................................................................      (64,191)     (70,870)
                                                                                          -----------  -----------
Long-term debt..........................................................................  $   232,573  $   155,791
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
---------------------------------------------------------------------------------
    1999.........................................................................  $    70,870
    2000.........................................................................       84,085
    2001.........................................................................       71,706
                                                                                   -----------
                                                                                   $   226,661
                                                                                   -----------
                                                                                   -----------

7. COMMITMENTS AND CONTINGENCIES:

    The Company leases office space in Houston and Dallas, Texas, under operating lease agreements.

    Future minimum annual lease payments under these leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
    1999.........................................................................  $   182,739
    2000.........................................................................      181,241
    2001.........................................................................      120,827
    2002.........................................................................           --
    2003 and thereafter..........................................................           --
                                                                                   -----------
    Total future minimum lease payments..........................................  $   484,807
                                                                                   -----------
                                                                                   -----------

    Rent expense for the periods ended December 31, 1996, 1997, and 1998 under these agreements was $7,898, $42,130 and $107,194, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

                             ALIGN SOLUTIONS CORP.

8. EQUITY INCENTIVE PLANS:

    Effective August 26, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1997 Plan is 2,500,000. The 1997 Plan is administered by the Compensation Committee of the Board of Directors which determines the number of stock options to be granted, the exercise or purchase price, vesting terms, and expiration date. Nonqualified stock options may be granted at exercise prices which are greater than or equal to 80% of the fair market value of the common stock on the grant date.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the fair market value of the common stock on the grant date. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the 1997 Plan are nontransferable and generally expire ten years after the date of grant, except in the case of a 10% stockholder whose incentive stock options shall expire five years from the date of grant. Upon certain events in which all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's schedule shall be accelerated to provide that optionee with immediate exercisability of the unexercisable options granted. All options granted become exercisable over a five-year period of continued employment.

    Options outstanding at December 31, 1996, 1997, and 1998, and granted, exercised and cancelled during those years were as follows:

                                                                                    NUMBER OF    WEIGHTED AVERAGE
                                                                                     SHARES       EXERCISE PRICE
                                                                                   -----------  -------------------
Options outstanding at December 31, 1996.........................................          --        $      --
  Granted........................................................................     613,000              .20
  Exercised......................................................................          --               --
  Canceled.......................................................................          --               --
                                                                                   -----------
Options outstanding at December 31, 1997.........................................     613,000              .20
  Granted........................................................................     393,800             1.19
  Exercised......................................................................          --               --
  Canceled.......................................................................     (53,200)             .25
                                                                                   -----------
Options outstanding at December 31, 1998.........................................     953,600        $     .61
                                                                                   -----------
                                                                                   -----------

    Following is summary information about stock options outstanding at December 31, 1998:

                                     OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                   -------------------------------------------------------  --------------------------------
                                  WEIGHTED AVERAGE
    RANGE OF        NUMBER OF         REMAINING         WEIGHTED AVERAGE       NUMBER OF
 EXERCISE PRICES     SHARES         CONTRACT LIFE        EXERCISE PRICE         SHARES       EXERCISE PRICE
-----------------  -----------  ---------------------  -------------------  ---------------  ---------------
$0.20 to $0.22        622,000              9.00             $    0.20                 --        $      --
$1.33 to $2.50        331,600              9.45             $    1.37                 --        $      --

                             ALIGN SOLUTIONS CORP.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Pro forma information regarding net income has been determined as if the Company has accounted for its stock options under the fair value method of SFAS
123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions used for 1997: an exercisable event occurring in five years; a risk-free interest rate of 6.25%; a dividend yield of 0%; and an expected option life with graded vesting. The assumptions used to price options granted during 1998 were: an exercisable event occurring in four years; risk-free interest rates ranging from 4.38% to 5.72%; a dividend yield of 0%; and an expected option life with graded vesting. The average Black-Scholes fair values at date of grant for options granted during the years ended December 31, 1997 and 1998, were $0.05 and $0.25 per option, respectively.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss would have been as follows:

                                                                          1997         1998
                                                                      ------------  ----------
Net loss--as reported...............................................  $   (173,784) $  (76,446)
Net loss--pro forma.................................................      (176,734)    (90,143)

9. RELATED-PARTY TRANSACTIONS:

    The Company uses a third party to administer the Company's payroll and related benefits. The Company also provides consulting services to its payroll and benefits provider. The Company provided services of $1,908,278 to this entity during the year ended December 31, 1998 (included in revenues for the year ended December 31, 1998). The Company believes these services are stated at fair market value.

    The Company has an outstanding accounts receivable balance of $375,008 at December 31, 1998, from its payroll and benefits provider for services provided.

10. SUBSEQUENT EVENTS:

    On February 16, 1999, the Company acquired Synapse Group, Inc. ("Synapse") in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock.

    On April 30, 1999, the Company signed a letter of intent to acquire Fifth Gear Media Corporation ("Fifth Gear") for 300,000 shares of common stock. Fifth Gear engages in Internet consulting. The Company anticipates this transaction will be completed by May 31, 1999.

    On April 28, 1999, the Company signed a letter of intent to acquire inmedia, inc ("inmedia") for 140,000 shares of common stock and approximately $660,000 in cash. inmedia is a provider of interactive multimedia training. The Company anticipates this transaction will be completed by May 31, 1999.


    The Company has entered into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                             ALIGN SOLUTIONS CORP.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS:

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. BUSINESS COMBINATION:


    On February 16, 1999, the Company acquired Synapse in a business combination accounted for as a purchase. Synapse engages in Internet consulting and was purchased by the Company through the issuance of 805,736 shares of the Company's common stock. The estimated fair market value of the shares of common stock used to purchase Synapse was $11.68. The Company issued 472,744 options to Synapse option holders as part of the consideration of this acquisition, which were valued under the Modified Black Scholes Model. Goodwill of approximately $9,406,000 was recorded in connection with this transaction, and is being amortized on a straight-line basis with a useful life of three years.


C. NOTE RECEIVABLE:

    The Company advanced $35,000 to inmedia, inc. during the period ended March 31, 1999. The note is due on February 18, 2000. Interest is payable on September 1, 1999 and at maturity at a rate of 8%.

D. DEBT:

    The Company renewed its bank line of credit during the first quarter. The bank line of credit has a maximum availability of $1,200,000, is due on demand, and matures in March 2000. Interest is at prime plus 1% (8.75% at March 31, 1999) and is payable monthly.

E. EQUITY INCENTIVE PLANS:


    During the three months ended March 31, 1999, 728,124 options were granted with an exercise price less than the estimated fair market value of $11.68 on the date of grant. The Company recognized $3,243,968 of compensation expense in connection with these stock option grants in 1999.



F. SUBSEQUENT EVENTS:



    On May 26, 1999, the Company acquired Fifth Gear Media Corporation ("Fifth Gear") in a business combination accounted for as a purchase. Fifth Gear engages in Internet consulting and was purchased by the Company through the issuance of 300,000 shares of the Company's

                             ALIGN SOLUTIONS CORP.

common stock. The estimated fair market value of each share of common stock used to purchase Fifth Gear was $11.68. The Company estimates that goodwill of approximately $3,471,000 will be recorded in connection with this transaction, and will be amortized on a straight-line basis with a useful life of three years.



    On May 27, 1999, the Company acquired inmedia, inc. ("inmedia") in a business combination accounted for as a purchase. inmedia engages in Internet consulting and the assets were purchased and certain liabilities assumed by the Company through the issuance of 140,000 shares of the Company's common stock. The estimated fair market value of each share of common stock used to purchase inmedia was $11.68. The Company estimates that goodwill of approximately $2,179,000 will be recorded in connection with this transaction, and will be amortized on a straight-line basis with a useful life of three years.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Young & Rubicam Inc.

In our opinion, the accompanying balance sheets and related statements of operations and of cash flows present fairly, in all material respects, the financial position of Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.), at December 31, 1997 and 1998 and the results of its operations and its cash flows for the period April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of Brand Dialogue - New York's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Brand Dialogue - New York is a wholly owned business of Young & Rubicam Inc., and as further described in the notes to the financial statements, has extensive transactions with Young & Rubicam Inc., its subsidiaries, affiliates, and clients. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
May 24, 1999, except for Note 8 which

is as of June 3, 1999

                           BRAND DIALOGUE - NEW YORK
               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31,
                                                                                 --------------------   MARCH 31,
                                                                                   1997       1998         1999
                                                                                 ---------  ---------  ------------
                                                                                                       (UNAUDITED)
ASSETS
Accounts receivable............................................................  $     645  $     683   $    2,867
Costs billable to clients......................................................         21         17
Due from related parties, net..................................................        546        973        1,138
                                                                                 ---------  ---------  ------------
    TOTAL CURRENT ASSETS.......................................................      1,212      1,673        4,005
                                                                                 ---------  ---------  ------------
Computer equipment, net of accumulated depreciation of $109, $288, and $350,
  respectively.................................................................        233        442          408
Deferred income taxes..........................................................          4         12           14
                                                                                 ---------  ---------  ------------
    TOTAL ASSETS...............................................................  $   1,449  $   2,127   $    4,427
                                                                                 ---------  ---------  ------------
                                                                                 ---------  ---------  ------------
LIABILITIES AND INVESTMENT
Accounts payable...............................................................  $     206  $     820   $    1,274
Accrued expenses...............................................................        410        249          803
                                                                                 ---------  ---------  ------------
    TOTAL CURRENT LIABILITIES..................................................        616      1,069        2,077
                                                                                 ---------  ---------  ------------
Young & Rubicam Inc. Investment................................................        833      1,058        2,350
                                                                                 ---------  ---------  ------------
    TOTAL LIABILITIES AND YOUNG & RUBICAM INC. INVESTMENT......................  $   1,449  $   2,127   $    4,427
                                                                                 ---------  ---------  ------------
                                                                                 ---------  ---------  ------------

   The accompanying notes are an integral part of these financial statements.

                            BRAND DIALOGUE-NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                           FOR THE YEAR ENDED   FOR THE THREE MONTHS
                                                         PERIOD FROM                                   ENDED
                                                        APRIL 1, 1996         DECEMBER 31,           MARCH 31,
                                                     (INCEPTION) THROUGH  --------------------  --------------------
                                                      DECEMBER 31, 1996     1997       1998       1998       1999
                                                     -------------------  ---------  ---------  ---------  ---------
                                                                                                    (UNAUDITED)

Revenues...........................................       $   1,922       $   4,011  $   7,237  $   1,410  $   2,701

Compensation expense, including employee
 benefits..........................................             943           1,842      4,596      1,005      1,560

General and administrative expenses................             402             998      1,677        381        700
                                                            -------       ---------  ---------  ---------  ---------

OPERATING EXPENSES.................................           1,345           2,840      6,273      1,386      2,260
                                                            -------       ---------  ---------  ---------  ---------

Income before income taxes.........................             577           1,171        964         24        441

Income tax provision...............................             243             492        403          7        184
                                                            -------       ---------  ---------  ---------  ---------

NET INCOME.........................................       $     334       $     679  $     561  $      17  $     257
                                                            -------       ---------  ---------  ---------  ---------
                                                            -------       ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                               FOR THE THREE MONTHS
                                                       PERIOD FROM       FOR THE YEAR ENDED            ENDED
                                                      APRIL 1, 1996         DECEMBER 31,             MARCH 31,
                                                   (INCEPTION) THROUGH  ---------------------  ---------------------
                                                    DECEMBER 31, 1996     1997        1998       1998        1999
                                                   -------------------  ---------  ----------  ---------  ----------
                                                                                                    (UNAUDITED)
Cash flows from operating activities:
  Net income.....................................       $     334       $     679  $      561  $      17  $      257
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation expense.........................              26              83         179         22          62
  Change in assets and liabilities:
    Accounts receivable..........................            (548)            (97)        (38)      (627)     (2,184)
    Costs billable to clients....................            (132)            111           4         21          17
    Due from related parties, net................            (327)           (219)       (427)        21        (165)
    Accounts payable and accrued expenses........             695             (79)        453        710       1,008
    Deferred income taxes........................              (1)             (3)         (8)        (3)         (2)
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH PROVIDED BY (USED IN) OPERATING
        ACTIVITIES...............................              47             475         724        161      (1,007)
                                                           ------       ---------  ----------  ---------  ----------
Cash flows from investing activities:
    Purchases of computer equipment..............            (156)           (186)       (388)        --         (28)
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH USED IN INVESTING ACTIVITIES......            (156)           (186)       (388)        --         (28)
                                                           ------       ---------  ----------  ---------  ----------
Cash flows from financing activities:
  Cash receipts and cash disbursements, net......            (165)           (808)     (1,232)      (341)        627
  Amounts paid by Young & Rubicam Inc............             274             519         896        180         408
                                                           ------       ---------  ----------  ---------  ----------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES...............................             109            (289)       (336)      (161)      1,035
                                                           ------       ---------  ----------  ---------  ----------
Net change in cash...............................              --              --          --         --          --
Cash at beginning of year........................              --              --          --         --          --
                                                           ------       ---------  ----------  ---------  ----------
Cash at end of year..............................       $      --       $      --  $       --  $      --  $       --
                                                           ------       ---------  ----------  ---------  ----------
                                                           ------       ---------  ----------  ---------  ----------

   The accompanying notes are an integral part of these financial statements

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND BASIS OF PRESENTATION

    Brand Dialogue - New York (a wholly owned business of Young & Rubicam Inc.) (the "Company") was organized on April 1, 1996 and provides digital interactive branding services and digital commerce solutions to its clients. The Company's primary offerings consist of:

    - Web advertising, including the design, creation and production of websites, banners, home pages and comprehensive interactive campaigns;

    - Digital commerce applications;

    - The development of corporate intranets to improve communications and productivity within and among a defined set of users; and

    - Interactive marketing consulting services.

    The accompanying financial statements include the accounts of Brand Dialogue
- New York and reflect the historical results of operations, financial position and cash flows of Brand Dialogue - New York. These financial statements, however, may not be indicative of the results that would have occurred if Brand Dialogue - New York operated as a stand-alone entity during the periods presented, the future results of Brand Dialogue - New York or the costs which may be incurred by an unaffiliated entity to achieve similar results.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues earned and expenses incurred during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable. The significant estimates that affect the financial statements include, but are not limited to, revenues earned pursuant to Young & Rubicam Inc. multi-disciplinary global client contracts and corporate overhead allocations.

INTERIM FINANCIAL INFORMATION (UNAUDITED)

    In the opinion of management, the March 31, 1998 and 1999 unaudited interim financial statements include all adjustments, consistency of normal recurring adjustments, necessary for a fair presentation of such financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.

REVENUE RECOGNITION

    Revenues from interactive branding and digital commerce solutions are derived from billings to clients for media and production activities, generally on the basis of negotiated fees. Revenues are recognized in the period when the underlying services are rendered.

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION

    Depreciation is computed using the straight-line method over the estimated useful life of three years. During the period from April 1, 1996 (inception) through December 31, 1996, and for the years ended December 31, 1997 and 1998, depreciation expense amounted to $26, $83, and $179, respectively.

FINANCIAL INSTRUMENTS

    The fair values of accounts receivable, trade accounts payable and accrued expenses are equal to their carrying amounts as reported at December 31, 1996, 1997, and 1998.

CONCENTRATION OF CREDIT RISK

    The Company's clients are engaged in various businesses and the Company performs ongoing credit evaluations of its clients. Additionally, consistent with the Young & Rubicam Inc. strategy, the Company is dependent upon a relatively small number of clients who purchase services under short-term contracts and contribute a significant percentage of revenues. Significant client revenues as a percentage of total Company revenues are as follows:

                                                                          FOR THE YEARS ENDED
                                                        PERIOD FROM
                                                       APRIL 1, 1996          DECEMBER 31,
                                                    (INCEPTION) THROUGH   --------------------
                                                     DECEMBER 31, 1996      1997       1998
                                                   ---------------------  ---------  ---------
Client A.........................................              33%              23%        29%
Client B.........................................               0%               0%        13%
Client C.........................................               0%               5%        12%
Client D.........................................               0%               5%        11%
Client E.........................................              28%              15%         6%
Client F.........................................              16%              10%         5%
Client G.........................................               0%              11%         0%
                                                             -----        ---------  ---------
                                                               77%              69%        76%
                                                             -----        ---------  ---------
                                                             -----        ---------  ---------

SEGMENT REPORTING

    The Company is centrally managed and operates in one business segment: digital interactive branding services and digital commerce solutions.

3. CORPORATE OVERHEAD ALLOCATIONS

    Young & Rubicam Inc. and its subsidiaries and affiliates provide certain administrative and corporate services which have been charged to Brand Dialogue
- New York and are included in the results of operations for the periods presented. Such services include executive management, information technology, facilities and key client account management. Costs are allocated on a proportionate basis as a function of revenues or headcount. These corporate

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. CORPORATE OVERHEAD ALLOCATIONS (CONTINUED) overhead allocations do not necessarily reflect the amount of expenses that would have been incurred by Brand Dialogue - New York on a stand-alone basis. The costs of certain financing activities, administrative, and other corporate functions, which did not benefit Brand Dialogue - New York, were absorbed by Young & Rubicam Inc.


    Management believes that the methodologies used to allocate charges for the services described above from Young & Rubicam Inc. are reasonable. However, it is impractical to determine whether such costs are comparable to those that would have been incurred by the Company on a stand-alone basis.


    Charges allocated to Brand Dialogue - New York are summarized as follows:

                                                                                FOR THE YEARS ENDED
                                                              PERIOD FROM
                                                             APRIL 1, 1996          DECEMBER 31,
                                                          (INCEPTION) THROUGH   --------------------
                                                           DECEMBER 31, 1996      1997       1998
                                                         ---------------------  ---------  ---------
Compensation, including employee benefits..............        $      64        $     133  $     269
General and administrative.............................              210              386        627
                                                                   -----        ---------  ---------
                                                               $     274        $     519  $     896
                                                                   -----        ---------  ---------
                                                                   -----        ---------  ---------

4. YOUNG & RUBICAM INC. INVESTMENT

    Brand Dialogue - New York participates in Young & Rubicam Inc.'s centralized treasury and cash management system. Cash generated from operations is transferred to Young & Rubicam Inc. on a daily basis. Cash disbursements for operations are funded as needed from Young & Rubicam Inc. No interest was charged or earned on the Company's outstanding balance with Young & Rubicam Inc.

    An analysis of the Young & Rubicam Inc. investment activity is as follows:

                                                                          FOR THE YEARS ENDED
                                                         PERIOD FROM
                                                        APRIL 1, 1996         DECEMBER 31,
                                                     (INCEPTION) THROUGH  --------------------
                                                      DECEMBER 31, 1996     1997       1998
                                                     -------------------  ---------  ---------
Balance at the beginning of the period.............       $      --       $     443  $     833
Net income.........................................             334             679        561
Corporate overhead allocations.....................             274             519        896
Cash receipts and cash disbursements, net..........            (165)           (808)    (1,232)
                                                             ------       ---------  ---------
Balance at the end of the period...................       $     443       $     833  $   1,058
                                                             ------       ---------  ---------
                                                             ------       ---------  ---------

5. EMPLOYEE BENEFITS

    Substantially all employees of Brand Dialogue - New York are eligible to participate in the Young & Rubicam Inc. Career Cash Balance Plan (the "Plan"). The benefits under the Plan are

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. EMPLOYEE BENEFITS (CONTINUED)
based on, among other things, age at retirement, years of service and salary levels. Upon retirement, these benefits will be based upon the benefit formula of the Plan. Benefits are generally paid from funds previously provided to trustees. Funds are contributed to a trustee as necessary to provide for current service and for any unfunded projected benefit obligation. To the extent that these requirements are fully covered by assets on hand, a contribution may not be made in a particular year. At December 31, 1996, 1997 and 1998, assets were held in equity securities and fixed income-type securities.

    The Plan's net periodic pension cost and the Plan's funded status and related amounts recognized are determined on a consolidated basis by Young & Rubicam Inc. and allocated to its subsidiaries and affiliates based on the number of participants as determined by an actuary. As a result, the components of the Plan's net periodic pension cost and the actuarial present value of benefit obligations are not determinable on a subsidiary or affiliate basis and, therefore, not disclosed separately. The difference between the fair value of the Plan assets and the projected benefit obligation was ($446), ($615), and $784 at December 31, 1996, 1997 and 1998, respectively. The Plan's net periodic pension cost was $5,920, $2,779, and 4,127 for the years ended December 31, 1996, 1997 and 1998, respectively.

    The Company provides healthcare benefits to certain active employees. The cost of providing these benefits, compiled by Young & Rubicam Inc. on an aggregate basis, is recognized when incurred and has been allocated to Brand Dialogue - New York as a function of headcount.

    Employees of Brand Dialogue - New York participate in an employee savings plan, sponsored by Young & Rubicam Inc., that qualifies as a defined contribution plan under section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer a portion of their pre-tax earnings up to the Internal Revenue Service annual contribution limits. The Company matches 100% of each employee's contribution up to a maximum of 5% of the employee's earnings up to $150.

    Certain employees of Brand Dialogue - New York participate in various stock compensation programs sponsored by Young & Rubicam Inc. Young & Rubicam Inc. measures compensation cost using the method prescribed by Accounting Principles Board Opinion No 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock plans as the exercise price on the date of grant approximated the fair value of the common stock.

    Charges associated with employee benefits, which are included as a component of compensation expense, are summarized as follows:

                                                                            FOR THE YEARS ENDED
                                                          PERIOD FROM
                                                         APRIL 1, 1996          DECEMBER 31,
                                                      (INCEPTION) THROUGH   --------------------
                                                       DECEMBER 31, 1996      1997       1998
                                                     ---------------------  ---------  ---------
Medical and dental.................................        $      29        $      58  $     153
Employee savings plan..............................               29               58        118
Career cash balance plan...........................                9               17         53
Other..............................................               25               49         86
                                                               -----        ---------  ---------
                                                           $      92        $     182  $     410
                                                               -----        ---------  ---------
                                                               -----        ---------  ---------

                           BRAND DIALOGUE - NEW YORK

               (A WHOLLY OWNED BUSINESS OF YOUNG & RUBICAM INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES

    Brand Dialogue--New York has been included in the consolidated federal income tax returns and certain state and local income tax returns filed by Young & Rubicam Inc. or its subsidiaries.

    Income taxes have been provided on a separate return basis for all periods presented. Income taxes payable of $243, $653, and $1,186 as of December 31, 1996, 1997, and 1998, respectively, are included in due from related parties, net.

    The reconciliation of the United States statutory rate to the effective tax rate is as follows:


                                                     PERIOD FROM      FOR THE YEARS ENDED
                                                    APRIL 1, 1996         DECEMBER 31,
                                                 (INCEPTION) THROUGH  --------------------
                                                  DECEMBER 31, 1996     1997       1998
                                                 -------------------  ---------  ---------
Percent of Income
  Before Income Taxes
    United States statutory rate...............            35.0%           35.0%      35.0%
    State and local income taxes...............             7.0             7.0        7.0
    Travel, entertainment and other
      non-deductible expenses..................             0.3             0.3        0.7
    Excess of book over tax
      depreciation expense.....................            (0.2)           (0.4)      (0.8)
                                                         ------       ---------  ---------
Effective tax rate.............................            42.1%           41.9%      41.9%
                                                         ------       ---------  ---------


    Brand Dialogue - New York's deferred income tax asset arises from temporary differences which represent the cumulative deductible or taxable amounts recorded in the financial statements in different years than recognized in the tax returns and relate to the excess book over tax depreciation of computer equipment.

7. ACCRUED EXPENSES

    The components of accrued expenses are as follows:


                                                                        FOR THE YEARS ENDED
                                                      PERIOD FROM
                                                     APRIL 1, 1996          DECEMBER 31,
                                                  (INCEPTION) THROUGH   --------------------
                                                   DECEMBER 31, 1996      1997       1998
                                                 ---------------------  ---------  ---------
Compensation, including benefits...............        $      21        $     131  $     165
Information technology services................               --               35         --
Professional services..........................               --              118         --
Travel expenses................................               40               20         --
Deferred income................................              136               --         --
Other..........................................               --              106         84
                                                           -----        ---------  ---------
                                                       $     197        $     410  $     249
                                                           -----        ---------  ---------
                                                           -----        ---------  ---------


8. SUBSEQUENT EVENT


    The Company has agreed upon the terms of a transaction whereby Young & Rubicam Inc. will sell certain net assets, as defined, to Luminant Worldwide Corporation. This transaction is subject to the successful completion of an initial public offering of the common stock of Luminant.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Free Range Media, Inc.:

    We have audited the accompanying consolidated balance sheets of Free Range Media, Inc. (a Washington corporation) and subsidiary as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Free Range Media, Inc. and subsidiary as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 7, 1999

                             FREE RANGE MEDIA, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                    ------------------------------    MARCH 31,
                                                                         1997            1998            1999
                                                                    --------------  --------------  --------------
                                                                                                     (UNAUDITED)
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................  $        5,963  $       30,397  $       47,893
  Accounts receivable, net of allowance for doubtful accounts of
    $47,008, $0, and $60,360 (unaudited)..........................         294,232         734,416       1,477,129
  Unbilled revenues...............................................          31,713          96,753         403,785
  Prepaid expenses and other......................................         121,541          36,479          76,046
                                                                    --------------  --------------  --------------
    Total current assets..........................................         453,449         898,045       2,004,853
PROPERTY AND EQUIPMENT, net.......................................         446,389         798,234         767,599
                                                                    --------------  --------------  --------------
    Total assets..................................................  $      899,838  $    1,696,279  $    2,772,452
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................  $      207,627  $      118,682  $      383,300
  Customer deposits...............................................          76,061         335,038         424,933
  Accrued liabilities.............................................          38,777         613,159         908,737
  Notes payable...................................................              --       3,212,273       4,114,464
                                                                    --------------  --------------  --------------
    Total liabilities.............................................         322,465       4,279,152       5,831,434

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock: $2.75 par value, 2,400,000 shares authorized,
    908,923, 1,359,460, and 1,359,460 (unaudited) shares issued
    and outstanding as of 1997, 1998, and 1999....................       2,488,538       3,727,514       3,727,514
  Common stock, voting: no par value, 6,400,000 shares authorized,
    6,400,000 shares issued as of 1997 and 1998 and 6,243,408,
    6,238,808, and 6,238,808 (unaudited) shares outstanding as of
    1997, 1998, and 1999..........................................       2,424,760       2,672,536       2,805,872
  Retained deficit................................................      (4,116,186)     (8,759,879)     (9,369,324)
  Less--Treasury stock at cost, 152,192, 156,792 and 156,792
    (unaudited) shares as of 1997, 1998 and 1999..................        (219,739)       (223,044)       (223,044)
                                                                    --------------  --------------  --------------
    Total stockholders' equity....................................         577,373      (2,582,873)     (3,058,982)
                                                                    --------------  --------------  --------------
    Total liabilities and stockholders' equity....................  $      899,838  $    1,696,279  $    2,772,452
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                               FOR THE
                                                                                         THREE MONTHS ENDED
                                           FOR THE YEAR ENDED DECEMBER 31,                    MARCH 31,
                                    ----------------------------------------------  -----------------------------
                                         1996            1997            1998            1998           1999
                                    --------------  --------------  --------------  --------------  -------------
                                                                                             (UNAUDITED)
REVENUES..........................  $    2,939,746  $    1,982,288  $    3,520,514  $      337,684  $   2,210,752
COST OF SERVICES..................       2,016,218       1,641,493       3,248,161         517,653      1,462,020
                                    --------------  --------------  --------------  --------------  -------------
GROSS PROFIT......................         923,528         340,795         272,353        (179,969)       748,732
SELLING, GENERAL AND
  ADMINISTRATIVE..................       2,005,332       2,984,957       4,922,329       1,090,388      1,175,341
OTHER INCOME (EXPENSE):
  Interest expense................         (45,196)       (107,475)       (181,673)         (8,928)       (89,233)
  Gain on sale of affiliate.......              --              --         429,996              --             --
  Other (expense) income..........         (48,792)        (34,581)         28,422          19,732         (7,196)
                                    --------------  --------------  --------------  --------------  -------------
LOSS BEFORE INCOME TAXES..........      (1,175,792)     (2,786,218)     (4,373,231)     (1,259,553)      (523,038)
INCOME TAXES......................              --              --              --              --             --
                                    --------------  --------------  --------------  --------------  -------------
NET LOSS..........................  $   (1,175,792) $   (2,786,218) $   (4,373,231) $   (1,259,553) $    (523,038)
                                    --------------  --------------  --------------  --------------  -------------
                                    --------------  --------------  --------------  --------------  -------------


  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                        PREFERRED STOCK               COMMON STOCK
                                  ---------------------------  ---------------------------     RETAINED        TREASURY
                                     SHARES        AMOUNT         SHARES        AMOUNT         DEFICIT          STOCK
                                  ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1995......            --  $          --     3,700,000  $     240,000  $     (154,176) $   (2,487,149)
  Issuance of common stock......            --             --     3,073,940      2,079,759              --       3,126,357
  Exercise of stock options.....            --             --         4,800         (5,506)             --           9,570
  Purchase of treasury stock....            --             --      (533,332)            --              --        (850,665)
  Equity related compensation...            --             --            --         10,797              --              --
  Net loss......................            --             --            --             --      (1,175,792)             --
                                  ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1996......            --             --     6,245,408      2,325,050      (1,329,968)       (201,887)
  Issuance of preferred stock...       908,923      2,488,538            --             --              --              --
  Exercise of stock options.....            --             --         2,400         (6,674)             --           8,932
  Purchase of treasury stock....            --             --        (4,400)            --              --         (26,784)
  Equity related compensation...            --             --            --        106,384              --              --
  Net loss......................            --             --            --             --      (2,786,218)             --
                                  ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1997......       908,923      2,488,538     6,243,408      2,424,760      (4,116,186)       (219,739)
  Issuance of preferred stock...       450,537      1,238,976            --             --              --              --
  Purchase of treasury stock....            --             --        (4,600)            --              --          (3,305)
  Equity related compensation...            --             --            --        247,776              --              --
  Dividends.....................            --             --            --             --        (270,462)             --
  Net loss......................            --             --            --             --      (4,373,231)             --
                                  ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, December 31, 1998......     1,359,460      3,727,514     6,238,808      2,672,536      (8,759,879)       (223,044)
  Equity related compensation
    (unaudited).................            --             --            --        133,336              --              --
  Dividends (unaudited).........            --             --            --             --         (86,407)             --
  Net loss (unaudited)..........            --             --            --             --        (523,038)             --
                                  ------------  -------------  ------------  -------------  --------------  --------------
BALANCE, March 31, 1999
  (unaudited)...................     1,359,460  $   3,727,514     6,238,808  $   2,805,872  $   (9,369,324) $     (223,044)
                                  ------------  -------------  ------------  -------------  --------------  --------------
                                  ------------  -------------  ------------  -------------  --------------  --------------

  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                FOR THE
                                                                                           THREE MONTHS ENDED
                                                     FOR THE YEAR ENDED DECEMBER 31,           MARCH 31,
                                                  -------------------------------------  ----------------------
                                                     1996         1997         1998         1998        1999
                                                  -----------  -----------  -----------  -----------  ---------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................  $(1,175,792) $(2,786,218) $(4,373,231) $(1,259,553) $(523,038)
  Adjustments to reconcile net loss to net cash
    used in operating activities-
    Depreciation................................      119,271      210,064      324,982       63,623     99,952
    Equity related compensation.................       10,797      106,384      247,776       61,944    133,336
    Gain on sale of affiliate...................           --           --     (429,996)          --         --
    Changes in assets and liabilities-
      Accounts receivable.......................      (61,879)     176,562     (440,184)      65,299   (742,713)
      Unbilled revenues.........................       73,519        3,835      (65,040)      15,214   (307,032)
      Prepaid expenses and other................        5,990      235,604       85,061      106,948    (39,567)
      Accounts payable..........................      (13,120)      76,342      (88,944)     101,981    264,618
      Customer deposits.........................        6,268     (108,186)     258,977       71,342     89,895
      Accrued liabilities.......................     (597,289)     (23,111)     303,920        8,501    209,171
                                                  -----------  -----------  -----------  -----------  ---------
      Net cash used in operating activities.....   (1,632,235)  (2,108,724)  (4,176,679)    (764,701)  (815,378)
                                                  -----------  -----------  -----------  -----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................     (187,003)    (282,085)    (676,827)    (175,436)   (69,317)
  Investment in affiliate (disposed of in
    1998).......................................           --           --     (250,000)          --         --
  Proceeds from disposition of affiliate........           --           --      679,996           --         --
                                                  -----------  -----------  -----------  -----------  ---------
      Net cash used in investing activities.....     (187,003)    (282,085)    (246,831)    (175,436)   (69,317)
                                                  -----------  -----------  -----------  -----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments on) proceeds from notes payable...   (2,534,413)     (73,104)   3,212,273      934,174    902,191
  Proceeds from issuance of preferred stock.....           --    2,488,538    1,238,976           --         --
  Proceeds from issuance of common stock........    2,074,253           --           --           --         --
  Proceeds from issuance of treasury stock......    3,135,927        2,258           --           --         --
  Purchases of treasury stock...................     (850,665)     (26,784)      (3,305)          --         --
                                                  -----------  -----------  -----------  -----------  ---------
      Net cash provided by financing
        activities..............................    1,825,102    2,390,908    4,447,944      934,174    902,191
                                                  -----------  -----------  -----------  -----------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................        5,864           99       24,434       (5,963)    17,496
CASH AND CASH EQUIVALENTS, beginning of
  period........................................           --        5,864        5,963        5,963     30,397
                                                  -----------  -----------  -----------  -----------  ---------
CASH AND CASH EQUIVALENTS, end of period........  $     5,864  $     5,963  $    30,397  $        --  $  47,893
                                                  -----------  -----------  -----------  -----------  ---------
                                                  -----------  -----------  -----------  -----------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest........................  $       935  $   101,667  $   179,032  $        --  $      --
                                                  -----------  -----------  -----------  -----------  ---------
                                                  -----------  -----------  -----------  -----------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                             FREE RANGE MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Free Range Media, Inc. and its subsidiary (the "Company") specializes in the design of World Wide Web pages on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in four areas: website design and implementation, hosting, consulting, and maintenance. The Company's wholly owned subsidiary is Lariat, Inc. The Company was incorporated in the State of Washington in March 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repair costs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, is not expected to be realized.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                             FREE RANGE MEDIA, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

GAIN ON SALE OF AFFILIATE



    On September 17, 1998, the Company sold its interest in Free Zone, LLC ("Free Zone") to an unrelated third party for $679,996 and recognized a gain of $429,996.


ACCOUNTING FOR STOCK BASED COMPENSATION

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees ("APB 25")." The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relatively short maturity and/or their variable interest rates.

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. An investment in a company that is 50% owned is accounted for using the equity method. All significant intercompany transactions and balances have been eliminated.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

                             FREE RANGE MEDIA, INC.

3. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                             USEFUL
                                                              LIFE           1997          1998
                                                             ------      ------------  -------------
Computers and equipment.................................            3    $    646,966  $   1,253,290
Furniture and fixtures..................................            5         195,678        256,777
Leasehold improvements..................................            5          20,108         29,512
                                                                         ------------  -------------
                                                                              862,752      1,539,579

Less- Accumulated depreciation..........................                     (416,363)      (741,345)
                                                                         ------------  -------------
       Property and equipment, net......................                 $    446,389  $     798,234
                                                                         ------------  -------------
                                                                         ------------  -------------

    Depreciation expense was $119,271, $210,064, and $324,982 for the periods ended December 31, 1996, 1997, and 1998, respectively.

4. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Accrued compensation.................................................  $  36,587  $   141,385
Accrued dividends....................................................         --      270,462
Accrued interest.....................................................         --      179,844
Other................................................................      2,190       21,468
                                                                       ---------  -----------
Accrued liabilities..................................................  $  38,777  $   613,159
                                                                       ---------  -----------
                                                                       ---------  -----------

5. DEBT:

    The Company has two notes payable of $3,212,273 as of December 31, 1998, with related parties with interest at 9.25% and prime plus 1% (8.75% at December 31, 1998). The notes payable are due on demand, have an "open ended" maturity, and are general obligations of the Company.

6. INCOME TAXES:

    The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to the effective income tax rate is as follows:

                                                                       1996         1997         1998
                                                                       -----        -----        -----
Tax at U.S. statutory rates.......................................         (35)%        (35 )%        (35 )%
Meals and entertainment...........................................           1%           1%           1%
Net operating loss carryforward...................................          34%          34%          34%
                                                                            --           --           --
Effective income tax rate.........................................          --%          --%          --%
                                                                            --           --           --
                                                                            --           --           --

                             FREE RANGE MEDIA, INC.

6. INCOME TAXES: (CONTINUED)
    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below.

                                                                     1997            1998
                                                                --------------  --------------
Deferred tax assets-
  Book depreciation in excess of tax depreciation.............  $       12,293  $       40,883
  Accruals....................................................          26,268          26,268
  Net operating loss carryforward.............................       1,332,143       2,832,630
                                                                --------------  --------------
Total deferred tax assets.....................................       1,370,704       2,899,781
Deferred tax liabilities-
  Other.......................................................          (9,293)         (9,293)
                                                                --------------  --------------
Net deferred tax assets.......................................       1,361,411       2,890,488
Valuation allowance...........................................      (1,361,411)     (2,890,488)
                                                                --------------  --------------
Net deferred tax assets.......................................  $           --  $           --
                                                                --------------  --------------
                                                                --------------  --------------


    The Company's net operating loss carryforwards expire in years 2009 through 2018.


    Management periodically reviews the expected realization of the Company's deferred tax assets and records a valuation allowance, as appropriate, when existing conditions impact the probability of ultimate realization of the deferred tax asset. Due to the Company's recurring losses before income taxes, management believes it is more likely than not that the Company will not realize the net deferred tax asset. Accordingly, the Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets.

7. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors 401(k) cash or deferred retirement plans that cover substantially all of its ongoing employees. The Company has not made matching contributions.

    The Company leases its office facilities under noncancelable operating leases that expire in January 2005. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates.

                             FREE RANGE MEDIA, INC.

7. COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    Future minimum lease payments under these leases are as follows:

                                                                                   OPERATING
                                                                                    LEASES
                                                                                 -------------
1999...........................................................................  $     263,994
2000...........................................................................        274,860
2001...........................................................................        288,512
2002...........................................................................        294,216
2003...........................................................................        297,570
Thereafter.....................................................................        338,834
                                                                                 -------------
Total future minimum lease payments............................................  $   1,757,986
                                                                                 -------------
                                                                                 -------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $146,212, $255,285, and $279,510, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective November 1, 1995, the Company approved the 1995 Stock Option Plan (the "Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. Effective April 1, 1998, the Plan was converted into a nonqualified option plan. The Board of Directors has authorized shares to be issued under the Plan. The Plan is administered by the Board of Directors, which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule, and expiration date of such options.

    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with immediate exercisability of fifty percent of the options granted. All options granted become exercisable over a five-year period of continued employment.

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
    Options outstanding at December 31, 1996, 1997, and 1998, were as follows:

                                                                NUMBER OF     WEIGHTED AVERAGE
                                                                 SHARES        EXERCISE PRICE
                                                               -----------  ---------------------
Options outstanding at December 31, 1995.....................     135,550         $     .25
  Granted....................................................     181,750               .25
  Exercised..................................................      (4,800)              .25
  Canceled...................................................     (49,250)              .25
                                                               -----------              ---
Options outstanding at December 31, 1996.....................     263,250               .25
  Granted....................................................     336,250               .25
  Exercised..................................................      (2,400)              .25
  Canceled...................................................    (205,750)              .25
                                                               -----------              ---
Options outstanding at December 31, 1997.....................     391,350               .25
  Granted....................................................     465,250               .25
  Exercised..................................................          --                --
  Canceled...................................................    (279,450)              .25
                                                               -----------              ---
Options outstanding at December 31, 1998.....................     577,150         $     .25
                                                               -----------              ---
                                                               -----------              ---

    The following is summary information about stock options outstanding at December 31, 1998:

                                        OPTIONS OUTSTANDING                            OPTIONS EXERCISABLE
                   -------------------------------------------------------------  ------------------------------
                                    WEIGHTED AVERAGE
                    NUMBER OF           REMAINING            WEIGHTED AVERAGE      NUMBER OF
 EXERCISE PRICES     SHARES           CONTRACT LIFE           EXERCISE PRICE        SHARES      EXERCISE PRICE
-----------------  -----------  -------------------------  ---------------------  -----------  -----------------
    $     .25         577,150                   5                $     .25             4,890       $     .25

    Additionally, the Company had 680 and 1,260 options exercisable at December 31, 1996 and 1997. Included in the above options granted during the three years ended December 31, 1998, were options granted with an exercise price less than fair market value on the grant date. The Company recognized $10,797, $106,384, and $247,776 in connection with these stock option grants in compensation expense for 1996, 1997, and 1998, respectively.

    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions used for 1996: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 6.71%; a dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.44 per option. The assumptions used to price options granted during 1997 were: an exercisable event occurring in five years; risk-free interest rates ranging from 5.42% to 5.83%; dividend yield of 0%; a volatility factor of zero; a weighted-average expected life of five years; and average Black-Scholes fair value at the date of grant of $2.56 per option. The assumptions used to price options granted during 1998 were: an exercisable event occurring in five years; risk-free interest rates ranging from 4.68% to 5.63%; a dividend yield of 0%; a

                             FREE RANGE MEDIA, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)
volatility factor of zero; a weighted-average expected life of five years; and an average Black-Scholes fair value at the date of grant of $2.56 per option.

    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net loss would have been as follows:

                                                     1996            1997            1998
                                                --------------  --------------  --------------
Net loss--As reported.........................  $   (1,175,792) $   (2,786,218) $   (4,373,231)
Net loss--Pro forma...........................      (1,237,468)     (2,819,098)     (4,417,297)

9. EQUITY:

PREFERRED STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 2,400,000 shares of convertible Class A Preferred Stock ("Preferred Stock"). In the event of liquidation, each holder of Preferred Stock will be entitled to receive, as a preferential distribution, $2.75 for each outstanding share and an amount equal to the accumulated but unpaid dividends, if any, on such share. If the assets of the Company are insufficient to permit the payment of full preferential amounts previously described, then all assets of the Company legally available for distribution to its stockholders will be distributed ratably among the holders of Preferred Stock.

    The holders of Preferred Stock will be entitled to receive, when declared by the Board of Directors, cumulative preferred dividends in the amount of a percentage which is equal to the prime lending rate for Key Bank of Washington multiplied by the par value per year on each share.

    Each share of Preferred Stock is convertible into the number of shares of Common Stock which is equal to $2.75 divided by the conversion price in effect at the time of the conversion.

    The Company has recognized cumulative dividends for the Preferred Stock in the amount of $270,462.

COMMON STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 6,400,000 shares of Common Stock having no par value.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, the Company had notes payable to two stockholders totaling $3,212,273 at December 31, 1998. The notes payable are "open-ended" loans without set maturity dates.


11. AGREEMENT TO MERGE WITH LUMINANT:



    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                             FREE RANGE MEDIA, INC.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

    The Company has notes payable amounting to $4,114,464 as of March 31, 1999, with related parties, with interest at 9.25% and prime plus 1% (8.75% at March 31, 1999). The notes payable are due on demand, have an "open-ended" maturity, and are general obligations of the Company.

C. RELATED-PARTY TRANSACTIONS:

    In the three months ended March 31, 1999, approximately 25% of the Company's revenues were with a customer of which the Company's Chairman of the Board is a director.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Integrated Consulting, Inc.:

    We have audited the accompanying balance sheets of Integrated Consulting, Inc., dba i.con interactive (a Texas corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Consulting, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 7, 1999

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                                 BALANCE SHEETS

                                                                                  DECEMBER 31,
                                                                            ------------------------   MARCH 31,
                                                                               1997         1998          1999
                                                                            -----------  -----------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................  $    42,566  $     8,968   $   15,717
  Accounts receivable, net of allowance for doubtful accounts of $0,
    $9,000, and $17,000 (unaudited).......................................       39,842      209,198      376,972
  Deferred income taxes...................................................       11,609       11,886       11,886
  Prepaid expenses and other..............................................       10,677       10,992        5,043
                                                                            -----------  -----------  ------------
    Total current assets..................................................      104,694      241,044      409,618
PROPERTY AND EQUIPMENT, net...............................................      135,453      239,382      344,662
OTHER ASSETS..............................................................        7,622       17,367       17,367
                                                                            -----------  -----------  ------------
    Total assets..........................................................  $   247,769  $   497,793   $  771,647
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $74,810, and $0
    (unaudited)...........................................................  $    10,762  $   145,979   $   47,543
  Customer deposits.......................................................       83,164       57,946       29,900
  Accrued liabilities.....................................................       86,240      119,872      259,319
  Notes payable...........................................................           --           --       97,889
  Current maturities of long-term debt....................................           --        7,568       16,579
                                                                            -----------  -----------  ------------
    Total current liabilities.............................................      180,166      331,365      451,230

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities...............................           --       56,453      107,459
  Deferred income taxes...................................................        4,970        7,034        8,524
                                                                            -----------  -----------  ------------
    Total liabilities.....................................................      185,136      394,852      567,213
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, Class A, voting: $.01 par value, 10,000,000 shares authorized, 900,000, 1,000,000, and 1,000,000 (unaudited) issued and
    outstanding as of 1997, 1998 and 1999.................................        9,000       10,000       10,000
  Common stock, Class B, nonvoting: $.01 par value, 10,000,000 and 0 shares authorized, no shares issued and outstanding as of 1997, 1998
    and 1999..............................................................           --           --           --
  Additional paid-in capital..............................................           --       14,000       14,000
  Subscription receivable from officers...................................           --      (10,000)     (10,000)
  Retained earnings.......................................................       53,633       88,941      190,434
                                                                            -----------  -----------  ------------
    Total stockholders' equity............................................       62,633      102,941      204,434
                                                                            -----------  -----------  ------------
    Total liabilities and stockholders' equity............................  $   247,769  $   497,793   $  771,647
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF OPERATIONS

                                                                                                 FOR THE
                                                                                            THREE MONTHS ENDED
                                                    FOR THE YEAR ENDED DECEMBER 31,             MARCH 31,
                                                ---------------------------------------  ------------------------
                                                   1996         1997          1998          1998         1999
                                                -----------  -----------  -------------  -----------  -----------
                                                                                               (UNAUDITED)
REVENUES:
  Trade revenues..............................  $   442,924  $   848,584  $   1,715,591  $   400,665  $   678,660
  Barter revenues.............................           --           --        424,900       55,000      146,713
                                                -----------  -----------  -------------  -----------  -----------
    Total revenues............................      442,924      848,584      2,140,491      455,665      825,373
COST OF SERVICES..............................      132,172      266,774        716,209      112,711      250,301
                                                -----------  -----------  -------------  -----------  -----------
GROSS PROFIT..................................      310,752      581,810      1,424,282      342,954      575,072
SELLING, GENERAL AND ADMINISTRATIVE...........      314,829      550,312      1,382,744      215,860      454,898
OTHER INCOME (EXPENSE):
  Interest expense............................           --           --             --           --       (3,025)
  Other income................................           --        8,563             --           --           --
                                                -----------  -----------  -------------  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES.............       (4,077)      40,061         41,538      127,094      117,149
INCOME TAXES..................................         (612)       6,009          6,230       16,242       15,656
                                                -----------  -----------  -------------  -----------  -----------
NET INCOME (LOSS).............................  $    (3,465) $    34,052  $      35,308  $   110,852  $   101,493
                                                -----------  -----------  -------------  -----------  -----------
                                                -----------  -----------  -------------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      COMMON STOCK
                                                 -----------------------  ADDITIONAL   SUBSCRIPTION
                                                  NUMBER OF       PAR       PAID-IN     RECEIVABLE     RETAINED
                                                    SHARES       VALUE      CAPITAL    FROM OFFICERS   EARNINGS
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1995.....................       900,000  $   9,000   $      --    $        --   $    23,046
  Net loss.....................................            --         --          --             --        (3,465)
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1996.....................       900,000      9,000          --             --        19,581
  Net income...................................            --         --          --             --        34,052
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1997.....................       900,000      9,000          --             --        53,633
  Issuance of common stock.....................       100,000      1,000      14,000        (10,000)           --
  Net income...................................            --         --          --             --        35,308
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, December 31, 1998.....................     1,000,000     10,000      14,000        (10,000)       88,941
  Net income (unaudited).......................            --         --          --             --       101,493
                                                 ------------  ---------  -----------  -------------  -----------
BALANCE, March 31, 1999 (unaudited)............     1,000,000  $  10,000   $  14,000    $   (10,000)  $   190,434
                                                 ------------  ---------  -----------  -------------  -----------
                                                 ------------  ---------  -----------  -------------  -----------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                            STATEMENTS OF CASH FLOWS

                                                                                                FOR THE
                                                                                          THREE MONTHS ENDED
                                                   FOR THE YEAR ENDED DECEMBER 31,             MARCH 31,
                                                 ------------------------------------  -------------------------
                                                   1996        1997          1998         1998          1999
                                                 ---------  -----------  ------------  -----------  ------------

                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................  $  (3,465) $    34,052  $     35,308  $   110,852  $    101,493
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
    Depreciation and amortization..............     14,890       28,696        43,547       10,886        16,833
    Equity related compensation................         --           --         5,000        5,000            --
    Deferred income taxes......................     (7,605)         966         1,787          523         1,490
    Changes in assets and liabilities-
      Accounts receivable......................      9,597      (38,173)     (169,356)     (68,561)     (167,774)
      Prepaid expenses and other...............     (1,093)      (1,119)         (315)        (431)        5,949
      Other assets.............................     (6,222)          --        (9,745)          --            --
      Accounts payable, including cash
        overdraft..............................      9,309       (2,464)      135,217       (4,114)      (98,436)
      Customer deposits........................     63,711       19,453       (25,218)     (55,041)      (28,046)
      Accrued liabilities......................     18,454       62,111        33,632       17,999       139,447
                                                 ---------  -----------  ------------  -----------  ------------
        Net cash provided by (used in)
          operating activities.................     97,576      103,522        49,857       17,113       (29,044)
                                                 ---------  -----------  ------------  -----------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................    (69,569)     (81,745)     (147,476)     (10,519)     (122,113)
                                                 ---------  -----------  ------------  -----------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) notes
    payable....................................         --           --            --           --        97,889
  Proceeds from long-term debt.................         --           --        64,021           --        64,137
  Payments on long-term debt...................         --           --            --           --        (4,120)
                                                 ---------  -----------  ------------  -----------  ------------
        Net cash provided by financing
          activities...........................         --           --        64,021           --       157,906
                                                 ---------  -----------  ------------  -----------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................     28,007       21,777       (33,598)       6,594         6,749
CASH AND CASH EQUIVALENTS, beginning of
  period.......................................     (7,218)      20,789        42,566       42,566         8,968
                                                 ---------  -----------  ------------  -----------  ------------
CASH AND CASH EQUIVALENTS, end of period.......  $  20,789  $    42,566  $      8,968  $    49,160  $     15,717
                                                 ---------  -----------  ------------  -----------  ------------
                                                 ---------  -----------  ------------  -----------  ------------
SUPPLEMENTAL INFORMATION:
  Cash paid for income taxes...................  $   7,500  $     6,500  $      3,800  $        --  $         --
                                                 ---------  -----------  ------------  -----------  ------------
                                                 ---------  -----------  ------------  -----------  ------------
  Cash paid for interest.......................  $      --  $        --  $         --  $        --  $      3,025
                                                 ---------  -----------  ------------  -----------  ------------
                                                 ---------  -----------  ------------  -----------  ------------
NON-CASH TRANSACTIONS:
  Issuance of stock for notes receivable.......  $      --  $        --  $     10,000  $    10,000  $         --
                                                 ---------  -----------  ------------  -----------  ------------
                                                 ---------  -----------  ------------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Integrated Consulting, Inc. ("i.con") specializes in electronic marketing on the Internet under the trade name "i.con interactive." i.con is a full service Internet and multimedia development firm focusing on the corporate market specializing in Internet, extranet, and intranet solutions, corporate communications, marketing and sales tools, computer-based training, and on-line marketing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    i.con considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in i.con's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law. The effects of future changes in tax laws or rates are not anticipated.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Customer deposits represent the amount of customer payments received in advance of services being performed.

    Revenues associated with hosting services are recognized when the services are performed.

    The Company earned a portion of its 1998 revenue under barter arrangements with certain customers for website development and maintenance services in exchange for advertising. The barter transactions are valued at the normal rates per hour including a minimal discount provision in some instances and with consideration of the costs of advertising and promotion that would have been paid to the customers in an ordinary cash transaction. Advertising

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) expense equal to the amount of barter revenue is recorded in selling, general and administrative expense.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    i.con's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to five customers accounted for approximately 19%, 19%, 16%, 14%, and 14% of revenues. During the year ended December 31, 1997, sales to two customers accounted for approximately 13% and 10% of revenues. During the year ended December 31, 1998, sales to one customer accounted for approximately 12% of revenues.

    As of December 31, 1997, accounts receivable from four customers accounted for approximately 52%, 18%, 13%, and 12% of accounts receivable. As of December 31, 1998, accounts receivable from three customers accounted for approximately 12%, 10%, and 10% of accounts receivable.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                               USEFUL
                                                                LIFE         1997         1998
                                                             -----------  -----------  -----------
Computers and equipment....................................         3-5   $   145,520  $   191,149
Furniture and fixtures.....................................           7        28,040       54,248
Autos......................................................           5            --       64,021
Leasehold improvements.....................................           7            --        9,000
Other equipment............................................         5-7        10,768       13,386
                                                                          -----------  -----------
                                                                              184,328      331,804
Less--Accumulated depreciation.............................                   (48,875)     (92,422)
                                                                          -----------  -----------
  Property and equipment, net..............................               $   135,453  $   239,382
                                                                          -----------  -----------
                                                                          -----------  -----------

    Depreciation expense was $14,890, $28,696, and $43,547 for the periods ended December 31, 1996, 1997, and 1998, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997        1998
                                                                       ---------  -----------
Sales tax payable....................................................  $  15,134  $    59,374
Franchise tax payable................................................         --        1,097
Accrued compensation.................................................         --       57,062
Other................................................................     71,106        2,339
                                                                       ---------  -----------
  Total accrued liabilities..........................................  $  86,240  $   119,872
                                                                       ---------  -----------
                                                                       ---------  -----------

6. DEBT:

    Long-term debt is comprised of the following as of December 31, 1997 and 1998:

                                                                              1997       1998
                                                                            ---------  ---------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007,
  maturing December 2001..................................................  $      --  $  64,021
Less--Current maturities..................................................         --     (7,568)
                                                                            ---------  ---------
Long-term debt............................................................  $      --  $  56,453
                                                                            ---------  ---------
                                                                            ---------  ---------

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

YEAR ENDING
DECEMBER 31,
-----------------------------------------------------------------------------------
1999...............................................................................  $   7,568
2000...............................................................................      8,357
2001...............................................................................     48,096
                                                                                     ---------
                                                                                     $  64,021
                                                                                     ---------
                                                                                     ---------

7. INCOME TAXES:

    Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                   1996       1997       1998
                                                                 ---------  ---------  ---------
Current........................................................  $   6,993  $   5,043  $   4,443
Deferred.......................................................     (7,605)       966      1,787
                                                                 ---------  ---------  ---------
Total current and deferred.....................................  $    (612) $   6,009  $   6,230
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    i.con's effective tax rate is equivalent to the statutory tax rate.

    Significant components of i.con's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below:

                                                                                               1997       1998
                                                                                             ---------  ---------
Deferred tax assets--
  Accruals and reserves....................................................................  $  11,609  $  11,886
                                                                                             ---------  ---------
Deferred tax liabilities--
  Tax depreciation in excess of book value.................................................      4,970      7,034
                                                                                             ---------  ---------
Net deferred tax assets....................................................................  $   6,639  $   4,852
                                                                                             ---------  ---------
                                                                                             ---------  ---------

8. COMMITMENTS AND CONTINGENCIES:

    i.con sponsors a 401(k) profit sharing plan that covers eligible employees. Company discretionary contributions to the plan were $22,575, $31,747, and $39,732 during 1996, 1997, and 1998, respectively.

    On January 1, 1999, i.con amended the plan to provide for Company matching of employee 401(k) contributions in the amount of 50% of employee contributions up to 6% of an employee's salary. In addition, employees now participate in the plan after six months of service and vest over a period of four years.

    i.con leases its office facility under a noncancelable operating lease which expires in January 2003. The lease requires the payment of property taxes, insurance, and maintenance.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

8. COMMITMENTS AND CONTINGENCIES: (CONTINUED) i.con also has operating lease agreements related to certain equipment which expire at various dates.

    Future minimum lease payments under operating leases are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   180,180
2000.............................................................................      180,000
2001.............................................................................      186,000
2002.............................................................................      186,000
2003.............................................................................        7,000
Thereafter.......................................................................           --
                                                                                   -----------
Total future minimum lease payments..............................................  $   739,180
                                                                                   -----------
                                                                                   -----------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $18,213, $87,234, and $121,669, respectively.

    In the ordinary course of business, i.con may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

9. EQUITY INCENTIVE PLAN:

    In March 1998, an officer of i.con purchased 100,000 shares of common stock for $10,000 cash or $.10 per share. At the time of the purchase, i.con determined the fair market value of the stock to be $.15 per share. A compensation charge of $5,000 was recorded in conjunction with the purchase of the common stock.

10. RELATED-PARTY TRANSACTIONS:

    At December 31, 1998, i.con had a $5,000 receivable included in prepaid expenses and other, from one of its stockholders. This receivable bears no interest and has no stated maturity.


11. AGREEMENT TO MERGE WITH LUMINANT WORLDWIDE CORPORATION:



    i.con intends to enter into an agreement to be acquired by Luminant Worldwide Corporation. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant Worldwide Corporation.

               INTEGRATED CONSULTING, INC. DBA I.CON INTERACTIVE

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of i.con's financial condition as of March 31, 1999, the results of its operations, and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with i.con's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

NOTES PAYABLE

    i.con has a bank line of credit with a maximum availability of $100,000, upon which $97,889 was outstanding at March 31, 1999. Interest is at prime plus 1.75% (9.5% at March 31, 1999), and is payable monthly. The line of credit is automatically renewable annually and is not restricted by any covenants, but is guaranteed by certain stockholders.

LONG-TERM DEBT

    Long-term debt is comprised of the following as of March 31, 1999:

                                                                                    MARCH 31,
                                                                                      1999
                                                                                   -----------
Note payable bearing interest at 10.05%, payable in monthly installments of principal and interest of $1,138 with a balloon payment of $40,007, maturing
  December 2001..................................................................  $    62,194
Note payable bearing interest at 8.80%, payable in monthly installments of principal and interest of $1,227 with a balloon payment of $34,322, maturing
  January 2002...................................................................       61,844
                                                                                   -----------
                                                                                       124,038
Less--Current portion............................................................      (16,579)
                                                                                   -----------
Long-term debt...................................................................  $   107,459
                                                                                   -----------
                                                                                   -----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To InterActive8, Inc.:

    We have audited the accompanying balance sheets of InterActive8, Inc. (a New York S corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterActive8, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
  May 14, 1999

                               INTERACTIVE8, INC.

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------     MARCH 31,
                                                                        1997          1998             1999
                                                                     -----------  -------------  ----------------
                                                                                                   (UNAUDITED)
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................  $    90,321  $     129,573  $        461,836
  Accounts receivable, net of allowance for doubtful accounts of
    $30,000, $80,000, and $80,000 (unaudited)......................      403,949        724,963           531,974
  State and local tax receivables..................................       23,000        110,300           110,300
  Prepaid expenses and other.......................................       15,296         88,315            62,153
                                                                     -----------  -------------  ----------------
    Total current assets...........................................      532,566      1,053,151         1,166,263
PROPERTY AND EQUIPMENT, net........................................      252,710        314,533           596,600

OTHER ASSETS:
  Deposits and other...............................................        8,072         71,806            71,851
                                                                     -----------  -------------  ----------------
    Total assets...................................................  $   793,348  $   1,439,490  $      1,834,714
                                                                     -----------  -------------  ----------------
                                                                     -----------  -------------  ----------------
                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.................................................  $    91,122  $     183,698  $        274,005
  Accrued liabilities..............................................      567,011        500,970         2,763,218
  Customer deposits................................................           --         45,130                --
  Notes payable....................................................           --        232,505            49,739
  Current maturities of long-term debt.............................      164,080        700,709           616,439
                                                                     -----------  -------------  ----------------
    Total current liabilities......................................      822,213      1,663,012         3,703,401
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities........................       13,968         22,599           330,371
                                                                     -----------  -------------  ----------------
    Total liabilities..............................................      836,181      1,685,611         4,033,772
                                                                     -----------  -------------  ----------------
COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, voting: $0.001 par value, 2,000,000 shares
    authorized, 641,567, 962,350 and 962,350 (unaudited) shares
    issued and outstanding as of 1997, 1998 and 1999...............          642            962               962
  Additional paid-in capital.......................................          358        185,038           185,038
  Retained deficit.................................................      (43,833)      (432,121)       (2,385,058)
                                                                     -----------  -------------  ----------------
    Total stockholders' equity.....................................      (42,833)      (246,121)       (2,199,058)
                                                                     -----------  -------------  ----------------
    Total liabilities and stockholders' equity.....................  $   793,348  $   1,439,490  $      1,834,714
                                                                     -----------  -------------  ----------------
                                                                     -----------  -------------  ----------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF OPERATIONS

                                                                                              FOR THE
                                                                                        THREE MONTHS ENDED
                                            FOR THE YEAR ENDED DECEMBER 31,                  MARCH 31,
                                      -------------------------------------------  -----------------------------
                                          1996           1997           1998           1998            1999
                                      -------------  -------------  -------------  -------------  --------------
                                                                                            (UNAUDITED)
REVENUES............................  $   1,713,303  $   2,817,894  $   4,097,448  $     736,854  $    1,613,124
COST OF SERVICES....................      1,056,158      1,633,538      2,033,451        433,256       3,102,053
                                      -------------  -------------  -------------  -------------  --------------
GROSS PROFIT........................        657,145      1,184,356      2,063,997        303,598      (1,488,929)
SELLING, GENERAL AND
  ADMINISTRATIVE....................        460,300      1,381,853      2,418,844        690,044         464,008
                                      -------------  -------------  -------------  -------------  --------------
INCOME (LOSS) BEFORE INCOME TAXES...        196,845       (197,497)      (354,847)      (386,446)     (1,952,937)
STATE AND LOCAL INCOME TAXES........         18,063         43,900         33,441             --              --
                                      -------------  -------------  -------------  -------------  --------------
NET INCOME (LOSS)...................  $     178,782  $    (241,397) $    (388,288) $    (386,446) $   (1,952,937)
                                      -------------  -------------  -------------  -------------  --------------
                                      -------------  -------------  -------------  -------------  --------------
PRO FORMA INCOME TAXES
  (UNAUDITED).......................         52,975        (52,975)            --             --              --
                                      -------------  -------------  -------------  -------------  --------------
PRO FORMA NET INCOME (LOSS)
  (UNAUDITED).......................  $     125,807  $    (188,422) $    (388,288) $    (386,446) $   (1,952,937)
                                      -------------  -------------  -------------  -------------  --------------
                                      -------------  -------------  -------------  -------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    COMMON STOCK       ADDITIONAL      RETAINED
                                                               ----------------------    PAID-IN       EARNINGS
                                                                NUMBER      AMOUNT       CAPITAL       (DEFICIT)
                                                               ---------  -----------  -----------  ---------------
BALANCE, December 31, 1995...................................    641,567   $     642   $       358  $        18,782
  Net income.................................................         --          --            --          178,782
                                                               ---------       -----   -----------  ---------------
BALANCE, December 31, 1996...................................    641,567         642           358          197,564
  Net loss...................................................         --          --            --         (241,397)
                                                               ---------       -----   -----------  ---------------
BALANCE, December 31, 1997...................................    641,567         642           358          (43,833)
  Net loss...................................................         --          --            --         (388,288)
  Issuance of Common Stock...................................    320,783         320       184,680               --
                                                               ---------       -----   -----------  ---------------
BALANCE, December 31, 1998...................................    962,350         962       185,038         (432,121)
  Net loss (unaudited).......................................         --          --            --       (1,952,937)
                                                               ---------       -----   -----------  ---------------
BALANCE, March 31, 1999 (unaudited)..........................    962,350   $     962   $   185,038  $    (2,385,058)
                                                               ---------       -----   -----------  ---------------
                                                               ---------       -----   -----------  ---------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                       FOR THE
                                                                                                  THREE MONTHS ENDED
                                                       FOR THE YEAR ENDED DECEMBER 31,                MARCH 31,
                                                   ----------------------------------------  ----------------------------
                                                       1996          1997          1998          1998           1999
                                                   ------------  ------------  ------------  ------------  --------------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $    178,782  $   (241,397) $   (388,288) $   (386,446) $   (1,952,937)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities-
    Depreciation and amortization................        59,598       125,765       178,001        39,278          74,705
    Equity related compensation..................            --            --       135,000       135,000       2,205,000
    Changes in assets and liabilities-
      Accounts receivable........................        12,998      (293,714)     (321,014)      (40,860)        192,989
      State and local tax receivable.............       (23,000)           --       (87,300)           --              --
      Prepaid expenses and other.................       (47,025)       31,729       (73,019)       (1,803)         26,162
      Deposits and other.........................        (9,413)        1,341       (63,734)           --             (45)
      Accounts payable...........................        (1,846)       24,625        92,576       (45,216)         90,307
      Accrued liabilities........................       (35,581)      551,979       (66,041)        8,834          57,248
      Customer deposits..........................            --            --        45,130            --         (45,130)
                                                   ------------  ------------  ------------  ------------  --------------
      Net cash provided by (used in) operating
        activities...............................       134,513       200,328      (548,689)     (291,213)        648,299
                                                   ------------  ------------  ------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...........................      (233,722)      (70,620)     (150,875)       (6,388)       (278,079)
                                                   ------------  ------------  ------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable....................            --            --       232,505            --          95,126
  Proceeds from long-term debt...................        64,392       (37,246)      514,471       243,064              --
  Payments on long-term debt.....................       (16,570)      (32,176)      (58,160)      (10,306)       (133,083)
  Proceeds from issuance of common stock.........            --            --        50,000        50,000              --
                                                   ------------  ------------  ------------  ------------  --------------
      Net cash provided by (used in) financing
        activities...............................        47,822       (69,422)      738,816       282,758         (37,957)
                                                   ------------  ------------  ------------  ------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS....................................       (51,387)       60,286        39,252       (14,843)        332,263
CASH AND CASH EQUIVALENTS,
  beginning of period............................        81,422        30,035        90,321        90,321         129,573
                                                   ------------  ------------  ------------  ------------  --------------
CASH AND CASH EQUIVALENTS,
  end of period..................................  $     30,035  $     90,321  $    129,573        75,478         461,836
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
SUPPLEMENTAL INFORMATION:
  Cash paid for state and local income taxes.....  $     40,796  $     44,225  $    120,741  $         --  $           --
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
  Cash paid for interest.........................  $      2,392  $      4,112  $      7,457  $         --  $        2,815
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
NONCASH TRANSACTIONS:
  Capital expenditures financed with long-term
    debt.........................................  $     39,768  $     63,838  $     88,949  $         --  $       78,693
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------
  Noncash ownership donation.....................  $         --  $         --  $    135,000  $         --  $           --
                                                   ------------  ------------  ------------  ------------  --------------
                                                   ------------  ------------  ------------  ------------  --------------

   The accompanying notes are an integral part of these financial statements.

                               INTERACTIVE8, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    InterActive8, Inc. (the "Company") was formed in 1994 for the purpose of developing and maintaining Internet websites. The Company is a full-service interactive marketing agency providing strategy, creative, technical, and media services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements. Provision has been made for state and local income taxes.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma benefit was reflected in 1998 due to the Company's losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported

                               INTERACTIVE8, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. SIGNIFICANT CUSTOMERS:


    During the year ended December 31, 1996, sales to three customers accounted for 26%, 16%, and 12% of revenue. During the year ended December 31, 1997, sales to three customers accounted for 31%, 21%, and 14% of revenue. During the year ended December 31, 1998, sales to two customers accounted for 35% and 10% of revenue. At December 31, 1998, four customers accounted for 43%, 11%, 11%, and 11% of accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                               USEFUL
                                                                LIFE         1997         1998
                                                             -----------  -----------  -----------
Computers and equipment....................................         3-7   $   326,930  $   494,049
Leasehold improvements.....................................          10       140,455      213,160
                                                                          -----------  -----------
                                                                              467,385      707,209
Less--Accumulated depreciation.............................                  (214,675)    (392,676)
                                                                          -----------  -----------
  Property and equipment, net..............................               $   252,710  $   314,533
                                                                          -----------  -----------
                                                                          -----------  -----------

    Depreciation and amortization expense was $59,599, $135,499, and $178,001 for the years ended December 31, 1996, 1997, and 1998, respectively.

                               INTERACTIVE8, INC.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Accrued payroll.....................................................  $    37,679  $        --
Accrued payroll taxes...............................................       15,658        1,414
Consulting agreement................................................      478,442      414,650
Accrued bonuses.....................................................        2,025           --
Accrued vacation....................................................       15,825       29,906
Accrued professional fees...........................................       15,751           --
Accrued interest....................................................           --       55,000
Other...............................................................        1,631           --
                                                                      -----------  -----------
  Accrued liabilities...............................................  $   567,011  $   500,970
                                                                      -----------  -----------
                                                                      -----------  -----------

6. DEBT:

NOTES PAYABLE

    As of December 31, 1998, the Company has available a $250,000 revolving line of credit (of which $232,505 has been drawn) with a bank. The agreement provides for interest at a rate of prime plus 1% (8.75% at December 31, 1998). The line of credit is secured by certain defined assets of the stockholders, including all personal property and fixtures, and matures during November 1999. In the event that the line of credit is not renewed, it converts at maturity into an installment note with a two-year maturity.

    At December 31, 1998, the Company negotiated for a term loan of $300,000 to help finance construction. The term loan has a fixed rate of 8% per annum. There were no borrowings against this loan as of December 31, 1998. The term loan will be repayable in 48 monthly installments commencing January 30, 2000. The term loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

LOANS PAYABLE TO STOCKHOLDERS

    Loans payable to stockholders are demand obligations and bear interest at 8% per annum.

    Long-term debt is comprised of the following at December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Loans payable to stockholders.......................................  $   123,188  $   637,659
Equipment financing, non-interest bearing payable in monthly installments ranging from $175 to $1,695, maturing March 1999
  through March 2001, secured by certain equipment..................       54,860       85,649
                                                                      -----------  -----------
                                                                          178,048      723,308
Less--Current maturities............................................     (164,080)    (700,709)
                                                                      -----------  -----------
                                                                      $    13,968  $    22,599
                                                                      -----------  -----------
                                                                      -----------  -----------

                               INTERACTIVE8, INC.

6. DEBT: (CONTINUED)
    Maturities of long-term debt are as follows:

1999..................................................  $ 700,709
2000..................................................     22,599
                                                        ---------
                                                        $ 723,308
                                                        ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company adopted a 401(k) plan during 1997. The Company matches employees contributions up to 2%. During 1998, the Company contributed $23,287. No contributions were made during 1997.

    At December 31, 1998, the Company had entered into a noncancelable operating lease, expiring October 2008, to lease new office facilities. The leases require the payment of property taxes, insurance, and maintenance.

    Future minimum lease payments are as follows:

                                                                                   OPERATING
                                                                                    LEASES
                                                                                 -------------
1999...........................................................................  $     184,000
2000...........................................................................        252,000
2001...........................................................................        231,000
2002...........................................................................        252,000
2003...........................................................................        232,500
Thereafter.....................................................................      1,428,750
                                                                                 -------------
    Total future minimum lease payments........................................  $   2,580,250
                                                                                 -------------
                                                                                 -------------

    Rent expense for the years ended December 1996, 1997, and 1998 totaled $47,274, $39,132, and $49,007, respectively.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.

8. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock which may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent ownership or voting interests in the Company. Employees, officers, and directors become eligible to receive Rights six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a

                               INTERACTIVE8, INC.

8. EQUITY INCENTIVE PLANS: (CONTINUED)

sale of the Company, Rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined event. Prior to such an event, the holders of the Rights cannot exercise the appreciation right. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.


    No Rights were issued prior to 1998. Rights outstanding during 1998, were as follows:

                                                                            GRANT     NUMBER OF
                                                                            PRICE      RIGHTS
                                                                          ---------  -----------
Rights outstanding at December 31, 1997.................................                     --
  Granted...............................................................  $    2.50      94,500
  Exercised.............................................................                     --
  Canceled..............................................................                     --
                                                                                     -----------
Rights outstanding at December 31, 1998.................................                 94,500
                                                                                     -----------
                                                                                     -----------


    The Rights are considered compensatory equity instruments. As the Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met but has not recognized a charge during 1998 as the fair market value of the Company stock as determined by capital transactions in 1998 at year-end was less than the grant price.


    In February 1998, the Company issued 320,783 shares of common stock to a new stockholder, for cash consideration of $50,000. The Company estimated the fair value of this stock at the date of the transaction and recorded compensation expense of $135,000 for the excess of the fair value over the consideration received, with a corresponding increase to additional paid-in capital.

9. RELATED-PARTY TRANSACTIONS:

    The Company has a consulting agreement with a former stockholder that provides for monthly payments of $7,000 commencing July 1, 1997, and ending June 30, 2005.


10. AGREEMENT TO MERGE WITH LUMINANT:



    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                               INTERACTIVE8, INC.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A.  BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three month period ended March 31, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999. The following discussions may contain forward-looking statements, which are subject to the risk factors set forth in "Risk Factors" contained in Item 2.

B.  ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of March 31, 1999:

                                                                                   MARCH 31,
                                                                                     1999
                                                                                 -------------
Accrued payroll................................................................  $      41,755
Accrued payroll taxes..........................................................          5,256
Consulting agreement...........................................................        398,702
Accrued participation rights...................................................      2,205,000
Accrued vacation...............................................................         42,089
Accrued interest...............................................................         68,750
Other..........................................................................          1,666
                                                                                 -------------
  Accrued liabilities..........................................................  $   2,763,218
                                                                                 -------------
                                                                                 -------------

C.  DEBT:

    The Company has a term loan of $300,000 which bears interest at a fixed rate of 8% per annum payable monthly. Borrowing against this loan was $277,892 at March 31, 1999. The loan will be repayable in 48 monthly installments commencing January 2000. The loan is secured by certain defined assets of the stockholders, including all personal property and fixtures.

D. EQUITY INCENTIVE PLANS:

    Effective July 1, 1998, the Company approved the 1998 Nonqualified Stock Option Plan (the "1998 Plan"), authorizing the Board of Directors to grant nonqualified options to purchase common stock of the Company. The total number of shares of common stock that may be issued under the 1998 Plan is 237,650.

    Under the terms of the 1998 Plan, the Company can offer certain non-stockholder employees the right to share in the Company's value in the event the Company goes public or is

                               INTERACTIVE8, INC.

D. EQUITY INCENTIVE PLANS: (CONTINUED)

sold to a third party. These are effectively, appreciation rights (the "Rights") that do not represent ownership or voting interests in the Company. Employees, officers, and directors become eligible to receive Rights grants six months after the commencement of their employment with the Company. Rights vest 50% after six months from the grant date and a further 50% after twelve months from the grant date. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or stock dependent upon the structure of the defined event. Prior to such an event, the holders of the Rights cannot exercise the appreciation right. The Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.


    Rights outstanding at March 31, 1999, were as follows:

                                                                            GRANT     NUMBER OF
                                                                            PRICE      RIGHTS
                                                                          ---------  -----------
Rights outstanding at December 31, 1998.................................                 94,500
  Granted...............................................................  $    7.00       6,550
  Exercised.............................................................                     --
  Canceled..............................................................                     --
                                                                                     -----------
Rights outstanding at March 31, 1999....................................                101,050
                                                                                     -----------
                                                                                     -----------


    The Rights are considered compensatory equity instruments. As the Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $2,205,000 cost of services charge during the three months ended March 31, 1999, for the cumulative appreciation in the Rights. Compensation expense recognized during the three months ended March 31, 1999, is equal to the difference between the estimated fair market value of the Company stock at March 31, 1999, and the exercise price. The estimated fair market value is based on the per share value to be received from the Luminant transaction.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Multimedia Resources, LLC:

    We have audited the accompanying balance sheets of Multimedia Resources, LLC (a New York limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multimedia Resources, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
April 30, 1999

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                                  DECEMBER 31,
                                                                            ------------------------   MARCH 31,
                                                                               1997         1998          1999
                                                                            -----------  -----------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................  $   100,824  $   120,903   $  343,926
  Accounts receivable.....................................................      581,346      125,998      369,434
  Unbilled revenues.......................................................       21,450       22,502           --
  Prepaid expenses and other..............................................       16,293        5,044       13,710
                                                                            -----------  -----------  ------------
    Total current assets..................................................      719,913      274,447      727,070
PROPERTY AND EQUIPMENT, net...............................................       72,206       58,886       54,512
OTHER ASSETS..............................................................       12,315       13,045       13,045
                                                                            -----------  -----------  ------------
    Total assets..........................................................  $   804,434  $   346,378   $  794,627
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------
                     LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable........................................................  $   118,652  $    17,136   $   96,127
  Accrued liabilities.....................................................      231,021      155,202      150,344
  Customer deposits.......................................................           --           --       87,500
                                                                            -----------  -----------  ------------
Total liabilities.........................................................      349,673      172,338      333,971
COMMITMENTS AND CONTINGENCIES
MEMBERS' EQUITY...........................................................      454,761      174,040      460,656
                                                                            -----------  -----------  ------------
    Total liabilities and members' equity.................................  $   804,434  $   346,378   $  794,627
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                                FOR THE
                                                                                           THREE MONTHS ENDED
                                                 FOR THE YEAR ENDED DECEMBER 31,               MARCH 31,
                                           -------------------------------------------  ------------------------
                                               1996           1997           1998          1998         1999
                                           -------------  -------------  -------------  -----------  -----------
                                                                                              (UNAUDITED)
REVENUES.................................  $   1,928,189  $   3,476,221  $   2,068,255  $   652,099  $   742,253
COST OF SERVICES.........................        985,282      2,437,132      1,755,896      439,372      314,397
                                           -------------  -------------  -------------  -----------  -----------
GROSS PROFIT.............................        942,907      1,039,089        312,359      212,727      427,856
SELLING, GENERAL AND ADMINISTRATIVE......        420,406        536,503        275,199       81,386       91,950
INTEREST INCOME..........................            737          4,576          6,319        3,888          810
                                           -------------  -------------  -------------  -----------  -----------
NET INCOME...............................  $     523,238  $     507,162  $      43,479  $   135,229  $   336,716
                                           -------------  -------------  -------------  -----------  -----------
                                           -------------  -------------  -------------  -----------  -----------
PRO FORMA INCOME TAX (UNAUDITED).........        209,295        202,865          9,847       30,629      134,686
                                           -------------  -------------  -------------  -----------  -----------
PRO FORMA NET INCOME (UNAUDITED).........  $     313,943  $     304,297  $      33,632  $   104,600  $   202,030
                                           -------------  -------------  -------------  -----------  -----------
                                           -------------  -------------  -------------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, December 31, 1995.......................................................  $ 125,626
  Distributions to members.......................................................   (201,265)
  Net income.....................................................................    523,238
                                                                                   ---------
BALANCE, December 31, 1996.......................................................    447,599
  Distributions to members.......................................................   (500,000)
  Net income.....................................................................    507,162
                                                                                   ---------
BALANCE, December 31, 1997.......................................................    454,761
  Distributions to members.......................................................   (324,200)
  Net income.....................................................................     43,479
                                                                                   ---------
BALANCE, December 31, 1998.......................................................    174,040
  Distributions to members (unaudited)...........................................    (50,100)
  Net income (unaudited).........................................................    336,716
                                                                                   ---------
BALANCE, March 31, 1999 (unaudited)..............................................  $ 460,656
                                                                                   ---------
                                                                                   ---------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                                FOR THE
                                                                                           THREE MONTHS ENDED
                                                    FOR THE YEAR ENDED DECEMBER 31,            MARCH 31,
                                                  ------------------------------------  ------------------------
                                                     1996         1997         1998        1998         1999
                                                  -----------  -----------  ----------  -----------  -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................  $   523,238  $   507,162  $   43,479  $   135,229  $   336,716
  Adjustments to reconcile net income to net
    cash provided by operating activities-
      Depreciation..............................        4,939       10,521      17,496        4,256        4,374
      Changes in assets and liabilities-
        Accounts receivable.....................     (516,353)     (11,784)    455,348      330,158     (243,436)
        Unbilled revenues.......................           --        2,118      (1,052)      21,450       22,502
        Prepaid expenses and other..............       (2,720)     (13,573)     11,249       13,583       (8,666)
        Other assets............................       (5,045)      (6,875)       (730)          --           --
        Accounts payable........................      131,311      (12,659)   (101,516)       3,520       78,991
        Accrued liabilities.....................       62,882      167,477     (75,819)    (104,399)      (4,858)
        Customer deposits.......................           --           --          --           --       87,500
                                                  -----------  -----------  ----------  -----------  -----------
        Net cash provided by operating
          activities............................      198,252      642,387     348,455      403,797      273,123
                                                  -----------  -----------  ----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................      (13,212)     (68,732)     (4,176)          --           --
                                                  -----------  -----------  ----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distributions to members......................     (201,265)    (500,000)   (324,200)     (30,000)     (50,100)
                                                  -----------  -----------  ----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...................................      (16,225)      73,655      20,079      373,797      223,023
CASH AND CASH EQUIVALENTS,
  beginning of period...........................       43,394       27,169     100,824      100,824      120,903
                                                  -----------  -----------  ----------  -----------  -----------
CASH AND CASH EQUIVALENTS, end of period........  $    27,169  $   100,824  $  120,903  $   474,621  $   343,926
                                                  -----------  -----------  ----------  -----------  -----------
                                                  -----------  -----------  ----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Multimedia Resources, LLC (the "Company"), a New York limited liability company, was organized effective March 31, 1995. Using the Internet as its primary platform, the company specializes in business development, relationship building, development and implementation of marketing and media programs, and technology innovation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather its members are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

REVENUE RECOGNITION

    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

COST OF SERVICES

    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts that approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. SIGNIFICANT CUSTOMERS:

    During the year ended December 31, 1996, sales to one customer accounted for 52% of revenue. During the year ended December 31, 1997, sales to two customers accounted for 77% of revenue. During the year ended December 31, 1998, sales to one customer accounted for 34% of revenue.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                 USEFUL
                                                                                  LIFE        1997        1998
                                                                                ---------  ----------  ----------
Computers and equipment.......................................................        3-5  $   47,930  $   52,106
Furniture and fixtures........................................................        5-7      41,301      41,301
                                                                                           ----------  ----------
                                                                                               89,231      93,407
Less--Accumulated depreciation................................................                (17,025)    (34,521)
                                                                                           ----------  ----------
  Property and equipment, net.................................................             $   72,206  $   58,886
                                                                                           ----------  ----------
                                                                                           ----------  ----------

    Depreciation expense was $4,939, $10,521, and $17,496 for the years ended December 31, 1996, 1997, and 1998, respectively.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                                             1997         1998
                                                                                          -----------  -----------
Profit sharing plan contribution........................................................  $   116,010  $   150,344
Accrued bonuses.........................................................................      104,400           --
Other...................................................................................       10,611        4,858
                                                                                          -----------  -----------
  Accrued liabilities...................................................................  $   231,021  $   155,202
                                                                                          -----------  -----------
                                                                                          -----------  -----------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing and money purchase plan that covers employees who are at least 21 years old and have at least one year of service with the Company. Contributions to the profit sharing plan are at the discretion of the Company. The Company contributes 4.8% of employees' compensation to the money purchase plan. Contributions to the plans were $63,744, $116,010, and $150,344 during 1996, 1997, and 1998, respectively.

    The Company leases its office facilities under noncancelable operating leases which expire in January 2002. The leases require the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates. Rent expense for the years ended December 1996, 1997, and 1998, totaled $2,945, $54,939, and $77,468, respectively. Future minimum lease payments are as follows:

                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $    78,401
2000.............................................................................       82,242
2001.............................................................................       85,538
2002.............................................................................        7,203
2003.............................................................................           --
Thereafter.......................................................................           --
                                                                                   -----------
Total future minimum lease payments..............................................  $   253,384
                                                                                   -----------
                                                                                   -----------

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on its financial condition or results of operations.


7. AGREEMENT TO MERGE WITH LUMINANT:



    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to successful completion of an initial public offering of the common stock of Luminant.

                           MULTIMEDIA RESOURCES, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Potomac Partners Management Consulting, LLC:

    We have audited the accompanying balance sheets of Potomac Partners Management Consulting, LLC (a Delaware limited liability company) as of December 31, 1997 and 1998, and the related statements of operations, members' equity, and cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Potomac Partners Management Consulting, LLC as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from inception (November 10, 1997), to December 31, 1997, and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas,
May 5, 1999

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                        --------------------------    MARCH 31,
                                                                           1997          1998           1999
                                                                        -----------  -------------  -------------
                                                                                                     (UNAUDITED)
                                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................  $   164,503  $     892,336  $     970,794
  Accounts receivable, net of allowance for doubtful accounts of
    $37,400, $132,400, and $225,880 (unaudited).......................       51,437        683,797        878,979
  Unbilled revenues...................................................      185,300        420,353        170,777
  Prepaid expenses and other..........................................          934         24,015         66,530
                                                                        -----------  -------------  -------------
    Total current assets..............................................      402,174      2,020,501      2,087,080
PROPERTY AND EQUIPMENT, net...........................................       24,523         51,288         45,928
                                                                        -----------  -------------  -------------
    Total assets......................................................  $   426,697  $   2,071,789  $   2,133,008
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------

                   LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................................  $        --  $     175,170  $     322,794
  Accrued liabilities.................................................      129,699      2,142,854      6,945,587
                                                                        -----------  -------------  -------------
    Total liabilities.................................................      129,699      2,318,024      7,268,381

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY.......................................................      296,998       (246,235)    (5,135,373)
                                                                        -----------  -------------  -------------
    Total liabilities and members' equity.............................  $   426,697  $   2,071,789  $   2,133,008
                                                                        -----------  -------------  -------------
                                                                        -----------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS

                                                   FOR THE PERIOD
                                                   FROM INCEPTION                               FOR THE
                                                (NOVEMBER 10, 1997)      FOR THE          THREE MONTHS ENDED
                                                         TO             YEAR ENDED             MARCH 31,
                                                    DECEMBER 31,       DECEMBER 31,   ---------------------------
                                                        1997               1998          1998           1999
                                                --------------------  --------------  -----------  --------------
                                                                                              (UNAUDITED)
REVENUES......................................      $    372,600      $    4,886,543  $   975,950  $    2,059,514
COST OF SERVICES..............................           290,360           5,086,176      653,628       6,230,720
                                                      ----------      --------------  -----------  --------------
GROSS PROFIT..................................            82,240            (199,633)     322,322      (4,171,206)
SELLING, GENERAL AND ADMINISTRATIVE...........            86,239             876,226      180,086         489,038
OTHER INCOME (EXPENSE)........................               997              30,618        1,743         (10,033)
                                                      ----------      --------------  -----------  --------------
NET INCOME (LOSS).............................      $     (3,002)     $   (1,045,241) $   143,979  $   (4,670,277)
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------
PRO FORMA INCOME TAX (UNAUDITED)..............                --                  --           --              --
                                                      ----------      --------------  -----------  --------------
PRO FORMA NET INCOME (LOSS) (UNAUDITED).......      $     (3,002)     $   (1,045,241) $   143,979  $   (4,670,277)
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY

BALANCE, November 10, 1997 (inception).........................................  $        --

  Capital contributions-
    Issuance of member units at stated value...................................      600,000
    Members' notes in lieu of cash contributions...............................     (300,000)
                                                                                 -----------
      Net capital contributions................................................      300,000

  Net loss.....................................................................       (3,002)
                                                                                 -----------
BALANCE, December 31, 1997.....................................................      296,998
  Capital contributions-
    Issuance of member units at stated value...................................      337,500
    Members' notes in lieu of cash contributions...............................     (100,000)
    Payments on notes from members.............................................      300,000
                                                                                 -----------
      Net capital contributions................................................      537,500

  Redemption of member units...................................................      (35,492)
  Net loss.....................................................................   (1,045,241)
                                                                                 -----------
BALANCE, December 31, 1998.....................................................     (246,235)

  Capital contributions-
    Issuance of member units at stated value (unaudited).......................      375,500
    Members' notes in lieu of cash contributions (unaudited)...................      (86,249)
    Payments on notes from members (unaudited).................................      100,000
                                                                                 -----------
      Net capital contributions (unaudited)....................................      389,251

  Redemption of member units (unaudited).......................................     (608,112)
  Net loss (unaudited).........................................................   (4,670,277)
                                                                                 -----------
BALANCE, March 31, 1999 (unaudited)............................................  $(5,135,373)
                                                                                 -----------
                                                                                 -----------

   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                   FOR THE PERIOD
                                                   FROM INCEPTION                               FOR THE
                                                (NOVEMBER 10, 1997)      FOR THE          THREE MONTHS ENDED
                                                         TO             YEAR ENDED             MARCH 31,
                                                    DECEMBER 31,       DECEMBER 31,   ---------------------------
                                                        1997               1998          1998           1999
                                                --------------------  --------------  -----------  --------------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................      $     (3,002)     $   (1,045,241) $   143,979  $   (4,670,277)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities-
    Depreciation and amortization.............               205              25,528        5,885           4,031
    Equity related compensation...............                --           1,503,000           --       4,962,103
    Changes in assets and liabilities-
      Accounts receivable.....................           (51,437)           (632,360)    (415,112)       (660,377)
      Unbilled revenues.......................          (185,300)           (235,053)     (38,800)        249,576
      Prepaid expenses and other..............              (934)            (23,082)     (26,976)        (56,639)
      Disposal of equipment...................                --                  --           --              --
      Accounts payable........................                --             175,170           --         196,673
      Accrued liabilities.....................           129,699             510,155      218,936        (151,592)
                                                      ----------      --------------  -----------  --------------
        Net cash provided by (used in)
          operating activities................          (110,769)            278,117     (112,088)       (126,502)
                                                      ----------      --------------  -----------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures........................           (24,728)            (52,292)     (26,106)             --
                                                      ----------      --------------  -----------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions.......................           300,000             537,500      138,562         389,251
  Redemption of member units..................                --             (35,492)          --        (184,291)
                                                      ----------      --------------  -----------  --------------
        Net cash provided by financing
          activities..........................           300,000             502,008      138,562         204,960
                                                      ----------      --------------  -----------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....           164,503             727,833          368          78,458
CASH AND CASH EQUIVALENTS, beginning of
  period......................................                --             164,503      164,503         892,336
                                                      ----------      --------------  -----------  --------------
CASH AND CASH EQUIVALENTS, end of period......      $    164,503      $      892,336  $   164,871  $      970,794
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------
SUPPLEMENTAL INFORMATION:
Issuance of member units for notes
  receivable..................................      $    300,000      $      100,000  $        --  $       86,249
                                                      ----------      --------------  -----------  --------------
                                                      ----------      --------------  -----------  --------------


   The accompanying notes are an integral part of these financial statements.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    Potomac Partners Management Consulting, LLC (the "Company") specializes in electronic commerce and Internet related consulting services. The Company offers consulting services in three primary areas: business and strategy, program management, and application design. The Company was formed in the State of Delaware on November 10, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statement of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.

INCOME TAXES

    As a limited liability company, the Company pays no federal income tax, but rather the members are taxed individually on the Company's taxable income. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.

    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1997 and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.

REVENUE RECOGNITION

    Revenues are recognized on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for losses are recorded in the period such items are identified.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

ACCOUNTING FOR PARTICIPATION APPRECIATION RIGHTS AND MEMBER APPRECIATION RIGHTS

    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and to provide the pro forma disclosure provision of SFAS 123.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to the relatively short maturity of these instruments.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.


3. SIGNIFICANT CUSTOMERS:

    During the period from inception (November 10, 1997) through December 31, 1997, sales to two customers accounted for 48% and 46% of revenue. During the year ended December 31, 1998, sales to the Company's four largest customers accounted for 26%, 18%, 17%, and 13% of revenue.

    As of December 31, 1998, accounts receivable from the Company's four largest customers accounted for 26%, 24%, 17%, and 15% of total accounts receivable.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                      USEFUL
                                                                                       LIFE        1997       1998
                                                                                    -----------  ---------  ---------
Computers and equipment...........................................................         1-3   $  24,728  $  76,342
Furniture and fixtures............................................................       3              --        679
                                                                                                 ---------  ---------
                                                                                                    24,728     77,021

Less- Accumulated depreciation....................................................                    (205)   (25,733)
                                                                                                 ---------  ---------
       Property and equipment, net................................................               $  24,523  $  51,288
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Depreciation expense was $205 and $25,528 for the periods ended December 31, 1997 and 1998.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                       1997          1998
                                                                    -----------  -------------
Member bonus payable..............................................  $    72,300  $     485,332
Employee bonus payable............................................        3,100        100,000
Participation appreciation rights.................................           --      1,503,000
Other.............................................................       54,299         54,522
                                                                    -----------  -------------
    Accrued liabilities...........................................  $   129,699  $   2,142,854
                                                                    -----------  -------------
                                                                    -----------  -------------

6. COMMITMENTS AND CONTINGENCIES:

    The Company sponsors a profit sharing plan (the "Plan") that covers employees who are at least 21 years old and have at least one hour of service with the Company. Contributions to the Plan are at the discretion of the Company. There were no contributions to the Plan during 1997 and 1998.

    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on financial position or results of operations.

7. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS

    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)

and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.


                                                                                        RANGE OF       NUMBER OF
                                                                                      GRANT PRICES      RIGHTS
                                                                                     ---------------  -----------
Rights outstanding at inception (November 10, 1997)................................                           --
  Granted..........................................................................       $0.33           90,000
  Exercised........................................................................                           --
  Canceled.........................................................................                           --
                                                                                                      -----------
Rights outstanding at December 31, 1997............................................                       90,000
  Granted..........................................................................    $1.00-$4.05       223,500
  Exercised........................................................................                           --
  Canceled.........................................................................                           --
                                                                                                      -----------
Rights outstanding at December 31, 1998............................................                      313,500
                                                                                                      -----------
                                                                                                      -----------


    The Non-Member Rights are considered compensatory equity instruments. As the Non-Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized a $1,503,000 cost of services charge during 1998 for the cumulative appreciation in the Non-Member Rights.



    Compensation expense recognized during 1998 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding. The estimated fair market value was based upon capital transactions during 1998.


MEMBER APPRECIATION RIGHTS


    The Company grants member appreciation rights ("Member Rights") to its members upon the acquisition of a membership interest in the Company and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Member Rights are nontransferable, and will be forfeited upon a member's departure from the Company prior to any defined event.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. EQUITY INCENTIVE PLANS: (CONTINUED)
    Member Rights outstanding during 1997 and 1998, were as follows:

                                                                       RANGE OF      NUMBER OF
                                                                     GRANT PRICES     RIGHTS
                                                                     -------------  -----------
Rights outstanding at inception (November 10, 1997)................                         --
  Granted..........................................................                         --
  Exercised........................................................                         --
  Canceled.........................................................                         --
                                                                                    -----------
Rights outstanding at December 31, 1997............................                         --
  Granted..........................................................    $    6.50        33,716
  Exercised........................................................                         --
  Canceled.........................................................                         --
                                                                                    -----------
Rights outstanding at December 31, 1998............................                     33,716
                                                                                    -----------
                                                                                    -----------


    The Member Rights are considered compensatory equity instruments. As the vested Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company recognized no charge during 1998 as these Member Rights were granted in December 1998 and none were vested.


8. RELATED-PARTY TRANSACTIONS:

    At December 31, 1997, the Company had interest-bearing notes receivable from two of its members totaling $150,000 each. At December 31, 1998, the Company had a $100,000 interest-bearing note receivable from one of its members. All notes bear interest at 6% annually and have a term of twelve months. All notes were related to members' capital contributions and have been recorded as an offset to members' equity. The Company recognized interest income of $18,000 during 1998.

    At December 31, 1997 and 1998, the Company's accrued expenses included employee expenses of $53,236 and $4,646, respectively.

9. SUBSEQUENT EVENTS:

    Effective January 1, 1999, certain of the Company's Members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Ventures, LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company to the Exiting Members in exchange for the Exiting Member's units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC, entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.


10. AGREEMENT TO MERGE WITH LUMINANT:



    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Luminant.

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of March 31, 1999:

                                                                                   MARCH 31,
                                                                                     1999
                                                                                 -------------
Member bonus payable...........................................................  $     263,665
Employee bonus payable.........................................................        134,265
Participation appreciation rights..............................................      6,465,103
Other..........................................................................         82,554
                                                                                 -------------
    Accrued liabilities........................................................  $   6,945,587
                                                                                 -------------
                                                                                 -------------

C. EQUITY INCENTIVE PLANS:

PARTICIPATION APPRECIATION RIGHTS


    The Company offers all non-member professionals the right to share in the Company's value in the event the Company consummates an initial public offering or is sold to a third party. These appreciation rights (the "Non-Member Rights") do not represent ownership or voting interests or membership in the Company. The Non-Member Rights are awarded at the time an employee signs an employment offer letter from the Company and at various points during employment based on performance. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event. Prior to such an event, the holders of the rights have no rights to exercise the

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)

instruments. The Non-Member Rights are nontransferable, and will be forfeited immediately upon an employee's departure from the Company prior to any defined event.


                                                                      RANGE OF      NUMBER OF
                                                                    GRANT PRICES     RIGHTS
                                                                   --------------  -----------
Rights outstanding at December 31, 1998..........................                     313,500
  Granted........................................................  $   6.84-$7.58       8,950
  Exercised......................................................              --
  Canceled.......................................................  $   1.00-$2.85    (144,000)
                                                                   --------------  -----------
Rights outstanding at March 31, 1999.............................                     178,450
                                                                                   -----------
                                                                                   -----------


    The Non-Member Rights are considered compensatory equity instruments. As the Non-Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Non-Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $4,369,335 as a cost of services charge during 1999 for the cumulative appreciation in the Non-Member Rights.



    Compensation expense recognized during 1999 is equal to the increase in the estimated fair market value of the Company's units since date of grant multiplied by the total number of rights outstanding. The estimated fair market value is based on the per share value to be received from the Luminant transaction.


MEMBER APPRECIATION RIGHTS

    The Company grants member appreciation rights ("Member Rights") to its members on admission into the Company ownership and during the year based on performance. The Member Rights vest ratably over a three-year period. The grant price of each Member Right is equal to the estimated fair market value of each member unit on the date of grant. Upon a defined event, such as an initial public offering of stock or a sale of the Company, these Member Rights will be converted into a new combination of cash and/or securities (options, stock, restricted stock) dependent upon the structure of the defined event.


    Prior to such an event, the holders of the rights have no rights to exercise the instruments. The Member Rights are nontransferable, and will be forfeited immediately upon a member's departure from the Company prior to any defined event.


                                                                                          RANGE OF      NUMBER OF
                                                                                        GRANT PRICES     RIGHTS
                                                                                       --------------  -----------
Rights outstanding at December 31, 1998..............................................                      33,716
  Granted............................................................................  $   6.50-$7.58     171,422
  Exercised..........................................................................                          --
  Canceled...........................................................................                          --
                                                                                                       -----------
Rights outstanding at March 31, 1999.................................................                     205,138
                                                                                                       -----------
                                                                                                       -----------

                  POTOMAC PARTNERS MANAGEMENT CONSULTING, LLC

                         (A LIMITED LIABILITY COMPANY)

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

C. EQUITY INCENTIVE PLANS: (CONTINUED)

    The Member Rights are considered compensatory equity instruments. As the vested Member Rights will be exercisable only upon the occurrence of a defined event, compensation expense is deferred under fixed plan accounting. The date the event is first considered likely to occur, a compensation charge for the cumulative appreciation in the Member Rights should be recognized. The Company believes that the condition for recognition has been met and has recognized $592,768 cost of service charge during 1999 for the cumulative appreciation in Member Rights. Compensation expense recognized during 1999 is equal to the increase in the estimated fair market value of the Company's units since the date of the grant multiplied by the total number of rights outstanding. The estimated fair market value is based on the per share value to be received from the Luminant transaction.


D. EQUITY:

    Effective January 1, 1999, certain of the Company's members (the "Exiting Members") dissolved their interest in the Company to form a new Limited Liability Company called Potomac Venturers LLC. Their interest was dissolved by the transfer of 45% of the aggregate net assets of the Company (approximately $600,000) to the Exiting Members in exchange for the Exiting Members' units in the Company. There is no co-ownership between the companies; however, they share the same Advisory Board (as defined).

    The Company and Potomac Ventures, LLC entered into a cross services agreement during 1999, whereby the two companies agree to share certain administrative services.

E. RELATED-PARTY TRANSACTIONS:

    At March 31, 1999, the Company had a $86,249 interest-bearing note receivable from one of its members. The note bears interest at 6% annually and has a term of twelve months. The note relates to members' capital contributions and has been recorded as an offset to members' equity.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RSI Group, Inc.:

    We have audited the accompanying consolidated balance sheets of RSI Group, Inc. (a Texas S corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RSI Group, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
May 8, 1999

                        RSI GROUP, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,
                                                                      ----------------------------    MARCH 31,
                                                                          1997           1998           1999
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)

                               ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $      13,726  $      30,495  $      31,117
  Accounts receivable, net of allowance for doubtful accounts of
    $129,978, $199,065, and $191,460 (unaudited)....................      2,880,383      3,147,714      2,294,438
  Unbilled revenues.................................................         40,868         76,542         62,299
  Employee and other receivables....................................         83,860         58,047        104,253
  Prepaid expenses and other........................................         99,773        112,739        129,764
                                                                      -------------  -------------  -------------
    Total current assets............................................      3,118,610      3,425,537      2,621,871
PROPERTY AND EQUIPMENT, net.........................................        248,942        325,377        298,380
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $2,950, $38,250 and
    $47,100 (unaudited).............................................         67,671         36,967         28,117
  Other.............................................................         97,549        148,280        160,744
                                                                      -------------  -------------  -------------
    Total assets....................................................  $   3,532,772  $   3,936,161  $   3,109,112
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $299,751, $429,461,
    and $270,960 (unaudited)........................................  $     492,088  $     540,866  $     536,847
  Accrued liabilities...............................................        254,403        279,997        577,946
  Notes payable.....................................................      1,530,990      1,750,712        788,715
  Current maturities of long-term debt..............................         82,512         62,184         68,878
                                                                      -------------  -------------  -------------
    Total current liabilities.......................................      2,359,993      2,633,759      1,972,386
LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.........................          6,693         36,259         15,546
                                                                      -------------  -------------  -------------
    Total liabilities...............................................      2,366,686      2,670,018      1,987,932
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST...................................................         90,183        168,310        118,832
STOCKHOLDERS' EQUITY:
  Common stock, voting: $.20 par value, 175,000 shares authorized and issued, 162,351 shares outstanding as of 1997, 1998 and 1999
    (unaudited).....................................................         35,000         35,000         35,000
  Additional paid-in capital........................................        222,268        222,268        952,268
  Retained earnings.................................................      1,026,028      1,047,958        222,473
  Less--Treasury stock; at cost, 12,649 shares at 1997, 1998 and
    1999 (unaudited)................................................       (207,393)      (207,393)      (207,393)
                                                                      -------------  -------------  -------------
    Total stockholders' equity......................................      1,075,903      1,097,833      1,002,348
                                                                      -------------  -------------  -------------
    Total liabilities and stockholders' equity......................  $   3,532,772  $   3,936,161  $   3,109,112
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             FOR THE
                                                                                        THREE MONTHS ENDED
                                          FOR THE YEAR ENDED DECEMBER 31,                   MARCH 31,
                                   ----------------------------------------------  ----------------------------
                                        1996            1997            1998           1998           1999
                                   --------------  --------------  --------------  -------------  -------------

                                                                                           (UNAUDITED)
REVENUES.........................  $   16,133,004  $   15,723,685  $   16,926,779  $   4,337,584  $   3,252,823
COST OF SERVICES.................      11,663,140      11,649,968      12,271,093      3,149,641      2,364,442
                                   --------------  --------------  --------------  -------------  -------------
GROSS PROFIT.....................       4,469,864       4,073,717       4,655,686      1,187,943        888,381
SELLING, GENERAL AND
  ADMINISTRATIVE.................       4,104,567       3,744,606       4,252,682        961,249      1,713,755
INTEREST EXPENSE.................         122,043         142,773         169,178         41,114         24,248
MINORITY INTEREST................              --         108,767         161,896         33,181        (24,137)
                                   --------------  --------------  --------------  -------------  -------------
NET INCOME (LOSS)................  $      243,254  $       77,571  $       71,930  $     152,399  $    (825,485)
                                   --------------  --------------  --------------  -------------  -------------
                                   --------------  --------------  --------------  -------------  -------------
PRO FORMA INCOME TAXES (BENEFIT)
  (UNAUDITED)....................          87,109          27,716          28,477         60,335       (278,106)
                                   --------------  --------------  --------------  -------------  -------------
PRO FORMA NET INCOME
  (UNAUDITED)....................  $      156,145  $       49,855  $       43,453  $      92,064  $    (547,379)
                                   --------------  --------------  --------------  -------------  -------------
                                   --------------  --------------  --------------  -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                         ADDITIONAL
                                                               COMMON      PAID-IN      RETAINED       TREASURY
                                                                STOCK      CAPITAL      EARNINGS        STOCK
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1995..................................  $  35,000  $    50,083  $   1,015,203  $   (196,370)
  Purchase of treasury stock................................         --           --             --       (11,023)
  Equity related compensation...............................         --      172,185             --            --
  Dividends.................................................         --           --        (90,000)           --
  Net income................................................         --           --        243,254            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1996..................................     35,000      222,268      1,168,457      (207,393)
  Dividends.................................................         --           --       (220,000)           --
  Net income................................................         --           --         77,571            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1997..................................     35,000      222,268      1,026,028      (207,393)
  Dividends.................................................         --           --        (50,000)           --
  Net income................................................         --           --         71,930            --
                                                              ---------  -----------  -------------  ------------
BALANCE, December 31, 1998..................................     35,000      222,268      1,047,958      (207,393)
  Equity related compensation (unaudited)...................         --      730,000             --            --
  Net loss (unaudited)......................................         --           --       (825,485)           --
                                                              ---------  -----------  -------------  ------------
BALANCE, March 31, 1999 (unaudited).........................  $  35,000  $   952,268  $     222,473  $   (207,393)
                                                              ---------  -----------  -------------  ------------
                                                              ---------  -----------  -------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE
                                                                                            THREE MONTHS ENDED
                                                  FOR THE YEAR ENDED DECEMBER 31,               MARCH 31,
                                              ----------------------------------------  --------------------------
                                                  1996          1997          1998          1998          1999
                                              ------------  ------------  ------------  ------------  ------------

                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................  $    243,254  $     77,571  $     71,930  $    152,399  $   (825,485)
  Adjustments to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities-
    Depreciation and amortization...........        56,754        84,884       158,148        39,538        40,689
    Minority interest, net of payments
      made..................................            --       108,767        78,127       (26,784)      (49,478)
    Equity related compensation.............       172,185            --            --            --       730,000
    Changes in assets and liabilities-
      Accounts receivable...................      (270,359)     (137,137)     (267,331)     (279,867)      853,276
      Unbilled revenues.....................        13,364       (11,085)      (35,674)        1,554        14,243
      Employee and other receivables........         8,969       (37,701)       25,813        12,320       (46,206)
      Prepaid expenses and other............       (48,644)       30,276       (12,966)       (8,981)      (17,025)
      Other assets..........................       (27,481)      (47,186)      (55,327)      (12,362)      (12,464)
      Accounts payable, including cash
        overdraft...........................       174,865        96,991        48,778       (44,138)       (4,019)
      Accrued liabilities...................        10,473        81,795        25,594        44,613       297,949
                                              ------------  ------------  ------------  ------------  ------------
        Net cash provided by (used in)
          operating activities..............       333,380       247,175        37,092      (121,708)      981,480
                                              ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................       (66,472)     (178,754)     (199,283)      (68,767)       (4,842)
                                              ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) from notes payable,
    net.....................................       (59,548)      176,857       219,722       132,931      (961,997)
  Proceeds from long-term debt..............            --            --       124,403        81,543            --
  Payments on long-term debt................       (64,260)      (53,629)     (115,165)      (22,301)      (14,019)
  Purchases of treasury stock...............       (11,023)           --            --            --            --
  Dividends.................................       (90,000)     (220,000)      (50,000)           --            --
                                              ------------  ------------  ------------  ------------  ------------
        Net cash provided by (used in)
          financing activities..............      (224,831)      (96,772)      178,960       192,173      (976,016)
                                              ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...............................        42,077       (28,351)       16,769         1,698           622
CASH AND CASH EQUIVALENTS, beginning of
  period....................................            --        42,077        13,726        13,726        30,495
                                              ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of period....  $     42,077  $     13,726  $     30,495  $     15,424  $     31,117
                                              ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest....................  $    122,043  $    130,773  $    170,229  $     12,958  $     35,197
                                              ------------  ------------  ------------  ------------  ------------
                                              ------------  ------------  ------------  ------------  ------------


  The accompanying notes are an integral part of these consolidated financial statements.

                        RSI GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS:

    RSI Group, Inc. (the "Company") is a professional data processing services company incorporated in the State of Texas on October 26, 1984. The primary activity of the Company is to provide data processing personnel to other companies on a consulting and contract staffing basis. The Company is an S corporation for federal income tax purposes and, accordingly, acts as a flow-through entity for the Company's stockholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and all majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. At December 31, 1998, the Company owns 80% of a Texas limited liability company, Resource Solutions International ("RSI") East, LLC, and has three other wholly owned subsidiaries.

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the assets' estimated useful lives. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the consolidated statements of operations. Repair and maintenance costs that do not extend the useful life of the asset are charged to expense as incurred.

GOODWILL

    Goodwill represents the excess of the aggregate consideration paid by the Company in excess of the carrying value of the minority interests acquired. Goodwill is amortized on a straight-line basis over two years. Amortization expense totaled $2,950 and $35,300 in 1997 and 1998, respectively.

INCOME TAXES

    As an S corporation, the Company pays no federal income tax, but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provision for federal income tax is reflected in the accompanying consolidated financial statements.

    The unaudited pro forma federal income tax information included in the accompanying consolidated statements of operations reflect estimates of the Company's tax provision as if it had been a C corporation in fiscal years 1996, 1997, and 1998.

                        RSI GROUP, INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
MINORITY INTEREST

    Minority interest represents the accumulated undistributed earnings attributable to the minority owners of consolidated subsidiaries.

REVENUE RECOGNITION

    Revenue for professional services is recognized at the time such services are rendered.

COST OF SERVICES

    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees.

ACCOUNTING FOR EQUITY BASED COMPENSATION

    The Company has granted minority interests in its consolidated subsidiaries to certain management personnel. At the time of grant, the Company recorded compensation expense for the fair value of the minority interest with corresponding credits to additional paid-in capital. In addition, in 1996 the Company had an equity participation plan, which has been replaced with the minority interest participation discussed above. Compensation expense was recorded in 1996 for the appreciation in equity value under this plan.

USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.

NEW ACCOUNTING PRONOUNCEMENTS


    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130"), "REPORTING COMPREHENSIVE INCOME," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.

                        RSI GROUP, INC. AND SUBSIDIARIES

3. SIGNIFICANT CUSTOMERS:

    During 1996, sales to two customers accounted for 21% and 18% of revenues. During 1997, sales to three customers accounted for 28%, 17%, and 10% of revenues. During 1998, sales to two customers accounted for 34% and 13% of revenues.

    As of December 31, 1998, two customers accounted for approximately 39% and 11% of trade accounts receivable.

4. PROPERTY AND EQUIPMENT:

    Property and equipment is comprised of the following as of December 31, 1997 and 1998:

                                                                                  USEFUL
                                                                                   LIFE           1997          1998
                                                                                  ------      ------------  ------------
Computers and equipment......................................................            3    $    366,261  $    544,743
Furniture and fixtures.......................................................            5         356,511       377,312
                                                                                              ------------  ------------
                                                                                                   722,772       922,055
Less- Accumulated depreciation...............................................                     (473,830)     (596,678)
                                                                                              ------------  ------------
       Property and equipment, net...........................................                 $    248,942  $    325,377
                                                                                              ------------  ------------
                                                                                              ------------  ------------

    Depreciation expense during 1996, 1997, and 1998 was $56,754, $81,934, and $122,848, respectively.

5. ACCRUED LIABILITIES:

    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:

                                                                         1997         1998
                                                                      -----------  -----------
Accrued vacation....................................................  $   153,851  $   184,076
Other...............................................................      100,552       95,921
                                                                      -----------  -----------
      Accrued liabilities...........................................  $   254,403  $   279,997
                                                                      -----------  -----------
                                                                      -----------  -----------

6. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $1,530,990 and $1,750,712 was drawn at December 31,
1997 and 1998. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At December 31, 1998, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at December 31, 1998. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

                        RSI GROUP, INC. AND SUBSIDIARIES

6. DEBT: (CONTINUED)
    The Company's long-term debt consists of a term loan from a bank and debt payable to former minority interest holder. The term loan was obtained on July 8, 1998, to finance certain equipment and furniture purchases. The note is secured by all equipment and furniture owned by the Company and is guaranteed by certain stockholders. Principle and interest is payable monthly with the final payment due on July 8, 2000. Interest is at 1.25% above prime, or 9.0% at December 31, 1998.

    Debt related to the former minority interest holder originated on November 30, 1997, in connection with the repurchase of a minority interest in a subsidiary by the Company. The debt was non-interest bearing and was paid in 1998.

    Debt at December 31, 1997 and 1998, are comprised of the following:

                                                                           1997       1998
                                                                         ---------  ---------
Term loan..............................................................  $      --  $  98,443
Loan from former minority interest holder..............................     89,205         --
                                                                         ---------  ---------
      Total debt.......................................................     89,205     98,443
Less- Current maturities...............................................    (82,512)   (62,184)
                                                                         ---------  ---------
      Long-term debt...................................................  $   6,693  $  36,259
                                                                         ---------  ---------
                                                                         ---------  ---------

7. COMMITMENTS AND CONTINGENCIES:

    The Company maintains a defined contribution retirement plan for employees who have at least one year of continuous service. The Plan entitles employees to make pre-tax contributions to the Plan and the Company to make contributions at the discretion of the Board of Directors. No Company contributions were made in 1996, 1997, or 1998.

    The Company leases office space and equipment under several different operating lease arrangements for terms ranging from one to five years. At December 31, 1998, the Company was committed under noncancelable operating leases which extend beyond 1998 as follows:

1999.............................................................  $ 230,298
2000.............................................................    173,088
2001.............................................................     69,345
2002.............................................................     40,337
2003.............................................................     25,496
Thereafter.......................................................         --
                                                                   ---------
Total future minimum lease payments..............................  $ 538,564
                                                                   ---------
                                                                   ---------

    Rental expense related to operating leases was $192,238, $272,567, and $295,351 in 1996, 1997, and 1998, respectively.

    In the ordinary course of business the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the financial position or results of operations.

                        RSI GROUP, INC. AND SUBSIDIARIES

8. EQUITY INCENTIVE PLANS:

    During 1996, certain management personnel participated in the Company's Equity Sharing Unit Plan (the "Equity Plan"). Under the Equity Plan employees were given the opportunity to participate in the earnings and appreciation of the Company through periodic cash distributions and increases in the value of their equity units. In 1996, the Company recorded expense related to the plan of $273,435. The non-cash portion of this expense related to the appreciation of the equity units was recorded as a credit to additional paid-in capital. The Equity Plan was terminated on December 31, 1996, and the participants exchanged their units in the Equity Plan for minority interests in the Company's subsidiaries.

    In 1997, the Company reacquired certain minority interests in exchange for a loan payable in the amount of $89,205. In 1998, the Company reacquired certain minority interests for $7,400.

9. SUBSEQUENT EVENT:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.


10. AGREEMENT TO MERGE WITH LUMINANT:



    The Company intends to enter into an agreement to be acquired by Luminant. This acquisition is subject to the successful completion of an initial public offering of the common stock of Luminant.

                        RSI GROUP, INC. AND SUBSIDIARIES

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS

A. BASIS OF PRESENTATION:

    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to and Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

B. DEBT:

    The Company's note payable consists of a bank line of credit, in the amount of $2,400,000, upon which $788,715 was drawn at March 31, 1999. The line of credit is renewable annually on June 15, and contains several restrictive covenants, the most restrictive of which requires the Company to maintain certain financial ratios related to total debt, tangible net worth, and working capital. At March 31, 1999, the Company was in compliance with or had obtained waivers for all debt covenants. Management believes that the Company will be able to refinance the line of credit under similar terms. Advances on the line of credit are limited to 75% of the accounts receivable that are less than 90 days past the invoice date, and are secured by accounts receivable and other assets of the Company. Certain stockholders have guaranteed the line of credit. Interest is payable monthly at 1.25% above prime, or 9.0% at March 31, 1999. Commitment fees of one-half of one percent (.5%) per annum of the average unused line of credit for the preceding quarter are paid quarterly.

C. EQUITY INCENTIVE PLANS:

    In January 1999, the Company merged all of its subsidiaries into a single legal entity and provided a minority shareholder and employee with a 20% interest in the resulting subsidiary. The Company recorded compensation expense of approximately $730,000 related to this event in 1999. Concurrent with the minority interest grant, the buyout provisions of the minority interest agreement were amended such that upon a sale of the Company, the minority owner will exchange his minority interest for 20% of the sale proceeds.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Fifth Gear Media Corporation:



    We have audited the accompanying balance sheets of Fifth Gear Media Corporation (a Delaware corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fifth Gear Media Corporation as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Dallas, Texas,
  May 21, 1999

                          FIFTH GEAR MEDIA CORPORATION



                                 BALANCE SHEETS



                                                                                  DECEMBER 31,
                                                                            ------------------------   MARCH 31,
                                                                               1997         1998          1999
                                                                            -----------  -----------  ------------
                                                                                                      (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................  $    22,796  $   153,031   $  142,597
  Accounts receivable, net of allowance for doubtful accounts of $5,694,
    $12,283, and $12,283 (unaudited)......................................       39,074      202,120      127,398
  Deferred income taxes...................................................        1,936        4,176        9,196
                                                                            -----------  -----------  ------------
      Total current assets................................................       63,806      359,327      279,191
PROPERTY AND EQUIPMENT, net...............................................       22,649       77,723       90,696
DEFERRED INCOME TAXES.....................................................       19,641           --           --
OTHER ASSETS..............................................................        3,004        3,020        9,500
                                                                            -----------  -----------  ------------
      Total assets........................................................  $   109,100  $   440,070   $  379,387
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable........................................................  $       535  $     2,692   $   25,253
  Customer deposits.......................................................       12,000           --           --
  Accrued liabilities.....................................................       27,837      168,927      103,130
  Current portion of long-term debt.......................................       98,662       59,070       56,651
                                                                            -----------  -----------  ------------
      Total current liabilities...........................................      139,034      230,689      185,034
LONG-TERM DEBT, net of current portion....................................           --       83,214       77,932
DEFERRED INCOME TAXES.....................................................           --       10,818       10,818
                                                                            -----------  -----------  ------------
      Total liabilities...................................................      139,034      324,721      273,784
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock: $.001 par value, 5,000,000 shares authorized, 1,942,293
    shares issued and outstanding as of December 31, 1997 and 1998........        1,942        1,942        1,942
  Retained (deficit) earnings.............................................      (31,876)     113,407      103,661
                                                                            -----------  -----------  ------------
      Total liabilities and stockholders' equity..........................  $   109,100  $   440,070   $  379,387
                                                                            -----------  -----------  ------------
                                                                            -----------  -----------  ------------



   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION



                            STATEMENTS OF OPERATIONS



                                                                                                 FOR THE
                                                                 FOR THE YEAR ENDED         THREE MONTHS ENDED
                                                                    DECEMBER 31,                MARCH 31,
                                                             --------------------------  ------------------------
                                                                1997          1998          1998         1999
                                                             -----------  -------------  -----------  -----------
                                                                                               (UNAUDITED)
REVENUES...................................................  $   289,450  $   1,226,989  $   262,560  $   277,051
COST OF SERVICES...........................................      138,784        602,572      114,628      204,142
                                                             -----------  -------------  -----------  -----------
GROSS PROFIT...............................................      150,666        624,417      147,932       72,909
SELLING, GENERAL AND ADMINISTRATIVE........................      127,012        401,688       74,723       89,534
OTHER INCOME (EXPENSE):
  Interest expense.........................................       (6,077)        (6,103)      (1,441)      (3,036)
  Interest income..........................................           --             --           --        1,201
  Other income.............................................           --             --           --        3,694
                                                             -----------  -------------  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES..........................       17,577        216,626       71,768      (14,766)
INCOME TAXES...............................................        5,994         71,343       24,401       (5,020)
                                                             -----------  -------------  -----------  -----------
NET INCOME (LOSS)..........................................  $    11,583  $     145,283  $    47,367  $    (9,746)
                                                             -----------  -------------  -----------  -----------
                                                             -----------  -------------  -----------  -----------



   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                                   COMMON STOCK
                                                                             -------------------------   RETAINED
                                                                              NUMBER OF                  (DEFICIT)
                                                                                SHARES      PAR VALUE    EARNINGS
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1996.................................................     1,899,901   $   1,900   $   (43,459)
  Issuance of stock........................................................        42,392          42            --
  Net income...............................................................            --          --        11,583
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1997.................................................     1,942,293       1,942       (31,876)
  Net income...............................................................            --          --       145,283
                                                                             ------------  -----------  -----------
BALANCE, December 31, 1998.................................................     1,942,293       1,942       113,407
  Net loss (unaudited).....................................................            --          --        (9,746)
                                                                             ------------  -----------  -----------
BALANCE, March 31, 1999 (unaudited)........................................     1,942,293   $   1,942   $   103,661
                                                                             ------------  -----------  -----------
                                                                             ------------  -----------  -----------



   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION



                            STATEMENTS OF CASH FLOWS



                                                                                                 FOR THE
                                                                  FOR THE YEAR ENDED       THREE MONTHS ENDED
                                                                     DECEMBER 31,               MARCH 31,
                                                               ------------------------  -----------------------
                                                                  1997         1998         1998        1999
                                                               ----------  ------------  ----------  -----------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................................  $   11,583  $    145,283  $   47,367  $    (9,746)
    Adjustments to reconcile net income (loss) to net cash
      provided by operating activities--
      Depreciation...........................................       5,320        25,460       6,365        5,168
      Deferred income taxes..................................       5,994        28,219          --       (5,020)
      Changes in assets and liabilities--
        Accounts receivable..................................     (39,074)     (163,046)    (54,828)      74,722
        Other assets.........................................      (3,004)          (16)     (1,045)      (6,480)
        Accounts payable.....................................         535         2,157       6,770       22,561
        Customer deposits....................................      12,000       (12,000)    (12,000)          --
        Accrued liabilities..................................      21,691       141,090      80,064      (65,797)
                                                               ----------  ------------  ----------  -----------
        Net cash provided by operating activities............      15,045       167,147      72,693       15,408
                                                               ----------  ------------  ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................     (19,687)      (80,534)    (34,805)     (18,141)
                                                               ----------  ------------  ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common stock.................................          42            --          --           --
  Payments on long-term debt.................................     (19,737)      (56,378)    (21,531)      (7,701)
  Proceeds from long-term debt...............................      14,000       100,000          --           --
                                                               ----------  ------------  ----------  -----------
        Net cash (used in) provided by financing
          activities.........................................      (5,695)       43,622     (21,531)      (7,701)
                                                               ----------  ------------  ----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........     (10,337)      130,235      16,357      (10,434)
CASH AND CASH EQUIVALENTS, beginning of period...............      33,133        22,796      22,796      153,031
                                                               ----------  ------------  ----------  -----------
CASH AND CASH EQUIVALENTS, end of period.....................  $   22,796  $    153,031  $   39,153  $   142,597
                                                               ----------  ------------  ----------  -----------
                                                               ----------  ------------  ----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash paid for income taxes.................................  $       --  $      7,500  $       --  $        --
                                                               ----------  ------------  ----------  -----------
                                                               ----------  ------------  ----------  -----------
  Cash paid for interest.....................................  $    8,546  $      6,103  $    1,441  $     3,036
                                                               ----------  ------------  ----------  -----------
                                                               ----------  ------------  ----------  -----------



   The accompanying notes are an integral part of these financial statements.

                          FIFTH GEAR MEDIA CORPORATION



                         NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF OPERATIONS:



    Fifth Gear Media Corporation (the "Company"), a Delaware corporation, was organized effective May 17, 1995. Using the Internet as its primary platform, the Company designs, develops, and maintains complex electronic commerce websites. The areas of focus include business-to-consumer and business-to-business applications.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



CASH AND CASH EQUIVALENTS



    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.



PROPERTY AND EQUIPMENT



    Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statement of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance repairs are expensed as incurred.



INCOME TAXES



    Income taxes are accounted for using an asset and liability approach which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated.



REVENUE RECOGNITION



    Revenues are recognized for time and materials based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Customer deposits represent the amount of customer payments received in advance of services being performed.



COST OF SERVICES



    Cost of services are comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.



ACCOUNTING FOR STOCK BASED COMPENSATION



    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or

                          FIFTH GEAR MEDIA CORPORATION

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)


continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provide the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.



NEW ACCOUNTING PRONOUNCEMENTS



    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130") "Reporting Comprehensive Income," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.



3.  SIGNIFICANT CUSTOMERS:



    During the year ended December 31, 1997, sales to three customers accounted for approximately 53%, 21%, and 11% of revenues. During the year ended December 31, 1998, sales to one customer accounted for approximately 67% of revenues.



    As of December 31, 1998, accounts receivable from two customers accounted for 70% and 14% of accounts receivable.

                          FIFTH GEAR MEDIA CORPORATION

4.  PROPERTY AND EQUIPMENT:



    Property and equipment is comprised of the following as of December 31, 1997 and 1998:



                                                                USEFUL
                                                                 LIFE        1997        1998
                                                              -----------  ---------  -----------
Computers and equipment.....................................      3-5      $  27,414  $   105,808
Furniture and fixtures......................................       5           1,623        3,763
                                                                           ---------  -----------
                                                                              29,037      109,571
Less-- Accumulated depreciation.............................                  (6,388)     (31,848)
                                                                           ---------  -----------
    Property and equipment, net.............................               $  22,649  $    77,723
                                                                           ---------  -----------
                                                                           ---------  -----------



    Depreciation expense was $5,320 and $25,460 for the years ended December 31, 1997 and 1998.



5.  ACCRUED LIABILITIES:



    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:



                                                                         1997        1998
                                                                       ---------  -----------
Payroll tax payable..................................................  $   4,517  $    14,631
Sales tax payable....................................................      2,603       18,688
Employee payable.....................................................     10,397       49,632
Accrued payroll......................................................         --       35,273
Accrued bonuses......................................................         --       10,213
Other................................................................     10,320       40,490
                                                                       ---------  -----------
    Total accrued liabilities........................................  $  27,837  $   168,927
                                                                       ---------  -----------
                                                                       ---------  -----------



6.  DEBT:



    Long-term debt is comprised of the following as of December 31, 1997 and 1998:



                                                                           DECEMBER 31,
                                                                      -----------------------
                                                                         1997        1998
                                                                      ----------  -----------
Note payable to a stockholder, bearing interest at 6%, due on
  demand............................................................  $   98,662  $    43,444
Note payable to a bank bearing interest at prime plus 1.25%, (9% at
  December 31,1998) payable in monthly installments of principal and interest of $2,085, maturing December 2003; secured by personal
  guaranty of the majority owner....................................          --       98,840
                                                                      ----------  -----------
                                                                          98,662      142,284
Less-- Current maturities...........................................     (98,662)     (59,070)
                                                                      ----------  -----------
Long-term debt......................................................  $       --  $    83,214
                                                                      ----------  -----------
                                                                      ----------  -----------

                          FIFTH GEAR MEDIA CORPORATION

6.  DEBT: (CONTINUED)


    Maturities of long-term debt are as follows:



YEAR ENDING DECEMBER 31,
---------------------------------------------------------------------------------
1999.............................................................................  $    59,070
2000.............................................................................       18,404
2001.............................................................................       20,130
2002.............................................................................       22,019
2003.............................................................................       22,661
                                                                                   -----------
Total............................................................................  $   142,284
                                                                                   -----------
                                                                                   -----------



    Total interest expense on the debt obligations was $6,077 and $6,103 for the years ended December 31, 1997 and 1998, respectively.



7.  INCOME TAXES:



    Significant components of the provision for income taxes attributable to continuing operations are as follows:



                                                                            1997       1998
                                                                          ---------  ---------
Current.................................................................  $      --  $  43,124
Deferred................................................................      5,994     28,219
                                                                          ---------  ---------
Total current and deferred..............................................  $   5,994  $  71,343
                                                                          ---------  ---------
                                                                          ---------  ---------



    The Company's effective tax rate is equivalent to the statutory tax rate.



    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below:



                                                                          1997        1998
                                                                        ---------  ----------
Deferred tax assets--
  Bad debt reserve....................................................  $   1,936  $    4,176
  Net operating loss carryforward.....................................     19,641          --
                                                                        ---------  ----------
Total deferred tax assets.............................................     21,577       4,176
Deferred tax liabilities--
  Tax depreciation in excess of book..................................         --     (10,818)
                                                                        ---------  ----------
Net deferred tax assets (liabilities).................................  $  21,577  $   (6,642)
                                                                        ---------  ----------
                                                                        ---------  ----------



8.  COMMITMENTS AND CONTINGENCIES:



    The Company leases its office facility under a noncancelable operating lease which expires in September 1999. The Company also has operating lease agreements related to certain

                          FIFTH GEAR MEDIA CORPORATION

8.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)


equipment which expire at various dates. Rent expense for the years ended December 1997 and 1998, totaled $18,968 and $46,603, respectively. Future minimum lease payments are as follows:



                                                                                     OPERATING
                                                                                      LEASES
                                                                                    -----------
1999..............................................................................   $  45,741
2000..............................................................................      19,362
2001..............................................................................      10,182
2002..............................................................................       3,366
2003..............................................................................       1,964
Thereafter........................................................................          --
                                                                                    -----------
Total minimum lease payments......................................................   $  80,615
                                                                                    -----------
                                                                                    -----------



    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.



9.  EQUITY INCENTIVE PLAN:



    Effective January 1, 1998, the Company authorized the Board of Directors to grant incentive options to purchase common stock of the Company. The Board of Directors determines the number of stock options to be granted, the exercise or purchase price, vesting schedule, and expiration date of such options.



    The exercise price of options qualifying as Incentive Stock Options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive Stock Options granted to any 10% stockholder may not be less than 110% of the grant date fair market value of the common stock. Stock options granted during 1998, are immediately exercisable and have a maximum term of ten years from the date of grant, subject to earlier termination following the optionee's cessation of service with the Company. Shares purchased under each option shall be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. Such repurchase rights shall lapse as the options vest over a specified period up to four years. No options were granted prior to January 1, 1998.



    Options outstanding at December 31, 1997 and 1998, were as follows:



                                                NUMBER OF   EXERCISE PRICE    WEIGHTED AVERAGE
                                                 SHARES       PER SHARE        EXERCISE PRICE
                                               -----------  --------------  ---------------------
Options outstanding at December 31, 1997.....          --    $         --         $      --
  Granted....................................     479,925        .001-.11               .09
  Exercised..................................          --              --                --
  Canceled...................................     (20,000)            .04               .04
                                               -----------
Options outstanding at December 31, 1998.....     459,925                         $     .09
                                               -----------
                                               -----------

                          FIFTH GEAR MEDIA CORPORATION

9.  EQUITY INCENTIVE PLAN: (CONTINUED)


    The following is summary information about stock options outstanding at December 31, 1998:



                               OPTIONS OUTSTANDING
                 -----------------------------------------------
                                   WEIGHTED          WEIGHTED           OPTIONS VESTED
                                    AVERAGE           AVERAGE     ---------------------------
                  NUMBER OF        REMAINING         EXERCISE      NUMBER OF
EXERCISE PRICES    SHARES        CONTRACT LIFE         PRICE        SHARES     EXERCISE PRICE
---------------  -----------  -------------------  -------------  -----------  --------------
   .001-.11         459,925                5         $     .09       201,300         .02-.11



    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: an exercisable event occurring in five years; risk-free interest rates ranging from 4.66% to 5.66%; dividend yield of 0%; a volatility factor of zero; and a weighted average expected life of five years. The average fair value at date of grant for options granted during the year ended December 31, 1998, was $0.02 per option.



    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net income would have been as follows:



                                                                         1997        1998
                                                                       ---------  -----------
Net income--as reported..............................................  $  11,583  $   145,283
Net income--pro forma................................................  $  11,583  $   142,101



11.  RELATED-PARTY TRANSACTIONS:



    The Company has notes payable with a stockholder totaling $98,662 and $43,444 as of December 31, 1997 and 1998.



12.  AGREEMENT TO MERGE WITH ALIGN SOLUTIONS CORP.:



    The Company has signed a letter of intent to merge with Align Solutions
Corp.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS



A.  BASIS OF PRESENTATION



    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, the results of its operations and its cash flows for the three-month periods ended March 31, 1999 and 1998, and the results of its cash flows for the three months ended March 31, 1999 and 1998. These financial statements should be read in conjunction with the Company's audited 1998 and 1997 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To inmedia, inc.:



    We have audited the accompanying balance sheets of inmedia, inc. (a Texas corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of inmedia, inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, is in default on a significant portion of its debt and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                          ARTHUR ANDERSEN LLP



Dallas, Texas,
  May 21, 1999 (except with respect to
  the matter discussed in Note 12, as
  to which the date is May 27, 1999)

                                 INMEDIA, INC.



                                 BALANCE SHEETS



                                                                                 DECEMBER 31,
                                                                          --------------------------
                                                                              1997          1998
                                                                          ------------  ------------   MARCH 31,
                                                                                                          1999
                                                                                                      ------------
                                                                                                      (UNAUDITED)
                                 ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................  $     13,377  $         --   $       --
  Accounts receivable...................................................       189,103       177,179      125,047
  Unbilled revenue......................................................            --        14,180       10,416
  Prepaid expenses and other............................................            --        24,868        5,090
                                                                          ------------  ------------  ------------
    Total current assets................................................       202,480       216,227      140,553
PROPERTY AND EQUIPMENT, net.............................................        93,924        84,266       73,027
OTHER ASSETS............................................................         4,169        11,851       11,651
                                                                          ------------  ------------  ------------
    Total assets........................................................  $    300,573  $    312,344   $  225,231
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0, $25,700, and $35,600
    (unaudited).........................................................  $     64,418  $    230,010   $  217,790
  Accrued liabilities...................................................        57,194       103,992      108,450
  Customer deposits.....................................................        99,005       250,938      264,641
  Current maturities of long-term debt..................................       383,250       456,358      553,046
                                                                          ------------  ------------  ------------
    Total current liabilities...........................................       603,867     1,041,298    1,143,927

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.............................        88,801         5,712           93
                                                                          ------------  ------------  ------------
    Total liabilities...................................................       692,668     1,047,010    1,144,020

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock; no par value, 1,000,000 shares authorized, 787,032,
    787,032, and 790,032, shares issued and outstanding as of 1997,
    1998, and 1999......................................................         1,000         1,000        2,500
  Additional paid-in capital............................................            --            --       30,000
  Retained deficit......................................................      (393,095)     (735,666)    (951,289)
                                                                          ------------  ------------  ------------
    Total stockholders' equity..........................................      (392,095)     (734,666)    (918,789)
                                                                          ------------  ------------  ------------
    Total liabilities and stockholders' equity..........................  $    300,573  $    312,344   $  225,231
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------



   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.



                            STATEMENTS OF OPERATIONS



                                                                                                 FOR THE
                                                               FOR THE YEAR ENDED          THREE MONTHS ENDED
                                                                  DECEMBER 31,                  MARCH 31,
                                                          ----------------------------  -------------------------
                                                              1997           1998          1998          1999
                                                          -------------  -------------  -----------  ------------
                                                                                               (UNAUDITED)
REVENUES................................................  $   1,531,561  $   1,194,961  $   448,746  $    154,164
COST OF SERVICES........................................      1,283,810        943,027      252,476       205,921
                                                          -------------  -------------  -----------  ------------
GROSS PROFIT............................................        247,751        251,934      196,270       (51,757)
SELLING, GENERAL AND ADMINISTRATIVE.....................        464,649        511,785      122,673       145,132

OTHER INCOME (EXPENSE):
  Interest income.......................................              4             99           93         2,524
  Interest expense......................................        (82,943)       (82,906)     (17,812)      (21,258)
  Other income..........................................             51             87           --            --
                                                          -------------  -------------  -----------  ------------
INCOME (LOSS) BEFORE INCOME TAXES.......................       (299,786)      (342,571)      55,878      (215,623)
INCOME TAXES............................................             --             --           --            --
                                                          -------------  -------------  -----------  ------------
NET INCOME (LOSS).......................................  $    (299,786) $    (342,571) $    55,878  $   (215,623)
                                                          -------------  -------------  -----------  ------------
                                                          -------------  -------------  -----------  ------------



   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                       COMMON STOCK      ADDITIONAL
                                                                   --------------------    PAID-IN      RETAINED
                                                                    SHARES     AMOUNT      CAPITAL      DEFICIT
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1996.......................................    787,032  $   1,000   $      --   $    (93,309)
  Net loss.......................................................         --         --          --       (299,786)
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1997.......................................    787,032      1,000          --       (393,095)
  Net loss.......................................................         --         --          --       (342,571)
                                                                   ---------  ---------  -----------  ------------
BALANCE, December 31, 1998.......................................    787,032      1,000          --       (735,666)
  Issuance of common stock (unaudited)...........................      3,000      1,500          --             --
  Equity related compensation (unaudited)........................         --         --      30,000             --
  Net loss (unaudited)...........................................         --         --          --       (215,623)
                                                                   ---------  ---------  -----------  ------------
BALANCE, March 31, 1999 (unaudited)..............................    790,032  $   2,500   $  30,000   $   (951,289)
                                                                   ---------  ---------  -----------  ------------
                                                                   ---------  ---------  -----------  ------------



   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.



                            STATEMENTS OF CASH FLOWS



                                                                              FOR THE
                                                   FOR THE YEAR ENDED    THREE MONTHS ENDED
                                                      DECEMBER 31,           MARCH 31,
                                                  --------------------  --------------------
                                                    1997       1998       1998       1999
                                                  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $(299,786) $(342,571) $  55,878  $(215,623)
  Depreciation and amortization.................     62,086     44,957     11,239     11,239
  Equity related compensation...................         --         --         --     30,000
  Adjustments to reconcile net (loss) income to
    net cash provided by (used in) operating
    activities--
    Changes in assets and liabilities--
      Accounts receivable.......................    (69,325)    11,924    (97,468)    52,132
      Unbilled revenue..........................         --    (14,180)    (4,496)     3,764
      Prepaid expenses and other................         --    (24,868)    (5,867)    19,778
      Other assets..............................     (1,503)    (7,682)      (107)       200
      Accounts payable, including cash
        overdraft...............................     49,842    165,592      9,111    (12,220)
      Accrued liabilities.......................     (1,594)    46,798     12,339      4,458
      Customer deposits.........................     49,905    151,933     24,255     13,703
                                                  ---------  ---------  ---------  ---------
      Net cash (used in) provided by operating
        activities..............................   (210,375)    31,903      4,884    (92,569)
                                                  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..........................    (33,721)   (35,299)    (5,569)        --
                                                  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt..................    142,509     69,954         --     97,880
  Payments on long-term debt....................    (15,066)   (79,935)   (12,692)    (6,811)
  Proceeds from issuance of common stock........         --         --         --      1,500
                                                  ---------  ---------  ---------  ---------
      Net cash provided by (used in) financing
        activities..............................    127,443     (9,981)   (12,692)    92,569
                                                  ---------  ---------  ---------  ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS.......   (116,653)   (13,377)   (13,377)        --
CASH AND CASH EQUIVALENTS, beginning of
  period........................................    130,030     13,377     13,377         --
                                                  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of period........  $  13,377  $      --  $      --  $      --
                                                  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest........................  $  78,684  $  74,188  $  12,383  $   2,806
                                                  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------



   The accompanying notes are an integral part of these financial statements.

                                 INMEDIA, INC.



                         NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF OPERATIONS:



    inmedia, inc. (the "Company") specializes in electronic marketing on the Internet. The Company is a full service developer of Internet and intranet sites, offering services in three areas: website design, promotion, and training. The Company was incorporated in the state of Texas in November 1992.



2.  GOING CONCERN MATTERS:



    The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 1997 and 1998, the Company incurred losses of $299,786 and $342,571, respectively, and is in default on a significant portion of its debt. These factors among others indicate that the Company may be unable to continue as a going concern.



    The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. As described in Note 7, the Company is currently in default of its installment note payable. As a result of the default, the Company has classified the balance of its installment note payable ($413,343 at December 31, 1998) as a current liability.



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



CASH AND CASH EQUIVALENTS



    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repair costs are expensed as incurred.



INCOME TAXES



    Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                 INMEDIA, INC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)


REVENUE RECOGNITION



    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.



COST OF SERVICES



    Cost of services is comprised primarily of salaries, employee benefits, and incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.



ACCOUNTING FOR STOCK BASED COMPENSATION



    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company's financial instruments have carrying amounts which approximate fair value due to their relative short maturity and/or their variable interest rates.



NEW ACCOUNTING PRONOUNCEMENTS



    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS 130"), "Reporting Comprehensive Income" which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and (b) display the accumulated balance of other comprehensive income separately

                                 INMEDIA, INC.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)


from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.



4.  SIGNIFICANT CUSTOMERS:



    During the year ended December 31, 1997, sales to three customers accounted for approximately 14%, 14%, and 11% of revenues. During the year ended December 31, 1998, sales to four customers accounted for approximately 35%, 24%, 18%, and 10% of revenues. As of December 31, 1998, accounts receivable from two customers accounted for approximately 41% and 28% of accounts receivable.



5.  PROPERTY AND EQUIPMENT:



    Property and equipment is comprised of the following as of December 31, 1997 and 1998:



                                                              USEFUL
                                                               LIFE           1997          1998
                                                              ------      ------------  ------------
Computers and equipment..................................            3    $    216,938  $    239,873
Furniture and fixtures...................................            5          13,235        14,025
Leasehold improvements...................................            5              --        11,574
                                                                          ------------  ------------
                                                                               230,173       265,472
Less- Accumulated depreciation...........................                     (136,249)     (181,206)
                                                                          ------------  ------------
Property and equipment, net..............................                 $     93,924  $     84,266
                                                                          ------------  ------------
                                                                          ------------  ------------



    Depreciation expense was $62,086 and $44,957 for the periods ended December 31, 1997 and 1998.



6.  ACCRUED LIABILITIES:



    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:



                                                                         1997        1998
                                                                       ---------  -----------
Accrued sales tax....................................................  $  57,194  $    67,980
Accrued salaries.....................................................         --       36,012
                                                                       ---------  -----------
Accrued liabilities..................................................  $  57,194  $   103,992
                                                                       ---------  -----------
                                                                       ---------  -----------



7.  DEBT:



    The Company has an installment note with equal installment payments due each month. All interest on the note is accrued and capitalized into the note balance. As of December 31, 1998, the Company has not made the required monthly payments and is currently in default of this loan. As a result of the default, the Company has classified the balance of its installment note payable as a current liability.



    Additionally, the Company has a term loan, amount not to exceed $70,000, from a bank with interest at 1% over the bank's borrowing rate (9.25% at December 31, 1998), not to exceed

                                 INMEDIA, INC.

7.  DEBT: (CONTINUED)


10%. The loan has a maturity of October 1, 1999, is secured by accounts receivable of the Company, and is guaranteed by certain stockholders.



    Debt at December 31, 1997 and 1998, is comprised of the following:



                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
Installment note, bearing interest at 16%, payable in monthly installments of $8,089, maturing January 1, 2001, secured by all assets of the Company and guaranteed by
  certain stockholders................................................................  $    343,889  $    413,343
Loan from a related party, bearing interest at 18%, due on demand and guaranteed by
  certain stockholders................................................................        20,117        20,617
Term loan.............................................................................        65,467         4,776
Equipment financing, bearing interest at rates ranging from 13% to 16%, payable in monthly installments ranging from $85 to $485, maturing January 1999 through January
  2001, secured by certain equipment..................................................        42,578        23,334
                                                                                        ------------  ------------
                                                                                             472,051       462,070
Less--Current maturities..............................................................      (383,250)     (456,358)
                                                                                        ------------  ------------
Long-term debt........................................................................  $     88,801  $      5,712
                                                                                        ------------  ------------
                                                                                        ------------  ------------



    Maturities on long-term debt at December 31, 1998, are as follows:



1999.............................................................  $ 456,358
2000.............................................................      5,619
2001.............................................................         93
2002.............................................................         --
2003.............................................................         --
                                                                   ---------
                                                                   $ 462,070
                                                                   ---------
                                                                   ---------



8.  INCOME TAXES:



    The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rates to the effective income tax is as follows:



                                                                                  1997         1998
                                                                                  -----        -----
Tax at U.S. statutory rates..................................................         (35)%        (35 )%
Meals and entertainment......................................................           1%           1%
Net operating loss carryforward..............................................          34%          34%
                                                                                       --           --
Effective income tax rate....................................................          --%          --%
                                                                                       --           --
                                                                                       --           --

                                 INMEDIA, INC.

8.  INCOME TAXES: (CONTINUED)


    Significant components of the Company's deferred tax liabilities and assets as of December 31, 1997 and 1998, are shown below.



                                                                        1997          1998
                                                                    ------------  ------------
Deferred tax assets--
  Net operating loss carryforward.................................  $    114,576  $    102,646
  Accrual to cash difference......................................         9,571       124,902
                                                                    ------------  ------------
Total deferred tax assets.........................................       124,147       227,548
Valuation allowance...............................................      (124,147)     (227,548)
                                                                    ------------  ------------
Net deferred tax assets...........................................  $         --  $         --
                                                                    ------------  ------------
                                                                    ------------  ------------



    The Company's net operating loss carryforward expires in years 2010 through 2018.



    Management periodically reviews the expected realization of the Company's deferred tax assets and records a valuation allowance, as appropriate, when existing conditions impact the probability of ultimate realization of the deferred tax asset. Due to the Company's recurring losses before income taxes, management believes it is more likely than not that the Company will not realize the net deferred tax asset. Accordingly, the Company has recorded a valuation allowance to reflect uncertainties associated with the ultimate realization of certain deferred tax assets.



9.  COMMITMENTS AND CONTINGENCIES:



    The Company leases its office facility under a noncancelable operating lease which expires in November 2003. The lease requires the payment of property taxes, insurance, and maintenance. The Company also has operating lease agreements related to certain equipment which expire at various dates. Future minimum lease payments under operating leases are as follows:



                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   108,189
2000.............................................................................      108,189
2001.............................................................................      106,935
2002.............................................................................      100,669
2003.............................................................................       83,891
Thereafter.......................................................................           --
                                                                                   -----------
                                                                                   $   507,873
                                                                                   -----------
                                                                                   -----------



    Rent expense for the years ended 1997 and 1998 totaled $49,580 and $57,855, respectively.



    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.

                                 INMEDIA, INC.

10.  EQUITY INCENTIVE PLANS:



    Effective May 9, 1996, the Company approved the inmedia, inc. Stock Compensation Plan (the "Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The Board of Directors has authorized shares to be issued under the Plan. The Plan is administered by the Board of Directors, which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule, and expiration date of such options.



    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with exercisability of 100% of the options granted. All options granted become exercisable over a four-year period of continued employment.



    Options outstanding at December 31, 1997 and 1998, were as follows:



                                                                NUMBER OF     WEIGHTED AVERAGE
                                                                 SHARES        EXERCISE PRICE
                                                               -----------  ---------------------
Options outstanding at December 31, 1996.....................      80,000         $     .50
  Granted....................................................      40,000               .50
  Exercised..................................................          --                --
  Canceled...................................................          --                --
                                                               -----------              ---
Options outstanding at December 31, 1997.....................     120,000               .50
  Granted....................................................          --                --
  Exercised..................................................          --                --
  Canceled...................................................          --                --
                                                               -----------              ---
Options outstanding at December 31, 1998.....................     120,000         $     .50
                                                               -----------              ---
                                                               -----------              ---



    The following is summary information about stock options outstanding at December 31, 1998:



                                         OPTIONS OUTSTANDING
                   ---------------------------------------------------------------       OPTIONS EXERCISABLE
                                     WEIGHTED AVERAGE                               ------------------------------
                    NUMBER OF            REMAINING             WEIGHTED AVERAGE      NUMBER OF
 EXERCISE PRICES     SHARES            CONTRACT LIFE            EXERCISE PRICE        SHARES      EXERCISE PRICE
-----------------  -----------  ---------------------------  ---------------------  -----------  -----------------
    $     .50         120,000                    8                 $     .50            50,000       $     .50



    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions used for 1997: an exercisable event occurring in five years; risk-free interest rates ranging from 4.90% to 5.10%; dividend yield of 0%; a volatility factor of zero and a weighted average expected life of 5 years. The weighted average fair value at date of grant for

                                 INMEDIA, INC.

10.  EQUITY INCENTIVE PLANS: (CONTINUED)


options granted during the year ended December 31, 1997, was $.11 per option. There were no additional options granted during the year ended December 31, 1998.



    Had compensation cost for the Company's stock option plan been determined based on the fair value at the date of grant consistent with SFAS 123, the Company's net loss would have been as follows:



                                                                        1997          1998
                                                                    ------------  ------------
Net loss--As reported.............................................  $   (299,786) $   (342,571)
Net loss--Pro forma...............................................      (301,458)     (344,763)



11.  RELATED-PARTY TRANSACTIONS:



    The Company has a loan payable to a related party totaling $20,117 and $20,617 as of December 31, 1997, and 1998, respectively. The loan payable is due on demand and is guaranteed by certain stockholders.



12.  SUBSEQUENT EVENTS:



    On May 27, 1999, the Company entered into an asset purchase agreement with Align Solutions Corp. ("Align") whereby the Company will receive Align stock in exchange for substantially all the assets and certain liabilities of the Company. The agreement provides that the Company will retain a portion of the installment note, certain accounts payable and the office facility lease obligation.

      NOTES TO THE UNAUDITED MARCH 31, 1998 AND 1999 FINANCIAL STATEMENTS



A.  BASIS OF PRESENTATION



    The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not contain all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying unaudited financial statements reflect all adjustments (consisting of only normal recurring adjustments) considered necessary for a fair presentation of the Company's financial condition as of March 31, 1999, and the results of its operations and its cash flows for the three-month periods ended March 31, 1998 and 1999. These financial statements should be read in conjunction with the Company's audited 1998 financial statements, including the notes thereto. Operating results for the three-month period ended March 31, 1999, are not necessarily indicative of the operating results that may be expected for the year ending December 31, 1999.



B.  DEBT



    As of March 31, 1999, the Company has an additional loan payable for $35,000 to a related party with a rate of interest equal to 8%. This loan matures on February 18, 2000, and is guaranteed by certain stockholders.



C.  EQUITY INCENTIVE PLANS



    The Company granted 24,000 options during the three months ended March 31, 1999, at an exercise price of $.50 per share. The Company recognized $30,000 of compensation expense in connection with these stock option grants.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Synapse Group, Inc.:



    We have audited the accompanying balance sheets of Synapse Group, Inc. (a Texas S corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Synapse Group, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          ARTHUR ANDERSEN LLP



Dallas, Texas,
  May 28, 1999

                              SYNAPSE GROUP, INC.



                                 BALANCE SHEETS



                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1997         1998
                                                                                          -----------  -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $    23,944  $        --
  Accounts receivable, net of allowance for doubtful accounts of $7,200 and $9,003......      463,646      368,502
  Unbilled revenues.....................................................................       10,731      171,512
  Prepaid expenses and other............................................................       25,784       13,993
                                                                                          -----------  -----------

      Total current assets..............................................................      524,105      554,007

PROPERTY AND EQUIPMENT, net.............................................................      189,774      139,519

OTHER ASSETS............................................................................       13,665       13,800
                                                                                          -----------  -----------
      Total assets......................................................................  $   727,544  $   707,326
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable, including cash overdraft of $0 and $33,733..........................  $    86,544  $   100,606
  Customer deposits.....................................................................      154,589      122,091
  Accrued liabilities...................................................................      115,410       21,893
  Notes payable.........................................................................       32,900      159,093
  Current maturities of long-term debt..................................................       13,062        3,558
                                                                                          -----------  -----------

      Total current liabilities.........................................................      402,505      407,241
                                                                                          -----------  -----------

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities.............................................        1,907        4,773
                                                                                          -----------  -----------

      Total liabilities.................................................................      404,412      412,014

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock: $.01 par value, 10,000,000 shares authorized, 692,700 and 715,000 shares
    issued and outstanding as of 1997 and 1998..........................................        6,927        7,150
  Additional paid-in capital............................................................      102,377      126,837
  Retained earnings.....................................................................      213,828      161,325
                                                                                          -----------  -----------

      Total liabilities and stockholders' equity........................................  $   727,544  $   707,326
                                                                                          -----------  -----------
                                                                                          -----------  -----------



   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.



                            STATEMENTS OF OPERATIONS



                                                                                           FOR THE YEAR ENDED
                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      -------------  -------------
REVENUES............................................................................  $   2,086,172  $   2,540,402
COST OF SERVICES....................................................................      1,532,652      1,907,913
                                                                                      -------------  -------------
GROSS PROFIT........................................................................        553,520        632,489
SELLING, GENERAL AND ADMINISTRATIVE.................................................        766,163        669,531
OTHER INCOME (EXPENSE):
  Interest expense..................................................................         (5,812)       (16,039)
  Other income......................................................................          7,317            578
                                                                                      -------------  -------------
NET LOSS............................................................................  $    (211,138) $     (52,503)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
PRO FORMA INCOME TAXES (UNAUDITED)..................................................             --             --
                                                                                      -------------  -------------
PRO FORMA NET LOSS (UNAUDITED)......................................................  $    (211,138) $     (52,503)
                                                                                      -------------  -------------
                                                                                      -------------  -------------



   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.



                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                      COMMON STOCK      ADDITIONAL
                                                                  --------------------    PAID-IN      RETAINED
                                                                   SHARES     AMOUNT      CAPITAL      EARNINGS
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1996......................................    692,700  $   6,927  $   102,377  $    547,917
  Distributions.................................................         --         --           --      (122,951)
  Net loss......................................................         --         --           --      (211,138)
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1997......................................    692,700      6,927      102,377       213,828
  Issuance of common stock......................................     22,300        223       24,460            --
  Net loss......................................................         --         --           --       (52,503)
                                                                  ---------  ---------  -----------  ------------
BALANCE, December 31, 1998......................................    715,000  $   7,150  $   126,837  $    161,325
                                                                  ---------  ---------  -----------  ------------
                                                                  ---------  ---------  -----------  ------------



   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.



                            STATEMENTS OF CASH FLOWS



                                                                                            FOR THE YEAR ENDED
                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1997          1998
                                                                                        ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................................................  $   (211,138) $    (52,503)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities--
      Depreciation and amortization...................................................       135,072       138,669
      Loss on disposition of assets...................................................            --           856
      Changes in assets and liabilities--
        Accounts receivable...........................................................       (35,989)       95,144
        Unbilled revenues.............................................................       (10,731)     (171,512)
        Prepaid expenses and other....................................................        (4,306)       11,791
        Other assets..................................................................         6,556          (135)
        Accounts payable, including cash overdraft....................................       (32,853)       14,062
        Customer deposits.............................................................       125,093       (21,768)
        Accrued liabilities...........................................................        60,331       (93,517)
                                                                                        ------------  ------------
          Net cash provided by (used in) operating activities.........................        32,035       (78,913)
                                                                                        ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................................................       (55,060)      (89,269)
                                                                                        ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments on) notes payable.........................................        27,075       126,193
  Proceeds from issuance of common stock..............................................            --        24,683
  Proceeds from long-term debt........................................................            --         8,158
  Payments on long-term debt..........................................................       (20,418)      (14,796)
  Distributions to owners.............................................................      (122,951)           --
                                                                                        ------------  ------------
          Net cash provided by (used in) financing activities.........................      (116,294)      144,238

NET DECREASE IN CASH AND CASH EQUIVALENTS.............................................      (139,319)      (23,944)

CASH AND CASH EQUIVALENTS,
  beginning of period.................................................................       163,263        23,944
                                                                                        ------------  ------------

CASH AND CASH EQUIVALENTS,
  end of period.......................................................................  $     23,944  $         --
                                                                                        ------------  ------------
                                                                                        ------------  ------------

SUPPLEMENTAL INFORMATION:
  Cash paid for interest..............................................................  $      5,812  $     16,039
                                                                                        ------------  ------------
                                                                                        ------------  ------------



   The accompanying notes are an integral part of these financial statements.

                              SYNAPSE GROUP, INC.



                         NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF OPERATIONS:



    Synapse Group, Inc. (the "Company") performs Internet and intranet consulting services, Internet hosting, and related hardware sales for a variety of customers utilizing the Internet for on-line marketing. The Company was incorporated in the state of Texas in April 1995.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:



CASH AND CASH EQUIVALENTS



    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.



PROPERTY AND EQUIPMENT



    Property and equipment are stated at cost. Depreciation is computed using a straight-line method over the estimated useful lives of the assets. The costs and related accumulated depreciation of property and equipment sold, retired, or disposed of are removed from the accounts and any gains or losses are reflected in the statements of operations. Expenditures for major acquisitions and improvements are capitalized while expenditures for maintenance and repairs are expensed as incurred.



INCOME TAXES



    As an S corporation, the Company pays no federal income tax but rather the stockholders are taxed individually on the Company's taxable income or loss. Accordingly, no provisions for federal income taxes are reflected in the accompanying financial statements.



    The unaudited pro forma tax information included in the accompanying statements of operations reflect estimates of the Company's tax provision or benefit as if it had been a C corporation in fiscal years 1997 and 1998. In accordance with SFAS No. 109, "Accounting for Income Taxes," no pro forma tax benefit was reflected due to the Company's recurring losses and the uncertainty related to the realization of any tax assets.



REVENUE RECOGNITION



    Revenues are recognized for time and materials-based arrangements as services are performed and fixed fee arrangements on the percentage-of-completion method. Under this approach, revenues and gross profit are recognized as the work is performed, based on the ratio of costs incurred to total estimated costs. Unbilled revenues on contracts are comprised of labor costs incurred, plus earnings on certain contracts which have not been billed. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Customer deposits represent the amount of customer payments received in advance of services being performed.



COST OF SERVICES



    Cost of services is comprised primarily of salaries, employee benefits, incentive compensation of billable employees, and a proportionate share of depreciation and facilities costs based on the ratio of billable employees to total employees.

                              SYNAPSE GROUP, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)


ACCOUNTING FOR EQUITY BASED COMPENSATION



    In 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows either adoption of a fair value based method of accounting for stock-based compensation or continuation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for stock-based compensation using the intrinsic value based method prescribed in APB 25 and provides the pro forma disclosure provision of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock over the exercise price at the date of the grant.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



FAIR VALUE OF FINANCIAL INSTRUMENTS



    The Company's financial instruments have carrying amounts which approximate fair value due to the relative short maturity of these instruments and/or their variable interest rates.



NEW ACCOUNTING PRONOUNCEMENTS



    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, ("SFAS No. 130") "Reporting Comprehensive Income," which is required to be adopted in the period ended December 31, 1998. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in the financial statements, and
(b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the Statement of Stockholders' Equity. The adoption of SFAS 130 did not have any effect on the Company's financial statements as the Company does not have any elements of comprehensive income other than net income.



3.  SIGNIFICANT CUSTOMERS:



    During the year ended December 31, 1997, sales to two customers accounted for approximately 51% and 11% of revenue. During the year ended December 31, 1998, sales to three customers accounted for approximately 53%, 15%, and 10% of revenue.



    As of December 31, 1998, accounts receivable from two customers accounted for 63% and 10% of total accounts receivable.

                              SYNAPSE GROUP, INC.

4.  PROPERTY AND EQUIPMENT:



    Property and equipment is comprised of the following as of December 31, 1997 and 1998:



                                                             USEFUL
                                                              LIFE          1997          1998
                                                           -----------  ------------  ------------
Furniture and fixtures...................................       5       $     53,189  $     58,173
Computers and equipment..................................      2-5           340,856       415,710
Leasehold improvements...................................      1-5            10,224        18,273
                                                                        ------------  ------------
                                                                             404,269       492,156
Less--Accumulated depreciation...........................                   (214,495)     (352,637)
                                                                        ------------  ------------
    Property and equipment, net..........................               $    189,774  $    139,519
                                                                        ------------  ------------
                                                                        ------------  ------------



    Depreciation expense was $135,072 and $138,669 for the years ended December 31, 1997 and 1998.



5.  ACCRUED LIABILITIES:



    Accrued liabilities is comprised of the following as of December 31, 1997 and 1998:



                                                                          1997        1998
                                                                       -----------  ---------
Accrued bonus........................................................  $    58,750  $      --
Accrued benefits.....................................................       26,046         --
Accrued payroll taxes................................................       17,410         --
Accrued legal........................................................           --      3,661
Accrued property and sales taxes.....................................        9,624     13,307
Accrued other........................................................        3,580      4,925
                                                                       -----------  ---------
    Total accrued liabilities........................................  $   115,410  $  21,893
                                                                       -----------  ---------
                                                                       -----------  ---------



6.  DEBT:



NOTES PAYABLE



    The Company has a bank line of credit with a maximum availability of $300,000. Interest is at the 30-day commercial paper rate plus 3.5% (8.37% at December 31, 1998), and is payable monthly. The agreement is collateralized by a security interest in substantially all of the assets of the Company and is personally guaranteed by two of the Company's stockholders.

                              SYNAPSE GROUP, INC.

6.  DEBT: (CONTINUED)


LONG-TERM DEBT



    Long-term debt is comprised of the following as of December 31, 1997 and 1998:



                                                                           1997       1998
                                                                        ----------  ---------
Equipment financing, bearing interest at 10%, payable in monthly installments of $278, maturing March 2002, secured by certain
  equipment...........................................................  $       --  $   6,424
Equipment financing, bearing interest at 13%, payable in monthly installments of $656, maturing March 1999, secured by certain
  equipment...........................................................       8,709      1,907
Equipment financing, bearing interest at 11%, payable in monthly installments of $660, maturing March 1998, secured by certain
  equipment...........................................................       1,940         --
Equipment financing, bearing interest at 11%, payable in monthly installments of $758, maturing June 1998, secured by certain
  equipment...........................................................       4,320         --
                                                                        ----------  ---------
                                                                            14,969      8,331
Less--Current portion.................................................     (13,062)    (3,558)
Long-term debt........................................................  $    1,907  $   4,773
                                                                        ----------  ---------
                                                                        ----------  ---------



    Maturities of long-term debt are as follows:



YEAR ENDING DECEMBER 31,
------------------------------------------------------------------------------------
1999................................................................................  $   3,558
2000................................................................................      1,919
2001................................................................................      2,214
2002................................................................................        640
                                                                                      ---------
                                                                                      $   8,331
                                                                                      ---------
                                                                                      ---------



7.  COMMITMENTS AND CONTINGENCIES:



    The Company leases office space in Dallas, Texas, and computer hardware equipment with lease terms through September 2001.



    Future minimum annual lease payments under these leases are as follows:



                                                                                    OPERATING
                                                                                     LEASES
                                                                                   -----------
1999.............................................................................  $   101,124
2000.............................................................................       83,612
2001.............................................................................       56,880
2002 and thereafter..............................................................           --
                                                                                   -----------
Total minimum lease payments.....................................................  $   241,616
                                                                                   -----------
                                                                                   -----------

                              SYNAPSE GROUP, INC.

7.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)


    Rent expense for the periods ended December 31, 1997 and 1998, under these agreements was $118,791 and $157,432, respectively.



    In the ordinary course of business, the Company may be subject to legal actions and claims. Management does not believe litigation or claims will have a material effect on the Company's financial condition or results of operations.



8.  RETIREMENT PLAN:



    During the year ended December 31, 1996, the Company established a discretionary 401(k) plan (the "Plan") that covers all full-time employees. Contributions to the Plan are discretionary. The Company made no contributions to the Plan for the year ended December 31, 1997 or 1998.



9.  EQUITY INCENTIVE PLANS:



    Effective August 20, 1998, the Company approved the 1998 Stock Option Plan ("the 1998 Plan") authorizing the Board of Directors to grant incentive or nonqualified options to purchase common stock of the Company. The total number of shares of common stock which may be issued under the 1998 Plan is 70,100. The 1998 Plan is administered by the Compensation Committee of the Board of Directors which determines the number of stock options to be granted, the exercise or purchase price, exercise schedule and expiration date of such options. Nonqualified stock options may be granted at exercise prices which are greater than or equal to 80% of the grant date fair market value of the common stock.



    The exercise price of options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code may not be less than the grant date fair market value of the common stock. Incentive stock options granted to any 10% stockholder may not be less than 110% of the fair market value of the common stock on the grant date. Stock options granted under the 1998 Plan are nontransferable and generally expire ten years after the date of grant. Upon the event that all of the outstanding shares of common stock of the Company are acquired by an unrelated party, the optionee's exercise schedule shall be accelerated to provide that optionee with immediate exercisability of the unvested options granted. All options granted become exercisable over a five-year period of continued employment.



    Options outstanding at December 31, 1997 and 1998 and granted, exercised, and canceled during those years were as follows:



                                                                NUMBER OF    WEIGHTED AVERAGE
                                                                 SHARES       EXERCISE PRICE
                                                               -----------  -------------------
Options outstanding at December 31, 1997.....................          --        $      --
Granted......................................................      29,325             7.00
Exercised....................................................          --               --
Canceled.....................................................        (800)            7.00
                                                               -----------
Options outstanding at December 31, 1998.....................      28,525        $    7.00
                                                               -----------
                                                               -----------

                              SYNAPSE GROUP, INC.

9.  EQUITY INCENTIVE PLANS: (CONTINUED)


    Following is summary information about stock options outstanding at December 31, 1998:



              OPTIONS OUTSTANDING
------------------------------------------------
                       WEIGHTED
                        AVERAGE       WEIGHTED      OPTIONS EXERCISABLE
 NUMBER OF SHARES      REMAINING      EXERCISE    ------------------------
   UNDER OPTION      CONTRACT LIFE      PRICE       NUMBER       AMOUNT
------------------  ---------------  -----------  -----------  -----------
        28,525              9.94      $    7.00           --    $      --



    Pro forma information regarding net income has been determined as if the Company accounted for its stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions used for 1998: an exercisable event occurring in five years; risk-free interest rate of 4.38%; dividend yield of 0%; a volatility factor of zero; and a weighted average expected life of five years. The average Black-Scholes fair value at date of grant for options granted during the year ended December 31, 1998 was $7.02 per option.



    Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS 123, the Company's net loss for the year ended December 31, 1998, would have been as follows:



Net loss--as reported............................................  $ (52,503)
Net loss--pro forma..............................................    (54,837)



10.  RELATED PARTY TRANSACTIONS:



    A stockholder of the Company is a partner in a law firm which the Company uses for legal services. There were approximately $30,000 in legal fees paid to this law firm for each of the years ended December 31, 1997 and 1998.



11.  AGREEMENT TO MERGE WITH ALIGN SOLUTIONS CORP.:



    On February 15, 1999, the Company was acquired by Align Solutions Corp.

[GRAPHIC OMITTED]
Sterling Software

     Luminant has worked with Sterling Software to redesign Sterling's Internet site. The look and feel of Sterling's site reflects the state-of-the-art technology which underlies Sterling's solution-based products. Sterling's systems allow dynamic content from their global offices to be posted to their site with ease.


[GRAPHIC OMITTED]
MasterCard

     Luminant developed several new interactive programs for MasterCard which increased site traffic by over 425%. We have also worked with MasterCard to develop custom media partnerships and secure participation relationships with over 100 merchants.


[GRAPHIC OMITTED]
M&M/Mars

     Luminant has worked with M&M/Mars to extend their brands onto the Internet by developing rich interactive media environments. We helped to conceive, create and maintain the M&M Network as well as several brand-specific Web sites. The M&M/Mars interactive advertising campaign has won numerous industry awards.

YOU MAY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER WE NOR ANY OF THE UNDERWRITERS HAVE AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WHEN YOU MAKE A DECISION ABOUT WHETHER TO INVEST IN OUR COMMON STOCK, YOU SHOULD NOT RELY UPON ANY INFORMATION OTHER THAN THE INFORMATION IN THIS PROSPECTUS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR SALE OF COMMON STOCK MEANS THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

                               TABLE OF CONTENTS


                                                    PAGE
                                                  ---------
Summary.........................................          3
Summary Unaudited Pro Forma Combined Financial
  Data..........................................          7
Risk Factors....................................          9
About Luminant Worldwide Corporation............         19
Use of Proceeds.................................         22
Dividend Policy.................................         22
Capitalization..................................         23
Dilution........................................         24
Selected Historical Financial Data..............         26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         29
Business........................................         49
Management......................................         59
Certain Transactions With Related Parties.......         69
Principal Stockholders..........................         72
Description of Capital Stock....................         74
Shares Available for Future Sale................         77
Underwriting....................................         80
Legal Matters...................................         81
Experts.........................................         82
Where You Can Find Additional Information.......         82
Index to Financial Statements...................        F-1


DEALER PROSPECTUS DELIVERY OBLIGATIONS:

Until              , 1999 (25 days after the commencement of this offering), all dealers that buy, sell or trade these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                     [LOGO]

12,575,000 SHARES


COMMON STOCK

DEUTSCHE BANC ALEX. BROWN

HAMBRECHT & QUIST
SOUNDVIEW TECHNOLOGY GROUP


Prospectus


             , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following table sets forth all fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All amounts shown are estimates, except for the Hart-Scott-Rodino filing fee, the registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



Hart-Scott-Rodino filing fee...................................  $   45,000
Securities and Exchange Commission registration fee............      52,820
NASD filing fee................................................      18,000
Nasdaq National Market listing fee.............................      90,000
Accounting fees and expenses...................................   3,000,000
Legal fees and expenses........................................   2,750,000
Printing and engraving expenses................................     600,000
Transfer agent and registrar fees..............................      50,000
Miscellaneous expenses.........................................     439,180
                                                                 ----------
  Total........................................................  $7,045,000
                                                                 ----------
                                                                 ----------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Certificate of Incorporation and By-laws of the Registrant provide for the indemnification of the Registrant's directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the General Corporation Law of the State of Delaware (the "DGCL"), except that the Registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the Registrant's Board of Directors. The indemnification provided under the Certificate of Incorporation and By-laws includes the right to be paid by the Registrant the expenses (including attorneys' fees) in advance of any proceeding for which indemnification may be had in advance of its final disposition, provided that the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.

    As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, restated and supplemented, provides that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

    Under the By-laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in any such capacity, or arising out of the person's status as such, and related expenses, whether or not the Registrant would have the power to indemnify the person against such liability under the provisions of the DGCL. The Registrant intends to purchase director and officer liability insurance on behalf of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth certain information as to all securities sold by us within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act").


    On August 22, 1998, Commonwealth Principals II LLC purchased 7,138,701 shares of common stock for an aggregate purchase price of $1.00. An exemption is claimed under Section 4(2) of the Securities Act.



    On September 1, 1998, we sold 713,870 shares to Guillermo G. Marmol, our Chief Executive Officer and President, for an aggregate purchase price of $200,000. An exemption is claimed under Section 4(2) of the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 6,141,806 shares of common stock to certain former owners of Align Solutions Corp. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 4,609,091 shares of common stock to the former owner of Brand Dialogue-New York for certain assets of Brand Dialogue. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 1,917,272 shares of common stock to certain former owners of Free Range Media, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 810,091 shares of common stock to certain former owners of Integrated Consulting, Inc., dba i.con interactive, for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 1,770,336 shares of common stock to certain former owners of InterActive8, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 668,182 shares of common stock to certain former owners of

Multimedia Resources, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.


    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 3,470,197 shares of common stock to certain former owners of Potomac Partners Management Consulting, LLC for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.



    Simultaneously with the completion of the offering and the acquisition of the seven other companies, we will issue 1,094,545 shares of common stock to certain former owners of RSI Group, Inc. for their respective interests in that company. An indeterminate number of shares of common stock may be issued in payment of contingent consideration, if earned. An exemption is claimed under Rule 506 of Regulation D promulgated under the Securities Act.


    We will grant options exercisable for a total of 1,570,776 shares of common stock to former option holders of Align Solutions Corp in exchange for outstanding options of Align. We have relied on no sale to grant those options.


    Before completion of the offering and the acquisition of the eight companies, we will grant options exercisable for a total of 3,028,141 shares of common stock under our 1999 Long-Term Incentive Plan to our executive officers, directors and employees. An exemption is claimed under Section 4(2) of the Securities Act.



    Before completion of the offering and the acquisition of the eight companies we will grant options exercisable for a total of 1,000,000 shares of common stock to Young & Rubicam outside of the 1999 Long-Term Incentive Plan. An exemption is claimed under Section 4(2) of the Securities Act.



    Before completion of the offering and the acquisition of the eight companies we will grant options exercisable for a total of 2,205,000 shares of common stock to persons who will become our employees upon the closing of the offering. We have relied on no-sale to grant those options.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


      1.1  Form of Underwriting Agreement
     3.1+  Certificate of Incorporation of Registrant
     3.2+  Amendment to Certificate of Incorporation of Registrant
     3.3+  Second Amendment to Certificate of Incorporation of Registrant
     3.4+  Third Amendment to Certificate of Incorporation of Registrant
      3.5  Fourth Amendment to Certificate of Incorporation of Registrant
      3.6  Form of Amended and Restated Certificate of Incorporation of the Registrant to be in
           effect upon closing of the offering made under this Registration Statement
     3.7+  By-Laws of Registrant
      3.8  Form of Amended and Restated By-Laws of the Registrant to be in effect upon closing of the offering made under this Registration Statement
     4.1*  Form of Common Stock Certificate
     5.1*  Opinion of Wilmer, Cutler & Pickering
      9.1  Agreement and Irrevocable Proxy by and between Commonwealth Principals II, LLC and
           Richard M. Scruggs, dated as of July 23, 1999.
     10.1  1999 Long-Term Incentive Plan
     10.2  Employment Agreement of Guillermo G. Marmol
     10.3  Form of Transition Services Agreement by and among Clarant Worldwide Corporation and
           Young & Rubicam Inc.
     10.4  Agreement and Plan of Reorganization by and among Clarant, Inc., Align Solutions
           Acquisition Corp., Align Solutions Corp. and the Stockholders named therein, dated as of June 2, 1999.
     10.5  Agreement and Plan of Reorganization by and among Clarant, Inc., Free Range Media
           Acquisition Corp., Free Range Media, Inc., John C. Dimmer, John B. Dimmer and Andrew
           L. Fry, dated as of June 2, 1999.
     10.6  Agreement and Plan of Reorganization by and among Clarant, Inc., Icon Acquisition
           Corp., Integrated Consulting, Inc. (d/b/a i.con interactie), Calvin W. Carter,
           Elliot W. Hawkes and David Todd McGee, dated as of June 2, 1999.
     10.7  Agreement and Plan of Reorganization by and among Clarant, Inc. Interactive8
           Acquisition Corp., Interactive8, Inc. and the Stockholders named therein, dated as of June 1, 1999.
     10.8  Agreement and Plan of Reorganization by and among Clarant, Inc., Multimedia
           Acquisition Corp., Multimedia Resources, LLC, Henry Heilbrunn, Lynn J. Branigan and
           Norman L. Dawley, dated as of June 2, 1999.
     10.9  Agreement and Plan of Reorganization by and among Clarant, Inc., Potomac Partners
           Acquisition LLC, Potomac Partners Management Consulting, LLC and the Members named therein, dated as of June 1, 1999.
    10.10  Agreement and Plan of Reorganization by and among Clarant, Inc., RSI I Acquisition
           Corp., RSI Group, Inc., Resource Solutions International, LLC, Charles Harrison,
           Carolyn Brown and Bruce Grant, dated as of June 1, 1999.
    10.11  Contribution Agreement by and between Clarant Worldwide Corporation and Young &
           Rubicam Inc., dated as of June 7, 1999.
    10.12  Credit Agreement by and between Integrated Interacitve, Inc. and Commonwealth
           Principals II, LLC, dated as of September 2, 1998.
    10.13  Form of Forfeiture Agreement by and between Commonwealth Principals II, LLC and
           Luminant Worldwide Corporation.

    10.14  Form of Registration Rights Agreement by and among Luminant Worldwide Corporation,
           Commonwealth Principals II, LLC and Guillermo G. Marmol.
    10.15  Management Services Agreement by and between Webone, Inc. and Commonwealth
           Principals II, LLC, dated as of September 2, 1998.
    10.16  Employment Agreement of Derek Reisfield
    10.17  Luminant Worldwide Corporation Senior Bonus Plan
    10.18  Employment Agreement of Thomas G. Bevivino
    10.19  Agreement by and among Commonwealth Principals II, LLC, Integrated Interactive,
           Inc., Chris Meshginpoosh and Tom Bevivino, dated as of March 8, 1999.
     21.1  Subsidiaries of the Registrant
     23.1  Consent of Arthur Andersen LLP
     23.2  Consent of PricewaterhouseCoopers LLP
    23.3*  Consent of Wilmer, Cutler & Pickering (included in Exhibit 5.1)
    23.4+  Consent of Michael H. Jordan to be named in Registration Statement.
    23.5+  Consent of Randolph Austin to be named in Registration Statement.
    23.6+  Consent of Michael Dolan to be named in Registration Statement.
    23.7+  Consent of Lynn J. Branigan to be named in Registration Statement.
    23.8+  Consent of Calvin W. Carter to be named in Registration Statement.
    23.9+  Consent of James R. Corey to be named in Registration Statement.
   23.10+  Consent of John B. Dimmer to be named in Registration Statement.
   23.11+  Consent of Bruce D. Grant to be named in Registration Statement.
   23.12+  Consent of Henry Heilbrunn to be named in Registration Statement.
   23.13+  Consent of Morris W. Markel to be named in Registration Statement.
   23.14+  Consent of Andreas Panayi to be named in Registration Statement.
   23.15+  Consent of Douglas Rice to be named in Registration Statement.
   23.16+  Consent of Richard M. Scruggs to be named in Registration Statement.
    24.1+  Power of Attorney (included on signature page to this Registration Statement)
     27.1  Financial Data Schedule


------------------------

*  To be filed by amendment.


+  Previously filed.


    (b) Financial Statement Schedules

    None.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as may be required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 23rd day of July 1999.



                                LUMINANT WORLDWIDE CORPORATION

                                By:           /s/ GUILLERMO G. MARMOL
                                     -----------------------------------------
                                                Guillermo G. Marmol
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT




    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------


   /s/ GUILLERMO G. MARMOL      Chief Executive Officer,
------------------------------  President and director          July 23, 1999
     Guillermo G. Marmol        (chief executive officer)

              *
------------------------------  Vice Chairman and Executive     July 23, 1999
      Derek R. Reisfield        Vice President

                                Vice President of Finance
    /s/ THOMAS G. BEVIVINO      (principal financial
------------------------------  officer and principal           July 23, 1999
      Thomas G. Bevivino        accounting officer)

              *
------------------------------  Director                        July 23, 1999
       George P. Stamas



*  By power of attorney



   /s/ GUILLERMO G. MARMOL
------------------------------
     Guillermo G. Marmol
       Attorney-in-Fact